As filed with the Securities and Exchange Commission on November 30, 2018

Registration No. 333-220646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas M. Look

Assistant Secretary

Strategic Student & Senior Housing Trust, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s prospectus dated May 1, 2018;

2.	Supplement No. 6 dated November 30, 2018, which amends and supersedes all prior supplements to the prospectus;

3.	Part II; and

4.	Signatures.

Maximum Offering of $1,095,000,000 in Shares of Common Stock

Strategic Student & Senior Housing Trust, Inc. is a newly organized Maryland corporation that intends to elect to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2017. We expect to use a substantial amount of the net proceeds from this offering to primarily invest in student housing and senior housing properties and related real estate investments. We are externally managed by SSSHT Advisor, LLC, our advisor. SmartStop Asset Management, LLC, our sponsor, is the sole voting member of our advisor and the sole member of SSSHT Property Management, LLC, our affiliated property manager.

We are offering up to $1.0 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares for $10.33 per share (up to $450 million in shares), Class T shares for $10.00 per share (up to $450 million in shares), and Class W shares for $9.40 per share (up to $100 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to certain categories of investors, as described in this prospectus, such as investors purchasing through certain fee-based programs or registered investment advisers. The share classes have differing sales commissions; there is an ongoing stockholder servicing fee with respect to Class T shares and there is an ongoing dealer manager servicing fee with respect to Class W shares. There are discounts available for certain categories of purchasers of Class A shares as described in “Plan of Distribution.” We are also offering up to $95 million in shares of our common stock pursuant to our distribution reinvestment plan at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. We will offer these shares until May 1, 2020, which is two years after the effective date of this offering, unless extended by our board of directors for an additional year as permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan. Some jurisdictions require us to renew this registration annually. We reserve the right to reallocate shares offered among classes of shares and between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering in our sole discretion.

On January 27, 2017, we commenced a private offering of up to $100 million in shares of our common stock and 1,000,000 shares pursuant to our distribution reinvestment plan to accredited investors only pursuant to a confidential private placement memorandum. On August 4, 2017, we reached the minimum offering amount of $1.0 million in sales of shares in our private offering, at which time subscriptions held in escrow pending our satisfaction of the minimum offering amount were released. We terminated our private offering on March 15, 2018. Pursuant to our private offering, we sold approximately $91.5 million in shares. We will redesignate all shares of common stock issued in our private offering as Class A shares. Due to the proceeds raised in our private offering and our existing operations, there is no minimum number of shares we must sell before accepting subscriptions in this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Restrictions on Ownership and Transfer” beginning on page 177 to read about limitations on transferability. See “Risk Factors” beginning on page 26 to read about the risks you should consider before buying shares of our common stock. The most significant risks include the following:

•

No public market currently exists for shares of our common stock and we may not list our shares on a national securities exchange before three to five years after completion of this offering, if at all; therefore, it may be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time.

•

Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from financing activities, which may include borrowings in anticipation of future cash flows or the net proceeds of our offerings (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.

•

This is an initial public offering; we have little operating history, and the prior performance of real estate programs sponsored by our sponsor or its affiliates may not be indicative of our future results.

•

This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•

We are a “blind pool” because we have not identified any properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•

Investors in this offering will experience immediate dilution in their investment primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, we sold approximately 10.7 million shares of our common stock at a weighted average purchase price of approximately $8.55 per share and received weighted average net proceeds of approximately $7.93 per share in our private offering, and (iii) we paid significant organization and other offering expenses in connection with our private offering.

•	There are substantial conflicts of interest among us and our sponsor, advisor, affiliated property manager, transfer agent and dealer manager.

•	Our advisor may face conflicts of interest relating to the purchase of properties and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our board of directors may change any of our investment objectives without your consent.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share	$10.33	$0.62	$0.31	$9.40
Per Class T Share	$10.00	$0.30	$0.30	$9.40
Per Class W Share	$9.40	$—	$—	$9.40
Total Maximum (1)	$1,000,000,000	$40,500,000	$27,000,000	$932,500,000

Distribution Reinvestment Plan
Per Class A Share	$9.81	$—	$—	$9.81
Per Class T Share	$9.50	$—	$—	$9.50
Per Class W Share	$9.40	$—	$—	$9.40
Total Maximum	$95,000,000	$—	$—	$95,000,000

(1)	Assumes $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares are sold.

*The maximum amount of sales commissions we will pay is 6% of the gross offering proceeds from the sale of Class A shares in our primary offering and 3% of the gross offering proceeds from the sale of Class T shares in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds from the sale of Class A and Class T shares in our primary offering. The amount of sales commissions differs among Class A shares, Class T shares and Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at set prices as set forth above. See “Plan of Distribution.” We will also pay our dealer manager ongoing fees not shown in the table above, including (i) a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, and (ii) a monthly dealer manager servicing fee for Class W shares that will accrue daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. In the aggregate, underwriting compensation from all sources, including the sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees, will not exceed the 10% limitation on underwriting compensation imposed by the Financial Industry Regulatory Authority (FINRA).

Select Capital Corporation is the dealer manager of this offering and will offer the shares on a best efforts basis. Our dealer manager is a member firm of FINRA. Our sponsor owns, indirectly through its wholly-owned subsidiaries, a 15% non-voting equity interest in our dealer manager and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. The minimum permitted purchase is generally $5,000.

May 1, 2018

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings, and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents — Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For California Residents — Investments in our shares by residents of the State of California must not exceed 10% of such investor’s liquid net worth.

•

For Idaho Residents — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth.

•

For Iowa Residents — Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non-exchange traded real estate investment trusts (REITs) may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation.

•

For Kansas Residents — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minutes total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•

For Kentucky Residents — Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded REITs.

•

For Maine Residents — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•

For Massachusetts Residents — Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in us and other direct participation programs.

i

•	For Missouri Residents — No more than 10% of any one Missouri investor’s liquid net worth shall be invested in our stock.

•

For Nebraska Residents — In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded REITs to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

•

For New Jersey Residents — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•

For New Mexico Residents — In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded REITs to not more than 10% of their liquid net worth.

•

For North Dakota Residents — Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•

For Ohio Residents — It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate programs to exceed ten percent (10%) of the Ohio resident’s liquid net worth.

•

For Oregon Residents — Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents — A Pennsylvania resident’s investment in us must not exceed 10% of his or her net worth.

•	For Tennessee Residents — A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth.

•

For Vermont Residents — Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. Non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize, or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, spouses may contribute funds from their separate IRAs, provided that each such contribution is at least $100.

You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Our sponsor and each participating broker-dealer, authorized representative, or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards that we have established;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

○	the fundamental risks of an investment in our common stock;

○	the risk that you may lose your entire investment;

○	the lack of liquidity of our common stock;

○	the restrictions on transferability of our common stock;

○	the background and qualifications of our advisor and its affiliates; and

○	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares, or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives, and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Strategic Student & Senior Housing Trust, Inc.?

A:

Strategic Student & Senior Housing Trust, Inc. is a Maryland corporation that intends to elect to qualify as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2017. We do not have any employees and are externally managed by our advisor, SSSHT Advisor, LLC.

Q.	Do you currently own any properties?

A.

As of the date of this prospectus, we own two student housing properties (one located in Fayetteville, Arkansas and one located in Tallahassee, Florida), an approximately 2.6% beneficial interest in a DST that owns a student housing property located in Reno, Nevada and three senior housing properties located near Salt Lake City, Utah. A brief description of these six properties is provided below. See the “Our Properties” section of this prospectus for additional information regarding these acquisitions and the related financing in connection with therewith.

Student Housing Property located in Fayetteville, Arkansas

On June 28, 2017, we purchased a student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). The purchase price for the Fayetteville Property was $57 million and the Fayetteville Property contains 198 units and 592 beds, with one-, two-, three- and four-bedroom fully-furnished floor plans. The purchase was funded using a combination of a mortgage loan from Insurance Strategy Funding IX, LLC (the “JPM Lender”), an affiliate of J.P. Morgan Asset Management Inc., a bridge loan obtained from KeyBank National Association (“KeyBank”) and a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership.

Student Housing Property located in Tallahassee, Florida

On September 28, 2017, we purchased a newly constructed student housing property located in Tallahassee, Florida (the “Tallahassee Property”). The purchase price for the Tallahassee Property was $47.5 million and the Tallahassee Property contains 125 units and 434 beds with one-bedroom / one-bathroom parity and fully-furnished floor plans. The purchase was funded using a combination of a mortgage loan in the amount of $23.5 million from Nationwide Life Insurance Company (the “Nationwide Loan”), a bridge loan obtained from KeyBank, a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership and net proceeds from our private offering.

Investment in Reno Student Housing, DST

On October 20, 2017, we completed an investment in a private placement offering by Reno Student Housing, DST a Delaware statutory trust and an affiliate of our sponsor (“Reno Student Housing”) using proceeds from our private offering of approximately $1.03 million for an approximately 2.6% beneficial interest. Reno Student Housing owns a student housing property located in Reno, Nevada (the “Reno Property”). The Reno Property contains 186 units and 592 beds, with two-, three-, four- and five-bedroom fully-furnished floor plans. All but two units offer 1 bed / 1 bath parity for enhanced privacy.

Three Senior Housing Properties near Salt Lake City, Utah

On February 23, 2018, we purchased three assisted living senior housing properties located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek and The Charleston (collectively, the “Salt Lake Properties”). The purchase price for the Salt Lake Properties was $78.5 million. The Wellington is an existing 119-unit senior housing property built in 1999; Cottonwood Creek is an existing 111-unit senior housing property built in 1982; and The Charleston is an existing 64-unit senior housing property built in 2005. We funded approximately 60% of our acquisition of the Salt Lake Properties with three mortgage loans (one for each property) in the aggregate amount of approximately $46.9 million from KeyBank as a Freddie Mac Multifamily Approved Seller/Servicer (collectively, the “Freddie Mac Utah Loans”) and funded the remaining portion with a combination of a bridge loan obtained from KeyBank and net proceeds from our private offering.

Q:	What is your acquisition strategy?

A:

We intend to use a substantial amount of the net proceeds we raise in this offering to primarily invest in a portfolio of income-producing student housing and senior housing properties and related real estate investments located in the United States. We will seek to achieve our objectives by primarily investing in Class “A” income-producing student housing and senior housing properties. Class “A” properties generally refer to purpose-built or substantially renovated properties constructed within the last 10 to 20 years that are amenities rich and located in favorable demographic markets with high barriers to entry. Such properties also tend to be managed by a reputable manager or operator. We may also invest in growth-oriented student housing and senior housing properties (i.e., properties that require development, redevelopment, lease-up, or repositioning in order to increase the value of such properties) and related real estate investments.

Student Housing

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities, including those that offer advanced degrees. The student housing market has certain unique characteristics, such as being designed for college students and the college lifestyle, and the leasing cycle being defined by the academic calendar. Unlike multi-family housing where apartments are leased by the unit, student housing properties are typically leased by the bed on an individual lease liability basis.

With respect to our student housing acquisition strategy, we will primarily invest in Class “A” income-producing student housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities. We intend to primarily target medium- to large-sized colleges and established university markets, which we define as markets located in or near U.S. cities that have schools generally with overall enrollment of approximately 15,000 to 40,000 students or greater. In addition, our specific university focus will tend toward “Tier 1” schools with established Division I (FBS) football programs. We define “Tier 1” to be universities with a published numerical ranking on the U.S. News & World Report’s most recent Best Colleges—National University Rankings. For more information, see the section of this prospectus captioned “Investment Objectives, Strategy and Related Policies—Our Student Housing Investment and Business Strategies.”

Senior Housing

Senior housing refers to a broad spectrum of housing for seniors with product types that range from “mostly housing” (e.g., active adult and age restricted communities) to “mostly acute healthcare” (e.g., skilled nursing and hospitals). With respect to our senior housing acquisition strategy, we will primarily focus on product types at the initial and middle stages of this acuity continuum that have an emphasis on private pay sources of revenue:

We will primarily invest in Class “A” income-producing senior housing properties, which tend to be located within close proximity to medical and retail support services. In order to implement our senior housing investment strategy, we will focus on acquiring, repositioning and/or expanding existing senior housing properties that have an emphasis on private pay sources of revenue, which properties are considered more stable and predictable than those relying on government reimbursements. For more information, see the section of this prospectus captioned “Investment Objectives, Strategy and Related Policies—Our Senior Housing Investment and Business Strategies.”

Q:	What is your strategy for use of debt?

A:

We intend to use medium-to-high leverage (between 55% to 60% loan to purchase price) to make investments. At certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

Q:	How will you own your real estate properties?

A:

SSSHT Operating Partnership, L.P., our subsidiary operating partnership, will own, directly or indirectly through one or more special purpose entities, all of the properties that we acquire. We organized our operating partnership to own, operate and manage real estate properties on our behalf. We are the sole general partner of our operating partnership, and we control the operating partnership. This structure is commonly known as an UPREIT. Our operating partnership will own our properties through two separate holding companies (one for each of our asset classes, student housing and senior housing), which structure will provide more flexibility in structuring potential liquidity events in the future.

Q:	What is an UPREIT?

A:

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities that could prevent us from complying with the requirements for qualification as a REIT if undertaken directly by us, such as third party management or operations, development and other independent business activities, as well as providing services to our residents. A taxable REIT subsidiary is a fully taxable corporation that may be limited in its ability to deduct interest payments made to us. In addition, we will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our residents, our taxable REIT subsidiary and us are not comparable to similar arrangements among unrelated parties. We, along with SSSHT TRS, Inc., a wholly-owned subsidiary of our operating partnership (our “TRS”), have made an election to treat our TRS as a taxable REIT subsidiary. As a REIT, we will be prohibited from directly operating healthcare facilities; however, from time to time, we may lease a healthcare facility that we acquire to our TRS as permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure. In such event, our TRS will engage a third party operator to manage and operate the property. This structure is commonly referred to as a RIDEA structure. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Q:	What is a RIDEA structure?

A:

Because federal income tax laws restrict REITs and their subsidiaries from operating or managing healthcare facilities, we must engage third parties to operate such senior housing properties either as tenants through triple-net or similar lease structures or as eligible independent contractors pursuant to an agreement with our TRS or one of its subsidiaries as permitted by the RIDEA structure. Under the RIDEA structure, we may lease such senior housing properties to one or more TRSs, which may be wholly-owned by us. Each TRS pays corporate-level income tax and may retain any after-tax income. We must satisfy certain conditions to use the RIDEA structure. One of those conditions is that such TRS must hire an “eligible independent contractor” (“EIK”) to operate such senior housing properties and such EIK must be actively engaged in the trade or business of operating healthcare facilities for parties other than us. An EIK cannot (i) own more than 35% of us, (ii) be owned more than 35% by persons owning more than 35% of us, or (iii) provide any income to us (i.e., the EIK cannot pay fees to us, and we cannot own any debt or equity securities of the EIK). Accordingly, while we may lease our senior housing properties that are healthcare facilities to a TRS that we own, the TRS must engage a third party operator to manage and operate such senior housing properties. Thus, our ability to direct and control how certain of our senior housing properties are operated is less than if we were able to manage such properties directly. With respect to the Salt Lake Properties we acquired on February 23, 2018, we have utilized a RIDEA structure.

Q.	Do you currently have any shares outstanding?

A.

Yes. On January 27, 2017, we commenced a private offering of up to $100 million in shares of our common stock to accredited investors only pursuant to a confidential private placement memorandum. On August 4, 2017, we reached the minimum offering amount of $1.0 million in sales of shares in our private offering, at which time subscriptions held in escrow pending our satisfaction of the minimum offering amount were released. We terminated our private offering on March 15, 2018. Pursuant to our private offering we received aggregate gross offering proceeds of approximately $91.5 million. Prior to the effectiveness of this offering, all such shares of common stock will be redesignated as Class A common stock.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We expect to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited by our charter, bylaws or investment policies from using offering proceeds to make distributions, we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	Are there risks involved in an investment in your shares?

A:

An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to the student housing industry, risks related to the senior housing industry, risks related to investments in real estate, risks associated with debt financing and federal income tax risks. You should carefully consider the information set forth in “Prospectus Summary — Summary Risk Factors” beginning on page 16 and “Risk Factors” beginning on page 26 for a discussion of the material risk factors relevant to an investment in our shares.

Q:	What will you do with the money raised in this offering?

A:

We will use the net offering proceeds from your investment to purchase primarily income-producing student housing and senior housing real estate assets and to pay acquisition fees and acquisition expenses relating to the selection and acquisition of properties. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We may also purchase growth-oriented student housing and senior housing real estate assets, and we may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. While currently there is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property, we expect that a greater amount of our investments will be made in student housing real estate assets, as measured by amounts invested with the net proceeds of our offerings. See “Estimated Use of Proceeds” for a detailed discussion on the use of proceeds in connection with this offering.

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a maximum of $1 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares at a price of $10.33 per share (up to $450 million in shares), Class T shares at a price of $10.00 per share (up to $450 million in shares) and Class W shares at a price of $9.40 per share (up to $100 million in shares). These shares are being offered on a “best efforts” basis. We are also offering up to $95,000,000 in shares of our common stock at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

Q:	Why are you offering three classes of your common stock?

A:

We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us. In determining to offer three classes of shares of common stock, our board of directors took into consideration a number of factors, including recent amendments to FINRA Rule 2310 and NASD Rule 2340, as described more fully in FINRA Regulatory Notice 15-02. These amendments require investor account statements to reflect an estimated value per share as determined based on either the net investment method or appraised value method. The net investment method may only be used before 150 days following the second anniversary of the date we commenced this offering and generally determines the estimated value per share based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of this prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. The appraised value method, which can be used at any time, consists of the appraised valuation disclosed in the issuer’s most recent periodic or current report filed with the Securities and Exchange Commission (“SEC”). In turn, the per share estimated value disclosed in an issuer’s most recent periodic or current report must be based on valuations of the assets and liabilities of the issuer and those valuations must be: (a) conducted by, or with the material assistance or confirmation of, a third party valuation expert or service; (b) performed at least annually; and (c) derived from a methodology that conforms to standard industry practice.

Q:	What are the similarities and differences between the three classes of common stock?

A:

The differences among each class relate to the sales commissions and other fees payable in respect of each class. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to certain categories of investors, as described below under the heading “Class W shares.” Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The following summarizes the differences in sales commissions and other fees among our classes of common stock.

	Class A Shares	Class T Shares	Class W Shares
Offering Price	$10.33	$10.00	$9.40
Sales Commissions	6%	3%	0%
Dealer Manager Fee	3%	3%	0%
Stockholder Servicing Fee	None	1%(1)	None
Dealer Manager Servicing Fee	None	None	0.50%(2)

(1)

We will pay our dealer manager a monthly stockholder servicing fee for Class T shares sold in our primary offering that will accrue daily in the amount of 1/365th of 1% of the purchase price per Class T share sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding.

(2)

We will pay our dealer manager a monthly dealer manager servicing fee for Class W shares sold in our primary offering that will accrue daily in the amount of 1/365th of 0.50% of the purchase price per Class W share sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

Class A Shares

•

A higher front end sales commission than Class T shares, which is a one-time fee charged at the time of purchase of the shares. Front-end fees are not paid on Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution” for additional information.

•	No monthly stockholder servicing fee or dealer manager servicing fee charges.

Class T Shares

•	Lower front end sales commission than Class A shares.

•

Class T shares purchased in the primary offering pay a stockholder servicing fee which will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. The stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class, and these fees will impact the amount of distributions payable on Class T shares.

A purchaser of Class T shares in our primary offering will pay approximately $0.008 per Class T share per month (i.e., 1% divided by 12 months, then multiplied by the purchase price of $10.00 per share) in stockholder servicing fees for each month from the date of purchase through the date we cease paying the stockholder servicing fee. Although we cannot predict the length of time over which this fee will be paid by any given investor due to the varying dates of purchase and the timing of a liquidity event, we currently estimate that a Class T share purchased immediately after the effective date of this prospectus will be subject to the stockholder servicing fee for three years and the investor will pay aggregate fees of approximately $0.30 per share during that time. For example, assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the stockholder servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class T shares, approximately $300 in stockholder servicing fees will be paid to the dealer manager over three years.

Class W Shares

•

Only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus.

•	No front end sales commission or dealer manager fee, and no monthly stockholder servicing fee.

•

Class W shares purchased in the primary offering pay a dealer manager servicing fee which will accrue daily in the amount of 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. The dealer manager servicing fee paid in respect of Class W shares will be allocated to the Class W shares as a class, and these fees will impact the amount of distributions payable on Class W shares.

A purchaser of Class W shares in our primary offering will pay approximately $0.0039 per Class W share per month (i.e., 0.50% divided by 12 months, then multiplied by the purchase price of $9.40 per share) in dealer manager servicing fees for each month from the date of purchase through the date we cease paying the dealer manager servicing fee. We cannot predict with great accuracy the length of time over which this fee will be paid by any given investor due to, among many factors, the varying dates of purchase and the timing of a liquidity event. However, assuming we sell the maximum amount in our primary offering, of which 10% is from the sale of Class W shares and assuming we do not undergo a liquidity event, we currently estimate that a Class W share purchased immediately after the effective date of this offering will be subject to the dealer manager servicing fee for approximately 18 years and the investor will pay dealer manager servicing fees of approximately $0.85 per share during that time. For example, making the assumptions above and assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the dealer manager servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class W shares immediately after the effective date of this offering, approximately $900 in dealer manager servicing fees will be paid to the dealer manager over 18 years.

•

Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

We will not pay a sales commission or the dealer manager fee with respect to shares sold pursuant to our distribution reinvestment plan, although the amount of the monthly stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan, and the amount of the monthly dealer manager servicing fee payable with respect to Class W shares sold in our primary offering will be allocated among all Class W shares, including those sold under our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares and Class W shares will be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee and Class W shares are subject to the ongoing dealer manager servicing fee. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares, Class T shares and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class T shares and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class T share and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first estimated net asset value per share, we will use the net investment method (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares on account statements.

We may sell Class A shares in our primary offering at a reduced price to (1) our directors and officers, as well as directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, (2) participating broker-dealers and their registered representatives, and (3) participating registered investment advisors. We may also sell Class A shares in our primary offering at a reduced price to immediate family members as well as IRAs or other retirement accounts of any of the foregoing persons or entities.

When deciding which class of shares to buy, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the sales commission and fees attributable to each class of shares, and whether you qualify for any sales commission discounts described herein. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How does a “best efforts” offering work?

A:

When shares are offered to the public on a “best efforts” basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:

The offering will not last beyond May 1, 2020 (two years after the effective date of this offering); provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount that we reasonably expect to be offered and sold within two years from the initial effective date of this offering and, to the extent permitted by applicable law, we may extend this offering for an additional year, or, in certain circumstances, longer. Our board of directors may determine that it is in the best interest of our stockholders to conduct a follow-on offering, in which case offerings of our common stock could be conducted for six years or more. We reserve the right to terminate this offering earlier at any time.

Q:	Who can buy shares?

A:

Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:

An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP, or other tax-deferred account?

A:

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:

Yes. Generally, you must invest at least $5,000; provided, however, that the minimum required initial investment for purchases made by an IRA is $1,500. Investors who already own our shares and existing investors in other programs sponsored by our sponsor and its affiliates can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:

If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:

Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive. Distributions on Class A shares will be reinvested in Class A shares, distributions on Class T shares will be reinvested in Class T shares and distributions on Class W shares will be reinvested in Class W shares. The purchase price per share under our distribution reinvestment plan will be $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, our share redemption program contains significant restrictions and limitations and we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What is the impact of being an “emerging growth company”?

A:

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an “emerging growth company,” we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain stockholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to the registration statement for this offering, (ii) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (iii) the last day of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (iv) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly account statements from our transfer agent;

•	three quarterly financial reports;

•	an annual report; and

•	an annual IRS Form 1099 (as applicable).

We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the SEC or annual report, or posting on our website at www.strategicreit.com.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year, as applicable.

Q:	Who is the transfer agent?

A:	The name and address of the transfer agent is as follows:

Strategic Transfer Agent Services, LLC

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

Strategic Transfer Agent Services, LLC, or our transfer agent, will provide transfer agent services to us and subscribers of our shares. Our sponsor is the owner and manager of our transfer agent. For more detail about our transfer agent, see “Management — Affiliated Companies — Transfer Agent.”

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Select Capital Corporation

31351 Rancho Viejo Road, Suite 205

San Juan Capistrano, CA 92675

Telephone: (866) 699-5338

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our shares.

Strategic Student & Senior Housing Trust, Inc.

Strategic Student & Senior Housing Trust, Inc. is a Maryland corporation incorporated in 2016 that intends to elect to qualify as a REIT for federal income tax purposes beginning the taxable year ended December 31, 2017. We expect to use substantially all of the net proceeds from this offering to invest in student housing and senior housing properties. As of the date of this prospectus, we wholly-own two student housing properties, an approximately 2.6% beneficial interest in a DST that owns another student housing property, and we also wholly-own three senior housing properties. However, because we have not yet identified specific properties to purchase with the proceeds of this offering, we are considered to be a blind pool.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor

Our sponsor, SmartStop Asset Management, LLC, is a diversified real estate company focused on self storage assets, along with student and senior housing. It has approximately $1.5 billion of real estate assets under management, including 114 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 72,000 units and 8.3 million rentable square feet. Our sponsor’s real estate portfolio also comprises five student housing communities with approximately 2,800 beds and 1.1 million square feet of space and three senior housing properties, which includes the properties owned by us and described in this prospectus.

In addition to being our sponsor, it is the owner of our affiliated property manager, the majority and sole voting member of our advisor and the owner and manager of our transfer agent.

Our Advisor

SSSHT Advisor, LLC, which was formed in Delaware in 2016, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor.

Our Affiliated Property Manager

SSSHT Property Management, LLC, a Delaware limited liability company, is our affiliated property manager. Currently, we do not intend to directly manage or operate any of our properties. Rather, we expect to rely on third party property managers and senior living operators for such responsibilities. However, our affiliated property manager will primarily provide oversight services with respect to such third party property managers and senior living operators. See “Management — Affiliated Companies — Our Affiliated Property Manager” and “Conflicts of Interest.” Our affiliated property manager will derive substantially all of its income from the oversight services it performs for us. See “Management Compensation” for a discussion of the fees that will be payable to our affiliated property manager.

Our Transfer Agent

Our sponsor is the owner and manager of our transfer agent, which is a registered transfer agent with the SEC. Our transfer agent will process your subscription agreement or certain forms directly, as well as provide customer service to you. These services will include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to your shares. Additionally, our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors — H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Stephen G. Muzzy and Brent Chappell. All of our executive officers and our chairman of the board of directors are affiliated with our advisor and/or our affiliated property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Concurrent Offerings

Our sponsor also sponsors Strategic Storage Trust IV, Inc., or SST IV, which is, as of the date of this prospectus, raising capital pursuant to a public offering of shares of its common stock. SST IV commenced its primary offering on March 17, 2017 and is offering up to $1 billion in shares of common stock pursuant to its primary offering. In addition, SST IV is offering up to $95 million in shares of common stock pursuant to its distribution reinvestment plan. As of April 6, 2018, SST IV had sold approximately $41.7 million in Class A shares, approximately $16.1 million in Class T shares, and approximately $3.6 million in Class W shares pursuant to its private offering transaction and public offering. For additional information regarding concurrent offerings sponsored by our sponsor, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Structure

Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Select Capital Corporation, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Select Capital Corporation is 31351 Rancho Viejo Road, Suite 205, San Juan Capistrano, CA 92675.

(1)	SmartStop Asset Management, LLC is controlled by H. Michael Schwartz, our Chief Executive Officer and Chairman.

(2)

Our affiliated property manager provides oversight services with respect to our third party property managers and senior living operators. The third party property managers and senior living operators that actually manage and operate our properties will be engaged, either directly or indirectly, by the special purpose entities that own the respective property managed. Such special purpose entities will be wholly-owned, either directly or indirectly, by SSSHT Operating Partnership, L.P.

(3)	We own all of the outstanding units in our operating partnership, other than 25,558.68 Class A common units which are owned by SSSHT Advisor, LLC.

Summary Risk Factors

An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 26 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•

We have limited prior operating history and financing sources, and we are the first REIT sponsored by our sponsor that is focused on student housing and senior housing properties; the prior performance of real estate investment programs sponsored by our sponsor or its affiliates may not be an indication of our future results.

•

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

•

The preferred units of limited partnership interests in our operating partnership rank senior to all classes or series of partnership interests in our operating partnership and therefore, at any time in which such preferred units are issued and outstanding, any cash we have to pay distributions may be used to pay distributions to the holder of such preferred units first, which could have a negative impact on our ability to pay distributions to you.

•

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of our offerings (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation.

•

Investors in this offering will experience immediate dilution of their investment in us primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, we sold approximately 10.7 million shares of our common stock at a weighted average purchase price of approximately $8.55 per share and received weighted average net proceeds of approximately $7.93 per share in our private offering, and (iii) we have paid significant organization and other offering expenses in connection with our public and private offerings.

•

Because the current offering price for our Class A, Class T, and Class W shares in the primary offering exceeds the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

•

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

•	Our advisor, affiliated property manager and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

•

Our advisor will face conflicts of interest relating to the incentive distribution structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

•

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our advisor’s affiliates and third parties to manage and operate our properties.

•	The failure of third parties to properly manage and operate our properties may result in a decrease in occupancy rates, rental rates or both, which could adversely impact our results of operations.

•

Because we are focused on only two industries, our rental revenues will be significantly influenced by demand in each industry, and a decrease in any such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

•

Our results of operations relating to student housing properties will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies, and other risks inherent in the student housing industry.

•

Competition from other student housing properties, including on-campus housing and traditional multi-family housing located in close proximity to the colleges (known as student competitive housing) and universities from which we will draw student-residents, may reduce the demand for our student housing, which could materially and adversely affect our cash flows, financial condition, and results of operations.

•	Our senior housing properties and their operations will be subject to extensive regulations.

•

Our failure or the failure of the third party operators and lessees of our properties to comply with laws relating to the operation of the leased and managed communities we acquire may have a material adverse effect on the profitability of the senior living communities we acquire, the values of our properties, and the ability of our lessees to pay us rent.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have current tax liability on distributions you elect to reinvest in our common stock.

•

There are special considerations that apply to qualified pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

•	Our board of directors may change any of our investment objectives without your consent, including our primary focus on income-producing student housing and senior housing properties.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

We may engage in transactions with other programs sponsored by affiliates of our advisor or sponsor which may entitle such affiliates to fees in connection with their services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•

Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated programs and they are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us;

•	We may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•	Our advisor and its affiliates, including our affiliated property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our advisor and its affiliates will receive fees in connection with the management or oversight of our properties regardless of the quality of the property acquired or the services provided to us;

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event; and

•

One of our independent directors, Stephen G. Muzzy, also serves as an independent director on the board of directors of Strategic Storage Growth Trust, Inc., which is another program sponsored by our sponsor.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the management of our assets. The most significant items of compensation are summarized in the table below. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. Please see the “Management Compensation” section of this prospectus for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. The table below assumes the sale of $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares and that such shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering

Offering Stage
Sales Commissions (Participating Dealers)	6% of gross proceeds of the sale of Class A shares in our primary offering and 3% of gross offering proceeds from the	$40,500,000

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
sale of Class T shares in our primary offering; we will not pay any sales commissions on sales of Class W shares or shares under our distribution reinvestment plan. The dealer manager will reallow all sales commissions to participating broker-dealers.

Dealer Manager Fee (Dealer Manager)	3% of gross proceeds of the sale of Class A and Class T shares in our primary offering; we will not pay a dealer manager fee on sales of Class W shares or shares under our distribution reinvestment plan. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.	$27,000,000

Stockholder Servicing Fee (Participating Dealers)	Subject to FINRA limitations on underwriting compensation, 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering which will accrue daily and be paid monthly. Generally, 100% of the stockholder servicing fee will be reallowed to participating broker-dealers. We will not pay any stockholder servicing fees on sales of Class T shares under our distribution reinvestment plan.	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Dealer Manager Servicing Fee (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, 1/365th of 0.50% of the purchase price of Class W shares sold in our primary offering which will accrue daily and be paid monthly. We will not pay any dealer manager servicing fees on sales of Class W shares under our distribution reinvestment plan.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Other Organization and Offering Expenses (Advisor)	Estimated to be 1% of gross offering proceeds from our primary offering in the event we raise the maximum offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$9,000,000

Operational Stage
Acquisition Fees (Advisor)	We will pay to our advisor 1.75% of the contract purchase price of each property or other real estate investment we acquire.	$15,767,073 (estimate without leverage) $39,417,683 (estimate assuming 60% leverage)

Acquisition Expenses (Advisor)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 0.75% of the purchase price of each property.	$6,757,317 (estimate without leverage) $16,893,293 (estimate assuming 60% leverage)

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Asset Management Fees (Advisor)	We will pay our advisor a monthly asset management fee equal to approximately 0.05208%, which is one-twelfth of 0.625%, of our average invested assets.	Not determinable at this time.

Operating Expenses (Advisor)	Reimbursement of our advisor for costs of providing administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to employees of our advisor or its affiliates, including our named executive officers, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Not determinable at this time.

Oversight Fees and Property Management Fees (Affiliated Property Manager)	Currently, we expect to rely on third party property managers and senior living operators to manage and operate our properties. We will pay our affiliated property manager an oversight fee equal to 1% of the gross revenues attributable to such properties; provided, however, that our affiliated property manager will receive an oversight fee equal to 1.5% of the gross revenues attributable to any senior housing property other than such properties that are leased to third party tenants under triple-net or similar lease structures. In the event any of our properties are managed directly by our affiliated property manager, we will pay such property manager a property management fee equal to a percentage of gross revenues of the applicable property, which we expect to be 3% for student housing properties and 5% for senior housing properties.	Not determinable at this time.

Resident Insurance Revenues (Affiliated Property Manager)	We anticipate our affiliated property manager will receive all of the net revenues generated for each insurance product offered by us and purchased by a resident at one of our student housing properties.	Not determinable at this time.

Construction Fees (Affiliated Property Manager)	We will pay our affiliated property manager a construction fee of up to 5% of the amount of construction or capital improvement work in excess of $10,000, which may be reallowed to third party property managers or senior living operators.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent)	We will pay our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed monthly fee of $8,000 per month, (ii) a one-time account setup fee of $30 per account and (iii) a monthly fee of $3.10 per open account per month. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

Liquidation/Listing Stage
Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (Advisor)	Upon sale of our properties, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of Advisory Agreement (not payable if we are listed on an exchange or have merged) (Advisor)	Upon an involuntary termination or non-renewal of the advisory agreement, our advisor shall be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the appraised value of our properties, plus the carrying value of our assets less the carrying value of our liabilities, each as calculated in accordance with generally accepted accounting principles in the United States ( “GAAP”), at the termination date, plus prior distributions as of the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital. Payment of this distribution will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date.	Not determinable at this time.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (Advisor)	Upon listing, our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the sum of our adjusted market value plus total distributions exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus total distributions we made prior to such transaction, exceeds the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Estimated Use of Proceeds

If we sell the maximum offering in our primary offering, we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in student housing and senior housing properties and related real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to be approximately 1.58% and 0.68% of gross offering proceeds, respectively, which will allow us to invest approximately 90.10% in real estate investments. We have assumed sales during our offering will consist of 45% Class A shares, 45% Class T shares and 10% Class W shares based on discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. In the event that we sell a greater percentage of Class A shares (which are subject to 6% sales commissions) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We may use an unlimited amount from any source to pay our distributions. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing and growth student housing and senior housing properties in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	preserve and protect your invested capital;

•	provide regular cash distributions to our investors; and

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value.

See the “Investment Objectives, Strategy and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

General Acquisition and Investment Policies

We intend to focus our investment strategy on income-producing student housing and senior housing properties and related real estate investments. However, we may also invest in student housing and senior housing properties and related real estate investments with growth potential. In addition, we may invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objectives of providing regular cash distributions to our stockholders and achieving appreciation in the value of our properties and, hence, appreciation in stockholder value. Each acquisition will be approved by our board of directors. In addition, we may invest in mortgage loans and other real estate-related investments if our board of directors deems such investments to be in the best interests of our stockholders. While currently there is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property, we expect that a greater amount of our investments will be made in student housing real estate assets, as measured by amounts invested with the net proceeds of our offerings. The number and mix of properties we acquire will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in our offerings.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity that has listed securities;

•	spin off one or more of our holding companies (formed to separately hold our student housing and senior housing properties) into a separate company;

•	list our shares on a national securities exchange;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders.

Our Borrowing Strategy and Policies

Although we intend to use medium-to-high leverage (between 55% to 60% loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders, including bridge financing. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined (approximately 75% of the cost of our assets), unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report after such approval. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy

To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with GAAP). We may also make stock distributions in the sole discretion of our board of directors. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares and Class W shares because distributions paid with respect to Class T shares will be reduced by the payment of the stockholder servicing fees and Class W shares will be reduced by the payment of the dealer manager servicing fees. We calculate our monthly distributions based upon daily record and distribution declaration dates, so investors may be entitled to distributions immediately upon purchasing our shares. We commenced paying cash distributions in September 2017 and expect to continue to pay cash distributions on a monthly basis to our stockholders. From commencement of paying cash distributions in September 2017, all distributions have been paid from the net proceeds of our private offering. To the extent we pay distributions in excess of our cash flow from operations, we may continue to pay such excess distributions from the proceeds of our private offering, proceeds from this offering or by borrowing funds from third parties. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. See the “Description of Shares — Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. Distributions on Class A shares will be reinvested in Class A shares, distributions on Class T shares will be reinvested in Class T shares and distributions on Class W shares will be reinvested in Class W shares. The purchase price per share under our distribution reinvestment plan is $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors adopted a share redemption program that enables you to sell your shares back to us in limited circumstances. Our share redemption program generally permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” until we establish a net asset value per share, the redemption price per share will depend on whether such shares were purchased in our private offering or in our public offering, among other factors. For shares purchased in our private offering, the redemption price per share will initially depend on the length of time such shares have been held, as follows: 90.0% of the Redemption Amount (defined below) after one year from the purchase date; 92.5% of the Redemption Amount after two years from the purchase date; 95.0% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. As long as we are engaged in an offering, the “Redemption Amount” shall be the lesser of the amount paid for such shares or the price per share in the current offering. For shares purchased in our public offering, the redemption price per share will initially be equal to the net investment amount of such shares, which will be based on the “amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Once our board of directors approves an estimated net asset value per share, the per share price for the redemption of a given class of shares purchased in either our public offering or our private offering shall be equal to the then-current estimated net asset value per share for such class of shares. Our board of directors may choose to amend, suspend, or terminate our share redemption program upon 30 days’ written notice at any time. For a more detailed description of the share redemption program, see the “Description of Shares — Share Redemption Program” section of this prospectus.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects, and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and an Investment in Strategic Student & Senior Housing Trust, Inc.

We have limited prior operating history and financing sources, and we are the first REIT sponsored by our sponsor that is focused on student housing and senior housing properties; the prior performance of real estate investment programs sponsored by our sponsor or its affiliates may not be an indication of our future results.

We have limited prior financial and operating history that investors may use to evaluate our ability to successfully and profitably implement our business plans. Investment decisions must be made solely on an investor’s evaluation of our prospects based on an investor’s own investigation of the investment and the information provided to the investor in this prospectus. As a result of this limited operating history, any evaluation of our prospects is subject to more uncertainty, and therefore more risk, than would be the case with respect to an entity with a more substantial prior operating history.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not be able to establish profitable operations either in the short- or long-term. Due to our limited operating history, we are relatively untested and face heightened uncertainties with respect to our ability to generate sufficient revenue to enable profitable operations. Furthermore, the prior performance of real estate investment programs sponsored by our sponsor or its affiliates, such as SmartStop Self Storage, Inc., Strategic Storage Trust II, Inc. (“SST II”), Strategic Storage Growth Trust, Inc. (“SSGT”), and Strategic Storage Trust IV, Inc. (“SST IV”), which largely focused or continue to focus on self storage properties in the United States, may not be an indication of our future results. Furthermore, this is our first REIT focused on student housing and senior housing properties. Such risks and uncertainties could have a material adverse effect on our results of operations and therefore on the value of an investment in our stock.

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend, or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

The preferred units of limited partnership interests in our operating partnership rank senior to all classes or series of partnership interests in our operating partnership and therefore, at any time in which such preferred units are issued and outstanding, any cash we have to pay distributions may be used to pay distributions to the holder of such preferred units first, which could have a negative impact on our ability to pay distributions to you.

The preferred units of limited partnership interests in our operating partnership (“Preferred Units”) rank senior to all common stockholders or common series of partnership units in our operating partnership, and therefore, the rights of holders of such Preferred Units to distributions are senior to distributions to our common stockholders. Furthermore, distributions on such Preferred Units are cumulative and are payable monthly. The Preferred Units are entitled to receive distributions at a rate of 9% per annum on a specified liquidation amount and have a liquidation preference in the event of our involuntary liquidation, dissolution, or winding up of the affairs of our operating partnership (a “liquidation”) which could negatively affect any payments to our common stockholders in the event of a liquidation. See “Our Operating Partnership Agreement — Preferred Units” for additional information. In addition, our operating partnership’s right to redeem the Preferred Units at any time, could have a negative effect on our ability to pay distributions to you.

On June 28, 2017, in connection with the acquisition of our student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”), we and our operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (“Unit Purchase Agreement”) with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our sponsor. Pursuant to the Unit Purchase Agreement, the Preferred Investor may purchase up to $12 million in Preferred Units (the “Investment”), which amount may be invested in one or more tranches. On the same date, the Preferred Investor invested $5.65 million in the first tranche of its Investment in our operating partnership, all of which was used to fund a portion of the purchase price for the acquisition of the Fayetteville Property. The Preferred Investor received 226,000 Preferred Units in our operating partnership. In connection with the acquisition of our student housing property located in Tallahassee, Florida, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units. Accordingly, the Preferred Investor received 40,220 Preferred Units as part of its Investment. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership issued to the Preferred Investor an additional 2,662.20 Preferred Units, or 1% of the aggregate amount of the foregoing Investments. On December 5, 2017, we completed the redemption of the Preferred Units with offering proceeds from our private offering. See “Our Properties — Preferred Units in our Operating Partnership” for additional information.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. For example, before submitting shares for redemption, stockholders must hold such shares for one year from the date of purchase. Further, our board of directors may limit, suspend, terminate, or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all.

Until we establish a net asset value per share, the purchase price for shares purchased under our share redemption program will depend on whether such shares were purchased in our private offering or in our public offering, among other factors. For shares purchased in our private offering, the redemption price per share will initially depend on the length of time such shares have been held, as follows: 90.0% of the Redemption Amount (defined below) after one year from the purchase date; 92.5% of the Redemption Amount after two years from the purchase date; 95.0% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. As long as we are engaged in an offering, the “Redemption Amount” shall be the lesser of the amount paid for such shares or the price per share in the current offering. For shares purchased in our public offering, the redemption price per share will initially be equal to the net investment amount of such shares, which will be based on the “amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. Once our board of directors approves an estimated net asset value per share, the per share price for the redemption of a given class of shares purchased in either our public offering or our private offering shall be equal to the then-current estimated net asset value per share for such class of shares. For a more detailed description of the share redemption program, see the “Description of Shares — Share Redemption Program” section of this prospectus.

The actual value of shares that we redeem under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares may be redeemed at varying prices depending on factors such as how such shares were acquired, the number of years such shares have been held, the circumstances under which such shares are being redeemed or whether we have approved an estimated net asset value, or NAV, applicable to the class of shares being redeemed. Accordingly, the actual value of the shares that we redeem may be less than the redemption price per share that we pay, and, if so, then the redemption will be dilutive to our remaining stockholders. Alternatively, if, at the time of redemption, the net asset value of the shares that we redeem is higher than the redemption price, the redeeming stockholder will not benefit from any increase in the value of the underlying assets.

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary unless and until our board of directors determines to change the offering price for each class of our shares. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we own or may own. Therefore, the fixed offering price established for each class of shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. In addition, the fixed offering price may not be indicative of the price you would receive if you sold your shares, the price at which shares of our common stock would trade if they were listed on a national securities exchange or the price you would receive if we were liquidated or dissolved.

We will be required to disclose an estimated value per share of our common stock prior to, or shortly after, the conclusion of this offering, and such estimated value per share may be lower than the purchase price you pay for shares of our common stock in this offering. The estimated value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of our company.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose an estimated value per share of our shares of each class. Initially, we will report the net investment amount of our shares, which will be based on the “amount available for investment” percentage shown in our estimated use of proceeds table. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. This approach to valuing our shares may bear little relationship to, and may exceed, what you would receive for your shares if you tried to sell them or if we liquidated our portfolio or completed a merger or other sale of our company.

As required by recent amendments to rules promulgated by FINRA, we expect to disclose an estimated per share value of our shares based on a valuation no later than 150 days following the second anniversary of the date we commence our public offering, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated per share value of our shares based on a valuation prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to the distribution reinvestment plan, to reflect the estimated value per share.

The price at which you purchase shares and any subsequent estimated values are likely to differ from the price at which a stockholder could resell such shares because: (i) there is no public trading market for our shares at this time; (ii) until we disclose an estimated value per share based on a valuation, the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of our company, because the amount of proceeds available for investment from our offering is net of sales commissions, dealer manager fees, and issuer organization and offering expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (v) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.

When determining the estimated value per share from and after 150 days following the second anniversary of the date we commence our public offering and annually thereafter, there are currently no SEC, federal, or state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third party valuation expert or service and must be derived from a methodology that conforms to standard industry practice. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of our offerings (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders ’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from our private offering and this offering (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. From the commencement of paying cash distributions in September 2017, all distributions have been paid from the net proceeds of our private offering. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will continue to use offering proceeds to fund a majority of our initial distributions. Payment of distributions in excess of earnings may have a dilutive effect on the value of your shares. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares — Distribution Policy” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. During the term of this offering, distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to continue to pay distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the “Description of Shares — Distribution Policy” section of this prospectus.

Investors in this offering will experience immediate dilution of their investment in us primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, we sold approximately 10.7 million shares of our common stock at a weighted average purchase price of approximately $8.55 per share and received weighted average net proceeds of approximately $7.93 per share in our private offering, and (iii) we have paid significant organization and other offering expenses in connection with our public and private offerings.

Stockholders who purchase shares in this offering will incur immediate dilution of their investment in us. This is primarily because of the reasons discussed herein. We pay upfront fees, including sales commissions, dealer manager fees, and organization and other offering expenses in connection with this offering that are not available for investment in real estate. In addition, pursuant to our private offering, we sold approximately 10.7 million shares of our common stock at a weighted average purchase price of approximately $8.55 per share, which is substantially below the purchase price of our Class A common stock in this offering, for which we received weighted average net proceeds of approximately $7.93 per share in our private offering. Further, organization and offering expenses in our private offering were not subject to a cap and through December 31, 2017, we had incurred organization and other offering costs (which exclude sales commissions and dealer manager fees) in connection with our private offering of approximately $6.5 million. To date, we have not made any significant investments, other than our investment in two student housing properties, an investment in Reno Student Housing and our investment in three senior housing properties, that would offset the dilutive effect of the incurrence of organization and offering expenses and the sale of common stock prior to commencement of this offering at a purchase price of less than the purchase price in this offering. Therefore, the current value per share for investors purchasing our stock in this offering will be below the current offering price.

Because the current offering price for our Class A, Class T, and Class W shares in the primary offering exceeds the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares of our Class A common stock, Class T common stock, and our Class W common stock in the primary offering at $10.33, $10.00, and $9.40 per share, respectively, with discounts available to certain categories of purchasers of our Class A shares. Our current primary offering price for our Class A, Class T, and Class W shares exceeds our net tangible book value per share, which amount is the same for each class. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does and will reflect certain dilution in value of our common stock from the issue price primarily as a result of (i) the substantial fees paid in connection with this offering and our private offering, including sales commissions and marketing fees reallowed by our dealer manager to participating broker-dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management, and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the sale of approximately 10.7 million shares of our common stock pursuant to our private offering at a weighted average purchase price of approximately $8.55 per share for which we received weighted average net proceeds of approximately $7.93 per share.

As of December 31, 2017, the net tangible book value per share for our common stock was $6.67. To the extent we are able to raise additional proceeds in our offering stage, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

The value of a share of our common stock may be diluted if we issue a stock distribution.

Our board of directors may declare stock distributions. While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we are uncertain as to whether we will change our per share public offering prices during this offering. Therefore, if our board declared a stock distribution for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock distribution will receive more shares for the same cash investment as a result of any stock distributions. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors.

Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock distributions, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that the dealer manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If this occurs, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a fully diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments to acquire with the net proceeds from this offering, there can be no assurances as to when we will begin to generate sufficient cash flow to fund distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, any investments by us in development or redevelopment projects and in properties that have significant capital requirements, will negatively impact our ability to make distributions, especially during our early periods of operation. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions, if any, will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. As of the date of this prospectus, we wholly-own two student housing properties, an approximately 2.6% beneficial interest in Reno Student Housing, which owns another student housing property, and we also wholly-own three senior housing properties. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to the time we make them. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of income-producing student housing and senior housing properties, as well as student housing and senior housing properties with growth potential. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy, and Related Policies” section of this prospectus. As of the date of this prospectus, we wholly-own two student housing properties, an approximately 2.6% beneficial interest in Reno Student Housing, which owns another student housing property and we also wholly-own three senior housing properties. Our board of directors and our advisor have broad discretion when identifying, evaluating, and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board of directors or our advisor may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest because of conflicts of interest.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including SST II, SSGT, and SST IV. Delays we encounter in the selection, acquisition, and development of income-producing and growth properties are likely to adversely affect our ability to make distributions and may also adversely affect the value of your investment. In such event, we may pay all or a substantial portion of any distributions from the proceeds of our private offering and this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies. We have established no maximum of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of our private offering or this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take up to 24 months or more to complete construction and rent available housing units. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If any of our sponsor, advisor, or affiliated property manager lose or are unable to retain their executive officers, then our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of our executive officers and the executive officers of our advisor, sponsor, and affiliated property manager, including H. Michael Schwartz, Paula Mathews, Michael S. McClure, John Strockis, Michael O. Terjung, and Nicholas M. Look, each of whom would be difficult to replace. None of our advisor, our sponsor, or our affiliated property manager, as applicable, has an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our sponsor, our advisor, or our affiliated property manager. If any of these executive officers were to cease their affiliation with our sponsor, our advisor, or our affiliated property manager, our operating results could suffer. Further, we only intend to maintain key person life insurance on our Chief Executive Officer. If our sponsor, our advisor, or our affiliated property manager loses or is unable to retain its executive officers or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment. See “Management” for more information on our advisor, sponsor, affiliated property manager, and their officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our advisor’s affiliates and third parties to manage and operate our properties.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. In addition, we will rely on affiliates of our advisor and third parties to effectively manage and operate our properties. We have hired, and generally intend in the future to hire, third party property managers to manage our student housing properties and third party operators to operate our senior housing properties. Thus, the success of our business will depend in large part on the ability of our advisor, its affiliates and third parties to manage and operate our properties.

Any adversity experienced by our advisor, its affiliates and such third parties or problems in our relationship with these entities could adversely impact our operations and, consequently, our cash flow and ability to make distributions to our stockholders. In addition, should our advisor, its affiliates or third parties fail to identify problems in the day-to-day management or operation of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

The failure of third parties to properly manage and operate our properties may result in a decrease in occupancy rates, rental rates or both, which could adversely impact our results of operations.

We generally intend to rely on third party property managers to manage our student housing properties and third party operators to operate our senior housing properties. These third parties are responsible for, among other things, leasing and marketing, selecting residents, collecting rent, paying operating expenses, and maintaining the property. In addition, with respect to our senior housing properties, these third parties are responsible for various services, including, for example, dining, housekeeping, transportation and medical staffing. While our affiliated property manager will be responsible for general oversight of these third parties, our, our advisor’s and our affiliated property manager’s ability to direct and control how our properties are managed on a day-to-day basis may be limited. If these third party operators do not perform their duties properly or we do not effectively supervise the activities of these companies, occupancy rates, rental rates or both may decline at such properties. Furthermore, the termination of a third party property manager or senior living operator may require the approval of a mortgagee, or other lender. If we are unable to terminate an underperforming third party property manager or senior living operator on a timely basis, our occupancy rates, rental rates or both, could be adversely impacted.

While our affiliated property manager will be responsible for general oversight of these third parties, we do not plan to supervise any of such entities or their respective personnel on a day-to-day basis. Without such supervision, our third party property managers or senior living operators may not manage or operate our properties in a manner that is consistent with their respective obligations under the applicable lease or management agreement, or they may be negligent in their performance, engage in criminal or fraudulent activity, or otherwise default on their respective management or operational obligations to us. If any of these events occur, our relationships with any residents may be damaged and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. In addition, from time to time, disputes may arise between us and our third party property managers or senior living operators regarding their performance or compliance with the terms of the applicable lease or management agreement, which in turn could adversely affect us. If we are unable to resolve such disputes through discussions and negotiations, we may choose to terminate the applicable lease or management agreement, litigate the dispute or submit the matter to third party dispute resolution, the expense of which may be material and the outcome of which may harm our business, operating results or prospects.

Additionally, the third party property managers or senior living operators will compete with other companies on a number of different levels, including: reputation; the physical appearance of a property; price and range of services offered (including, for our senior housing properties, dining and transportation services); the supply of competing properties; location; the size and demographics of the population in surrounding areas; the financial condition of the operators; and, for our senior housing properties, physicians, staff and referral sources, and the quality of care provided and alternatives for healthcare delivery. A third party’s inability to successfully compete with other companies on one or more of the foregoing levels could adversely affect the property and materially reduce the income we receive from an investment in such property.

Our third party leases and management agreements are subject to the risk of termination and non-renewal.

Our third party leases and management agreements are subject to the risk of possible termination under certain circumstances and to the risk of non-renewal by the lessee, third party property manager or senior living operator, as applicable, or renewal of such leases or management agreements on terms less favorable to us than the terms of current leases or management agreements. Furthermore, the terms of our existing debt and our ability to obtain additional financing may be dependent on our retention of such third party lessees, managers or operators. If leases or management agreements are terminated, or are not renewed upon expiration, our expected revenues may decrease and our ability to obtain capital at favorable rates or at all may be negatively impacted, each of which may have a material adverse effect on our business, financial condition and results of operations.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies, or (4) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We may loan a portion of the proceeds of this offering to fund the development or purchase of income-producing student housing and senior housing properties, and we may invest in mortgage or other loans, but if these loans are not fully repaid, the resulting losses could reduce the expected cash available for distribution to you and the value of your investment.

We will use the net offering proceeds of this offering to purchase primarily income-producing student housing and senior housing properties, to repay debt financing that we may incur when acquiring properties, and to pay real estate commissions, acquisition fees and acquisition expenses relating to the selection and acquisition of properties, including amounts paid to our advisor and its affiliates. In addition, we may loan a portion of the net offering proceeds from our offering to entities developing or acquiring student housing or senior housing properties, including affiliates of our advisor, subject to the limitations in our charter. We may also invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may also invest in participating or convertible mortgages if our board of directors concludes that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. There can be no assurance that these loans will be repaid to us in part or in full in accordance with the terms of the loan or that we will receive interest payments on the outstanding balance of the loan. We anticipate that these loans will be secured by mortgages on the properties, but in the event of a foreclosure, there can be no assurances that we will recover the outstanding balance of the loan. If there are defaults under these loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay and associated costs could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. See the “Investment Objectives, Strategy and Related Policies — Investments in Mortgage Loans” section of this prospectus.

Government regulation of investment advice could have a negative impact on our ability to raise capital.

Recent U.S. Department of Labor regulations defining a “fiduciary” for ERISA purposes and expected changes to the fiduciary duty standards of the Securities and Exchange Commission (“SEC”) could discourage some professional advisors from recommending our shares.

The U.S. Department of Labor (“DOL”) issued final regulations, a portion of which first took effect on June 9, 2017, broadening the range of activities that are considered to be “investment advice,” and thus trigger fiduciary status under ERISA and raise the risk of prohibited transactions under ERISA and the Internal Revenue Code (the “Code”). The regulations were accompanied by new and revised prohibited transaction exemptions that must be satisfied by the fiduciary in order to ensure that the fiduciary is protected from fiduciary liability and/or prohibited transaction claims in connection with the fiduciary’s recommendations and other services provided to, and compensation earned from, employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code, including IRAs (referred to in this prospectus as “Plans” and “Accounts”). Under the regulations, a person is deemed to be providing “investment advice” if that person makes a communication to a Plan or Account, or participant, owner or certain other parties related thereto, that would reasonably be viewed as a suggestion that the Plan or Account invest in, continue to hold, dispose of, or exchange an investment in, our shares, and that person either represents or acknowledges that he or she is acting as a fiduciary, renders the advice pursuant to a written or verbal arrangement or understanding that the advice is based on the particular needs of the Plan or Account, or directs the advice to the Plan or Account, or participant, owner or certain other parties related thereto, with respect to investment of the Plan or Account. While the application of certain aspects of these new regulations and prohibited transaction exemptions have been delayed until July 1, 2019, the regulations’ expanded definition of “fiduciary” has taken effect and requires that during the transition period such fiduciaries adhere to certain impartial conduct standards and work diligently and in good faith to comply with the new regulations and revised exemptions. The future enforcement of the regulations, however, is uncertain. Legal challenges to the regulations have been brought in the Fifth and Tenth Circuits of the United States Court of Appeals, where conflicting decisions have been issued (the Tenth Circuit has upheld the regulations, while the Fifth Circuit has found them unreasonable). It is unclear at this time whether the DOL will appeal the Fifth Circuit’s decision or continue to enforce the regulations.

On April 18, 2018, the SEC issued proposed rules and interpretations of existing rules designed to enhance the quality and transparency of investors’ relationships with investment advisers and broker-dealers while preserving access to a variety of types of advice relationships and investment products. There is no guarantee that the SEC will issue final rules in this regard or that such final rules, if adopted, will not be drastically different from the proposed rules.

Given the uncertainty surrounding the DOL regulations and the SEC proposed rules, it is expected that some professional advisors who may have otherwise encouraged their clients to consider or invest in our shares may avoid making any such recommendation.

The DOL regulations, accompanying prohibited transaction exemptions, and SEC standards are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding these development. See “Investment by Tax-Exempt Entities and ERISA Considerations — Prohibited Transactions Involving Assets of Plans or Accounts” for additional information.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influence the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in a less diversified portfolio of real estate.

Because our dealer manager is affiliated with our sponsor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

Our sponsor, indirectly through a subsidiary, owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation, and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. Accordingly, our dealer manager may not be deemed to have made an independent review of our company or the offering. See “Management — Affiliated Companies” for more information on our dealer manager. You will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by our dealer manager should not be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Risks Related to Conflicts of Interest

Our advisor, affiliated property manager and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, affiliated property manager, and their officers and certain of our key personnel and their respective affiliates are key personnel, advisors, managers, and sponsors of other real estate programs having legal and financial obligations similar to ours, including SST II, SSGT, and SST IV, and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

A majority of our executive officers and one of our directors are also officers of our advisor, our affiliated property manager, and other affiliates of our sponsor, including, in some cases, SST II, SSGT, and SST IV. In addition, one of our independent directors is also an independent director of SSGT. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and affiliated property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor may face conflicts of interest relating to the purchase of properties and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

We may be buying properties at the same time as one or more other programs managed by officers and key personnel of our advisor. Our advisor and our affiliated property manager may have conflicts of interest in allocating potential properties, acquisition expenses, management time, services, and other functions between various existing enterprises or future enterprises with which they may be or become involved and our sponsor’s investment allocation policy may not mitigate these risks. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor or its affiliates. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

Strategic Transfer Agent Services, LLC, our transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. While it is a registered transfer agent with the SEC, the business was formed on October 21, 2017 and has not had any significant operations to date. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agent and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agent and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

We may face a conflict of interest if we purchase properties from, or sell properties to, affiliates of our advisor.

We may purchase properties from, or sell properties to, one or more affiliates of our advisor in the future. A conflict of interest may exist if such acquisition or disposition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, if we purchase properties from affiliates of our advisor, the prices we pay to these affiliates for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. If we sell properties to affiliates of our advisor, the offers we receive from these affiliates for our properties may be equal to, or less than, the prices we paid for the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from, or selling properties to, our advisor and its affiliates, we may pay more, or may not be offered as much, for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, our advisor may be reluctant to enforce the agreements against its affiliated entities. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor will face conflicts of interest relating to the incentive distribution structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to our operating partnership agreement, our advisor and its affiliates will be entitled to distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to distributions. In addition, our advisor’s entitlement to distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our operating partnership agreement will require us to pay a performance-based termination distribution to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the distribution to the terminated advisor. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with other programs sponsored by our sponsor or its affiliates for the acquisition, development, or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) acts as legal counsel to us and also represents our sponsor, advisor, dealer manager, and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% of the value of our then-outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring, or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Preferred Stock” section of this prospectus.

If we internalize our management functions, we could incur significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may negotiate with our sponsor to acquire some of our sponsor’s and/or advisor’s assets and personnel. We cannot anticipate the form or amount of consideration or other terms of such transaction. Additionally, while we would no longer bear the various fees and expenses we currently pay our advisor under our advisory agreement, our direct expenses would include general and administrative costs, such as legal, accounting, and other expenses related to corporate governance, SEC reporting, and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees, and consultants, which awards would decrease net income and may further dilute your investment. We cannot reasonably estimate the amount of fees and expenses payable to our advisor we would save or the costs we would incur to become self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor as a result of an internalization, our net income per share may be lower, potentially decreasing the amount of funds available to distribute to you.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances which may increase our costs. Internalization transactions have also, in some cases, been subject to litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the funds available to us to make real estate acquisitions or pay distributions to you.

We will not be afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our charter contains limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. Please see the “Description of Shares — Business Combinations” section of this prospectus.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940. If we lose our exemption from registration under the 1940 Act, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”). As of the date of this prospectus, our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. Please see the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, REIT qualification, and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law (“MGCL”) and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares, (b) increase or decrease the number of our shares of any class or series that we have the authority to issue, or (c) classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, reorganization, consolidation, or sale or other disposition of substantially all of our assets.

The board of directors must declare advisable any amendment to the charter or any merger, consolidation, transfer of substantially all assets, share exchange, or dissolution prior to such amendment or transaction, under the MGCL. All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

Our rights and the rights of our stockholders to recover claims against our officers, directors, and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees, and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees, and agents, and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees, and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees, and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. Please see the “Management — Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents” section of this prospectus.

Our board of directors may change any of our investment objectives without your consent, including our primary focus on income-producing student housing and senior housing properties.

Our board of directors may change any of our investment objectives, including our primary focus on income-producing student housing and senior housing properties, without obtaining prior stockholder consent. If you do not agree with a decision of our board of directors to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you.

Your interest in us will be diluted as we issue additional shares.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors. Therefore, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue restricted shares of our common stock to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock in a merger or to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange, or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you may experience substantial dilution of your percentage ownership of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the providing of transfer agent and registrar services and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. As additional compensation for selling Class T shares in the offering and for ongoing stockholder services, we pay our dealer manager a stockholder servicing fee. We will also pay a dealer manager servicing fee in connection with sales of our Class W shares. The amount available for distributions on all Class T shares and Class W shares is reduced by the amount of such fees payable to our dealer manager with respect to the Class T shares and Class W shares issued in the primary offering. Payment of these fees to our advisor and its affiliates will reduce cash available for investment and distribution. Furthermore, subject to limitations in our charter, the fees, compensation, income, expense reimbursements, incentive distributions and other payments payable to our advisor and its affiliates may increase during this offering or in the future without stockholder approval if such increase is approved by a majority of our independent directors. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties, pay other expenses, or expand our business may be impaired or delayed.

The gross proceeds of the offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. To the extent we obtain any sources of debt or equity for future funding, such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses, or expand our business.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. As the special limited partner, our advisor is entitled to receive, among other distributions, an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders a specified threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we may not be entitled to all of the operating partnership’s proceeds from a property sale and certain other events.

Risks Related to Our Investment Objectives and Target Industries

Because we are focused on only two industries, our rental revenues will be significantly influenced by demand in each industry, and a decrease in any such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties will consist of student housing and senior housing properties, we are subject to risks inherent in investments in these industries. A decrease in the demand for real estate in one or both of these industries would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for real estate in these industries has been and could be adversely affected by weakness in the national, regional, and local economies and changes in supply of or demand for similar or competing properties in an area. To the extent that any of these conditions occur, they are likely to affect demand and market rents for our properties, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not expect to hedge against the risk that industry trends might decrease the profitability of our investments. A higher ratio of our investments in one industry over another will increase the relative effects changes in supply and demand in such industry has on our real estate portfolio.

We will face significant competition in each industry in which we invest, which may increase the cost of acquisitions or developments or impede our ability to retain residents or re-let space when existing residents vacate.

We will face competition in every market in which we purchase real estate assets. We will compete with numerous national, regional, and local developers, owners, and operators, and other REITs, some of which own or may in the future own facilities similar to, or in the same markets as, the properties we acquire, and some of which will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders, and a greater ability to borrow funds on a cost-effective basis. See the “Industries Overview” section of this prospectus. In addition, other developers, owners, and operators may have the capability to build additional properties that may compete with our properties. This competition for investments may reduce the number of suitable investment opportunities available to us and may reduce demand in certain areas where our properties are located, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our revenues.

If competitors construct properties that compete with our properties or offer space at rental rates below the rental rates we charge our residents, we may lose potential or existing residents and we may be pressured to discount our rental rates to retain residents. As a result, our rental revenues may become insufficient to make distributions to you. In addition, increased competition for residents may require us to make capital improvements to our properties that we would not otherwise make.

We may face integration challenges and incur costs when we acquire additional properties.

As we acquire or develop additional properties, we will be subject to risks associated with integrating and managing new properties. In the case of a portfolio purchase, we could experience strains in our existing information management capacity. In addition, acquisitions or developments may cause disruptions in our operations and divert management’s attention away from day-to-day operations. In addition, the integration process generally results in changes to the processes, standards, procedures, practices, policies, and compensation arrangements in the properties acquired, which can adversely affect our ability to maintain the existing relationships with residents and employees. Our failure to successfully integrate any future properties into our portfolio could have an adverse effect on our operating costs and our ability to make distributions to our stockholders.

Delays in development and lease-up of our properties would reduce our profitability.

Construction delays to new or existing properties due to weather, unforeseen site conditions, personnel problems, and other factors could delay our anticipated resident occupancy plan which could adversely affect our profitability. Furthermore, our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire a new property that has a relatively low physical occupancy, and the cash flow from existing operations may be insufficient to pay the operating expenses associated with that property until the property is fully leased. If one or more of these properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

Our operating results may be affected by regulatory changes that have an adverse impact on our specific properties, which may adversely affect our results of operations and returns to you.

Certain regulatory changes may have a direct impact on our properties, including but not limited to, land use, zoning, and permitting requirements by governmental authorities at the local level, which can restrict the availability of land for development, and special zoning codes which omit certain uses of property from a zoning category. These special uses (i.e., hospitals, schools, and housing) are allowed in that particular zoning classification only by obtaining a special use permit and the permission of local zoning authority. If we are delayed in obtaining or unable to obtain a special use permit where one is required, new developments or expansion of existing developments could be delayed or reduced. Additionally, certain municipalities require holders of a special use permit to have higher levels of liability coverage than is normally required. The acquisition of, or the inability to obtain, a special use permit and the possibility of higher levels of insurance coverage associated therewith may have an adverse effect on our results of operations and returns to you.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and resident and lease data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As resident, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber attacks.

Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our residents, our residents’ personal accounts may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our residents’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries, vendors, and the third party property managers that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our businesses and residents, or cyber attacks or security breaches of the networks, systems, or devices that our residents use to access our products and services, could result in resident attrition, regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded. To date, to our knowledge, we have not experienced any material impact relating to cyber-attacks or other information security breaches.

Risks Related to the Student Housing Industry

Our results of operations relating to student housing properties will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies, and other risks inherent in the student housing industry.

We generally intend to lease our student housing properties under leases with periods of approximately one year, and in certain cases, under nine month or shorter-term semester leases. As a result, we may experience reduced cash flows during the summer months at student housing properties with lease terms shorter than 12 months. Furthermore, we expect that all of our student housing properties must be entirely re-leased each year during a limited leasing season that usually begins in November and ends in August of each year. Therefore, we will be highly dependent on the effectiveness of the marketing and leasing efforts and personnel of our third party property managers during this season, exposing us to significant leasing risk.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for beds at our student housing properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to affect such marketing efforts prior to the commencement of the annual lease-up period or our additional marketing efforts may not be successful.

We will rely on our relationships with colleges and universities for referrals of prospective student-residents or for mailing lists of prospective student-residents and their parents. Many of these colleges and universities own and operate their own competing on-campus facilities. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on us. If colleges and universities refuse to make their lists of prospective student-residents and their parents available to us or increase the costs of these lists, there could be a material adverse effect on us.

Competition from other student housing properties, including on-campus housing and traditional multi-family housing located in close proximity to the colleges (known as student competitive housing) and universities from which we will draw student-residents, may reduce the demand for our student housing, which could materially and adversely affect our cash flows, financial condition, and results of operations.

Our student housing properties will compete with properties owned by universities, colleges, national and regional student housing businesses, and local real estate concerns, including public-private partnerships (PPPs or P3s). On-campus student housing has inherent advantages over off-campus student housing due to its physical location on the campus and integration into the academic community, which may cause student-residents to prefer on-campus housing to off-campus housing. Additionally, colleges and universities may have financial advantages that allow them to provide student housing on terms more attractive than our terms. For example, colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than private, for-profit real estate concerns, such as our company.

There may be student housing properties located near or in the same general vicinity of our student housing properties that compete directly with our student housing properties. Such competing student housing properties may be newer, located closer to campus, charge less rent, possess more attractive amenities, offer more services and lease inducements, or offer shorter lease terms or more flexible lease terms than our student housing properties. Competing student housing properties could reduce demand for our student housing properties and materially and adversely affect our rental income.

Revenue at a particular student housing property could also be adversely affected by a number of other factors, including the construction of new on-campus and off-campus housing, decreases in the general levels of rents for housing at competing properties, decreases in the number of students enrolled at one or more of the colleges or universities from which the property draws student-residents, and other general economic conditions.

Although we believe no participant in the student housing industry holds a dominant market share, we compete with larger national companies, colleges, and universities with greater resources and superior access to capital. Furthermore, a number of other large national companies with substantial financial and marketing resources may enter the student housing business. The activities of any of these companies, colleges, or universities could cause an increase in competition for student-residents and for the acquisition, development, and management of other student housing properties, which could reduce the demand for our student housing properties.

Reporting of on-campus crime statistics required of universities may negatively impact our communities.

Federal and state laws require universities to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring in the vicinity of, or on the premises of, our student housing properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student housing properties may have an adverse effect on both our on-campus and off-campus communities.

The financial performance of our student housing properties will be dependent upon their residents.

The financial performance of our student housing properties will depend on the residents and their payment of rent under their respective residential leases. Additionally, residents of student housing are inherently transient and our properties will face significant resident turnover as students graduate or otherwise cease to attend the applicable school. If a large number of residents become unable to make rental payments when due, decides not to renew their respective residential leases, or decides to terminate their respective residential leases, this could result in a significant reduction in rental revenues. In addition, the costs and time involved in enforcing rights under a residential lease with a resident, including eviction and re-leasing costs, may be substantial and could be greater than the value of such residential lease. There can be no assurance that we will be able to successfully pursue and collect from defaulting residents or re-let the premises to new residents without incurring substantial costs, if at all.

The ability of our third party property manager to retain current residents and attract new residents, if necessary, and to increase rental rates as necessary, will depend on factors both within and beyond the control of such property manager. These factors include changing student housing and demographic trends and traffic patterns, the availability and rental rates of competing dormitories or private residential space, general and local economic conditions, the growth and success of schools, and the financial viability of the residents. The loss of a resident and the inability to maintain favorable rental rates with respect to our properties would adversely affect our viability and the value of our properties. Although insurance will be obtained with respect to our properties to cover casualty losses and general liability and business interruption, no other insurance will be available to cover losses from ongoing operations. The occurrence of a casualty resulting in damage to our properties could decrease or interrupt the payment of residents’ rent.

Risks Related to the Senior Housing Industry

Our senior housing properties and their operations will be subject to extensive regulations.

Various governmental authorities mandate certain physical characteristics of senior housing properties. Changes in laws and regulations relating to these matters may require significant expenditures. Our management agreements and, if applicable, our leases, will generally require the third party operators of our senior living properties to maintain such properties in compliance with applicable laws and regulations, and we will expend resources to monitor their compliance. However, these third party operators may suffer financial distress, and our available financial resources or those of the third party operators of our properties may be insufficient to fund the expenditures required to operate our senior housing properties in accordance with applicable laws and regulations. If we fund these expenditures, our managed senior living communities may fail to generate profits sufficient to fund our minimum returns or our lessee’s financial resources may be insufficient to satisfy their increased rental payments to us.

While we intend that most of our senior housing properties will be primarily reliant on private payment sources, various licensing, Medicare, and Medicaid laws will require the third party operators who operate our senior living communities to comply with extensive standards governing their operations. In recent years, the federal and state governments have devoted increasing resources to monitoring the quality of care at senior living communities and to anti-fraud investigations in healthcare operations generally. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, also facilitates the U.S. Department of Justice’s ability to investigate allegations of wrongdoing or fraud at skilled nursing facilities. When violations of anti-fraud, false claims, anti-kickback, or physician referral laws are identified, federal or state authorities may impose civil monetary damages, treble damages, repayment requirements, and criminal sanctions. Healthcare communities may also be subject to license revocation or conditional licensure and exclusion from Medicare and Medicaid participation or conditional participation. When quality of care deficiencies or improper billing are identified, various laws may authorize civil money penalties or fines; the suspension, modification, or revocation of a license or Medicare/Medicaid participation; the suspension or denial of admissions of residents; the denial of payments in full or in part; the implementation of state oversight, temporary management or receivership; and the imposition of criminal penalties. We or our third party operators may receive notices of potential sanctions from time to time, and governmental authorities may impose such sanctions from time to time on the communities which such third party operators will operate. If such third party operators are unable to cure deficiencies which have been identified or which are identified in the future, these sanctions may be imposed, and if imposed, may adversely affect our returns. If any of our third party operators becomes unable to operate our properties, or if any of our lessees becomes unable to pay its rent or generate and pay our minimum returns because it has violated government regulations or payment laws, such incidents may trigger a default under their management agreements or leases with us, our third party operators’ or lessees’ credit agreements, and we may experience difficulty in finding substitute third party operators or lessees or selling the affected property for a fair and commercially reasonable price, and the value of an affected property may decline materially.

The trend for senior citizens to delay moving to senior living residences until they reach an older age or require greater care may increase operating costs, reduce occupancy, and increase resident turnover rate at our senior living communities.

Senior citizens have been increasingly delaying their moves to senior living residences until they reach an older age. If this trend continues, the occupancy rate at senior living communities we acquire may decline and the resident turnover rate at those communities may increase. Further, older aged persons may have greater care needs and require higher acuity services, which may increase our, our third party operators’ and our lessees’ cost of business, expose us, such third party operators’ and lessees’ to additional liability or result in lost business and shorter stays at our senior living communities if such third party operators and lessees are not able to provide the requisite care services or fail to adequately provide those services.

Termination of assisted living resident agreements and resident attrition could adversely affect our revenues and earnings at our leased and managed senior living communities.

State regulations governing assisted living communities typically require a written resident agreement with each resident. Most of these regulations also require that each resident have the right to terminate these assisted living resident agreements for any reason on reasonable notice. Consistent with these regulations, most of the resident agreements we anticipate entering into at our leased and managed senior living communities will allow residents to terminate their agreements on 30 days’ notice. Thus, we and the third party operators and lessees of our properties may be unable to contract with assisted living residents to stay for longer periods of time, unlike typical apartment leasing arrangements that involve lease agreements with terms of up to a year or longer. If a large number of residents elected to terminate their resident agreements at or around the same time, our revenues and earnings from the leased and managed senior living communities we acquire could be materially and adversely affected. In addition, the advanced ages of senior living residents at the leased and managed senior living communities we acquire will make the resident turnover rate in these senior living communities difficult to predict.

Provisions of the ACA could adversely affect us or the third party operators and lessees of our properties.

The ACA contains insurance changes, payment changes, and healthcare delivery systems changes that will affect us and the third party operators and lessees of our properties. Provisions of the ACA may result in Medicare payment rates and other payment rates being less than for the preceding fiscal year. We are unable to predict how potential Medicare rate reductions under the ACA will affect our third party operators’ and lessees’ future financial results of operations; however, the effect may be adverse and material and hence adverse and material to our future financial condition and results of operations.

The ACA includes other changes that may affect us, our third party operators, and lessees, such as enforcement reforms and Medicare and Medicaid program integrity control initiatives, new compliance, ethics and public disclosure requirements, initiatives to encourage the development of home and community based long term care services rather than institutional services under Medicaid, value based purchasing plans and a Medicare post-acute care pilot program to develop and evaluate making a bundled payment for services, including hospital, physician and skilled nursing facility services, provided during an episode of care.

In June 2012, the U.S. Supreme Court upheld two major provisions of the ACA—the individual mandate, which requires most Americans to maintain health insurance or to pay a penalty, and the Medicaid expansion, which requires states to expand their Medicaid programs by 2014 to cover all individuals under the age of 65 with incomes not exceeding 133% of the federal poverty level. Under the ACA, the federal government will pay for 100% of a state’s Medicaid expansion costs for the first three years (2014-2016) and gradually reduce its subsidy to 90% for 2020 and future years.

In June 2015, the U.S. Supreme Court decided that income tax credits under the ACA are available to individuals who purchase health insurance on an exchange created by the federal government, in the same way such credits are available to individuals who purchase health insurance on an exchange created by a state. Such subsidies provide certain eligible taxpayers with the ability to purchase or maintain health insurance.

A lawsuit filed in November 2014, House v. Price (formerly House v. Burwell), is also currently pending that, if successful, could cut subsidy payments to insurance plans created under the ACA. Any such cuts could cause an increase in premiums to insureds, destabilize insurance markets or otherwise impact our third party operators’ and lessees’ financial condition and ability to operate.

On January 20, 2017, President Trump signed an Executive Order stating that it was the policy of the Trump administration to seek the prompt repeal of the ACA. That Executive Order also directed federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from or delay the implementation of any provision of the ACA that would impose a fiscal burden on any state or a cost, fee, tax, penalty or regulatory burden on any individual, family, healthcare provider, health insurer, patient, recipient of healthcare services, purchaser of health insurance or makers of medical devices, products or medications. Thereafter, legislation was introduced to repeal the ACA in whole or in part. While such legislation did not pass, there continues to be pressure to pass legislation that would, at a minimum, modify the ACA. Because of the continued uncertainty about the implementation of the ACA, including the potential for further legal challenges or amendments of that legislation, we cannot quantify or predict with any certainty the likely impact of the ACA or its amendment on our and our third party operators’ and lessees’ business models, prospects, financial condition, or results of operations.

On October 12, 2017, President Trump signed an Executive Order, entitled “Presidential Executive Order Promoting Healthcare Choice and Competition Across the United States,” that (i) ordered the Secretary of Labor to consider proposing regulations or revising guidance to expand access to Association Health Plans; (ii) ordered the

Secretaries of the Treasury, Labor, and Health and Human Services to consider proposing regulations or revising guidance to expand the availability of Short-Term Limited-Duration Insurance; and (iii) ordered the Secretaries of the Treasury, Labor, and Health and Human Services to consider proposing regulations or revising guidance to increase the usability of Health Reimbursement Arrangements (HRAs), to expand employers’ ability to offer HRAs to their employees, and allow HRAs to be used in conjunction with nongroup coverage.

On the same day, President Trump announced that the government would terminate cost-sharing reduction payments, or CSR payments, to health insurance companies. In response, on October 13, 2017 the State of California, along with 17 other states and the District of Columbia, filed suit against President Trump in the United States District Court, Northern District of California (State of California, et al., v. Donald J. Trump, et al., Case No: 17-cv-05895-VC). The states allege that the federal government is required to make CSR payments under the ACA, that the ACA appropriated money to make the CSR payments, and that the current administration is in violation of the law by refusing to make the CSR payments. The states also sought an emergency ruling that would require the Trump administration to continue making CSR payments while the lawsuit is pending. On October 25, 2017, the presiding judge denied the states’ motion for a preliminary injunction. The case remains ongoing.

Our failure or the failure of the third party operators and lessees of our properties to comply with laws relating to the operation of the leased and managed communities we acquire may have a material adverse effect on the profitability of the senior living communities we acquire, the values of our properties, and the ability of our lessees to pay us rent.

We, our third party operators, and our lessees will be subject to or impacted by extensive, frequently changing federal, state, and local laws and regulations. Some of these laws and regulations include: state and local licensure laws; laws protecting consumers against deceptive practices; laws relating to the operation of our properties and how such third party operators and lessees conduct their operations, such as health and safety, fire and privacy laws; federal and state laws affecting communities that participate in Medicaid; federal and state laws affecting skilled nursing facilities, clinics and other healthcare facilities that participate in both Medicare and Medicaid that mandate allowable costs, pricing, reimbursement procedures and limitations, quality of services and care, food service and physical plants; resident rights laws (including abuse and neglect laws) and fraud laws; anti-kickback and physician referral laws; the Americans with Disabilities Act of 1990, or ADA, and similar state and local laws; and safety and health standards set by the Occupational Safety and Health Administration. We expect that we and the third party operators of our senior living properties will expend significant resources to maintain compliance with these laws and regulations, and responding to any allegations of noncompliance also results in the expenditure of significant resources. Moreover, the failure of our third party operators to properly operate the senior living communities we acquire could result in fines or other sanctions which may materially and adversely impact our ability to obtain or renew licenses for such managed communities.

If we or the third party operators and lessees of our properties fail to comply with any applicable legal requirements, including future changes in the applicable regulatory framework, or are unable to cure deficiencies, certain sanctions may be imposed and, if imposed, may adversely affect the profitability of the managed senior living communities we acquire, the values of our properties and the ability of our lessees to pay us rent.

We and the third party operators and lessees of our properties will be required to comply with federal and state laws governing the privacy, security, use, and disclosure of individually identifiable information, including financial information and protected health information. Under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, we and the third party operators of our senior living properties will be required to comply with the HIPAA privacy rules, security standards, and standards for electronic healthcare transactions. State laws also govern the privacy of individual health information, and these laws are, in some jurisdictions, more stringent than HIPAA. Other federal and state laws govern the privacy of individually identifiable information.

If we or the third party operators and lessees of our properties fail to comply with applicable federal or state standards, we or they could be subject to civil sanctions and criminal penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We are dependent on the ability of our third party operators to successfully manage and operate our senior housing properties.

Because federal income tax laws restrict REITs and their subsidiaries from operating or managing healthcare facilities, we must engage third parties to operate such senior housing properties either as tenants through triple-net or similar lease structures or as eligible independent contractors pursuant to an agreement with our TRS or one of its subsidiaries as permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure. Under the RIDEA structure, we may lease such senior housing properties to one or more TRSs, which may be wholly-owned by us. Each TRS pays corporate-level income tax and may retain any after-tax income. We must satisfy certain conditions to use the RIDEA structure. One of those conditions is that such TRS must hire an “eligible independent contractor” (“EIK”) to operate such senior housing properties and such EIK must be actively engaged in the trade or business of operating healthcare facilities for parties other than us. An EIK cannot (i) own more than 35% of us, (ii) be owned more than 35% by persons owning more than 35% of us, or (iii) provide any income to us (i.e., the EIK cannot pay fees to us, and we cannot own any debt or equity securities of the EIK). Accordingly, while we may lease our senior housing properties that are healthcare facilities to a TRS that we own, the TRS must engage a third party operator to manage and operate such senior housing properties. Thus, our ability to direct and control how certain of our senior housing properties are operated is less than if we were able to manage such properties directly.

Some third party operators or lessees of our properties may be faced with significant potential litigation and rising insurance costs that not only affect their ability to obtain and maintain adequate liability and other insurance, but also may affect their ability to fulfill insurance, indemnification, and other obligations to us under management agreements and leases, including rental payments and minimum and other return payments.

In some states, advocacy groups monitor the quality of care at memory care facilities and assisted and independent living communities, and these groups have brought litigation against operators and owners. Also, in several instances, private litigation by skilled nursing facility patients, assisted and independent living community residents or their legal representatives have succeeded in winning very large damage awards for alleged neglect. The effect of this litigation and potential litigation will be to materially increase the costs of monitoring and reporting quality of care compliance incurred by some third party operators of our senior living properties. The cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment in many parts of the United States continues. This may affect the ability of some of the third party operators of our senior living properties to obtain and maintain adequate liability and other insurance and manage their related risk exposures. In addition to causing some of the third party operators of our senior living properties to be unable to fulfill their insurance, indemnification and other obligations to us under their management agreements or leases and thereby potentially exposing us to those risks, these litigation risks and costs could cause such third party operators to become unable to generate and pay minimum and other returns to us, or to pay rents that may be due to us.

Our returns from our managed properties depend on the ability of our third party operators to continue to maintain or improve occupancy levels.

Any senior housing property in which we invest may have relatively flat or declining occupancy levels due to a weak economy, changing demographics, falling home prices, declining incomes, stagnant home sales, competition from other senior housing developments, and a variety of other factors. In addition, the senior housing sector may continue to experience a decline in occupancy due to the weak economy and the associated decision of certain residents to vacate a property and instead be cared for at home. Occupancy levels may also decline due to seasonal contagious illnesses such as influenza. A material decline in occupancy levels and revenues may make it more difficult for the operators of any senior housing property in which we invest to successfully generate income for us. Alternatively, to avoid a decline in occupancy, a third party operator may reduce the rates charged, which would also reduce our revenues and therefore negatively impact our ability to generate income.

General Risks Related to Investments in Real Estate

The growth portion of our acquisition strategy involves a higher risk of loss than more conservative investment strategies.

We may acquire student housing or senior housing properties that require development, redevelopment, lease-up, or repositioning in order to increase the value of such properties, which we refer to as “growth” or “growth oriented” properties. We may not be successful in identifying properties that can achieve our growth objectives or we may experience costs in excess of our budgets for such development, redevelopment, lease-up, or repositioning. We may also acquire properties in markets that are overbuilt or otherwise overserved. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach of allocating a portion of our portfolio to acquiring and operating growth assets involves more risk than comparable real estate programs that employ more conservative investment strategies.

There are inherent risks with real estate investments.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area, including additional competing developments;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental, and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

Many of the real properties we acquire may have some level of vacancy at the time of closing either because the property is in the process of being developed and constructed, it is newly constructed and in the process of obtaining residents, or because of economic or competitive or other factors. Shortly after a new property is opened, during a time of development and construction, or because of economic or competitive or other factors, we may suffer reduced revenues resulting in lower cash distributions to you due to a lack of an optimum level of residents. The resale value of properties with prolonged low occupancy rates could suffer, which could further reduce your return.

If we enter into non-compete agreements with the sellers of the properties that we acquire, and the terms of those agreements expire, then the sellers may compete with us within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

We may enter into non-compete agreements with the sellers of the properties that we acquire in order to prohibit the seller from owning, operating, or being employed by a competing property for a predetermined time frame and within a geographic radius of a property that we acquire. When these non-compete agreements expire, we may face the risk that the seller will develop, own, operate, or become employed by a competing property within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations, and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. In some circumstances, lock-out provisions may prohibit us from reducing or increasing the amount of indebtedness with respect to any properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Rising expenses could reduce cash available for future acquisitions.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs, and maintenance and administrative expenses. If we are unable to offset such cost increases through rent increases, we could be required to fund those increases in operating costs which could adversely affect funds available for future acquisitions or cash available for distribution.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development, and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition, and development of real properties could adversely affect your returns. From time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgets, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

A typical student housing or senior housing construction period is expected to be 12–18 months once the land has been acquired and all necessary permits and governmental approvals are obtained. The marketing timeframe to pre-lease a new student housing development to stabilization should roughly parallel such construction period. For senior housing, new development lease-up periods to stabilization will likely be 18–36 months from the completion of construction. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All of our real property, and the operations conducted on such real property, are subject to laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation, and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners, or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent, or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances, or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various applicable fire, health, life-safety, and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity, or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.

We may incur significant costs associated with complying with the Americans with Disabilities Act and similar laws.

Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Additional federal, state, and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. We will make every reasonable effort to ensure that our properties substantially comply with the requirements of the ADA and other applicable laws. However, there can be no assurance that we will be successful in doing so. Noncompliance with the ADA or FHAA could result in the imposition of fines or an award or damages to the government or private litigants and also could result in an order to correct any non-complying feature. Also, discrimination on the basis of certain protected classes can result in significant awards to victims. We cannot predict the ultimate amount of the cost of compliance with the ADA, FHAA, or other legislation. If we incur substantial costs to comply with the ADA, FHAA, or any other legislation, we could be materially and adversely affected.

Class action, tenants’ rights, and consumer rights litigation may result in increased expenses and harm our results.

There are numerous tenants’ rights and consumer rights organizations that operate in our markets, and, as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. With the increased market for rentals, some of these organizations may shift their litigation, lobbying, fundraising, and grass roots organizing activities to focus on landlord-tenant issues, including issues relating to the Fair Housing Act and its state law counterparts. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take if initiated or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could limit our business operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced, or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Risks Associated with Debt Financing

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our net assets, as defined (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to use medium-to-high leverage (between 55% to 60% loan to purchase price) during this offering and may place permanent financing on our properties or obtain credit facilities or other similar financing arrangements in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to stockholders may be reduced.

We intend to incur indebtedness secured by our properties, which may result in foreclosure.

Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

If we or the other parties to our loans breach covenants thereunder, such loan or loans could be deemed in default, which could accelerate our repayment dates and materially adversely affect the value of your investment in us.

We currently have the following loans outstanding: (i) on June 28, 2017, we, through the JPM Borrower, entered into the JPM Mortgage Loan in the amount of $29.5 million, (ii) on September 28, 2017, we, through a property-owning special purpose entity wholly-owned by our operating partnership, entered into the Nationwide Loan in the amount of $23.5 million, (iii) on February 23, 2018, we, through three property-owning special purpose entities wholly-owned by our operating partnership, entered into the Freddie Mac Utah Loans in the aggregate amount of $46.9 million, and (iv) on February 23, 2018, we, through our operating partnership, along with

Mr. Schwartz and an entity controlled by Mr. Schwartz, entered into an amended and restated KeyBank Bridge Loan in the original amount of $24.5 million. The JPM Mortgage Loan is secured by a first mortgage on the Fayetteville Property, the Nationwide Loan is secured by a first mortgage on the Tallahassee Property and each Freddie Mac Utah Loan is secured by a first mortgage on the respective Salt Lake Property. The amended and restated KeyBank Bridge Loan is secured by: a pledge of certain equity interests held by the entity controlled by Mr. Schwartz; a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Salt Lake Properties; a pledge of the proceeds from the issuance of equity interests in us and our operating partnership to the extent constituting collateral, including net proceeds from our private offering and, when effective, our public offering; the right, title and interest in and to the bank account in which such equity interest proceeds will be deposited; and a pledge of distributions received by an affiliate of our sponsor. Each of the JPM Mortgage Loan, the Nationwide Loan, the Freddie Mac Utah Loans and the amended and restated KeyBank Bridge Loan also imposes a number of financial covenant requirements on us and Mr. Schwartz. If we, or the other parties to the JPM Mortgage Loan, the Nationwide Loan, the Freddie Mac Utah Loans or the KeyBank Bridge Loan, as the case may be, should breach certain of those financial or other covenant requirements, or otherwise default on the JPM Mortgage Loan, the Nationwide Loan, the Freddie Mac Utah Loans or the KeyBank Bridge Loan, then the JPM Lender, Nationwide Life Insurance Company (“Nationwide”), KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) or KeyBank National Association (“KeyBank”), as the case may be, could accelerate our repayment dates. If we do not have sufficient cash to repay the applicable loan at that time, the JPM Lender, Nationwide, the Freddie Mac Lender or KeyBank, as the case may be, could foreclose on the property securing the applicable loan or take control of the pledged collateral, as the case may be. Such foreclosure could result in a material loss for us and would adversely affect the value of your investment in us. In addition, the Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition, and ability to pay distributions to you.

Domestic and international financial markets recently experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reduce the number of properties we can purchase, and/or dispose of some of our assets. These disruptions could also adversely affect the return on the properties we do purchase. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition, and ability to pay distributions.

Risks Associated with Co-Ownership of Real Estate

We may have increased exposure to liabilities from litigation as a result of our participation in a tenant-in-common program.

SmartStop Asset Management, LLC, our sponsor and an affiliate of our advisor, has developed tenant-in-common programs to facilitate the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Code. We may participate in the tenant-in-common program by either co-investing in the property with the exchange investors or purchasing a tenant-in common interest from an affiliate of our advisor, generally at the cost of the property paid by such affiliate. Changes in tax laws may result in tenant-in-common programs no longer being available, which may adversely affect such programs or cause them not to achieve their intended value. Even though we will not sponsor these tenant-in-common programs, we may be named in or otherwise required to defend against any lawsuits brought by tenant-in-common participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service, or IRS, conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. In such event we may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by other tenant-in-common participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We may be subject to risks associated with tenant-in-common programs inherent in ownership of co-tenancy interests with non-affiliated third parties.

In connection with some of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which an affiliate of our advisor sells tenant-in-common interests to tenant-in-common participants. As an owner of tenant-in-common interests in properties, we will be subject to the risks inherent to the ownership of co-tenancy interests with unrelated third parties. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan to finance the purchase of the property. To the extent the loan is not repaid in full as part of the tenant-in-common program, the loan remains outstanding after the sale of the co-tenancy interests to the tenant-in-common participants. Each co-tenant is a borrower under the loan agreements. However, these loans generally are non-recourse against the tenant-in-common participants interests and are secured by the real property. However, the tenant-in-common participants are required to indemnify, and become liable to, the lender for customary carve-outs under the applicable financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication, or misappropriation of insurance proceeds, and failure to pay taxes.

We will be subject to risks associated with the co-tenants in our co-ownership arrangements that otherwise may not be present in other real estate investments.

We may enter into joint ventures, tenant-in-common, Delaware Statutory Trust, or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with co-owners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

•

the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

•

the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance, and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•

the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-ownership arrangement; or

•

the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other co-owners, we will not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Nelson Mullins, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Code. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’ legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’ opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial, or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations, or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to continue to qualify as a REIT would adversely affect the return of your investment. See the “Federal Income Tax Considerations — Failure to Qualify as a REIT” section of this prospectus for more information on the consequences of failing to qualify as a REIT.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, generally determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income, and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on the acquisition, maintenance or development of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. We may be required to make distributions to stockholders at times it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution, and we may be forced to liquidate assets on terms and at times unfavorable to us. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations” section of this prospectus.

If any partnership of ours fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our partnerships, including our operating partnership, as partnerships for federal income tax purposes. However, if the IRS were to successfully challenge the status of any of our partnerships as a partnership, then it would be taxable as a corporation. Such an event would reduce the amount of distributions that such partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on our stockholders’ investments. In addition, if any of the entities through which any of our partnerships owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, then it would become subject to taxation as a corporation, thereby reducing distributions to such partnership. Such a recharacterization of any of our partnerships or an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiary, or through entities that are disregarded for federal income tax purposes, which are wholly-owned by our taxable REIT subsidiary, will be subject to federal and possibly state corporate income tax. We have elected or intend to elect to treat the TRS as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state, and local taxes, we will have less cash available for distributions to you.

If we were considered to actually or constructively pay a “preferential dividend” to you, our status as a REIT could be adversely affected.

As discussed above, in order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP in the United States), determined without regard to the deduction for distributions paid and excluding net capital gains. Until we are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934, distributions must not be considered “preferential dividends” in order for them to be counted as satisfying the annual distribution requirements for REITs and to provide us with a REIT-level tax deduction. A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with any preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements involving REITs could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan, the terms of stock redemptions, or the allocation of certain fees among different classes of stock), except as otherwise set forth with respect to a particular REIT in a private letter ruling from the IRS to such REIT. We believe that differences in dividends distributed to holders of Class A shares as compared to Class T shares and Class W shares, as a result of the stockholder servicing fees and dealer manager servicing fees, respectively, will not result in preferential dividends. However, we have not applied for a ruling from the IRS with respect to our multi-class stock structure or our ability to deduct dividend payments in connection with that structure and its possible effect on our qualification as a REIT. We have received the opinion of Nelson Mullins that our class structure complies with current tax law requirements and that dividend payments by us will be deductible and will not adversely affect our qualification as a REIT. This opinion has been issued in connection with this offering. Opinions of counsel are not binding on the IRS or on any court. Therefore, if the IRS were to successfully assert that we paid a preferential dividend, we may be deemed to have either (a) distributed less than 100% of our REIT taxable income and therefore be subject to tax on the undistributed portion, or (b) distributed less than 90% of our REIT taxable income, in which case our status as a REIT could be terminated if we were unable to cure such failure.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount of the distribution which was not a tax-free return of capital. This is the same tax treatment that would result if you received the distribution in cash, notwithstanding the fact that you reinvested the entire distribution in common stock pursuant to the plan. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on taxable amount of the distribution.

In certain circumstances, we may be subject to U.S. federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly, at the level of our operating partnership, or at the level of any other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders, and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

Individuals with incomes below certain thresholds are subject to federal income taxation on qualified dividends at a maximum rate of 15%. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, subject to a 20% deduction for REIT dividends available under the 2017 Tax Act, which is discussed further under the section of this prospectus entitled “Federal Income Tax Considerations.” You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our legal counsel’s tax opinion assumes that no legislation will be enacted after the date of such opinion that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder” section of this prospectus.

To the extent our distributions represent a return of capital for tax purposes, you could recognize an increased capital gain upon a subsequent sale of your common stock.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock, but instead will constitute a return of capital and will reduce such adjusted basis. (Such distributions to Non-U.S. Stockholders may be subject to withholding, which may be refundable.) If distributions exceed such adjusted basis, then such adjusted basis will be reduced to zero and the excess will be capital gain to the stockholder. If distributions result in a reduction of a stockholder’s adjusted basis in his or her common stock, then subsequent sales of such stockholder’s common stock potentially will result in recognition of an increased capital gain.

Because of the complexity of the tax aspects of this offering and because those tax aspects are not the same for all investors, you should consult your own independent tax advisor with reference to your own tax situation before investing in the shares.

ERISA Risks

There are special considerations that apply to qualified pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

If you are investing the assets of a qualified pension, profit-sharing, 401(k), Keogh, or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans, IRAs, and other tax-favored benefit accounts should consider ERISA and related risks of investing in our shares.

ERISA and Code Section 4975 prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, retirement or Keogh plans, or individual retirement accounts, and (ii) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, the DOL plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exemptions available, and thereby prevent our assets as being treated as assets of any investing plan.

In addition, if you are investing the assets of an IRA or a pension, profit sharing, 401(k), Keogh or other employee benefit plan, you should satisfy yourself that your investment (i) is consistent with your fiduciary obligations under ERISA and other applicable law, (ii) is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy, and (iii) satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA. You should also determine that your investment will not impair the liquidity of the plan or IRA and will not produce UBTI for the plan or IRA; or, if it does produce UBTI, that the purchase and holding of the investment is still consistent with your fiduciary obligations. You should also satisfy yourself that you will be able to value the assets of the plan annually in accordance with ERISA requirements and that your investment will not constitute a prohibited transaction under Section 406 of ERISA or Code Section 4975.

For further discussion of issues and risks associated with an investment in our shares by IRAs, employee benefit plans and other benefit plan investors, see the “Investment by Tax-Exempt Entities and ERISA Considerations” sections of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

MARKET DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the midpoint of $500 million in shares (allocated as $225 million in Class A shares, $225 million in Class T shares and $50 million in Class W shares) and the maximum of $1.0 billion in shares (allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares). We have made assumptions relating to the percentage of shares of each class that will be sold based on our prior experience, and discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold.

If we raise less than the maximum offering amount or if we sell a different combination of Class A shares, Class T shares and Class W shares, the amount of fees, commissions, costs and expenses presented in the tables below would be different. If a higher percentage of Class A shares are sold, fewer proceeds will be available to us for investment. We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. A reduction in these fees would be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund redemptions of shares under our share redemption program. Many of the figures set forth below represent management’s best estimates since these figures cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering (allocated as set forth above), we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in student housing and senior housing properties and related real estate investments, of which approximately 1.58% and 0.68% of our gross offering proceeds will be used to pay real estate related acquisition fees and acquisition expenses, respectively, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (a) to repay debt incurred in connection with property acquisitions or other investment activities, (b) to establish reserves if we or our lenders deem appropriate, or (c) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, or payments of organization and offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We may use proceeds for other corporate purposes, including to fund distributions. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

	Midpoint ($500,000,000 in shares)(1)						Maximum ($1,000,000,000 in shares)(1)
	Class A		Class T		Class W		Class A		Class T		Class W
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$225,000,000	100.00%	$225,000,000	100.00%	$50,000,000	100.00%	$450,000,000	100.00%	$450,000,000	100.00%	$100,000,000	100.00%
Less Offering Expenses:
Sales Commission(2)	(13,500,000)	6.00%	(6,750,000)	3.00%	-	0.00%	(27,000,000)	6.00%	(13,500,000)	3.00%	-	0.00%
Dealer Manager Fee(3)	(6,750,000)	3.00%	(6,750,000)	3.00%	-	0.00%	(13,500,000)	3.00%	(13,500,000)	3.00%	-	0.00%
Organization and Offering Expenses(4)	(2,812,500)	1.25%	(2,812,500)	1.25%	(625,000)	1.25%	(4,500,000)	1.00%	(4,500,000)	1.00%	(1,000,000)	1.00%
Funded by Advisor	-	0.00%	-	0.00%	500,000	-1.00%	-	0.00%	-	0.00%	1,000,000	-1.00%

Amount Available for Investment(5)	201,937,500	89.75%	208,687,500	92.75%	49,875,000	99.75%	405,000,000	90.00%	418,500,000	93.00%	100,000,000	100.00%
Acquisition Fees(6)	(3,447,713)	1.53%	(3,562,957)	1.58%	(851,524)	1.70%	(6,914,634)	1.54%	(7,145,122)	1.59%	(1,707,317)	1.71%
Acquisition Expenses(7)	(1,477,591)	0.66%	(1,526,982)	0.68%	(364,939)	0.73%	(2,963,415)	0.66%	(3,062,195)	0.68%	(731,707)	0.73%

Amount Invested in Properties	$197,012,196	87.56%	$203,597,561	90.49%	$48,658,537	97.32%	$395,121,951	87.80%	$408,292,683	90.73%	$97,560,976	97.56%

(1)

This table assumes an allocation of 45% Class A shares, 45% Class T shares and 10% Class W shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 6% sales commissions), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In the primary offering, we pay sales commissions in the amount of 6% of the gross offering proceeds for sales of Class A shares and 3% of the gross offering proceeds for sales of Class T shares. We also pay a monthly stockholder servicing fee for Class T shares that accrues daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded this stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 6% sales commissions taken at the time of sale, that all sales of Class T shares will be made with the 3% sales commissions taken at the time of sale and that all sales of Class W shares will be made without sales commissions.

(3)

In the primary offering, we pay our dealer manager 3% of the gross offering proceeds for sales of Class A and Class T shares. We also pay a monthly dealer manager servicing fee for Class W shares that accrues daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. We have excluded this dealer manager servicing fee from this table. We have assumed for purposes of this table that all sales of Class A and Class T shares will be made with the 3% dealer manager fee taken at the time of sale and that all sales of Class W shares will be made without a dealer manager fee.

(4)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1% of gross offering proceeds raised in our primary offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

(5)

Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)

We will pay our advisor an acquisition fee equal to 1.75% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount available for investment. For purposes of this table, we have assumed that no debt is used to acquire our properties or other real estate investments. In the event we raise the maximum offering of $1.0 billion pursuant to this offering and utilize 60% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we may pay our advisor acquisition fees in excess of $39.4 million.

(7)

Acquisition expenses include customary third party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of 0.75% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

OUR PROPERTIES

Properties

We currently own two student housing properties and three senior housing properties. This section contains certain summary information about each property in tabular format, separated by type of housing, with a more detailed description of each property following its respective table.

Student Housing

Property	Date Acquired	Date Completed	Primary University Served	Average Monthly Revenue / Bed(1)	# of Units	# of Beds	Occupancy%(2)
Fayetteville	June 28, 2017	August 2016	University of Arkansas	$672	198	592	95.3%
Tallahassee	September 28, 2017	August 2017	Florida State University	$785	125	434	99.5%

Total				$703	323	1,026	97.4%

(1)

Calculated based on our base rental revenue earned during the year ended December 31, 2017 divided by average occupied beds over the same period. Each property is included in the respective calculations starting with its first full month of operations after we acquire the property, as appropriate.

(2)	Represents occupied number of beds as of December 31, 2017.

Fayetteville, Arkansas

On June 28, 2017, we purchased a student housing property located at 376 W. Watson St., Fayetteville, Arkansas 72701 (the “Fayetteville Property”).We acquired the Fayetteville Property, known as The District, from an unaffiliated third party for a purchase price of $57 million, plus closing costs and acquisition expenses. In addition, we paid our advisor an acquisition fee of approximately $1.1 million in connection with this acquisition. The purchase price for the Fayetteville Property was funded using a combination of proceeds from a mortgage loan from Insurance Strategy Funding IX, LLC (the “JPM Lender”), an affiliate of J.P. Morgan Asset Management Inc., a bridge loan obtained from KeyBank National Association (“KeyBank”) and a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership, as described below.

The Fayetteville Property contains 198 units and 592 beds, with one-, two-, three- and four-bedroom, fully-furnished floor plans. The property sits on 2.3 acres of land adjacent to the University of Arkansas, and is approximately 95% leased for the 2017-2018 academic year. Substantially all leases are for a period of approximately one year. The units are fully furnished including beds, desks, chairs, tables, televisions, energy efficient appliances, interior washer/dryers, and condominium finishes with granite countertops, pendant lighting, espresso finish cabinets and vinyl plank flooring. All floor plans offer 1 bed / 1 bath parity. The property contains fiber optic cable with 1 Gigabit of bandwidth capacity. The property also features a pool, spa, and courtyard; fitness facility with separate yoga room; computer lab and business center; and study rooms. Parking for the Fayetteville Property is located in a six-story controlled access parking garage. The Fayetteville Property is managed by Asset Campus Housing (“ACH”), a third party student housing manager. ACH currently manages in excess of 210 properties and 118,500 beds.

Tallahassee, Florida

On September 28, 2017, we purchased a student housing property located at 700 W. Virginia St., Tallahassee, Florida 32304 (the “Tallahassee Property”).

We acquired the Tallahassee Property, known as The Domain at Tallahassee, from an unaffiliated third party for a purchase price of $47.5 million, plus closing costs and acquisition expenses. In addition, we paid our advisor an acquisition fee of approximately $1.0 million in connection with this acquisition. The purchase price for the Tallahassee Property was funded using a combination of proceeds from a mortgage loan obtained from Nationwide Life Insurance Company (“Nationwide”), a bridge loan obtained from KeyBank, a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership and net proceeds from our private offering, as described below.

The Tallahassee Property is located one block from the Florida State University campus. It is a modern, suburban wrap design, 125 unit / 434 bed purpose-built student housing property located on 3.71 acres. The Tallahassee Property is approximately 99.5% leased for the 2017-2018 academic year, and substantially all leases are for a period of approximately one year. The units are fully furnished including beds, desks, chairs, tables, televisions, energy efficient appliances, interior washer/dryer and condominium finishes. All floor plans offer 1 bed / 1 bath parity for enhanced privacy. Amenities include a 24-hour fitness facility, computer center, private study rooms, resort style pool, tanning booth, Wi-Fi hot spots, resident lounge & coffee bar and secured access. The property contains fiber optic cable with 1-Gigabit of bandwidth capacity. The Tallahassee Property is managed by ACH.

Senior Housing

Property	Date Acquired	Year Built	Address	Average Monthly Revenue / Unit(1)	# of Units	Occupancy%(2)
The Wellington	February 23, 2018	1999	4522 South 1300 East, Mill Creek, Utah	$3,915	119	88%
Cottonwood Creek	February 23, 2018	1982	1245 East Murray Holladay Road, Mill Creek, Utah	$2,557	111	77%
The Charleston at Cedar Hills	February 23, 2018	2005	10020 North 4600 West, Cedar Hills, Utah	$3,001	64	98%

Total				$3,231	294	85%

(1)	Represents a pro forma calculation of the average monthly revenue per unit, based solely upon the leases in place as of February 23, 2018, which is the date we acquired the properties.

(2)	Represents occupied number of units as of February 23, 2018, which is the date we acquired the properties.

Three Senior Housing Properties near Salt Lake City, Utah

On February 23, 2018, we purchased three assisted living senior housing properties located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek and The Charleston (collectively, the “Salt Lake Properties”).

The Wellington is an existing 119-unit senior housing property built in 1999; Cottonwood Creek is an existing 111-unit senior housing property built in 1982; and The Charleston is an existing 64-unit senior housing property built in 2005. The Wellington and Cottonwood Creek are located in the city of Mill Creek, Utah, just outside of Salt Lake City, while The Charleston is located in the City of Cedar Hills, Utah, approximately 20 miles south of Salt Lake City.

We have utilized a RIDEA structure for each of the Salt Lake Properties. We acquired the Salt Lake Properties from unaffiliated third parties for a purchase price of $78.5 million, plus closing costs and acquisition expenses. In addition, we incurred approximately $1.6 million in acquisition fees owed to our advisor in connection with this acquisition. Without the consent of KeyBank, we cannot make any payments of the acquisition fees until the Second Amended KeyBank Bridge Loan (defined below) has been paid in full. See the section titled “—Debt Summary—KeyBank Bridge Loan,” below for more information. We funded approximately 60% of our acquisition of the Salt Lake Properties with three mortgage loans (one for each property) in the aggregate amount of approximately $46.9 million from KeyBank as a Freddie Mac Multifamily Approved Seller/Servicer (collectively, the “Freddie Mac Utah Loans”) and funded the remaining portion with a combination of a bridge loan obtained from KeyBank and net proceeds from our private offering.

Each of the Salt Lake Properties is managed by MSL Community Management LLC, an affiliate of MBK, and offers 24-hour staffing, three meals daily and social activities. Amenities vary by property, but generally include a library, café, salon, social programming, transportation services, activity room and fitness center. MBK’s portfolio of owned and managed communities includes 22 independent, assisted living and memory care communities with a total of approximately 2,500 units.

Investments

Investment in Reno Student Housing, DST

On October 20, 2017, we completed an investment in a private placement offering by Reno Student Housing, DST, a Delaware statutory trust and an affiliate of our sponsor (“Reno Student Housing”), using proceeds from our private offering of approximately $1.03 million for an approximately 2.6% beneficial interest (the “Reno Investment”). In connection with the Reno Investment, we invested net of any otherwise applicable sales commissions or dealer manager fees and did not pay our advisor an acquisition fee or asset management fee. However, Reno Student Housing pays fees to an affiliate of our sponsor in connection with its acquisition and management of the Reno Property.

Reno Student Housing owns a Class “A,” purpose-built student housing property located at 2780 Enterprise Road, Reno, Nevada commonly known as The Summit (the “Reno Property”). As of December 31, 2017, the Reno Property was approximately 94% leased for the 2017-2018 academic year. The Reno Property is two blocks from the University of Nevada, Reno and is a 186 unit / 709 bed student housing property on approximately 8.95 acres. The Reno Property consists of six apartment buildings, which contain a total of approximately 238,000 rentable square feet, a two-story clubhouse and 584 parking spaces. The apartment buildings include a mix of floor plans and two-, three-, four- and five-bedroom unit types, primarily serving the university community. The units are fully furnished including beds, desks, chairs, energy efficient appliances, interior washer/dryer, and condominium finishes with granite countertops, pendant lighting, espresso finish cabinets and wood vinyl plank flooring. All but two units offer 1 bed / 1 bath parity for enhanced privacy. The property contains fiber optic cable with 1 Gigabit of bandwidth capacity. The Reno Property offers extensive amenities, including a two-story clubhouse with a fitness center, game lounge, pool, spa, computer room and business center, campus shuttle service, common area BBQ’s, tanning room, security, 14 private study rooms, covered parking, gated access and covered bike storage areas.

Debt Summary

JPM Mortgage Loan

On June 28, 2017, we, through our operating partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our operating partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with the JPM Lender for the purpose of funding a portion of the purchase price for the Fayetteville Property. The JPM Mortgage Loan is secured by a first mortgage on the Fayetteville Property. We and H. Michael Schwartz, our Chief Executive Officer, serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. We paid our advisor a financing fee of approximately $0.15 million in connection with this loan.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity. The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

The non-recourse guaranty of Mr. Schwartz will expire and be of no further force and effect at such time as we have: (1) a net worth equal to or greater than $40 million; and (2) liquidity equal to or greater than $3 million. Once the non-recourse guaranty of Mr. Schwartz expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity wholly-owned by our operating partnership, entered into a $23.5 million mortgage loan (the “Nationwide Loan”) with Nationwide for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. We and an entity controlled by Mr. Schwartz serve as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. We paid our advisor a financing fee of approximately $0.12 million in connection with this loan.

The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity. The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last three months of the term of the loan, no prepayment penalty will be required.

The non-recourse guaranty of the entity controlled by Mr. Schwartz will expire and be of no further force and effect at such time as we have: (1) a net worth equal to or greater than $40 million; and (2) liquidity equal to or greater than $3 million.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.23 million in financing fees owed to our advisor in connection with this loan. Without the consent of KeyBank, we cannot make any payments of the financing fees until the Second Amended KeyBank Bridge Loan has been paid in full. See the section titled “—Debt Summary—KeyBank Bridge Loan,” below for more information.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans. The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.81 million. Once the Second Amended KeyBank Bridge Loan is paid in full, the liquidity requirement will be reduced to $3 million.

KeyBank Bridge Loan

On June 28, 2017, we, through our operating partnership, along with Mr. Schwartz and an entity controlled by Mr. Schwartz (the “KeyBank Bridge Borrowers”), entered into a bridge loan with KeyBank in an amount of approximately $22.3 million (the “KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. On September 5, 2017, we paid off the KeyBank Bridge Loan with our private offering proceeds.

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement for the KeyBank Bridge Loan in which the KeyBank Bridge Borrowers borrowed $17.6 million (the “Amended KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. On November 15, 2017, we paid off the additional amount borrowed under the Amended KeyBank Bridge Loan with our private offering proceeds.

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement for the KeyBank Bridge Loan (the “Second Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.12 million in financing fees owed to our advisor in connection with this loan. The Second Amended KeyBank Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Second Amended KeyBank Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.61%. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our private offering and, when effective, our public offering, to the repayment of the Second Amended KeyBank Bridge Loan. Unless KeyBank otherwise consents, we are required to defer payment of certain fees that would otherwise be due to our advisor and sponsor until the Second Amended KeyBank Bridge Loan is no longer outstanding, such as acquisition fees and financing fees incurred in connection with the acquisition of the Salt Lake Properties, the Freddie Mac Utah Loans and the Second Amended KeyBank Bridge Loan and asset management fees with respect to the Salt Lake Properties. KeyBank has consented to us paying $1.2 million of such fees now, and we have subsequently made that payment. The Second Amended KeyBank Bridge Loan imposes certain covenant requirements on us and the other parties to the Second Amended KeyBank Bridge Loan, which, if breached, could result in default under the Second Amended KeyBank Bridge Loan. As of April 18, 2018, we have repaid approximately $6.7 million on the Second Amended KeyBank Bridge Loan, and the outstanding balance has been reduced to approximately $17.8 million.

Preferred Units in Our Operating Partnership

On June 28, 2017, we and our operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our sponsor. Pursuant to the Unit Purchase Agreement, our operating partnership agreed to issue Preferred Units to the Preferred Investor in connection with preferred equity investments by the Preferred Investor of up to $12 million (the “Investment”), which amount may be invested in one or more tranches, to be used solely in connection with the investments in the Fayetteville Property and the Tallahassee Property and expenses incurred by the Preferred Investor in connection with the Investment, in exchange for up to 480,000 preferred units of limited partnership interests in our operating partnership (“Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit, plus all accumulated and unpaid distributions. The Preferred Units will receive distributions at a rate of 9% per annum on the Liquidation Amount (as defined in the Third Amended and Restated Limited Partnership Agreement of our operating partnership), payable monthly and calculated on an actual/360 day basis.

On June 28, 2017, the Preferred Investor invested approximately $5.65 million in the first tranche of its Investment in our operating partnership, all of which was used to fund a portion of the purchase price for the acquisition of the Fayetteville Property. The Preferred Investor received 226,000 Preferred Units in our operating partnership. In connection with the acquisition of our student housing property located in Tallahassee, Florida, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units. Accordingly, the Preferred Investor received 40,220 Preferred Units as part of its Investment. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional 2,662.20 Preferred Units, or 1% of the aggregate amount of the foregoing Investments. On December 5, 2017, we completed the redemption of the Preferred Units with offering proceeds from our private offering.

On March 7, 2018, the Unit Purchase Agreement was amended to expand the use of proceeds, such that amounts could be used for (i) the acquisition of any student housing and senior housing property, (ii) repayment of indebtedness and (iii) working capital and general corporate purposes.

Potential Acquisitions

Throughout the term of our offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would likely be obligated to purchase such properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire properties generally based upon:

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements;

•	satisfaction of requirements relating to assumption of any loans; and

•	no material adverse changes relating to the properties, the sellers of the properties, or certain economic conditions.

There can be no assurance that we will complete the acquisition of any properties. In some circumstances, if we fail to complete a potential acquisition, we may forfeit our earnest money on such property. Due to the considerable conditions to the consummation of the acquisition of properties, we cannot make any assurances that the closing of any properties is probable.

INVESTMENT OBJECTIVES, STRATEGY AND RELATED POLICIES

Overview

We will invest a substantial amount of the net proceeds of this offering in income-producing student housing and senior housing properties and related real estate investments. However, we may also invest in student housing and senior housing properties and related real estate investments with growth potential (i.e., properties that require development, redevelopment, lease-up, or repositioning in order to increase the value of such properties). While currently there is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property, we expect that a greater amount of our investments will be made in student housing real estate assets, as measured by amounts invested with the net proceeds of our offerings. Our investment objectives, strategy, and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all of such investment objectives, including our focus on student housing and senior housing properties, if our board of directors believes such changes are in the best interests of our stockholders. In addition, we may invest in mortgage loans and other real estate-related investments if our board of directors deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing student housing and senior housing properties in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	preserve and protect your invested capital;

•	provide regular cash distributions to our investors; and

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value over the long term.

We cannot assure you that we will attain these primary investment objectives.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity with listed securities;

•	spin off one or more of our holding companies (formed to separately hold our student housing and senior housing properties) into a separate company;

•	list our shares on a national securities exchange;

•	commence the sale of all of our properties and/or our holding companies and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board of directors will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board of directors will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Our Student Housing Investment and Business Strategies

Student Housing Investment Strategy

We intend to use a portion of the net proceeds we raise in this offering to primarily invest in existing Class “A” income-producing student housing properties and related student housing real estate investments that are generally amenities rich, newer construction and located adjacent to or within a one mile radius of campus. In order to implement our investment strategy, we will focus on acquiring existing Class “A” income-producing student housing properties located off-campus with the possibility of expanding or repositioning the property if needed. Class “A” properties generally refer to purpose-built or substantially renovated properties constructed within the last 10 to 20 years that are amenities rich and located in favorable demographic markets with high barriers to entry. Such properties tend to be managed by a reputable student housing property management firm. We intend to primarily target medium- to large-sized colleges and established university markets, which we define as markets located in or near U.S. cities that have schools generally with overall enrollment of approximately 15,000 to 40,000 students or greater. We believe some of these markets are both supply constrained and are generally experiencing steady enrollment growth. In addition, our specific university focus will tend toward “Tier 1” schools with established Division I (FBS) football programs. We define “Tier 1” to be universities with a published numerical ranking on the U.S. News & World Report’s most recent Best Colleges—National University Rankings.

We intend to grow by selectively acquiring existing Class “A” student housing properties from third parties. If an opportunity exists to expand or reposition an existing Class “A” student housing property, we will do so selectively. Generally, we anticipate that any properties acquired from third parties would meet our investment criteria and fit into our overall strategy in terms of property quality, proximity to campus, bed-bath parity, amenities package, and return on investment. Our intention is to acquire stabilized properties and maintain them in first class condition, ensuring a higher residual value at sale. However, we may also seek to make opportunistic acquisitions of properties that we believe we can purchase at attractive pricing, reposition, grow rents and operate successfully. Please see the “—Growth Acquisition and Investment Strategy” subsection below. We may consider the following property and market factors, among others, to identify potential student housing property acquisitions:

•	campus academic and athletic reputation and historical enrollment;

•	competitive admissions criteria and tuition costs;

•	existing and projected supply of on-campus and off-campus student housing beds;

•	distance of property from campus;

•	property unit mix, including enhanced privacy units with a high bed/bath parity;

•	competition and market rental rates;

•	significant out-of-state enrollment, including international students;

•	operating performance, including the ability to manage expenses and grow rents;

•	potential for improved management, including an active marketing plan for renewals;

•	ownership and capital structure, including reserves;

•	presence of desired amenities, including the ability to offer high speed Internet connectivity;

•	current physical condition and maintenance of the property;

•	access to university-sponsored or public transportation lines;

•	parking availability; and

•	residual value at resale.

Student Housing Business Strategy

We intend that most of our student housing properties will have the following characteristics: (i) offer student-residents bed-bath parity (private bedrooms with private bathrooms), which we believe provides an advantage over older properties that generally do not have private bathrooms, (ii) have been configured with fast and reliable Internet connectivity, which is critical to attracting student-residents, and (iii) offer a variety of modern amenities designed to enhance the lifestyle of our student-residents to both facilitate their academic mission and provide a sense of community. In addition, we intend that our student housing properties will be located in close proximity to the campuses of the schools from which they draw student-residents, with an average distance to campus of approximately less than one mile, thereby offering the “best of both worlds” — amenity-rich, enhanced privacy, apartment-style living and near-campus convenience.

We will strive to acquire Class “A” properties that are designed to meet the unique needs of student-residents, while supporting their academic studies. We intend that most of our student housing properties will offer our student-residents private bedrooms with en-suite bathrooms, full furnishings, full kitchens with modern appliances, in-unit washers and dryers, state-of-the-art technology (including high speed Internet connectivity), ample parking, and a broad array of other on-site amenities, such as resort-style swimming pools and spas, and a clubhouse with fitness centers, study rooms, business centers and recreation rooms. We will strive to offer not just an apartment but an entire lifestyle and community experience designed to appeal to the modern-day college student. With respect to each property, we intend to hire a third party property management firm that is a specialist in managing student housing properties and will work to provide a safe and well maintained community that could include programs involving social, cultural, outreach, spiritual, recreational, and educational activities. We believe that our focus on enhancing student lifestyle and promoting a sense of community at our properties will improve both renewal and new resident occupancies and when possible, allow us to charge premium rents.

Prior to investing in a market, we plan to conduct extensive due diligence to assess the market’s attractiveness (e.g., market rental surveys and enrollment trends), as well as the available supply of on- and off-campus housing alternatives. While our market strategy considers a variety of factors, we generally focus on markets where: (i) total student enrollment exceeds 15,000; (ii) a majority of the student population resides off-campus; (iii) properties that are in close proximity to campus can be purchased or leased at a reasonable cost; and (iv) there are newer-constructed properties that offer enhanced bed/bath privacy and amenities-rich common areas. Our due diligence process is designed to identify specific markets in which we can operate successfully.

We expect that our third party property managers will implement proactive marketing practices to enhance the visibility of our student housing properties and to optimize our occupancy rates, including the use of social media channels, advertising and small incentives for early renewals. We will carefully study our competitors, communicate with our residents, and meet with university officials regarding policies affecting enrollment and housing. Based on our findings at each property, we will formulate a unique marketing and sales plan for each academic leasing period that will attract both student-residents and their parents or guardians as lease guarantors. We intend to continue to market our properties to students, parents, and universities by emphasizing safe, student-oriented living areas, state-of-the-art technology infrastructure, a wide variety of amenities and services, and close proximity to the campus.

Each student housing property that we own is expected to have a full-service on-site property management team including Community Assistants and on-site maintenance staff. Under the direction of the Community Manager, a Leasing Manager and Community Assistants will help promote new leasing and lease renewal activities and generally interact with students on a day-to-day basis. Our third party property managers will have developed policies and procedures to train each team of on-site employees, including maintenance personnel, and to provide each team with full corporate-based support for each essential operating function.

Where possible, we will seek to establish and maintain relationships with real estate and student housing officials at each university. We believe that establishing and maintaining relationships with universities is important to the ongoing success of our student housing business. We believe that these relationships will provide us with referrals to enhance our leasing efforts, and opportunities for additional acquisitions of student housing properties.

Student Housing Focus

“Student housing” is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities, including those that offer advanced degrees. According to a National Center of Educational Statistics study, undergraduate enrollment is expected to increase by 14% (from approximately 17 million to approximately 19.3 million students) between 2015 and 2026. With this projected enrollment growth, we expect there will be a significant need for safe, affordable, and accessible student housing at both public and private institutions. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing. See “Industries Overview — The Student Housing Industry” for more details regarding the student housing industry in general.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, student housing is aimed at those persons enrolled in college and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite renewal and leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

Unlike multi-family housing where apartments are leased by the unit, student housing properties are typically leased by the bed on an individual lease liability basis, often with parental guarantees. Individual lease liability can limit each resident’s liability to his or her own rent without liability for a roommate’s rent. The number of lease contracts that we will administer for our student housing properties will therefore be equivalent to the number of beds occupied instead of the number of apartment units. Compared to traditional multi-family apartments, we believe student housing communities provide a more stable revenue base from a growing population of residents who are less influenced in their housing choices by cyclical economic factors such as interest rate levels, housing prices, and employment factors. We anticipate that substantially all of our leases will coincide with each university’s particular academic year but generally commence mid-August and terminate on the last day of July.

Our Senior Housing Investment and Business Strategies

Senior Housing Investment Strategy

We intend to use a portion of the net proceeds we raise in this offering to primarily invest in Class “A” income-producing senior housing properties and related senior housing real estate investments. Class “A” properties generally refer to purpose-built or substantially renovated properties constructed within the last 10 to 20 years that are amenities rich and located in favorable demographic markets with high barriers to entry. Such properties tend to be managed by a reputable operator and located within close proximity to medical and retail support services. In order to implement our investment strategy, we will focus on acquiring, repositioning and/or expanding existing income-producing senior housing properties that have an emphasis on private pay sources of revenue, which properties are considered more stable and predictable than those relying on government reimbursements.

We intend to selectively acquire senior housing properties from third parties. Generally, we anticipate that any properties acquired from third parties would meet our investment criteria and fit into our overall strategy in terms of property quality, availability of amenities, regional demographics, access and proximity to healthcare services, educational facilities, retail, entertainment and recreational venues, and return on investment. However, we may also seek to make value-add acquisitions of Class “A” properties that we believe we can purchase at attractive pricing due to poor existing operations management, reposition the property in the local community, and replace with a new operator with significant senior housing management services experience. Please see the “—Growth Acquisition and Investment Strategy” subsection below. We may consider the following property and market factors, among others, to identify potential senior housing property acquisitions:

•	regional market demographics, psychographics and penetration rates;

•	occupied properties with variable acuity levels, such as active adult and age restricted, independent living, assisted living and memory care;

•	resident payor mix;

•	competition, including market rents and unit mixes;

•	construction of new senior housing supply by acuity levels;

•	operating performance, including dining, housekeeping, transportation and medical staffing;

•	governmental regulations and licensing;

•	proximity to hospitals and other medical services;

•	potential for improved management;

•	ownership and capital structure;

•	presence of desired amenities, including dining services, fitness facilities and social programming; and

•	maintenance of the property.

Senior Housing Business Strategy

Senior housing refers to a broad spectrum of housing for seniors with product types that range from “mostly housing” (e.g., active adult and age restricted communities) to “mostly acute healthcare” (e.g., skilled nursing and hospitals). We will primarily focus on product types at the initial and middle stages of this acuity continuum that have an emphasis on private pay sources of revenue:

We intend that most of our senior housing properties will be primarily reliant on private payment sources. Residents of private pay facilities are individuals who are personally obligated to pay the costs of their housing and services, without relying significantly on reimbursement payments from Medicaid or Medicare. Private payment sources include: (i) pensions, savings and retirement funds; (ii) proceeds from the sale of real estate and personal property; (iii) assistance from residents’ families; and (iv) private insurance. Because private pay facilities are not subject to governmental rate setting, we believe they provide for more predictable and higher rental rates from residents than facilities primarily reliant on government-funded sources. Nonetheless, due to a variety of factors, our investments may have some level of revenues related to government reimbursements.

Prior to investing in a property, we plan to conduct extensive due diligence to assess the property’s attractiveness (e.g., market demographics and penetration rates), as well as the available supply of alternative senior housing facilities. Our market strategy considers a variety of factors and our due diligence process is designed to identify markets in which we can operate successfully. In addition, we intend to retain recognized third party operators that will assist us in reviewing in-place operations, including financial and staffing reports, operating expense audits, dining and healthcare services, marketing and leasing programs and cash flow projections.

Currently, we do not intend to directly manage or operate any of our senior housing properties. Rather, we expect to rely on third party operators for such responsibilities. However, our affiliated property manager will primarily oversee the marketing and operations plan to be implemented by such third party operators which will include proactive resident lease renewal and marketing best practices to enhance the visibility of our senior housing properties and to optimize our occupancy rates. We will carefully study our competitors, our residents, and state and local regulatory issues affecting senior housing. We intend to market our properties to seniors and their family members by emphasizing safe and secure senior-focused living areas, fine dining, fitness programs, healthcare services, daily activities and outings, transportation to appointments, the availability of excellent amenities and services, and close proximity to medical care facilities. We will ensure each senior housing property that we own is staffed with a full-service on-site management team that are specialists in the senior housing sector that will oversee leasing and coordinate activities, dining services, property maintenance, bookkeeping, housekeeping, medical and transportation services.

Senior Housing Focus

Broadly defined, senior housing refers to active adult and age restricted communities independent living communities, assisted living communities, memory care facilities, continuing care retirement communities and other properties that focus on providing housing to seniors. See “Industries Overview — The Senior Housing Industry” for more details regarding the senior housing industry in general.

Active adult and age-restricted communities are senior communities for residents that generally do not require any level of special care or services. Seniors in these communities seek to live amongst others in a similar stage of life and enjoy the highest levels of activity and full independence. These communities are generally not subject to any special laws or regulations, beyond those customarily in-place for planned communities, such as a restriction on the minimum age of residents.

Independent living communities provide high levels of privacy to residents and require residents to be capable of relatively high levels of independence. An independent living community typically bundles several services as part of a regular monthly charge. Services included in the base charge may include two or three meals per day in a community dining room, semi-monthly housekeeping, transportation services, cable TV and Internet connectivity and scheduled activities. Additional services are generally available from staff employees on a fee for service basis. Some independent living communities dedicate separate parts of the property to assisted living and/or memory care services.

Assisted living communities typically have one bedroom units that include private bathrooms and efficiency kitchens. The base monthly charge for residents typically includes up to three meals per day in the community dining room, regular housekeeping, laundry, medical reminders and 24 hour availability of assistance with the activities of daily living, such as dressing and bathing. Professional nursing and healthcare services are usually available at the property on call or at regularly scheduled times. Some assisted living communities dedicate separate parts of the property for exclusive use for memory care services.

Memory care facilities generally provide extensive nursing and healthcare services for residents with Alzheimer’s, dementia and other types of memory problems. Typical memory care facilities include mostly rooms with one or two beds, a separate bathroom and shared dining facilities. These facilities are often staffed by licensed care professionals 24 hours per day.

Continuing care retirement communities, or CCRCs, provide housing and health-related services under long-term contracts. Residents enter these communities while still relatively healthy and pay an entry fee and adjustable monthly rent in return for the guarantee of care for the rest of their life. CCRCs are appealing to residents as they eliminate the need for relocating when health and medical needs change, thus allowing residents to “age in place.”

General Acquisition and Investment Policies

While we intend to focus our investment strategy on income-producing student housing and senior housing properties and related real estate investments, we may also invest in student housing and senior housing properties and related real estate investments with growth potential. In addition, we may invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objectives of providing regular cash distributions to our stockholders and achieving appreciation in the value of our properties and, hence, appreciation in stockholder value.

Our advisor will have substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. The consideration paid for a property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties we acquire will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in our offerings. However, we expect that a greater amount of our investments will be made in student housing real estate assets, as measured by amounts invested with the net proceeds of our offerings. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Growth Acquisition and Investment Strategy

In executing the growth portion of our investment strategy, we may seek to invest in student housing and senior housing properties that are to be developed, currently under development or in lease-up. We may also invest in student housing and senior housing properties that are in need of expansion, redevelopment or repositioning. We may acquire properties with lower quality construction, management or operators, with fewer services or amenities offered, or with low occupancy rates and reposition them by seeking to improve the property, management or operator quality, services, and occupancy rates and thereby increase lease revenues and overall property value. We may also acquire properties in markets that are overbuilt or otherwise overserved with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties.

Investments in Mortgage Loans

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate, or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration, or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. However, our charter contains limitations with respect to the manner in which we may invest our funds in mortgage loans. See “—Investment Limitations in Our Charter,” below.

Our Borrowing Strategy and Policies

We intend to use medium-to-high leverage (between 55% to 60% loan to purchase price) to make our investments and, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders, including bridge financing. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined, (approximately 75% of the cost basis of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, with a justification for such excess.

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive, commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements, and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also enter into the following types of leases relating to real property:

•	a ground lease in which we enter into a long-term lease (generally greater than 30 years) with the owner for use of the property during the term whereby the owner retains title to the land; or

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a master lease in which we enter into a long-term lease (typically 10 years with multiple renewal options) with the owner in which we agree to pay rent to the owner and pay all costs of operating and maintaining the property (a net lease) and typically have an option to purchase the property in the future.

We will make acquisitions of our real estate investments directly or indirectly through our operating partnership, SSSHT Operating Partnership, L.P. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.” We will acquire interests in real estate either through one of our industry-specific holding companies, through our operating partnership, through other limited liability companies or limited partnerships, or through investments in joint ventures.

Conditions to Closing Acquisitions

Generally, we will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property to be purchased and we are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	appraisals, property surveys, and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, and flood zone studies, if applicable;

•	licenses, permits, maps, and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies, and other participations with real estate developers, owners, and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one of our property management or senior living operator partners. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with our advisor or any of its affiliates for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investment by us and the joint venture partner are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors (including a majority of our independent directors), we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. Please see the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.

Co-Investment with Tenant-In-Common Programs and Delaware Statutory Trusts

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code. Our sponsor and its affiliates have sponsored and are currently sponsoring tenant-in-common programs and Delaware Statutory Trusts (“DSTs”), referred to as like-kind exchanges.

For each tenant-in-common program, our sponsor or one of its affiliates will create a single member limited liability company (each of which we refer to as a “SmartStop Exchange Entity”). A SmartStop Exchange Entity will acquire all or part of a real estate property to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (tenant-in-common participants). Generally, a SmartStop Exchange Entity will acquire the subject property, and through a registered broker-dealer, market a private placement memorandum for the sale of co-tenancy interests in that property. In many instances, affiliates of our advisor will sell or contribute a property to a SmartStop Exchange Entity for the purpose of selling off the property. Properties acquired in connection with the tenant-in-common program, if any, initially may be partially or entirely financed with debt. When a tenant-in-common participant wishes to acquire a co-tenancy interest, the SmartStop Exchange Entity will deed an undivided co-tenancy interest in the subject property to a newly formed single-member limited liability company that is owned by the tenant-in-common participant.

A DST is a separate legal entity created as a trust under Delaware law that allows persons wishing to engage in like-kind exchanges to reinvest their proceeds in commercial real estate. The DST acquires title to the property or properties and borrows money from the lender secured by such properties. The exchange participant owns a beneficial interest in the DST.

From time to time, we may participate in tenant-in-common programs or DST investments, such as the Reno Investment, if our board of directors determines that our participation is in the best interest of our stockholders. In the event that our board of directors determines that it is in our best interest to so participate, we may co-invest in the property or DST. However, the following provisions apply with respect to our investments in DSTs and tenant-in-common programs:

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We may co-invest in a property or DST only if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve of the transaction as being fair, competitive, and commercially reasonable to us.

•	We anticipate that in the event we purchase a tenant-in-common or DST interest from a SmartStop Exchange Entity, generally we will purchase the interest at the SmartStop Exchange Entity’s cost.

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However, if the price to us is in excess of the cost of the asset paid by our affiliate, then a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must determine that substantial justification for such excess exists and that such excess is reasonable.

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In no event shall the cost of such asset to us exceed the greater of the SmartStop Exchange Entity’s cost or the current appraised value for the property or DST interest performed by an independent appraiser.

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The SmartStop Exchange Entity will charge fees and expenses to tenant-in-common participants and/or will sell the tenant-in-common or DST interests at a price above the price it paid for the property, and, in addition, we may pay fees or expenses to the SmartStop Exchange Entity. We will not, however, pay our advisor acquisition fees or reimburse our advisor for its expenses to the same extent as with other types of property acquisitions.

All purchasers of co-tenancy interests, including our operating partnership if it purchases co-tenancy interests, will be required to execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in that particular property. For a DST investment, each investor is required to execute a trust agreement. If we purchase these co-ownership interests, we will be subject to various risks associated with co-ownership arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the non-affiliated investors will become adverse to our interests. See “Risk Factors — Risks Associated with Co-Ownership of Real Estate.”

In any co-ownership arrangement, our sponsor, the SmartStop Exchange Entity, or the other investors may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, our sponsor will receive substantial fees in connection with its sponsoring of a co-ownership arrangement (although we will not be required to pay such fees) and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of our sponsor or the SmartStop Exchange Entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties. See “Conflicts of Interest.”

Government Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. In addition to the matters discussed below, please see the sections of this prospectus titled “Federal Income Tax Considerations” and “Investment by Tax-Exempt Entities and ERISA Considerations” for a discussion of laws and governmental regulations specific to those matters.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Tenant Rights and Fair Housing Laws

Various states have enacted laws, ordinances and regulations protecting the rights of housing tenants. Such laws may require us, our affiliated property manager, our third party managers or other operators of our senior housing properties to comply with extensive residential landlord requirements and limitations. For additional discussion regarding the risks of complying with and potentially violating these laws, see “Risk Factors — General Risks Related to Investments in Real Estate.”

Healthcare Regulatory Matters

Ownership and operation of certain senior housing properties and other healthcare-related facilities are subject, directly and indirectly, to substantial federal, state and local government healthcare laws and regulations. The failure by our third party operators to comply with these laws and regulations could adversely affect their ability to successfully operate our properties. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations. See “Risk Factors — Risks Related to the Senior Housing Industry” for additional discussion regarding these matters.

Licensing and Certification. The primary regulations that affect senior housing facilities with assisted living are state licensing and registration laws. In granting and renewing these licenses, the state regulatory agencies consider numerous factors relating to a property’s physical plant and operations, including, but not limited to, admission and discharge standards, staffing, and training. A decision to grant or renew a license is also affected by a property owner’s record with respect to patient and consumer rights, medication guidelines, and rules. Certain of the senior housing facilities owned by us may require the resident to pay an entrance or upfront fee, a portion of which may be refundable. These entrance fee communities are subject to significant state regulatory oversight, including, for example, oversight of each facility’s financial condition; establishment and monitoring of reserve requirements, and other financial restrictions; the right of residents to cancel their contracts within a specified period of time; lien rights in favor of residents; restrictions on change of ownership; and similar matters. Such oversight, and the rights of residents within these entrance fee communities, may have an effect on the revenue or operations of our third party senior living operators, and, therefore, may adversely affect us.

Reimbursement. The reimbursement methodologies applied to healthcare facilities continue to evolve. Federal and state authorities have considered and may seek to implement new or modified reimbursement methodologies that may negatively impact healthcare property operations. The impact of any such changes, if implemented, may result in a material adverse effect on our portfolio. No assurance can be given that current revenue sources or levels will be maintained. Accordingly, there can be no assurance that payments under a government healthcare program are currently, or will be in the future, sufficient to fully reimburse our third party operators for their operating and capital expenses.

The majority of the revenues received from senior housing properties will be from private pay sources. The main secondary revenue source will be Medicaid under certain waiver programs. As a part of the Omnibus Budget Reconciliation Act (“OBRA”) of 1981, Congress established a waiver program enabling some states to offer Medicaid reimbursement to assisted living providers as an alternative to institutional long-term care services. The provisions of OBRA, the subsequent OBRA Acts of 1987 and 1990, and certain provisions of the ACA, permit states to seek a waiver from typical Medicaid requirements or otherwise amend their state plans to develop cost-effective alternatives to long-term care, including Medicaid payments for assisted living and home health. There can be no guarantee that a state Medicaid program operating pursuant to a waiver will be able to maintain its waiver status.

Rates paid by private pay residents are set by the facilities and are determined by local market conditions and operating costs. Generally, facilities receive a higher payment per day for a private pay resident than for a Medicaid beneficiary who requires a comparable level of care. The level of Medicaid reimbursement varies from state to state. Thus, the revenues generated by the third party operator from our assisted living facilities may be adversely affected by payor mix, acuity level, changes in Medicaid eligibility, and reimbursement levels. In addition, a state could lose its Medicaid waiver and no longer be permitted to utilize Medicaid dollars to reimburse us for assisted living services. Changes in revenues could in turn have a material adverse effect on the ability of the third party operator and other managers and lessees of our properties to meet their obligations to us.

Health Reform Laws. The ACA contains various provisions that may directly impact us, our third party operators or other managers and lessees of our senior housing properties. Some provisions of the ACA may have a positive impact on our revenues, by, for example, increasing coverage of uninsured individuals, while others may have a negative impact on the reimbursement of the operators of our senior housing properties by, for example, altering the market basket adjustments for certain types of healthcare facilities. The ACA also enhances certain fraud and abuse penalty provisions that could apply to our third party operators in the event of one or more violations of the federal healthcare regulatory laws. In addition, there are provisions that impact the health coverage that our sponsor provides to its employees. The ACA also provides additional Medicaid funding to allow states to carry out the expansion of Medicaid coverage to certain financially-eligible individuals beginning in 2014, and have also permitted states to expand their Medicaid coverage to these individuals since April 1, 2010, if certain conditions are met. On June 28, 2012, the United States Supreme Court upheld the individual mandate of the ACA but partially invalidated the expansion of Medicaid. The ruling on Medicaid expansion will allow states not to participate in the expansion—and to forego funding for the Medicaid expansion—without losing their existing Medicaid funding. Given that the federal government substantially funds the Medicaid expansion, it is unclear how many states will ultimately pursue this option, although as of November 8, 2017, 33 states (including the District of Columbia) have expanded Medicaid coverage. Maine, the 33rd state to adopt Medicaid expansion, did so through a ballot initiative in November 2017. However, Maine Governor Paul R. LePage issued a statement after the referendum’s approval stating that his administration will not implement the Medicaid expansion until it is fully funded by the legislature. The participation by states in the Medicaid expansion could have the dual effect of increasing our properties’ revenues, through new patients, but could also further strain state budgets. While the federal government was responsible for approximately 100% of those additional costs from 2014 to 2016, states are expected to pay for part of those additional costs beginning in 2017. In light of this, at least one state that has passed legislation to allow the state to expand its Medicaid coverage has included sunset provisions in the legislation that require that the expanded benefits be reduced or eliminated if the federal government’s funding for the program is decreased or eliminated, permitting the state to re-visit the issue once it begins to share financial responsibility for the expansion. With increasingly strained budgets, it is unclear how states that do not include such sunset provisions will pay their share of these additional Medicaid costs and what other health care expenditures could be reduced as a result. One potential action could be increasing applications by states for Medicaid waivers, which could permit states to revise their Medicaid plans to reduce coverage or otherwise limit spending. A significant reduction in Medicaid spending, or other health care-related spending by states to pay for increased Medicaid costs, could adversely affect the third party operators’ revenue streams and, therefore, may adversely affect us.

Challenges to the ACA. Since the enactment of the ACA, there have been multiple attempts through legislative action and legal challenges to repeal or amend the ACA, including two cases before the U.S. Supreme Court, National Federation of Independent Business v. Sebelius (2012) and King v. Burwell (2015). In Sebelius, the U.S. Supreme Court upheld two major provisions of the ACA – the individual mandate and the Medicaid expansion (in part). Although the Supreme Court in Burwell upheld the use of subsidies to individuals in federally-facilitated healthcare exchanges, which ultimately did not disrupt significantly the implementation of the ACA, on January 20, 2017, President Trump signed an Executive Order stating that it was the policy of the Trump administration to seek the prompt repeal of the ACA. That Executive Order also directed federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from or delay the implementation of any provision of the ACA that would impose a fiscal burden on any state or a cost, fee, tax, penalty or regulatory burden on any individual, family, healthcare provider, health insurer, patient, recipient of healthcare services, purchaser of health insurance or makers of medical devices, products or medications. Thereafter, legislation was introduced to repeal the ACA in whole or in part. While such legislation did not pass, there continues to be pressure to pass legislation that would, at a minimum, modify the ACA. The case of House v. Price (formerly House v. Burwell), is also currently pending and, if successful, could cut subsidy payments to insurance plans created under Health Reform Laws. Seventeen states’ Attorneys’ General (plus the District of Columbia) have intervened in the case. The Trump administration has also taken actions to reduce outreach to potential enrollees under the Health Reform Laws and signaled that it may lessen enforcement of penalties for failure to maintain health insurance. On October 12, 2017, President Trump signed an Executive Order that (i) ordered the Secretary of Labor to consider proposing regulations or revising guidance to expand access to Association Health Plans; (ii) ordered the Secretaries of the Treasury, Labor, and Health and Human Services to consider proposing regulations or revising guidance to expand the availability of Short-Term Limited-Duration Insurance; and (iii) ordered the Secretaries of the Treasury, Labor, and Health and Human Services to consider proposing regulations or revising guidance to increase the usability of Health Reimbursement Arrangements (HRAs), to expand employers’ ability to offer HRAs to their employees, and allow HRAs to be used in conjunction with nongroup coverage. On the same day, President Trump announced that the government would terminate cost-sharing reduction payments, or CSR payments, to health insurance companies. In response, on October 13, 2017 the State of California, along with 17 other states and the District of Columbia, filed suit against President Trump in the United States District Court, Northern District of California (State of California, et al., v. Donald J. Trump, et al., Case No: 17-cv-05895-VC). The states allege that the federal government is required to make CSR payments under the ACA, that the ACA appropriated money to make the CSR payments, and that the current administration is in violation of the law by refusing to make the CSR payments. The states also sought an emergency ruling that would require the Trump administration to continue making CSR payments while the lawsuit is pending. On October 25, 2017, the presiding judge denied the states’ motion for a preliminary injunction. The case remains ongoing. Pending the outcome of the current litigation and administration activities, increases in premiums to insureds, destabilization of insurance markets or other impacts could affect Healthcare Operators’ financial condition and ability to operate. We cannot predict whether other current or future efforts to repeal or amend the ACA will be successful, nor can we predict the impact that such a repeal or amendment would have on our third party operators and their ability to meet their obligations to us. We also cannot predict whether the existing ACA, or future healthcare reform legislation or regulatory changes, will have a material impact on our business. If the operations, cash flows or financial condition of our third party operators are materially adversely impacted by the ACA or future legislation, our revenue and operations may be adversely affected as well.

HIPAA Administrative Simplification. HIPAA requires the use of uniform electronic data transmission standards for certain healthcare claims and payment transactions submitted or received electronically. Compliance with these regulations is mandatory for healthcare providers. HIPAA standards are also intended to protect the privacy and security of individually identifiable health information. HIPAA requires providers to address and implement administrative, physical and technical safeguards to protect the privacy and security of “patient protected health information.” The cost of compliance with these regulations may have a material adverse effect on the business, financial condition or results of operations of our third party operators and, therefore, may adversely affect us.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities, and considerations specific to the condition, value, and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see the “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures” sections of this prospectus.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”). Pursuant to the NASAA REIT Guidelines, we will not:

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Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive, and commercially reasonable.

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Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

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Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent expert. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

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Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor, or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

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Issue debt securities in the absence of adequate cash flow to cover debt service, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no effect on our ability to implement our share redemption program.

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Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

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Borrow if such debt causes our total indebtedness to exceed 300% of our “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines), unless approved by a majority of the independent directors.

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Make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair, and reasonable to us.

In addition, our charter also includes many other investment limitations, such as in connection with conflict of interest transactions, which limitations are described below in the “Conflicts of Interest” section, and with respect to roll-up transactions, which are described in “Description of Shares — Restrictions on Roll-up Transactions,” below.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis for that determination is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investment Company Act of 1940 and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

INDUSTRIES OVERVIEW

The Student Housing Industry

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public, and private four-year colleges and universities, including those that offer advanced degrees. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing. As previously noted in the section of this prospectus entitled “Investment Objectives, Strategy and Related Policies—Our Student Housing Investment and Business Strategies,” the number of prospective college students is increasing through the first quarter of this century despite minor declines in the post-recession era. This increase, coupled with the trend towards college as the interim step between high school and entering the job market, indicates that most colleges and universities will continue to face pressure to respond to burgeoning enrollment with ample student housing.

The student housing market is a specialized segment of the residential real estate market. The residential real estate market is comprised of single-family and multi-family products. The single-family market is primarily a for-sale market, although single family dwellings can also be offered for rent, particularly as housing market conditions deteriorate and the ability to sell houses declines. The multi-family market can be divided into the for-sale market (i.e., condominiums) and the for-rent market (i.e., conventional apartments), with the latter category generally considered as a crossover with commercial real estate, in that such properties are constructed as income-generating properties, similar to retail, office, or industrial properties. Both single-family for-rent and multi-family apartments compete directly with student housing.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, purpose-built student housing is aimed only at those persons enrolled in college and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

There are two general types of student housing: (i) on campus and (ii) off-campus. On-campus housing is generally owned and operated by educational institutions or in a joint venture via public or private partnerships, and is located on school property near or adjacent to classroom buildings and other campus facilities. On campus student housing is typically a dormitory with dining halls designed for first year students or for graduate students. Off-campus housing is generally owned and operated by private investors and is located in close proximity to campus (i.e., generally within a two-mile radius of the campus). There are three types of off-campus student housing properties: (i) student competitive, (ii) conventional market rate and (iii) purpose-built. Similar to other real estate products, location plays an important role in student housing. The best off-campus sites are those within walking distance to a campus and those located on college sponsored shuttle or mass-transit lines. Student competitive apartments are traditional apartment projects that happen to be close to campus. Market rate apartments are typically properties within driving distance, occupied by students who choose to commute. Even the best amenities will not compensate for an inferior location. A poorly-located property with a superior amenity package may initially be market acceptable, but the tenancy usually declines after the inconvenience becomes evident. A means to partially mitigate this issue of distance is to ensure adequate on-site parking. Many students have automobiles, especially in the more suburban locales where mass-transit is less frequent. These locations tend to be the likely locations for privately operated off-campus housing.

Purpose-built student housing refers to off-campus housing that is specifically designed and constructed as an amenities-rich property with a view towards accommodating the unique characteristics of the student-resident. While purpose-built student housing is classified as a multi-family housing product, it is significantly different from and more specialized than traditional market rate multi-family housing products, which are offered to the broader pool of multi-family renters. Key features of purpose-built student housing that differentiate such properties from traditional multi-family apartments include:

•	rent “by the bed” lease terms and rental rates (as opposed to “by the unit” apartment leases);

•	bed/bath parity offering enhanced privacy;

•	fully furnished units;

•	in some markets, bundled pricing, which may include utilities, cable and Internet;

•	enhanced security features, including keyed bedroom locks, gated entrances and security cameras;

•	resort-style amenities (e.g., oversized pools, clubhouses with fitness centers and game lounges, etc.);

•	condominium-like interior finishes; and

•	very fast and reliable Internet connectivity.

Unlike multi-family housing where apartments are leased by the unit, student housing properties are typically leased by the bed on an individual lease liability basis. Individual lease liability can limit each resident’s liability to his or her own rent without liability for a roommate’s rent. A parent or guardian will be required to execute each lease as a guarantor unless the resident provides adequate proof of income. The number of lease contracts that we administer will therefore be equivalent to the number of beds occupied instead of the number of apartment units rented.

By investing in newer construction, purpose-built and amenities rich student housing communities that are walking distance to campus, we believe our properties will typically command higher per-unit and per-square foot rental rates than most student competitive or market rate multifamily properties in the same geographic markets. We also believe that we will typically be able to command higher resale values as properties that are closer to campus tend to have lower cap rates.

The traditional dormitory experience of communal bathrooms and bunk beds is being challenged by community-based concepts. The community-based living arrangement focuses on socialization and recreation and access to fast and reliable Internet connectivity. Unit features like private bedrooms with bathrooms, cable television, dedicated high-speed Internet access, and fiber-optic connectivity to the institution’s services along with substantial on-site amenities are items being touted by student housing developers. Common elements in the unit usually include full kitchens with microwave ovens, dishwashers/disposals, and full refrigerators. Increasingly, units have access to storage areas and in-unit washers/dryers — all the comforts of home. A 2013 survey of 7,095 graduate and undergraduate students prepared for Multifamily Executive found that communal spaces such as fitness centers, study rooms, computer labs, coffee bars, and entertainment centers are also preferred by students. Most higher-education on-campus residence halls were built over 30 years ago, and student expectations have changed dramatically in terms of privacy and amenity requirements. We believe students in today’s market are becoming accustomed to, and are demanding, a living standard similar to and exceeding that experienced at home. For many students and their parents, housing that does not address certain unit features/amenities is simply unacceptable.

Student housing is a niche property type that has its own set of inherent issues, which are usually addressed by proactive property management. Student housing is seasonal. The most common way to smooth out seasonality is by writing 12 month leases as opposed to leases tied to school year periods. While this lease structure assists in stabilizing annual cash flow, the vast majority of beds still turn over at the same time at the end of the school year. This is followed by a short window of time to address and complete maintenance before the next school cycle. Leasing for the upcoming academic year typically commences in the first semester with a “push” for renewals through December 31 and then marketing to new students at the beginning of the year and ending by late August. Failure to lease-up or correct deferred maintenance during this leasing period can be costly to the property with an entire year’s tenancy and cash flow in jeopardy. We anticipate that substantially all of our leases will commence in August and terminate on the last day of July. These dates coincide with the commencement of the universities’ fall academic term and typically terminate at the completion of the subsequent summer school session. Other than renewing student-residents, we will be required to substantially re-lease each property each year, resulting in significant turnover in our student-resident population from year to year.

With college and university enrollment steadily growing across the U.S. in recent years, there is a significant need for safe, affordable, and accessible student housing at both public and private institutions. Not all of this housing can be on-campus and institution-financed. Institutions are now evaluating the merits of internal financing, either through use of their endowment or issuance of general obligation bonds or joint venture using a public or private partnership program. While institutions evaluate the market, opportunities exist for off campus private development and financing of student housing. The bureaucratic constraints on public institutions can afford private developers an additional advantage.

The Senior Housing Industry

Broadly defined, congregate care senior housing refers to the aggregate of active adult and age-restricted communities, independent living communities, assisted living communities, memory care facilities, continuing care retirement communities and other properties that focus on providing housing to seniors.

Active adult and age-restricted communities are senior communities for residents that generally do not require any level of special care or services. Seniors in these communities seek to live amongst others in a similar stage of life and enjoy the highest levels of activity and full independence. These communities are generally not subject to any special laws or regulations, beyond those customarily in-place for planned communities, such as a restriction on the minimum age of residents.

Independent living communities provide high levels of privacy and social interaction to residents and require residents to be capable of relatively high levels of independence. An independent living community typically bundles several services as part of a regular monthly charge. Services included in the base charge may include two to three meals per day in a community dining room, semi-monthly housekeeping services, transportation shuttle and organized social activities and emergency call systems. Additional services are generally available from staff employees on a fee for service basis. Some majority independent living communities dedicate separate parts of the property to assisted living and/or memory care services.

Assisted living communities typically have mostly one bedroom units that include private bathrooms and efficiency kitchens. The base monthly charge for residents typically includes three meals per day in the community dining room, daily or weekly housekeeping, laundry, medical reminders and 24 hour availability of assistance with the activities of daily living, such as dressing and bathing. Professional nursing and healthcare services are usually available at the property on call or at regularly scheduled times.

Memory care facilities generally provide extensive nursing care that specifically caters to patients with Alzheimer’s disease, dementia and other types of memory problems. Typical memory care units have secured access and include mostly rooms with one or two beds, a separate bathroom and shared dining facilities. These types of facilities are staffed by licensed nursing professionals 24 hours per day.

Continuing care retirement communities, or CCRCs, provide housing and health-related services under long-term contracts. Residents enter these communities while still relatively healthy and pay an entry fee and adjustable monthly rent in return for the guarantee of care for the rest of their life. CCRCs are appealing to residents as they eliminate the need for relocating when health and medical needs change, thus allowing residents to “age in place.”

The growth in total demand for senior housing comes from broad U.S. demographic changes, demand for need-driven services, increased healthcare spending, new construction of senior living communities, fragmented senior housing ownership, asymmetric investment returns and preferences towards more private pay, amenities-rich environments. These factors, in turn, are resulting in changes to senior housing ownership, as further discussed below.

Demographic Trends. We believe owners and operators of senior housing facilities and other healthcare real estate will benefit from demographic trends, specifically the aging of the U.S. population. The U.S. Census Bureau estimates the total number of Americans aged 65 and older (a demographic group that tends to need substantial medical services) is expected to increase over four times faster than the rate of the overall U.S. population from approximately 47.8 million in 2015 to approximately 79.2 million by 2035, as the baby boomer generation ages and life expectancies lengthen.

Demand for Need-Driven Services. Demand for healthcare facilities is driven not only by the growing elderly population, which is generally defined as ages 65 and older, but also by the increasing variety of services and level of support required by residents. Senior housing facilities provide varying levels of care as seniors progressively become more dependent on third party care providers and their health conditions deteriorate. According to the U.S. Census Bureau, the percentage of older Americans between ages 75 to 79 seeking assistance with activities of daily living and instrumental activities of daily living, such as bathing, walking, medication administration, eating and others, is approximately 15%. Over the age of 80, this percentage increases to almost 30%. According to the Alzheimer’s Association, nearly one third of all individuals 85 years old and older have Alzheimer’s disease. Many of these individuals will require care outside the scope available in their private homes.

Increased National Healthcare Expenditures. According the Centers for Medicare & Medicaid Services, or CMS, national healthcare expenditures are projected to grow on average 5.6% annually from 2016-2025 and accounted for approximately 17.8% of the U.S. gross domestic product, or GDP, in 2015 and overall healthcare spending is expected to rise to nearly 20% of GDP by 2025. The trend for increasing healthcare costs may also be accelerated by the ACA, which is expected to increase the number of Americans with healthcare insurance.

New Construction for Senior Housing Peaked in 2015. According to NIC MAP© Data Service, new supply of private-pay senior housing construction peaked in 2015 at 49,000 units, representing 5.8% of existing inventory. About half of these 49,000 units were to be delivered in 2015 and the remaining half in 2016. Although elevated compared to recent years, this new development is well below 1990s construction starts. U.S. Census data suggests that the demand for senior housing is sufficient to accommodate current levels of construction because the age 75 and older population is expected to grow 2.9% annually between 2016 and 2020, while supply is expected to grow only 2.6%, We expect demand for senior housing facilities to remain above what the current and near-term senior supply can accommodate, and a tightening construction lending environment should mitigate the growth of new supply and create a favorable market dynamic for the foreseeable future.

Fragmented Senior Housing Market. According to data provided by the American Senior Housing Association, there is a high degree of fragmentation among both senior housing owners and operators. The number of units owned by the top 50 senior housing owners account for approximately one-third of the total supply of senior housing properties. On average, the number of units owned by the top 50 senior housing owners is approximately 12,040 units per owner, compared to an average of approximately 36,667 units per owner for the top 10 senior housing owners. Finally, approximately 30% of the top 50 senior housing owners are publicly traded companies. This data suggests minimal industry consolidation and a high percentage of smaller owners and operators controlling their respective markets. In addition, by associating ourselves with recognized and respected healthcare operators, we also believe that an opportunity exists to participate in the consolidation of this fragmented market through the growth of our portfolio.

Benefit from the Strong Performance of the Senior Housing Sector. In the fourth quarter of 2015, the National Council of Real Estate Investment Fiduciaries, along with NIC MAP© Data Service, published a total real estate investment return matrix for senior housing as compared to apartments, hotels, industrial, retail and office investment properties. For each of the last one, three, five and ten year time periods, senior housing, as an asset class, outperformed all of the aforementioned asset classes by 50%. For the last 10 years, the internal rate of return on senior housing was 12%, as compared to an 8% average for all other asset classes.

Senior housing investment real estate will continue to benefit from aging baby boomers, decreasing supply of new construction, increased life expectancy, a steady housing market, innovative design and technology, and top-tier owners and operators that will allow their senior residents to be relevant, stay connected and engaged and know they are receiving the best value for their hard-earned dollar.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than the minimum number required by the MGCL nor more than 15, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and shall serve for a term of one year. Our charter also requires that a majority of our directors be independent directors. Currently, we have three directors: H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Stephen G. Muzzy and Brent Chappell. An “independent director” is a person who, among other things, is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. There is no limit on the number of times a director may be elected to office.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote a substantial portion of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors meet quarterly, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives, Strategy and Related Policies.” Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations, and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board of directors is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that such fees and expenses incurred are in the best interest of our stockholders. In addition, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors are also responsible for reviewing the performance of our advisor before entering into or renewing our advisory agreement and determining, from time to time and at least annually, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition, and profitability of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director, or any of their respective affiliates, or (2) any transaction between us and our advisor, any director, or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
H. Michael Schwartz	51	Chairman of the Board of Directors and Chief Executive Officer
Michael S. McClure	55	President
Paula Mathews	66	Executive Vice President and Secretary
Michael O. Terjung	41	Chief Financial Officer and Treasurer
John Strockis	60	Chief Investment Officer
Nicholas M. Look	35	Assistant Secretary
Stephen G. Muzzy	50	Independent Director
Brent Chappell	53	Independent Director

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and Chief Executive Officer. Mr. Schwartz has been an officer and director since our initial formation in October 2016. Mr. Schwartz is the Chief Executive Officer of our advisor and sponsor. Mr. Schwartz served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”) from August 2007 until the merger of SmartStop Self Storage with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. He also serves as Chief

Executive Officer and Chairman of each of the three public non-traded self storage REITs that are sponsored by our sponsor: SSGT, SST II and SST IV. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer of Strategic Storage Holdings, LLC (“SSH”). He was appointed President of Strategic Capital Holdings, LLC in July 2004. Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 26 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Owing to his real estate investment and management experience, we believe that Mr. Schwartz possesses the knowledge and skills necessary to acquire and manage our assets, and we believe this experience supports his appointment to our board of directors.

Michael S. McClure. Mr. McClure is our President, a position he has held since January 2017. Mr. McClure was previously a member of our board of directors. Mr. McClure was our Chief Financial Officer, Treasurer, and an Executive Vice President from October 2016 to January 2017. Mr. McClure is also the President of our advisor and sponsor. From January 2008 through October 1, 2015, Mr. McClure served as Chief Financial Officer and Treasurer of SmartStop Self Storage and served as an Executive Vice President of such entity from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. McClure also currently serves as the President of SSGT, SST II and SST IV, positions he has held since January 2017, and he served as Executive Vice President, Chief Financial Officer and Treasurer of each from early 2013 to January 2017, with respect to SSGT and SST II, and from June 2016 to January 2017, with respect to SST IV. Mr. McClure is currently President of SSH and was Chief Financial Officer and Treasurer from January 2008 to January 2017. From 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources, and office administration functions. From 2002 to 2004, Mr. McClure was a director in the Audit Business Advisory Services practice for PricewaterhouseCoopers LLP. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders, and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Paula Mathews. Ms. Mathews has served as our Secretary and an Executive Vice President since our formation in October 2016. Ms. Mathews was appointed Executive Vice President of our advisor in October 2016. Ms. Mathews is an Executive Vice President of our sponsor. Ms. Mathews served as an Executive Vice President and Assistant Secretary for SmartStop Self Storage, positions she held since August 2007 and June 2011, respectively, until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Ms. Mathews is also an Executive Vice President and Secretary of SSGT, positions she has held since March 2013, and an Executive Vice President and Secretary of SST IV, positions she has held since June 2016. In addition, Ms. Mathews is a Director of SST II, a position to which she was appointed in January 2016, and is also an Executive Vice President and Secretary of SST II, positions she has held since SST II’s formation in January 2013. Since August 2007, Ms. Mathews has also served as Secretary for SSH. Since 2005, she has also served as Vice President — Commercial Operations for Strategic Capital Holdings, LLC. Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations;

KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases, and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael O. Terjung. Mr. Terjung is our Chief Financial Officer and Treasurer, positions he has held since January 2017. He has also served as the Chief Financial Officer and Treasurer of our sponsor and Chief Financial Officer of our advisor since January 2017. Mr. Terjung is responsible for overseeing our budgeting, forecasting, and financial management policies along with directing regulatory reporting. Mr. Terjung is also the Chief Financial Officer and Treasurer of SSGT. Previously, from October 2015 to January 2017, Mr. Terjung served as a Controller for our sponsor and was most recently assigned to the accounting, financial management and SEC and regulatory reporting of SSGT. He served as the Controller of SmartStop Self Storage from September 2014 until its merger with Extra Space on October 1, 2015 and served as a Controller of SSH assigned to SmartStop Self Storage from September 2009 to September 2014. From July 2004 to September 2009 Mr. Terjung held various positions with NYSE listed Fleetwood Enterprises, Inc., including Corporate Controller responsible for financial reporting and corporate accounting. Mr. Terjung gained public accounting and auditing experience while employed with PricewaterhouseCoopers LLP and Arthur Andersen LLP from September 2000 to July 2004, where he worked on the audits of a variety of both public and private entities, registration statements and public offerings. Mr. Terjung is a Certified Public Accountant, licensed in California, and graduated cum laude with a B.S.B.A. degree from California State University, Fullerton.

John Strockis. Mr. Strockis is our Chief Investment Officer, a position he has held since February 2018. He was our Senior Vice President — Acquisitions from October 2016 to February 2018. Mr. Strockis is also Chief Investment Officer — Student & Senior Housing for our sponsor, a position he has held since February 2018. He was previously Senior Vice President — Acquisitions for our Sponsor starting in May 2016. He is directly responsible for all of our student housing and senior housing property acquisitions. Mr. Strockis has more than 30 years of commercial real estate experience. Since January 2011, Mr. Strockis has been an active member of the board of directors of Sunwest Bank, serving as a member of its audit, compensation and directors investment committees. From August 2014 until May 2016, Mr. Strockis worked as an Executive Managing Director with an Orange County-based brokerage company. Prior to that, Mr. Strockis served as the President and then Chief Executive Officer of MarWest Commercial Real Estate Services, the nation’s largest commercial association manager, from March 2011 to August 2014 until its sale to FirstService Residential. From April 2009 until March 2011, Mr. Strockis served as Executive Managing Director at Voit Real Estate Services, where he was in charge of the Asset Services business group. In this role, Mr. Strockis worked with banks and lenders on distressed properties such as multi-family housing, office, industrial, research and development, land and retail assets to underwrite, reposition and asset manage properties prior to resale. At its peak, Mr. Strockis oversaw a 7 million square foot portfolio of distressed assets across the country. From March 2008 until December 2008, Mr. Strockis served as Senior VP of Acquisitions for ScanlanKemperBard acquiring value-add commercial office and retail properties in the Western United States. Prior to that, Mr. Strockis worked at CBRE for 24 years in various positions including Senior Director of Acquisitions at CBRE Global Investors, now the world’s largest commercial real estate advisor, leading the national acquisitions efforts of office, industrial, research and development, and retail properties with over $2 billion in closed transactions. Mr. Strockis graduated from UCLA with a Bachelor’s degree in Economics.

Nicholas M. Look. Mr. Look has been our Assistant Secretary since September 2017. Mr. Look is also Senior Corporate Counsel of our sponsor, a position he has held since June 2017. Prior to that, Mr. Look worked with the law firms of K&L Gates LLP, from April 2014 to June 2017, and Latham & Watkins LLP, from October 2010 to April 2014, where he served as corporate counsel to a variety of public and private companies, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions and general corporate governance and compliance. Mr. Look holds a B.S. in Computer Science from the University of California, Irvine and a J.D. from the Pepperdine University School of Law. He is a member of the State Bar of California.

Stephen G. Muzzy. Mr. Muzzy is one of our independent directors and is the chairman of our audit committee and a member of our nominating and corporate governance committee and our compensation committee. Mr. Muzzy is also an independent director of Strategic Storage Growth Trust, Inc., and he was previously an independent director of Strategic Storage Trust IV, Inc. He has 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties. Mr. Muzzy is currently a Partner at MF Partners, an investment partnership focusing on commercial real estate, including multi-family industrial and retail, a position he has held since October 2012. Prior to MF Partners, Mr. Muzzy was a Senior Vice President at OneWest Bank from March 2012 to May 2014. Prior to OneWest Bank, Mr. Muzzy was a Senior Vice President and Senior Banker with JPMorgan Chase’s middle market banking group from January 2011 through March 2012, and a Vice President and Senior Relationship Manager with Wells Fargo’s commercial banking group from August 2007 through January 2011. From February 2006 through August 2007, Mr. Muzzy was a Vice President at Commerce National Bank. Mr. Muzzy began his banking career in 1994 with Wells Fargo, where he held various positions, including Vice President, Business Development Officer, Relationship Manager, and Store Manager. He is an active member of the community and serves as a director of several nonprofit organizations, including the Orange Catholic Foundation and Casa Teresa. He also previously served as a director of numerous other organizations, including Pretend City Children’s Museum, Second Harvest Food Bank, Team Kids and The Mission Hospital Foundation. Mr. Muzzy graduated with a B.A. in Social Ecology from the University of California, Irvine, and has an MBA from Pepperdine University.

We believe that Mr. Muzzy’s varied background in numerous real estate, banking and financial positions supports his appointment to our board of directors.

Brent Chappell. Mr. Chappell is one of our independent directors and is the chairman of our nominating and corporate governance committee and our compensation committee and a member of our audit committee. He has 30 years of experience in real estate portfolio management and financing, including serving in different roles over the past 11 years at various healthcare REITs. Mr. Chappell is currently Executive Vice President – Portfolio Manager at Sabra Health Care REIT, Inc., or Sabra, a REIT focused on leasing healthcare properties to tenants and operators throughout the United States and Canada, a position he has held since July 2017. Prior to Sabra, Mr. Chappell was Senior Vice President of Investment and Portfolio Management at LTC Properties, Inc., or LTC, from June 2014 to July 2017 and a Vice President of Investment and Portfolio Management at LTC from June 2013 to June 2014. LTC is a REIT that invests in senior housing and healthcare properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions, including mezzanine lending. Prior to LTC, Mr. Chappell was Vice President of Portfolio Management at Nationwide Health Properties, Inc., which was acquired by Ventas, Inc. in June 2011. Mr. Chappell served in that role from March 2006 to February 2012. Nationwide Health Properties, Inc. was a REIT that invested primarily in healthcare real estate in the United States, and Ventas, Inc. is a REIT with investments in the United States, Canada and the United Kingdom. Mr. Chappell also served as Director, Asset Management for Pacific Life and in various asset and portfolio management positions for Catellus Development Corporation and The Koll Company. Mr. Chappell graduated with a B.A. in Political Science and Business Administration from the University of California, Los Angeles, and has an MBA from the University of California, Irvine. He is currently enrolled at the University of Southern California to obtain a Master of Aging Services Management.

We believe that Mr. Chappell’s varied background in numerous real estate portfolio management and financing positions, particularly in the healthcare industry and at various REITs, supports his appointment to our board of directors.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate. The board of directors appoints the members of the committee in the board of directors’ discretion. Our charter requires that a majority of the members of each committee of our board of directors be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Messrs. Muzzy and Chappell, both independent directors. Mr. Muzzy currently serves as chairman of the audit committee and serves as our “audit committee financial expert,” as such term is defined by SEC rules. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee is comprised of Messrs. Chappell and Muzzy, both independent directors. Mr. Chappell currently serves as chairman of the compensation committee. The compensation committee has concluded that, because the compensation committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The compensation committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules. The primary responsibilities of the compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees, and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor, and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. Our compensation committee currently has authority to amend the Employee and Director Long-Term Incentive Plan and to create other incentive compensation and equity-based plans. We will not pay any compensation to our executive officers, all of whom are employees of our advisor. However, we may reimburse our advisor for compensation of our executive officers allocable to their time devoted to providing management services to us. As a result, we do not have a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the compensation committee will review all forms of compensation and approve all equity based awards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Muzzy and Chappell, both independent directors. Mr. Chappell currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•

identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

•	overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•

considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation of Directors

We will pay each of our independent directors a retainer of $30,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly-scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees are limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for issuance under our Employee and Director Long-Term Incentive Plan (described below), including restricted stock and stock options that may be granted to our independent directors.

Each of our independent directors will be awarded restricted stock upon their initial appointment or election to the board of directors, with such awards vesting ratably over a period of four years from the date of issuance; provided, however, that we intend to award restricted stock to our current independent directors for their initial appointment at our first annual meeting. In addition, each of our independent directors will receive additional restricted stock on the date of each annual meeting of stockholders, with such awards vesting ratably over a period of four years from the date of issuance. Notwithstanding the foregoing, the restricted stock shall become fully vested if the independent director provides continuous services to us or an affiliate through the effective date of a change in control event. Each independent director will be entitled to receive distributions on any vested shares of restricted stock held, with distributions on any shares of restricted stock that have not vested being retained by us until such shares have vested, at which time the relevant distributions will be transferred to the independent director without interest thereon. No vesting credit will be given for a partial year of service, and any portion of the restricted stock that has not vested before or at the time an independent director ceases service as a director shall be forfeited.

Other than existing restricted stock awards, we have no agreements or arrangements in place with any directors to award any equity-based compensation. We may not award any equity-based compensation at any time when the relevant issuance of shares, when combined with those shares issued or issuable to our advisor, directors, officers, or any of their affiliates, would exceed 10% of our outstanding shares.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Employee and Director Long-Term Incentive Plan

Our Employee and Director Long-Term Incentive Plan will:

•	provides incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourages selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increases the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan will be administered by the compensation committee. Our incentive plan provides for the grant of awards to (a) our directors, (b) our employees (if we ever have employees), or employees of an affiliate, a subsidiary, our advisor, or an affiliate of our advisor, (c) consultants that provide services to us or an affiliate, and (d) other persons approved by the compensation committee of our board of directors. Awards granted under our incentive plan may consist of restricted stock, nonqualified stock options, incentive stock options, stock appreciation rights, and dividend equivalent rights, and other equity-based awards.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as described in “Compensation of Directors” immediately above.

The term of our incentive plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger, or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, our incentive plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our ability to qualify or maintain our status as a REIT under the Code. In addition, no option may be sold, pledged, assigned, or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange, or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our incentive plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Restricted Stock

Restricted stock entitles the recipient to an award of shares of Class A common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the Class A common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date. To date, we have not issued any options.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date. To date, we have not issued any stock appreciation rights.

Distribution Equivalent Rights

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us. Distribution equivalent rights will not reduce the number of shares of common stock available for issuance under our incentive plan. To date, we have not issued any distribution equivalent rights.

Other Equity-Based Awards

Other equity-based awards include any award other than restricted stock, options, stock appreciation rights, or distribution equivalent rights which, subject to such terms and conditions as may be prescribed by the compensation committee of our board of directors, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code.

Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We intend that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are intended to be exempt from Section 409A because they are required to be granted with an exercise or base price that is equal to fair market value on the date of grant and they are denominated in our common stock. If, however, an option, or stock appreciation right is granted in connection with a distribution equivalent right or other equity-based award, it may lose its exemption and become subject to Section 409A. Distribution equivalent rights and other equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

We are permitted to limit the liability of our directors, officers, and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property, or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property, or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may also order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor, or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that covers all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, officers, employees, agents, advisor, and affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor, or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor, or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors, or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor, or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor, or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor, or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is SSSHT Advisor, LLC. Our sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our advisor. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
H. Michael Schwartz	51	Chief Executive Officer
Michael S. McClure	55	President
Paula Mathews	66	Executive Vice President
Michael O. Terjung	41	Chief Financial Officer
John Strockis	60	Senior Vice President - Acquisitions

The backgrounds of Messrs. Schwartz, McClure, Terjung and Strockis and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Many of the services performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present, and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales, or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure, and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS, and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination or non-renewal of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, our operating partnership will be required to make substantial distributions in the form of a distribution due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the distribution due upon termination of the advisory agreement. Further, we may terminate the advisory agreement immediately upon the occurrence of various bankruptcy-related events involving the advisor. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers, employees, and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights, and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions. We may reimburse our advisor and its affiliates for expenses, including, but not limited to:

•	acquisition fees and acquisition expenses incurred by our advisor or its affiliates or those payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation, and sale of assets;

•	interest and other costs for borrowed money, including discounts, points, and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•

costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters) or by our board of directors (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating, or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•

administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us, including certain personnel costs such as reasonable wages and salaries and other employee-related expenses of all employees of our advisor or its affiliates, including our named executive officers, who are directly engaged in our operation, management, administration, investor relations and marketing, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by our advisor pursuant to the advisory agreement;

•

audit, accounting, and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for us to comply with all applicable laws, regulations, and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

The Transfer Agent Agreement

Pursuant to our transfer agent agreement, which was approved by a majority of our independent directors, our transfer agent will provide transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: processing subscription agreements, providing customer service to our stockholders, processing payment of any sales commission and dealer manager fees associated with a particular purchase, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

The initial term of the transfer agent agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the transfer agent agreement upon 90 days’ prior written notice. In the event that we terminate the transfer agent agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the transfer agent agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We will pay our transfer agent a one-time setup fee, and will pay our transfer agent other monthly fees and reimbursements. For a detailed discussion of such fees and reimbursements, see the “Management Compensation” section of this prospectus.

Trademark Sub-License Agreement

Under a separate trademark sub-license agreement, our advisor has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade name “Strategic Student & Senior Housing Trust” as well as certain registered trademarks and trademark applications for registration (collectively, the “Marks”) solely in connection with our business until the earlier of (a) a change of control event (as defined in the trademark sub-license agreement), (b) termination of the trademark license agreement between our sponsor and our advisor, or (c) termination of our advisory agreement, under certain circumstances, or if we declare bankruptcy or file for dissolution or reorganization. Our sponsor may, at its option, upon 30 days’ written notice to us, terminate the license granted if we or our subsidiaries fail to comply with the requirements relating to the Marks under the trademark sub-license agreement. In addition, we, our sponsor, or our advisor may terminate the trademark sub-license agreement with 60 days’ notice prior to the expiration of the then-current term. The result of this temporary license is that upon the expiration of our temporary license, including any potential renewals or extensions of such license to use the trade name “Strategic Student & Senior Housing Trust”, we will be required to change our name and re-brand our properties, if necessary, and would lose any value, or perceived value, associated with the use of such trade name.

Affiliated Companies

Our Sponsor

Our sponsor, SmartStop Asset Management, LLC, is a diversified real estate company focused on self storage assets, along with student and senior housing. It has approximately $1.5 billion of real estate assets under management, including 114 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 72,000 units and 8.3 million rentable square feet. Our sponsor’s real estate portfolio also comprises five student housing communities with approximately 2,800 beds and 1.1 million square feet of space and three senior housing properties, which includes the properties owned by us and described in this prospectus.

In addition to being our sponsor, it is the owner of our affiliated property manager, the majority and sole voting member of our advisor and the owner and manager of our transfer agent. Messrs. Schwartz, McClure, Terjung and Strockis and Ms. Mathews are executive officers of our sponsor. The backgrounds of Messrs. Schwartz, McClure, Terjung and Strockis and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

Our sponsor and its subsidiaries also serve as the sponsor, advisor, and property manager of SSGT, a public non-traded REIT focused on growth self storage assets, SST II, a public non-traded REIT focused on income-producing self storage assets, and SST IV, a public non-traded REIT focused on both income-producing and growth self storage assets. We also anticipate that our transfer agent, which is as subsidiary of our sponsor, will serve as the transfer agent for SST II, SSGT and SST IV. SST IV is, as of the date of this prospectus, raising capital pursuant to an offering of shares of its common stock. Each of SST II and SSGT has closed its primary offering to new investors; however, each expects to continue selling shares of its common stock pursuant to its distribution reinvestment plan.

Our sponsor also indirectly owns a 15% non-voting equity interest in our dealer manager, Select Capital Corporation, and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor.

Our Affiliated Property Manager

SSSHT Property Management, LLC, a Delaware limited liability company, is our affiliated property manager. Currently, we do not intend to directly manage or operate any of our properties. Rather, we expect to rely on third party property managers and senior living operators for such responsibilities. However, our affiliated property manager will primarily provide oversight services with respect to such third party property managers and senior living operators. The officers of our affiliated property manager have significant experience managing commercial real estate throughout the United States. See “Conflicts of Interest.” Our affiliated property manager will derive substantially all of its income from the oversight services it performs for us. See “Management Compensation” for a discussion of the fees that will be payable to our affiliated property manager.

The officers and key personnel of our affiliated property manager are as follows:

Name	Age	Position(s)
H. Michael Schwartz	51	Chief Executive Officer
Michael S. McClure	55	Executive Vice President
Paula Mathews	66	Executive Vice President
John Strockis	60	Senior Vice President
Michael O. Terjung	41	Chief Financial Officer

The backgrounds of Messrs. Schwartz, McClure, Strockis and Terjung and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

We anticipate that all of our third party property managers and senior living operators will adequately hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire. Such managers and operators also will, among other things, direct the purchase of equipment and supplies and will supervise all maintenance activity for such properties. Pursuant to its oversight duties, our affiliated property manager will assist with the foregoing activities, as appropriate.

Our Dealer Manager

Select Capital Corporation, a California corporation, serves as our dealer manager. Select Capital Corporation was formed in November 2007 and became approved as a member of FINRA in February 2008. Our sponsor indirectly owns a 15% non-voting equity interest in Select Capital Corporation and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor.

We entered into a dealer manager agreement with our dealer manager whereby our dealer manager provides us wholesaling, sales promotional, and marketing services in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process, and ensure proper handling of investment proceeds. See the “Management Compensation” and “Plan of Distribution” sections of this prospectus.

Our Transfer Agent

Our sponsor is the owner and manager of our transfer agent, which is a registered transfer agent with the SEC. Our transfer agent will process your subscription agreement or certain forms directly, as well as provide customer service to you. These services will include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to your shares. Additionally, our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

Fees Paid to Our Affiliates

We have executed an advisory agreement with our advisor, a dealer manager agreement with our dealer manager and a transfer agent agreement with our transfer agent, which entitle our advisor, our affiliated property manager, our dealer manager and our transfer agent to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor is also entitled to reimbursements for organization and offering costs incurred on our behalf, and each of our advisor and our transfer agent are entitled to the reimbursement of certain costs and expenses incurred in connection with providing services to us.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with H. Michael Schwartz, Paula Mathews, Michael S. McClure, Michael O. Terjung, John C. Strockis and Nicholas M. Look. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. A majority of our executive officers also are officers of our advisor and other affiliated entities and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to various agreements we have with these entities. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Offering Stage (2)

Sales Commissions (3)(4) (Participating Dealers)	We will pay to our dealer manager, Select Capital Corporation, 6% of the gross offering proceeds from the sale of Class A shares in our primary offering and 3% of the gross offering proceeds from the sale of Class T shares in our primary offering, before reallowance of commissions earned by participating broker-dealers, except that no sales commission is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager will reallow 100% of commissions earned to participating broker-dealers.	$40,500,000

Dealer Manager Fee (3)(4) (Dealer Manager)	We will pay to our dealer manager 3% of the gross offering proceeds from the sale of Class A shares and Class T shares in our primary offering before reallowance to participating broker-dealers, except that no dealer manager fee is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.	$27,000,000

Stockholder Servicing Fee (4) (Participating Dealers)	Subject to FINRA limitations on underwriting compensation, we will pay to our dealer manager a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will generally reallow 100% of the stockholder servicing fee earned to participating broker-dealers. No stockholder servicing fee is payable on shares sold under our distribution reinvestment plan.

Dealer Manager Servicing Fee (4) (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, we will pay to our dealer manager a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. No dealer manager servicing fee is payable on shares sold under our distribution reinvestment plan.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Reimbursement of Other Organization and Offering Expenses (5) (Advisor)	We will reimburse our advisor up to 3.5% of our gross offering proceeds. Our advisor may incur or pay some of our organization and offering expenses (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). We may then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1% of aggregate gross offering proceeds from our primary offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$9,000,000

Acquisition and Operational Stage

Acquisition Fees (6)(12) (Advisor)	We will pay to our advisor 1.75% of the contract purchase price of each property or other real estate investment we acquire.	$15,767,073 (estimate without leverage) $39,417,683 (estimate assuming 60% leverage)

Acquisition Expenses (6)(12) (Advisor)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 0.75% of the purchase price of each property.	$6,757,317 (estimate without leverage) $16,893,293 (estimate assuming 60% leverage)

Asset Management Fee (7)(12) (Advisor)	We will pay our advisor a monthly asset management fee equal to approximately 0.05208%, which is one-twelfth of 0.625%, of our average invested assets.	Actual amounts are dependent upon our average invested assets and, therefore, cannot be determined at this time.

Operating Expenses (8)(12) (Advisor)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to employees of our advisor or its affiliates, including our named executive officers.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Oversight Fees and Property Management Fees (9) (Affiliated Property Manager)	Currently, we expect to rely on third party property managers and senior living operators to manage and operate our properties. We will pay our affiliated property manager an oversight fee equal to 1% of the gross revenues attributable to such properties; provided, however, that our affiliated property manager will receive an	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
oversight fee equal to 1.5% of the gross revenues attributable to any senior housing property other than such properties that are leased to third party tenants under triple-net or similar lease structures. In the event any of our properties are managed directly by our affiliated property manager, we will pay such property manager a property management fee that is approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, which we generally expect to be 3% of gross revenues of the applicable property for student housing properties and 5% of gross revenues of the applicable property for senior housing properties.

Resident Insurance Revenues (Affiliated Property Manager)	We anticipate our affiliated property manager will receive all of the net revenues generated for each insurance product offered by us and purchased by a resident at one of our student housing properties.	Not determinable at this time.

Construction Fees (Affiliated Property Manager) (10)	We may pay our affiliated property manager a construction fee of up to 5% of the amount of construction or capital improvement work in excess of $10,000, which may be reallowed to third party property managers or senior living operators.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock-based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. See “Management — Employee and Director Long-Term Incentive Plan.”	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent) (11)(12)	We will pay our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed monthly fee of $8,000 per month, (ii) a one-time account setup fee of $30 per account and (iii) a monthly fee of $3.10 per open account per month. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
services we may request from time to time, in accordance with its rates then in effect. Upon the request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

Liquidation/Listing Stage

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (10)(13) (Advisor)	Upon sale of our properties, we will pay our advisor in cash, distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of the Advisory Agreement (not payable if we are listed on an exchange or have merged) (13)(14) (Advisor)

Upon a termination or non-renewal of the advisory agreement (other than a voluntary termination or a termination by us because of a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor), our advisor will be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest. The subordinated distribution will be equal to 15% of the amount by which (i) the appraised value of our properties, plus the carrying value of our assets less the carrying value of our liabilities, each as calculated in accordance with GAAP, at the termination date, plus the amount of all prior distributions on invested capital we have paid through the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital from inception through the termination date.

Such distribution is reduced by any prior payment to our advisor of a subordinated share of net sale proceeds.

This subordinated distribution will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full in cash on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to

Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
convert the balance of the distribution into operating partnership units or shares of our common stock. The value of the operating partnership units or shares of our common stock will be equal to the fair market value of such operating partnership units or shares of our common stock, as applicable, as determined by our board of directors or the general partner of the operating partnership based upon the appraised value of our properties, as determined by an independent appraiser plus our assets, less our liabilities, on the date of the election. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (13)(14)(15) (Advisor)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing distribution from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which (i) the average “market value” of the shares issued and outstanding at listing over a period of 30 trading days, selected by our advisor, beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange plus total distributions on invested capital made before listing exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.

This subordinated incentive listing distribution will be paid in cash, operating partnership units or shares of our common stock (or any combination thereof) in the sole discretion of our independent directors. The price of the operating partnership units or shares of our common stock (or any combination thereof) will be calculated based on the average of the daily market price of our shares of common stock for the ten (10) consecutive trading days immediately preceding the date of such issuance of operating partnership units or shares.

Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge or otherwise reorganize) (13)(14)(15) (Advisor)	Upon a merger or other corporate reorganization, we will pay our advisor in cash a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction), plus total distributions we made prior to such transaction, exceeds the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of $1.0 billion in shares in our primary offering, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering. We pay a dealer manager fee in the amount of up to 3% of the gross proceeds of the shares sold to the public.

(3)

The sales commissions and, in some cases, the dealer manager fee is not charged or may be reduced with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(4)

In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

(5)

Includes all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering.

(6)

We pay our advisor an acquisition fee equal to 1.75% of the contract purchase price of each property or real estate-related investment we acquire. Actual amounts are dependent upon the purchase price we pay for our properties, and therefore, cannot be definitively determined at this time. In addition, we reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For purposes of this table, we have assumed acquisition expenses of 0.75% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be definitively determined at this time. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess fees and expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition fees and acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 60% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan, to the extent such proceeds are not used to fund stock repurchases under our share redemption program.

(7)

For purposes of calculating the asset management fee, our average invested assets shall be the sum of the aggregate GAAP basis book carrying values of our assets invested (excluding investments in affiliated real estate programs which pay an asset management fee or similar fee), directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition pursuant to our advisory agreement, any investments by us in real estate programs that are affiliates of our advisor and which pay an asset management fee, or similar fee, such as the Reno Investment, are excluded for all purposes in calculating the asset management fee. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of our average invested assets, which includes amounts invested in real estate using borrowed funds. Our advisor may waive any or all of the asset management fee from time to time, in its sole discretion.

(8)

Commencing four full fiscal quarters after the commencement of our public offering, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under GAAP, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(9)

Pursuant to our advisory agreement, our advisor is responsible for overseeing any third party property managers or operators and may delegate such responsibility to its affiliates. Our advisor will assign such oversight responsibilities to SSSHT Property Management, LLC, our affiliated property manager. The property management fees are estimates only. Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be reasonable and on terms and conditions no less favorable to us than those available from unaffiliated third parties. In no event will our affiliated property manager receive both an oversight fee and a property management fee with respect to a single property. The recipient of the oversight fee may waive any or all of such fee from time to time, in its sole discretion.

(10)

Pursuant to our advisory agreement, our advisor is responsible for managing or assisting with planning and coordination of construction or redevelopment of our properties, or construction of any capital improvements thereon, and may delegate such responsibility to its affiliates. Our advisor will assign such construction management or assistance responsibilities to SSSHT Property Management, LLC, our affiliated property manager.

(11)

Pursuant to our transfer agent agreement, our transfer agent will provide transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: processing subscription agreements, providing customer service to our stockholders, processing payment of any sales commission and dealer manager fees associated with a particular purchase, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor. The fees we pay our transfer agent are fixed for the first 12 months of the transfer agent agreement and are then subject to annual adjustment as mutually agreed upon by the parties. The initial term of the agreement is three years, but either party may terminate the agreement upon 90 days’ prior written notice. In the event that we terminate the agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

(12)

See the section of this prospectus titled “Conflicts of Interest—Certain Fees and Reimbursements” for more information regarding the fees we have paid or incurred, and expenses for which we have reimbursed, our advisor and its affiliates.

(13)

In calculating the subordinated share of net sale proceeds, the subordinated distribution due upon termination of the advisory agreement, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale. The annual return on invested capital is calculated on an aggregate weighted-average daily basis. No payments will be made to our advisor under the non-interest bearing promissory note, if any, until our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any amounts otherwise payable to the advisor pursuant to the promissory note that is not paid at the date of sale because investors have not received their required minimum returns under the NASAA REIT Guidelines (i.e., a 6% cumulative, non-compounded annual return, which will be calculated from inception through the date of termination) will be deferred and paid at such time as these minimum returns have been achieved.

(14)

Our advisor cannot earn more than one incentive distribution. Any receipt by our advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

(15)

The market value of our outstanding stock for purposes of calculating the incentive distribution due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during a period of 30 trading days selected by the advisor, in its sole discretion, beginning after the first day of the 6th month, but not later than the last day of the 18th month, following listing.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of May 1, 2018, the amount of our common stock beneficially owned by each of our executive officers, members of our board of directors and proposed directors, all of our directors and executive officers as a group and any person who is known by us to be the beneficial owner of more than 5% of any class of our outstanding shares.

Class A Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Directors and Named Executive Officers
H. Michael Schwartz, Chairman of the Board of Directors and Chief Executive Officer	111.11(2)	*
Michael S. McClure, President	—	—
Michael O. Terjung, Chief Financial Officer and Treasurer	—	—
Paula Mathews, Executive Vice President and Secretary	—	—
John Strockis, Chief Investment Officer	—	—
Nicholas M. Look, Assistant Secretary	—	—
Stephen G. Muzzy, Independent Director	—	—
Brent Chappell, Independent Director	—	—

All directors and executive officers as a group	111.11	*

5% Stockholders
Comrit Investments 1, LP(3)	1,085,973	10.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of such common stock.

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following May 1, 2018. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Consists of 111.11 Class A shares owned by SSSHT Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.

(3)	The address for Comrit Investments 1, LP is 9 Ahad Ha’am Street, Tel Aviv, Israel, 61291.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor and its affiliates. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to serve on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor have sponsored and may sponsor other public and private real estate programs with similar investment objectives to us. For example, SST IV commenced its initial public offering to sell up to $1.095 billion in shares of its common stock on March 17, 2017. SST IV is, as of the date of this prospectus, raising capital pursuant to its public offering of its shares of common stock. SST IV’s primary investment strategy is to invest in income-producing and growth self storage assets. In addition, Reno Student Housing, DST, a Delaware statutory trust and an affiliate of our sponsor, has acquired a student housing property located near the University of Nevada, Reno.

Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which may have similar investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for residents.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs, including SST II, SSGT, and SST IV, and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, a majority of our executive officers also serve as an officer of our advisor, our affiliated property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent expert. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties.

Preferred Units in our Operating Partnership

On June 28, 2017, the Preferred Investor, a subsidiary of our sponsor, invested $5.65 million in the first tranche of its Investment in our operating partnership, which proceeds were used in connection with the acquisition of the Fayetteville Property, and in exchange the Preferred Investor received approximately 226,000 Preferred Units in our operating partnership. In connection with the acquisition of the Tallahassee Property, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units. Accordingly, the Preferred Investor received 40,220 Preferred Units as part of its Investment. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional 2,662.20 Preferred Units, or 1% of the aggregate amount of the foregoing Investments. On December 5, 2017, we completed the redemption of the Preferred Units with offering proceeds from our private offering. Please see the “Our Properties — Preferred Units in our Operating Partnership” and “Our Operating Partnership Agreement — Preferred Units” sections of this prospectus for more information. We and our sponsor may incur conflicts of interest in carrying out the terms of the Preferred Units.

Resident Insurance

We require each resident of our student housing properties to carry liability insurance. We plan to offer an insurance product whereby residents of our student housing properties may purchase such insurance or other protection to cover damage or destruction to our property caused by such resident’s negligence. We anticipate that our affiliated property manager or one of its affiliates will receive profits from such insurance products.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs with similar investment objectives, including those sponsored by our sponsor’s affiliates, are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates, were to compete for the same residents, or a conflict could arise in connection with the resale of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates, were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our sponsor and our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our sponsor and our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or residents aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Dealer Manager

Our sponsor owns, indirectly through a subsidiary, a 15% non-voting equity interest in Select Capital Corporation, our dealer manager, and affiliates of our dealer manager own a 2.5% non-voting membership interest in our advisor. Accordingly, we may not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

Our affiliated property manager, SSSHT Property Management, LLC, will provide oversight of the third parties that manage and operate our student housing and senior housing properties. It is the duty of our board to evaluate the performance of our affiliated property manager. The fees to be paid to our affiliated property manager are based on a percentage of the rental income received by the managed properties. For a detailed discussion of the anticipated fees to be paid to our affiliated property manager, see the “Management Compensation” section of this prospectus.

Transfer Agent

Our sponsor is the owner and manager of our transfer agent, which is a registered transfer agent with the SEC. Our transfer agent will process your subscription agreement or certain forms directly, as well as provide customer service to you. These services will include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to your shares. Additionally, our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. We also expect that our transfer agent will conduct transfer agent and registrar services for other non-traded REITs sponsored by our sponsor.

It is the duty of our board to evaluate the performance of our transfer agent. The fees to be paid to our transfer agent are based on a one-time initial setup fee, a fixed monthly fee, one-time account setup fees and monthly open account fees. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it. For a detailed discussion of the anticipated fees to be paid to our transfer agent, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Nelson Mullins acts, and may in the future act, as counsel to us, our advisor, sponsor, affiliated property manager, dealer manager, transfer agent and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, sponsor, affiliated property manager, dealer manager, transfer agent or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties. See “Investment Objectives, Strategy and Related Policies — Joint Venture Investments.” However, we will only enter into such a joint venture if a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us. See “Management Compensation.” Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of our properties. Among other fees, our advisor and its affiliates will receive:

•	acquisition fees upon any acquisition, regardless of whether the property will be profitable in the future;

•

asset management fees based on the aggregate GAAP basis book carrying values of our assets invested (excluding investments in affiliated real estate programs which pay an asset management fee or similar fee), directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties;

•	oversight fees or property management fees;

•	construction fees based on the amount of construction or capital improvement work;

•	subordinated participation interest in our operating partnership which will be payable only after the return to stockholders of their capital contributions plus cumulative returns on such capital; and

•	transfer agent fees,

Although the acquisition fee and asset management fee will be paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the transfer agent agreement;

•	subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional asset management fees;

•	property sales, which may entitle our advisor to possible success-based share of net sale proceeds;

•

property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•

property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and acquisition expenses for its services to the buyer, as well as subordinated share of net sale proceeds to our advisor;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing distribution or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based distribution but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Fees and Reimbursements

We pay and reimburse our advisor and its affiliates for various fees and expenses pursuant to the advisory agreement, the dealer manager agreement and the transfer agent agreement. The following table summarizes such related party costs that have been incurred and paid by us for the year ended December 31, 2017, as well as any related amounts payable as of December 31, 2017:

	Year Ended December 31, 2017
	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)(1)	$394,654	$271,229	$123,425
Asset management fees(2)	135,163	93,492	41,671
Acquisition expenses	2,310,020	2,310,020	—
Capitalized
Debt issuance costs	499,382	465,500	33,882
Additional Paid-in Capital
Selling commissions	3,947,269	3,915,109	32,160
Dealer Manager fees	1,490,524	1,474,704	15,820
Offering costs	508,350	508,350	—

Total	$9,285,362	$9,038,404	$246,958

(1)

This includes approximately $181,000 in personnel costs attributable to our named executive officers, as follows: (i) $54,744 was attributed to H. Michael Schwartz, (ii) $27,593 was attributed to Michael S. McClure, (iii) $48,922 was attributed to Michael O. Terjung, (iv) $3,925 was attributed to Paula Mathews and (v) $46,248 was attributed to Nicholas M. Look.

(2)

For the year ended December 31, 2017, our advisor permanently waived one half of the asset management fee totaling approximately $135,000. Such amount was waived permanently and accordingly, will not be paid to our advisor.

Please see Note 7 of the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2017 contained elsewhere in this prospectus for additional information.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our sponsor, our advisor or their affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our sponsor, our advisor or any of their affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to transactions we enter into with our sponsor, our advisor and their affiliates. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent expert and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•

We will not accept goods or services from our sponsor, advisor or any affiliate thereof or enter into any other transaction with our sponsor, advisor or any affiliate thereof unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties (summarized below) is applied fairly to us.

Finally, our sponsor has adopted an investment allocation policy which governs the allocation of investment opportunities among us and other programs sponsored by our sponsor, and which provides as follows:

•	In the event that an investment opportunity becomes available, our sponsor will allocate such investment opportunity to us or another program sponsored by our sponsor based on the following factors:

○	the investment objectives of each program;
○	the amount of funds available to each program;
○	the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;
○	the strategic location of the investment in relationship to existing properties owned by each program;
○	the effect of the investment on the diversification of each program’s investments; and
○	the impact of the financial metrics of the investment on each program.

•

In the event our sponsor determines that an investment opportunity is suitable for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then our sponsor will offer the investment opportunity to the program that has had the longest period of time elapse since it was offered an investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is being fairly applied to us, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

○	the investment objectives and criteria of each program;
○	anticipated cash flow of the property to be acquired and the cash requirements of each program;
○	effect of the acquisition on diversification of each program’s investments;
○	policy of each program relating to leverage of properties;
○	income tax effects of the purchase to each program;
○	size of the investment; and
○	amount of funds available to each program and the length of time such funds have been available for investment.

•

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment.

The following chart shows our ownership structure and entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Select Capital Corporation, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Select Capital Corporation is 31351 Rancho Viejo Road, Suite 205, San Juan Capistrano, CA 92675.

(1)	SmartStop Asset Management, LLC is controlled by H. Michael Schwartz, our Chief Executive Officer and Chairman.

(2)

Our affiliated property manager provides oversight services with respect to our third party property managers and senior living operators. The third party property managers and senior living operators that actually manage and operate our properties will be engaged, either directly or indirectly, by the special purpose entities that own the respective property managed. Such special purpose entities will be wholly-owned, either directly or indirectly, by SSSHT Operating Partnership, L.P.

(3)	We own all of the outstanding units in our operating partnership, other than 25,558.68 Class A common units which are owned by SSSHT Advisor, LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our accompanying financial statements and notes thereto included elsewhere in this prospectus.

Overview

Strategic Student & Senior Housing Trust, Inc. was formed on October 4, 2016 and commenced formal operations on June 28, 2017, as discussed below. We were formed under the MGCL for the purpose of engaging in the business of investing in student housing and senior housing properties and related real estate investments. We intend to elect to be treated as a REIT under the Internal Revenue Code for federal income tax purposes beginning with our taxable year ended December 31, 2017.

On January 27, 2017, pursuant to a confidential private placement memorandum, we commenced a private offering of up to $100,000,000 in shares of our common stock and 1,000,000 shares of common stock pursuant to our distribution reinvestment plan. The private offering required a minimum offering amount of $1,000,000, which we met on August 4, 2017. Please see Note 10 of the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2017 contained elsewhere in this prospectus for additional information. We terminated our private offering on March 15, 2018. We received approximately $91.5 million in offering proceeds from the sale of our common stock pursuant to the private offering. Any outstanding common stock that was issued prior to the commencement of the our initial public offering will be redesignated as Class A common stock upon the filing of the articles of amendment to our charter, which will occur prior to the effectiveness of this offering.

On June 28, 2017, we purchased the Fayetteville Property and commenced formal operations. On September 28, 2017, we purchased our second property, the Tallahassee Property. As of December 31, 2017, our student housing property portfolio was comprised as follows:

Property	Date Acquired	Date Completed	Primary University Served	Average Monthly Revenue / Bed(1)	# of Units	# of Beds	Occupancy%(2)
Fayetteville	June 28, 2017	August 2016	University of Arkansas	$672	198	592	95.3%
Tallahassee	September 28, 2017	August 2017	Florida State University	785	125	434	99.5%

Total				$703	323	1,026	97.4

(1)

Calculated based on our base rental revenue earned during the year ended December 31, 2017 divided by average occupied beds over the same period. Each property is included in the respective calculations starting with its first full month of operations after we acquire the property, as appropriate.

(2)	Represents occupied number of beds as of December 31, 2017.

As of December 31, 2017, we did not own any senior housing properties. We acquired our first three senior housing properties on February 23, 2018, and as such, any impact of those properties on our results of operations are not reflected herein.

Critical Accounting Policies

We have established accounting policies which conform to generally accepted accounting principles (“GAAP”). Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Following is a discussion of the estimates and assumptions used in setting accounting policies that we consider critical in the presentation of our financial statements. Many estimates and assumptions involved in the application of GAAP may have a material impact on our financial condition or operating performance, or on the comparability of such information to amounts reported for other periods, because of the subjectivity and judgment required to account for highly uncertain items or the susceptibility of such items to change. These estimates and assumptions affect our reported amounts of assets and liabilities, our disclosure of contingent assets and liabilities at the dates of the financial statements and our reported amounts of revenues and expenses during the periods covered by the financial statements contained elsewhere in this prospectus. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.

We believe that our critical accounting policies include the following: real estate purchase price allocations; the evaluation of whether any of our long-lived assets have been impaired; the determination of the useful lives of our long-lived assets; and the evaluation of the consolidation of our interests in joint ventures. The following discussion of these policies supplements, but does not supplant the description of our significant accounting policies, as contained in Note 2 of the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2017 contained elsewhere in this prospectus, and is intended to present our analysis of the uncertainties involved in arriving upon and applying each policy.

Real Estate Purchase Price Allocation

We allocate the purchase prices of acquired properties based on a number of estimates and assumptions. We allocate the purchase prices to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. These estimated fair values are based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, building and site improvements. Acquisitions of portfolios of properties are allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which we estimate based upon the relative size, age, and location of the individual property along with actual historical and estimated occupancy and rental rate levels, and other relevant factors. If available, and determined by management to be appropriate, appraised values are used, rather than these estimated values. Because we believe that substantially all of the leases in place at student housing properties we will acquire will be at market rates, as substantially all of our leases are for a period of approximately one year, we do not expect to allocate any portion of the purchase prices to above or below market leases. The determination of market rates is also subject to a number of estimates and assumptions. Our allocations of purchase prices could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such allocations may vary dramatically based on the estimates and assumptions we use.

Impairment of Long-Lived Assets

The majority of our assets, other than cash and cash equivalents, consist of long-lived real estate assets as well as intangible assets related to our acquisitions. We will evaluate such assets for impairment based on events and changes in circumstances that may arise in the future and that may impact the carrying amounts of our long-lived assets. When indicators of potential impairment are present, we will assess the recoverability of the particular asset by determining whether the carrying value of the asset will be recovered, through an evaluation of the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. This evaluation is based on a number of estimates and assumptions. Based on this evaluation, if the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived asset and recognize an impairment loss. Our evaluation of the impairment of long-lived assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the amount of impairment loss recognized, if any, may vary based on the estimates and assumptions we use.

Estimated Useful Lives of Long-Lived Assets

We assess the useful lives of the assets underlying our properties based upon a subjective determination of the period of future benefit for each asset. We record depreciation expense with respect to these assets based upon the estimated useful lives we determine. Our determinations of the useful lives of the assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such determinations, and the corresponding amount of depreciation expense, may vary dramatically based on the estimates and assumptions we use.

Consolidation of Investments in Joint Ventures

We will evaluate the consolidation of our investments in joint ventures in accordance with relevant accounting guidance. This evaluation requires us to determine whether we have a controlling interest in a joint venture through a means other than voting rights, and, if so, such joint venture may be required to be consolidated in our financial statements. Our evaluation of our joint ventures under such accounting guidance could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the joint venture entities included in our financial statements may vary based on the estimates and assumptions we use.

REIT Qualification

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2017. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Recently Issued Accounting Guidance

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (“ASU 2014-09”) as ASC Topic 606. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new standard, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. ASU 2014-09 is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017 and early adoption is permitted. This ASU shall be applied using either a full retrospective or modified retrospective approach. We have determined that our rental revenues will not be subject to the guidance in ASU 2014-09, as they qualify as lease contracts, which are excluded from its scope.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which amends the guidance on accounting for leases. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU 2016-02, lessor accounting is largely unchanged. It also includes extensive amendments to the disclosure requirements. ASU 2016-02 is effective for fiscal years and interim periods beginning after December 15, 2018. Early adoption is permitted for financial statements that have not yet been made available for issuance. ASU 2016-02 requires a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. While we continue to evaluate the standard, based on our assessment to date, we do not expect the adoption of this standard to have a material impact on our consolidated financial statements, as a substantial portion of our revenue will consist of rental income from short-term leasing arrangements with contractual terms of 12 months or less.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” ASU 2016-15 addresses eight classification issues related to the statement of cash flows, including debt prepayment or debt extinguishment costs and distributions received from equity-method investees. The guidance will become effective for periods beginning after December 15, 2017 and early adoption is permitted. We do not anticipate the adoption of this standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805)—Clarifying the Definition of a Business.” ASU 2017-01 clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework provides guidance for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. This update is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. We adopted this ASU on January 1, 2018. We expect that our acquisitions of real estate or in-substance real estate will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. As a result, certain transaction costs will be capitalized rather than expensed.

Results of Operations

Overview

As of December 31, 2017, we have derived revenues principally from rents and related fees received from residents of our student housing properties. Therefore, our operating results depend significantly on our ability to successfully acquire additional student housing properties—as well as, in the future, senior housing properties—retain our existing residents and lease our available units to new residents, while maintaining and, where possible, increasing the prices. Additionally, our operating results depend on our residents making their required payments to us.

Competition in the markets in which we operate is significant and affects the occupancy levels, rental rates, rental revenues and operating expenses of our student housing properties. Development of any new student housing properties would intensify competition in the markets in which we operate and could negatively impact our results.

On June 28, 2017, we purchased the Fayetteville Property and commenced formal operations. On September 28, 2017, we purchased our second property, the Tallahassee Property. As of December 31, 2017: (i) the

Fayetteville Property contains 198 units, 592 beds and is approximately 95.3% leased and (ii) the Tallahassee Property contains 125 units, 434 beds and is approximately 99.5% leased. Operating results in future periods will depend on the results of operations of these properties and additional student housing and senior housing properties that we acquire.

As we did not acquire our first property and commence formal operations until two days prior to the end of the second quarter of 2017, no discussion of the results of operations for the period from October 4, 2016 (date of inception) through December 31, 2016 would be meaningful. As a result, these results of operations are described solely with respect to the year ended December 31, 2017. We expect revenues and expenses to increase in future periods as we acquire additional properties, as well as from recognizing full period operating results for acquisitions completed during the year ended December 31, 2017.

Our results of operations for the year ended December 31, 2017 are not indicative of those expected in future periods as we expect that revenue, operating expenses, depreciation expense, amortization expense, acquisition expense and interest expense will each increase in future periods as a result of recognizing a full period of operating results for acquisitions completed during the year ended December 31, 2017, as well as acquisitions completed subsequent to December 31, 2017 and anticipated future acquisitions.

Total Revenues

Total revenues for the year ended December 31, 2017 were approximately $3.7 million, which is attributable to our two student housing properties acquired during the year ended December 31, 2017. We expect total revenues to increase in future periods commensurate with our future acquisition activity, as well as from recognizing full period operating results for acquisitions completed during the year ended December 31, 2017.

Property Operating Expenses

Property operating expenses for the year ended December 31, 2017 were approximately $1.3 million. Property operating expenses includes the cost to operate our properties including payroll, utilities, insurance, real estate taxes, and marketing. The property operating expenses are attributable to the acquisition of our first two student housing properties acquired during the year ended December 31, 2017. We expect property operating expenses to increase in future periods commensurate with our future acquisition activity, as well as from recognizing full period operating results for acquisitions completed during the year ended December 31, 2017.

Property Operating Expenses – Affiliates

Property operating expenses – affiliates for the year ended December 31, 2017 were approximately $135,000. Property operating expenses – affiliates consists solely of asset management fees paid to our advisor and does not include approximately $135,000 of asset management fees that were permanently waived. The property operating expenses – affiliates are attributable to our two student housing properties acquired during the year ended December 31, 2017. We expect property operating expenses – affiliates to increase in future periods commensurate with our future acquisition activity.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2017 were approximately $0.6 million. General and administrative expenses consist primarily of legal expenses, directors’ and officers’ insurance expense, an allocation of a portion of payroll related costs attributable to our advisor and its affiliates and accounting expenses. We expect general and administrative expenses to increase in the future as our operational activity increases.

Depreciation and Intangible Amortization Expenses

Depreciation and intangible amortization expenses for the year ended December 31, 2017 were approximately $3.8 million. Depreciation expense consists primarily of depreciation on the buildings, site improvements, and furniture, fixtures and equipment at our properties. Intangible amortization expense consists of the amortization of intangible assets resulting from our two student housing properties acquired during the year ended December 31, 2017.

Acquisition Expenses – Affiliates

Acquisition expenses for the year ended December 31, 2017 were approximately $2.3 million. These acquisition expenses primarily relate to the acquisition of our two student housing properties acquired during the year ended December 31, 2017 and prospective student housing and senior housing properties to be acquired in future periods.

Other Acquisition Expenses

Other acquisition expenses for the year ended December 31, 2017 were approximately $0.6 million. These other acquisition expenses primarily relate to the acquisition of our two student housing properties acquired during the year ended December 31, 2017 and prospective student housing and senior housing properties to be acquired in future periods.

Interest Expense

Interest expense for the year ended December 31, 2017 was approximately $1.1 million. Interest expense consists of interest incurred on the KeyBank Bridge Loan, the Amended KeyBank Bridge Loan, the JPM Mortgage Loan, and the Nationwide Loan. We expect interest expense to increase in future periods commensurate with our future debt level.

Interest Expense – Debt Issuance Costs

Interest expense – debt issuance costs for the year ended December 31, 2017 were approximately $0.8 million. Interest expense – debt issuance costs reflects the amortization of fees incurred in connection with obtaining the KeyBank Bridge Loan, the Amended KeyBank Bridge Loan, the JPM Mortgage Loan, and the Nationwide Loan. We expect interest expense – debt issuance costs to increase commensurate with our future financing activity.

Distributions to Preferred Unitholders in our Operating Partnership

Distributions to preferred unitholders in our operating partnership for the year ended December 31, 2017 were approximately $0.2 million. These amounts reflect distributions paid to preferred unitholders in our operating partnership, which may increase in the future to the extent our operating partnership issues additional Preferred Units. As of December 31, 2017, all Preferred Units had been redeemed.

Liquidity and Capital Resources

Cash Flows

Below is information regarding our cash flows for operating, investing and financing activities for the year ended December 31, 2017:

Year Ended December 31, 2017
Net cash flow provided by (used in):
Operating activities	$(1,285,994)
Investing activities	(106,437,232)
Financing activities	118,093,224

Cash flows used in operating activities for the year ended December 31, 2017 were approximately $1.3 million, which is primarily the result of our net loss during the period (excluding depreciation and amortization), primarily offset by favorable changes in accounts payable and accrued liabilities.

Cash flows used in investing activities for the year ended December 31, 2017 were $106.4 million, which is primarily the result of the cash paid for the acquisitions of our two student housing properties and, to a lesser extent, other minor investments and deposits related to the acquisition of the Salt Lake Properties that occurred subsequent to December 31, 2017.

Cash flows provided by financing activities for the year ended December 31, 2017 were approximately $118.1 million, which is primarily the net result of debt principal inflows of approximately $51.5 million and an increase of approximately $69.2 million from the net proceeds from the issuance of common stock, partially offset by cash outflows for the redemption of Preferred Units in our operating partnership of approximately $1.1 million and distributions of $0.9 million.

Short-Term Liquidity and Capital Resources

Our advisor funded and was responsible for our organization and offering costs on our behalf, prior to the commencement of our formal operations on June 28, 2017 when we acquired the Fayetteville Property. Currently, we generally expect that we will meet our short-term operating liquidity requirements from the combination of proceeds from our private offering, proceeds from secured or unsecured financing from banks or other lenders, net cash provided by property operations and advances from our advisor, which will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in our advisory agreement with our advisor.

Distribution Policy

We commenced paying distributions to our stockholders in September 2017 and we intend to continue to pay regular distributions to our stockholders. From the commencement of paying cash distributions in September 2017, all distributions have been paid from the net proceeds of our private offering. See “Description of Shares—Distribution Policy” and “—Distribution Declaration History” for more information on our distribution policy and declared distributions.

The following shows our distributions and the sources of such distributions for the year ended December 31, 2017.

	Year Ended December 31, 2017
Distributions paid in cash — common stockholders	$616,387
Distributions paid in cash — preferred unitholders	239,885
Distributions reinvested	303,844

Total distributions	$1,160,116

Source of distributions
Cash flows provided by operations	—
Proceeds from our Private Offering	$856,272	73.8%
Offering proceeds from distribution reinvestment plan	303,844	26.2%

Total sources	$1,160,116	100.0%

We did not commence paying distributions until September 2017. For the year ended December 31, 2017, we paid total distributions of approximately $1.2 million (including approximately $0.2 million related to our preferred unitholders), as compared to net loss attributable to our common stockholders of approximately $6.2 million. Net loss attributable to our common stockholders for the year ended December 31, 2017 and cumulative net loss reflect non-cash depreciation and amortization of approximately $3.8 million, and acquisition related expenses of approximately $2.9 million. From our commencement of paying cash distributions on our common shares in September 2017, distributions were paid solely from proceeds of our private offering.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in this offering and our private offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Indebtedness

As of December 31, 2017, our total indebtedness was $53 million, all of which were at fixed rates.

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness, if any.

Long-term potential future sources of capital include proceeds from our private offering and this offering, secured or unsecured financings from banks or other lenders, issuance of equity instruments and undistributed funds from operations. To the extent we are not able to secure requisite financing in the form of a credit facility or other debt, we will be dependent upon proceeds from the issuance of equity securities and cash flows from operating activities in order to meet our long-term liquidity requirements and to fund our distributions.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2017:

	Payments due by period:
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Debt interest(1)	$14,323,150	$2,141,000	$4,282,800	$4,282,800	$3,616,150
Debt principal(1)	53,000,000	—	—	—	53,000,000

Total contractual obligations	$67,323,150	$2,141,000	$4,282,800	$4,282,800	$56,616,150

(1)

Amounts do not include the Amended KeyBank Bridge Loan, as this is neither a long-term debt obligation nor a long-term liability. See the “Our Properties—Debt Summary—KeyBank Bridge Loan” section contained elsewhere in this prospectus.

Off-Balance Sheet Arrangements

Our Reno Investment is accounted for under the equity method of accounting. Other than that, we do not have any relationships with unconsolidated entities or financial partnerships. Such entities are often referred to as structured finance or special purposes entities, which typically are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitments or intent to provide funding to any such entities.

Quantitative and Qualitative Disclosures about Market Risks

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk. We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund acquisition, expansion, and financing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

As of December 31, 2017, our debt consisted of $53 million in fixed rate debt. Our debt instruments were entered into for other than trading purposes. Changes in interest rates have different impacts on fixed, as a change in interest rates on fixed rate debt impacts its fair value but has no impact on interest incurred or cash flows. As of December 31, 2017, we did not have exposure to variable rates.

The following table summarizes annual debt maturities and average interest rates on our outstanding debt as of December 31, 2017:

	Year Ended December 31,
	2017	2018	2019	2020	2021	Thereafter	Total
Fixed rate debt	$—	$—	$—	$—	$—	$53,000,000	$53,000,000
Average interest rate	4.04	4.04	4.04	4.04	4.04	4.04%	—
Variable rate debt	$—	—	—	—	—	$—	$—
Average interest rate(1)	—%	—	—	—	—	—	—

(1)	The average interest rate was calculated based on the rate in effect on December 31, 2017.

Subsequent Events

Please see Note 10 of the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2017 contained elsewhere in this prospectus.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by our sponsor or its affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior real estate programs described herein.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix C show relevant summary information regarding certain programs sponsored by our sponsor or its affiliates. As described below, our sponsor and its affiliates have sponsored public non-traded REIT offerings that we deem to have similar investment objectives to us. Our sponsor in the future may sponsor other private and public offerings of real estate programs. To the extent that such future offerings or programs remaining in operation and share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this summary represents the historical experience of certain programs sponsored by our sponsor or its affiliates. Unless otherwise noted, the information presented herein is as of December 31, 2017.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs described therein as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates with like programs. We deem the prior programs described in the Prior Performance Tables to have similar investment objectives to us because we intend to invest in real estate and real estate related assets. Moreover, similar to certain of such prior programs, we intend to invest in both income-producing and growth properties (such as development, re-development, lease-up, and expansion opportunities) and related investments with the objective of achieving appreciation of stockholder value as a result of both returns anticipated from income and appreciation in the value of our properties over the long term. However, while such prior programs were focused on making investments in self storage, we expect to make investments in student housing and senior housing properties and related real estate investments. Accordingly, we will not make investments comparable to those made by such prior programs, as none of such prior programs held significant investments in student housing and senior housing properties.

The following discussion is intended to summarize briefly the objectives and performance of prior real estate programs and to disclose any material adverse business developments sustained by them.

Overview

Strategic Capital Holdings, LLC, or SCH, sponsored one prior public program, SmartStop Self Storage, Inc., or SmartStop Self Storage, formerly known as Strategic Storage Trust, Inc., or SSTI, a public, non-traded REIT focused on investments in self storage properties. SmartStop Self Storage raised approximately $541 million of gross offering proceeds from approximately 16,200 investors as of the close of its follow-on public offering. We believe this program had investment objectives similar to this offering because we intend to invest in real estate and real estate related assets.

Our sponsor is the sponsor of SST II, SSGT and SST IV, public non-traded REITs focused on investments in self storage properties. We believe these programs have investment objectives that are similar to this offering because we intend to invest in real estate and real estate related assets. See Tables I and II of the Prior Performance Tables for more detailed information about offerings sponsored by our sponsor and its affiliates which have closed during the previous three years ended December 31, 2017.

SmartStop Self Storage

On March 17, 2008, SmartStop Self Storage began its initial public offering of common stock (“Initial Offering”). On May 22, 2008, SmartStop Self Storage satisfied the minimum offering requirements of the Initial

Offering and commenced formal operations. On September 16, 2011, the Initial Offering was terminated, having raised gross proceeds of approximately $289 million. On September 22, 2011, SmartStop Self Storage commenced its follow-on public offering of stock (“Follow-on Offering”). On April 2, 2012, SmartStop Self Storage announced that its board had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.79 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2011. Effective June 1, 2012, SmartStop Self Storage raised its offering price for shares sold in the Follow-on Offering from $10.00 per share to $10.79 per share. On September 22, 2013, the Follow-on Offering was terminated, having raised gross proceeds of approximately $251 million. On September 5, 2014, SmartStop Self Storage announced that its board of directors had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.81 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2014. In addition to the Initial Offering and the Follow-on Offering, in September 2009, SmartStop Self Storage also issued approximately 6.2 million shares in connection with the mergers of two privately-offered REITs sponsored by affiliates of our sponsor and that were organized to invest primarily in self storage properties (the “Mergers”).

Through September 30, 2015, with a combination of debt and offering proceeds from the Initial Offering and Follow-on Offering, SmartStop Self Storage invested approximately $614 million in 111 properties in 17 states and Canada consisting of approximately 68,900 units and 8.8 million rentable square feet. Based on the amount invested in these properties, approximately 97% was spent on existing self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 111 properties was 58% debt proceeds and 42% equity. In addition, SmartStop Self Storage acquired 11 properties in connection with the Mergers. Those properties consisted of approximately 8,500 units and 1.4 million rentable square feet. On October 1, 2015, SmartStop Self Storage and Extra Space closed on a merger transaction in which SmartStop Self Storage was acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion.

Below is a summary of relevant information of the properties purchased with proceeds from SmartStop Self Storage’s Initial Offering and Follow-on Offering:

State	No. of Properties	Units	Sq. Ft. (net) (1)	% of Total Rentable Sq. Ft.	% of Aggregate Purchase Price
Alabama (2)	2	1,135	161,900	1.8%	2.0%
Arizona	4	1,975	243,900	2.8%	1.5%
California (2)	7	5,140	581,900	6.6%	11.5%
Florida	9	6,170	668,500	7.6%	9.0%
Georgia	22	12,990	1,708,900	19.4%	17.7%
Illinois (3)	4	2,455	394,000	4.5%	2.2%
Kentucky	5	2,870	415,700	4.7%	3.2%
Mississippi	3	1,495	224,300	2.6%	2.2%
Nevada	6	4,015	551,100	6.3%	5.0%
New Jersey	6	4,660	445,400	5.1%	8.7%
New York	1	700	82,800	0.9%	0.8%
North Carolina	3	1,560	207,600	2.4%	1.5%
Ontario, Canada (4)	4	3,695	411,600	4.7%	4.9%
Pennsylvania	4	2,210	285,700	3.2%	1.8%
South Carolina	12	6,765	931,800	10.6%	10.3%
Tennessee	3	1,840	254,600	2.9%	4.5%
Texas	11	5,960	875,100	10.0%	8.6%
Virginia	5	3,280	343,900	3.9%	4.6%

Total	111(5)	68,915	8,788,700	100%	100%

(1)	Includes all rentable square feet consisting of storage spaces, parking and commercial office units.

(2)

Does not include properties in which SmartStop Self Storage owned a minority interest, including the interests owned in the San Francisco Self Storage DST property, Montgomery County Self Storage, DST properties and the Hawthorne property.

(3)	Includes approximately 85,000 rentable square feet of industrial warehouse/office space at the Chicago — Ogden Ave. property.

(4)	All of these Canadian properties are located within the greater Toronto metropolitan area.

(5)

Excludes the 11 properties acquired in connection with the Mergers consisting of approximately 8,500 units and 1.4 million rentable square feet and properties acquired during 2014 with proceeds from sources other than the Initial Offering and Follow-on Offering.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SmartStop Self Storage. See also Table IV of the Prior Performance Tables for more detailed information on the completed program results for SmartStop Self Storage.

Strategic Storage Trust II

In addition to sponsoring our public offering, our sponsor sponsored SST II, another non-traded REIT that was registered to sell up to $1.095 billion of its shares in a public offering. On January 10, 2014, SST II’s public offering was declared effective. On May 23, 2014, SST II reached its minimum offering amount of $1.5 million in sales of shares and SST II commenced operations. On April 8, 2016, SST II announced that its board of directors had approved an estimated value per share of SST II’s common stock of $10.09 for both Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of SST II’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SST II raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.21 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.62 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SST II’s distribution reinvestment plan increased from $9.50 per share to $10.09 per share for both Class A and Class T shares.

On January 9, 2017, SST II closed its primary offering to new investors. SST II sold approximately $493 million in Class A shares and approximately $73 million in Class T shares pursuant to its public offering and had a total of approximately 13,000 investors.

On April 13, 2017, SST II announced that its board of directors had approved an estimated value per share of SST II’s common stock of $10.22 for both Class A shares and Class T shares based on the estimated value of SST II’s assets less the estimated value of SST II’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SST II’s distribution reinvestment plan increased from $10.09 per share to $10.22 per share for both Class A and Class T shares. As of December 31, 2017, SST II had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event.

Through December 31, 2017, with a combination of debt and offering proceeds from its public offering, SST II invested approximately $838 million in 83 self storage properties located in 14 states and Ontario, Canada, comprising approximately 51,330 units and approximately 6.0 million rentable square feet. Based on the amount invested in these properties, approximately 3% was spent on new self storage properties, 97% was spent on existing self storage properties and 0% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 83 properties was approximately 42% debt proceeds and 58% equity. As of December 31, 2017, SST II has not sold any properties. Below is a summary of these 83 properties:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income %(4)
Alabama	1	1,080	159,000	2.7%	89%	1.4%
California	19	11,470	1,233,400	20.5%	93%	24.4%
Colorado	4	2,140	227,200	3.8%	86%	3.6%
Florida	13	10,440	1,237,900	20.5%	92%	24.9%
Illinois	2	1,030	107,500	1.8%	86%	1.4%
Indiana	2	1,000	112,100	1.9%	90%	1.0%
Maryland	2	1,610	172,900	2.9%	89%	3.1%
Michigan	4	2,180	261,000	4.3%	91%	3.5%
New Jersey	1	460	51,000	0.8%	97%	0.8%
Nevada	3	2,220	290,400	4.8%	92%	3.9%
North Carolina	14	5,720	822,100	13.6%	88%	11.2%
Ohio	5	2,210	272,300	4.5%	89%	2.5%
South Carolina	2	1,420	194,600	3.2%	93%	2.7%
Washington	1	490	48,100	0.8%	91%	1.0%
Ontario, Canada	10	7,860	840,100	13.9%	84%(5)	14.6%

Total	83	51,330	6,029,600	100%	90%	100%

(1)	Includes all rentable units, consisting of storage units and parking (approximately 1,900 units).

(2)	Includes all rentable square feet consisting of storage units and parking (approximately 540,000 square feet).

(3)

Represents the occupied square feet of all facilities SST II owned in a state or province divided by total rentable square feet of all the facilities SST II owned in such state as of December 31, 2017.

(4)

Represents rental income (excludes administrative fees, late fees, and other ancillary income) for all facilities SST II owned in a state or province divided by its total rental income for the month of December 2017.

(5)

The Oakville I property opened in March of 2016 with occupancy at 0%. The property’s occupancy has increased to approximately 73% as of December 31, 2017. The Centennial property was acquired on February 1, 2017 with occupancy of approximately 11%. The property’s occupancy has increased to approximately 63% as of December 31, 2017.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SST II.

Strategic Storage Growth Trust

In addition to sponsoring our public offering, our sponsor sponsored SSGT, another non-traded REIT that was registered to sell up to $1.095 billion of its shares in a public offering. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of SSGT’s common stock to accredited investors only pursuant to a confidential private placement memorandum. On May 23, 2014, SSGT reached the minimum offering amount of $1.0 million in sales of Class A shares in its private offering and SSGT commenced operations. On January 16, 2015, SSGT terminated the private offering, having raised a total of $7.8 million. On January 20, 2015, SSGT’s public offering was declared effective. On April 8, 2016, SSGT announced that its board of directors had approved an estimated value per share of SSGT’s common stock of $10.05 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SSGT raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.17 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.58 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $9.50 per share to $10.05 per share for both Class A and Class T shares.

On March 31, 2017, SSGT closed its primary offering to new investors. Investors who submitted subscriptions in accordance with SSGT’s close down procedures and were accepted by SSGT were admitted as stockholders effective as of March 31, 2017. Pursuant to its public offering, SSGT sold approximately $193 million in Class A shares and approximately $79 million in Class T shares and had a total of approximately 6,300 investors.

On April 13, 2017, SSGT announced that its board of directors had approved an estimated value per share of SSGT’s common stock of $11.56 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $10.05 per share to $11.56 per share for both Class A and Class T shares. As of December 31, 2017, SSGT had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event.

Through December 31, 2017, with a combination of debt and offering proceeds from its private and public offering, SSGT invested approximately $177 million in 24 self storage properties located in 10 states and Ontario, Canada, comprising approximately 16,100 units and 1.8 million rentable square feet. Based on the amount invested in these properties, approximately 18% was spent on new self storage properties, 78% was spent on existing self storage properties and 4% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 24 properties was approximately 24% debt proceeds and 76% equity. As of December 31, 2017, SSGT has not sold any properties. Below is a summary of these 24 properties:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income(5)
Arizona	1	840	94,000	6.0%	87.7%	5.1%
California	4	2,790	268,600	17.1%	94.1%(3)	16.8%
Colorado	2	1,120	121,300	7.8%	81.9%	7.1%
Florida	2	1,255	136,400	8.7%	95.2%(3)	6.8%
Illinois	3	1,890	198,300	12.7%	90.6%(3)	9.5%
Massachusetts	1	840	93,000	5.9%	86.1%	16.6%
Nevada	2	2,250	260,100	16.6%	92.6%	13.1%
North Carolina(4)	3	1,530	197,200	8.0%(4)	81.2%(4)	5.2%(4)
South Carolina	1	500	48,000	3.1%	N/A(3)	1.4%
Texas	3	1,400	220,200	14.1%	91.4%	18.4%
Toronto, Canada(4)	2	1,680	166,600	N/A(4)	N/A(4)	N/A(4)

Total	24	16,095	1,803,700	100%	89.7%(3)	100%

(1)	Includes all rentable units, consisting of storage units, and parking units (approximately 520 units).

(2)	Includes all rentable square feet consisting of storage units, and parking units (approximately 154,000 square feet).

(3)

Represents the occupied square feet of all facilities SSGT owned in a state divided by total rentable square feet of all the facilities SSGT owned in such state as of December 31, 2017. The Elk Grove, Garden Grove, Sarasota and Mount Pleasant lease-up properties were excluded from the total physical occupancy statistics above. SSGT acquired the Elk Grove Property in Illinois on January 13, 2017 with occupancy of approximately 32%. The property’s occupancy has increased to approximately 60% as of December 31, 2017. SSGT acquired the Garden Grove Property in California on March 16, 2017 with occupancy of approximately 9%. The property’s occupancy has increased to approximately 57% as of December 31, 2017. SSGT acquired the Sarasota Property in Florida on May 23, 2017 with occupancy at 0%. The property’s occupancy has increased to approximately 53% as of December 31, 2017. SSGT acquired the Mount Pleasant Property in South Carolina on July 17, 2017 with occupancy of approximately 17%. The property’s occupancy has increased to approximately 33% as of December 31, 2017.

(4)	SSGT’s two properties in Toronto, Canada and one property in Asheville, North Carolina, are self storage properties that are under construction and the numbers are approximate.

(5)	Represents rental income for all facilities SSGT owned in a state divided by its total rental income for the month of December 2017.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SSGT.

Strategic Storage Trust IV

In addition to sponsoring our public offering, our sponsor is currently sponsoring Strategic Storage Trust IV, Inc. (“SST IV”), another non-traded REIT that is registered to sell up to $1.095 billion of its shares in a public offering. On January 25, 2017, SST IV sold $7.5 million in Class A shares, or approximately 360,577 Class A shares, to an institutional account investor pursuant to a private offering transaction. As a result of the private offering transaction, SST IV’s public offering had no minimum offering amount. On March 17, 2017, SST IV’s public offering was declared effective, and it commenced formal operations. SST IV is, as of the date of this prospectus, raising capital pursuant to a public offering of its shares of common stock. As of December 31, 2017, SST IV had sold approximately $22.3 million in Class A shares, approximately $10.3 million in Class T shares and approximately $2.5 million in Class W shares pursuant to its public offering and had a total of approximately 1,000 investors.

Through December 31, 2017, using offering proceeds from its private offering transaction and public offering, SST IV invested approximately $12.9 million in 2 self storage properties located in 2 states, comprising approximately 1,080 units and 127,000 rentable square feet. Based on the amount invested in these properties, 100% was spent on existing self storage properties. As of December 31, 2017, SST IV did not have any debt, nor had SST IV sold any properties. Below is a summary of these 2 properties:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income(4)
Florida	1	600	67,000	52.8%	96%	41%
Texas	1	480	60,000	47.2%	93%	59%

Total	2	1,080	127,000	100%	95%	100%

(1)	Includes all rentable units, consisting of storage units, and parking units (approximately 94 units).

(2)	Includes all rentable square feet consisting of storage units, and parking units (approximately 27,000 square feet).

(3)	Represents the occupied square feet of all facilities SST IV owned in a state divided by total rentable square feet of all the facilities SST IV owned in such state as of December 31, 2017.

(4)	Represents rental income for all facilities SST IV owned in a state divided by its total rental income for the month of December 2017.

In certain instances, affiliates of our sponsor have agreed to make certain accommodations that benefit the owners of these public programs, such as the deferral of payment or waiver of both asset and property management fees and related reimbursable expenses otherwise payable to affiliates of our sponsor. Although real estate programs in general are subject to being affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any major adverse business developments or conditions relative to these public programs, or any other program sponsored or co-sponsored by our sponsor or its affiliates, that would be material to investors in this offering.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives.

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by SmartStop Self Storage, Inc., Strategic Storage Trust II, Inc., Strategic Storage Growth Trust, Inc. and Strategic Storage Trust IV, Inc. within the last 24 months at either www.strategicreit.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary assumes that an election to be taxed as a REIT will be made effective for the tax year ended December 31, 2017. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

Nelson Mullins has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation as a REIT

We intend to make an election to be taxed as a REIT under Sections 856 through 859 of the Code, effective for our taxable year ended December 31, 2017, which we expect to be the first year for which will be eligible to make the election. We believe that, commencing with the first taxable year for which the election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although we currently intend to elect to and operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, on January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending the reduced tax rate on qualified dividends paid by corporations to most individuals for 2013 and subsequent taxable years. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, upon our election to be taxed as a REIT, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, subject to a 20% deduction available for REIT dividends for taxable years beginning after December 31, 2017, discussed further below. As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

On December 18, 2015, the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”) was signed into law. In general, the PATH Act extends or makes permanent a number of temporary tax provisions that had expired or were set to expire, including the following provisions specific to REITs:

•	The PATH Act significantly restricts the ability of companies that are not already REITs to spin off REIT subsidiaries on a tax-free basis;

•	the PATH Act expands the opportunities for certain foreign investors to invest in U.S. real estate without paying FIRPTA (Foreign Investors in Real Property Tax Act) taxes; and

•	the PATH Act modifies a number of the REIT and FIRPTA rules.

On December 22, 2017, the House and Senate enacted “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (the “2017 Tax Act”). The 2017 Tax Act makes a number of permanent and temporary tax provisions, including the following provisions specific to REITs:

•	reduces the corporate income tax rate to 21 % and permanently repeals the corporate alternative minimum tax effective for taxable years beginning after December 31, 2017;

•

revises the individual income tax rates and brackets, including a reduction of the maximum individual rate from 39.6% to 37%, effective for taxable years beginning after December 31, 2017. The new individual rates and brackets sunsets after 2025; and

•

adopts a 20% deduction for qualifying business income for sole proprietors and interests in pass-thru entities (S corporations, partnerships, and LLCs). The 20% deduction also applies to dividend income from REITs, reducing the effective individual rate on REIT dividends from 37% to 29.8%, effective for taxable years beginning after December 31, 2017. The 20% deduction also sunsets after 2025.

The following discussion of the Federal Income Tax Considerations includes the impact of relevant provisions of the PATH Act and the 2017 Tax Act on our REIT status and the taxation of the income distributed to our stockholders.

As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•

if we receive non arm’s-length income from one of our taxable REIT subsidiaries, including services provided by a taxable REIT subsidiary, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

•

if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

•

if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organization Requirements

In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be a taxable domestic corporation but for Sections 856 through 859 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

•

elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the IRS in the first year in which we qualify for REIT status. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We believe that we currently meet the requirement of having more than 100 stockholders and that we are not closely-held. Accordingly, we believe that our REIT election will be effective for the 2017 taxable year.

In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “—Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and other Disregarded Entities

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary’s or other disregarded entity’s assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership, qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Taxable REIT Subsidiaries and RIDEA

A “taxable REIT subsidiary,” or a “TRS,” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a “qualified REIT subsidiary” or other disregarded entity, as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a TRS in determining the parent’s compliance with the REIT qualification requirements, a TRS may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on TRSs are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Following our qualification as a REIT, we intend for SSSHT TRS, Inc., a wholly-owned subsidiary of our operating partnership, to make an election to be treated as a TRS. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.

Under the PATH Act, effective for tax years beginning after December 31, 2017, the securities of one or more TRSs held by a REIT may not represent more than 20% (25% under current law) of the value of the REIT’s assets. However, the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) contained provisions permitting healthcare REITs to own and lease healthcare facilities to a TRS.

While rents from real property do not generally include amounts received from an entity in which the REIT owns, directly or indirectly, a 10% or greater interest by voting power or value, RIDEA permits a REIT to lease a healthcare facility to a TRS, provided the TRS engages an eligible independent contractor (i.e., an unrelated third party) to manage and operate the healthcare facility. A healthcare facility is defined as a hospital, nursing facility, assisted living facility or congregate care facility and may also include certain independent living facilities or other licensed facilities that provide medical or nursing services to patients. The eligible independent contractor must be responsible for the daily supervision and direction of the employees on behalf of the TRS pursuant to a management agreement or similar service contract.

The TRS can receive all revenue and bear all expenses of operating the qualified healthcare property, less the independent contractor’s fee. The net income after paying management fees, rent to the REIT, and other operating expenses would be subject to corporate level taxation. The net after tax earnings of the TRS may be distributed by the TRS to the REIT and would constitute good REIT income for purposes of the 95% income test, but not the 75% income test.

With respect to senior housing properties that are healthcare facilities, we generally expect to utilize a RIDEA structure for our senior housing properties by leasing such properties to our TRS or one of its subsidiaries and engaging third party operators; however, we may also lease our senior housing properties to third party tenants under triple-net or similar lease structures, where the tenant bears all or substantially all of the costs (including cost increases for real estate taxes, utilities, insurance and ordinary repairs) and management responsibilities.

Operational Requirements — Gross Income Tests

To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	gross income from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital

This is known as the 75% Income Test. Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. This is known as the 95% Income Test.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Under the PATH Act, income from certain REIT hedging transactions that are clearly identified is not included as gross income under either the 95% Income Test or the 75% Income Test. Hedges of previously acquired hedges that (i) qualify under the hedging exceptions from prior law and that (ii) a REIT entered to manage risk associated with liabilities or property underlying the previously acquired hedges and that have been extinguished or disposed of are treated as good REIT hedges. The provision expands the treatment of REIT hedges to include income from hedges of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed. This provision applies for tax years beginning after December 31, 2015.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

First, the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

•

Second, rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant except that rents received from a TRS under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

•

Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.” The PATH Act treats certain ancillary personal property that is leased with real property as real property for purposes of the 75% asset test, provided the rent attributable to the personal property for a taxable year does not exceed 15% of the total rent attributable to both real and personal property under the lease; and

•

Fourth, we must not operate or manage the property or furnish or render services to residents, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an “independent contractor” who is adequately compensated and from whom we do not derive revenue or (ii) a TRS. The PATH Act provides, effective for tax years beginning after December 31, 2015, that a TRS is permitted to provide certain services to the REIT, such as marketing, that typically are provided by a third party. In addition, a TRS is permitted to develop and market REIT real property without subjecting the REIT to the 100% excise tax on prohibited transactions. The provision also expands the 100% excise tax on non-arm’s length transactions to include services provided by a TRS to its parent REIT.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as qualifying mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the

95% Income Test for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.

There is a safe harbor exception to this rule for the sale of property that:

•	is a real estate asset under the 75% asset test (as discussed below);

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor from whom we do not derive any income; and

•

when combined with other sales in the year, either (i) does not cause us to have made more than seven sales of property during the taxable year, (ii) occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when we dispose of less than 20% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10% of our aggregate assets over the same three-year period.

We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.

As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (a “repossession action”), and with respect to which the REIT makes a proper election to treat the property as foreclosure property. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The PATH Act further provides for an alternative three-year averaging safe harbor whereby the REIT may sell up to 20% of its assets rather than 10% during a taxable year, but only if the aggregate property sales (other than sales of foreclosure property or involuntary conversions) in the three taxable year period ending with such taxable year does not exceed 10% of the aggregate assets of the REIT as of the beginning of each of the same three taxable years (computed based on either their aggregate bases or their aggregate fair market values). In addition, the provision clarifies that the safe harbor exception is applied independent of whether the real estate asset is inventory property. This provision generally is effective for tax years beginning after the date of enactment of the PATH Act. However, the clarification of the safe harbor exception takes effect as if included in the Housing Assistance Tax Act of 2008.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of any taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes (i) real property, mortgages on real property, interests in real property and certain ancillary personal property that is leased with real property, (ii) shares in other qualified REITs, (iii) debt instruments issued by publicly offered REITs, and (iv) a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class (other than stock of a TRS), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our TRSs.

•	Finally, the value of all of the securities of our TRSs may not exceed 25% (20% after 2017 under the PATH Act) of the value of our total assets.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds “non-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

○

A contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

○

A contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

○	Any loan to an individual or an estate;

○	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

○	Any obligation to pay “rents from real property”;

○

Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

○	Any security issued by a REIT;

○

Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “ — Requirement for Qualification — Gross Income Tests.”

Under the PATH Act, all debt instruments issued by publicly offered REITs, and mortgages on interests in real property, are treated in whole as good “real estate assets” for purposes of the 75% asset test. However, income from publicly offered REIT debt instruments that would not qualify as real estate assets but for the new provision (“nonqualified publicly-offered REIT debt instruments”) is not qualified income under the 75% gross income test. In addition, not more than 25% of the value of a REIT’s assets is permitted to consist of these nonqualified publicly-offered REIT debt instruments. The provision is effective for tax years beginning after December 31, 2015.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) file with the IRS a schedule describing the assets that caused the failure.

Operational Requirements — Annual Distribution Requirements

In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.

In general, prior to the enactment of the PATH Act, if a REIT paid a non-pro rata dividend to stockholders of a particular class, the dividend was treated as a preferential dividend and the REIT was not entitled to a dividends paid deduction (which could require the REIT to pay corporate tax and possibly excise taxes with respect to the dividend, and could threaten the REIT’s status as a REIT). In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, or (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

The PATH Act repeals the preferential dividend rule for distributions by publicly offered REITs in taxable years beginning after December 31, 2015. The term “publicly offered REIT” means a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. We expect to become a “publicly offered REIT,” which is not subject to the preferential dividend rule.

The PATH Act further provides the IRS with authority to provide an appropriate remedy for a preferential dividend distribution by non-publicly offered REITs in lieu of treating the dividend as not qualifying for the REIT dividend deduction and not counting toward satisfying the requirement that REITs distribute 90% of their income every year. Such authority applies if the preferential distribution is inadvertent or due to reasonable cause and not due to willful neglect.

Distributions on Class A shares, Class T shares and Class W shares will be pro rata among all outstanding shares without regard to the class of common stock owned, however, the lower purchase price of Class T shares and Class W shares will result in a higher annualized distribution percentage rate for such shares as compared to Class A shares. We believe that prior to meeting the definition of a “publicly offered REIT” as defined under the PATH Act, the differences in the amount of dividends distributed to holders of Class A shares as compared to Class T shares and Class W shares, as a result of the stockholder servicing fees and dealer manager servicing fees, will not result in preferential dividends.

Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

As noted above, REITs may designate certain dividends that they pay as “capital gains dividends” that are treated as long-term capital gain, or as “qualified dividend income” that is subject to reduced rates in the hands of non-corporate stockholders. In certain circumstances, Regulated Investment Companies (RICs) may designate dividends as capital gains dividends or qualified dividend income even if those amounts exceed the total amount of the RIC’s dividend distributions, and under prior law it was unclear whether REITs were entitled to do the same. The PATH Act provides that, in contrast to RICs, the aggregate amount of dividends that may be designated by a REIT as “capital gains dividends” or “qualified dividends income” may not exceed the dividends actually paid by the REIT.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates of 21% for taxable years beginning after December 31, 2017. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•

is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. The 2017 Tax Act further modified the tax rate brackets and reduced the individual income tax rates. Beginning January 1, 2018, in the case of married couples filing joint returns with taxable income in excess of $600,000, heads of households with taxable income in excess of $500,000 and other individuals with taxable income in excess of $500,000. The maximum rate on ordinary income is 37% (as compared to 39.6% prior to 2018) and the maximum rate on long-term capital gains and qualified dividend income is 20%. REIT dividends are eligible for a 20% deduction reducing the effective tax rate on REIT dividends to 29.8%. REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.

High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions Generally

Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 29.8%, after applying the 20% deduction available to REIT dividends under the 2017 Tax Act, effective for taxable years beginning after December 31, 2017. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.

However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our TRS) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Upon qualifying as a REIT, actual distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed to properly report payments of interest and distributions, or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as qualified employee pension or profit-sharing plan trusts, individual retirement accounts, certain other benefit accounts, and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, other non-exempt welfare benefit funds that are not described in such Code sections, and most governmental plan trusts, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

In the event that we were deemed to be “predominately held” by qualified employee pension or profit sharing plan trusts (as described in Section 401(a) of the Code) (each, a Qualified Trust) that each hold more than 10% (in value) of our shares, such Qualified Trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such Qualified Trusts if either (i) one Qualified Trust owns more than 25% in value of our shares, or (ii) any group of such Qualified Trust, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any Qualified Trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a Qualified Trust, rather than a REIT (unless such percentage of UBTI income is less than 5%). We will attempt to monitor the concentration of ownership of Qualified Trust in our shares, and we do not expect our shares to be deemed to be “predominately held” by Qualified Trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to ordinary income dividends to non-U.S. stockholders unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to the individual alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to the individual alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Modification of the FIRPTA Provisions by the PATH Act

Exception from FIRPTA for Certain Stock of REITs. The PATH Act increases from 5% to 10% the maximum stock ownership a stockholder may have held in a publicly traded corporation to avoid having that stock treated as a U.S. real property interest on disposition. In addition, the provision allows certain publicly traded entities to own and dispose of any amount of stock treated as a U.S. real property interest, including stock in a REIT, without triggering FIRPTA withholding. However, an investor in such an entity that holds more than 10% of such stock is still subject to withholding. This provision applies to dispositions and distributions on or after December 18, 2015.

Exception for Interests Held by Foreign Retirement or Pension Funds. The PATH Act exempts any U.S. real property interest held by a foreign pension fund (“qualified foreign pension fund”) from FIRPTA withholding. The exemption is available for any trust, corporation, organization or other arrangement if (i) it is organized under the laws of a foreign country; (ii) it is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees of one or more employers; (iii) no single participant or beneficiary has a right to more than 5% of its assets or income; (iv) it is subject to government regulation and provides annual information reporting about beneficiaries to the tax authorities in the foreign country in which it is established or operates; and (v) under the laws of the country in which it is established or operated, either (a) contributions to it that otherwise would be subject to tax under local law are “deductible or excluded from the gross income of such entity or taxed at a reduced rate,” or (b) taxation of its investment income is deferred or taxed at a reduced rate. This provision applies to dispositions and distributions after December 18, 2015.

Increase in FIRPTA Withholding Tax Rate from 10% to 15%. The withholding tax rate on proceeds paid from the disposition of a U.S. real property interest and certain related distributions to a non-U.S. person has increased from 10% to 15% (other than for sales of personal residences for $1 million or less). Personal residences selling for $300,000 or less remain exempt from withholding, and those selling for more than $300,000 and not more than $1 million remain subject to withholding at the 10% rate. This provision is effective for dispositions after February 16, 2016.

Dividends Derived from RICs and REITs Ineligible for Deduction for United States Source Portion of Dividends from Certain Foreign Corporations. For purposes of determining whether dividends from a foreign corporation (attributable to dividends from an 80% owned domestic corporation) are eligible for a dividend received deduction, dividends from RICs and REITs are not treated as dividends from domestic corporations, even if the RIC or REIT owns shares in a foreign corporation. This provision applies to dividends received from RIC and REITs on or after December 18, 2015.

Repeal of the FIRPTA “Cleansing Rule” For RICs and REITs. Under the “cleansing rule” of section 897(c)(1)(B) of the Code, a U.S. real property interest does not include an interest in a corporation if, on the date of the disposition of the interest, the corporation did not hold any United States real property interests, and the corporation was subject to tax on the disposition of any United States real property interests it held (or the United States real property interests ceased to be treated as such by reason of section 897(c)(1)(B)). Under current law, the cleansing rule permitted REITs and RICs to sell all of their real property and liquidate without subjecting their foreign stockholders to FIRPTA tax, even though the sale and liquidation did not give rise to a corporate-level tax or dividend withholding tax.

Under the PATH Act, the cleansing rule will apply to stock of a corporation (so that it is not treated as a U.S. real property interest subject to FIRPTA tax) only if neither the corporation nor any predecessor was a RIC or a REIT at any time during the shorter of (a) the period after June 18, 1980 (the date of enactment of FIRPTA) during which the taxpayer held the stock, or (b) the 5-year period ending on the date of the disposition of the stock. The provision applies to dispositions on or after December 18, 2015.

Clarification of the Definition of “Domestically Controlled REIT.” Generally, if less than 50% of the value of a RIC or a REIT that is, or in certain cases would be, a U.S. real property holding company (collectively, “qualified investment entities” or QIEs) is directly or indirectly owned by foreign persons (i.e., the QIE is “domestically controlled”) during the shortest of (i) the period beginning after June 18, 1980 (the enactment of FIRPTA) and ending on the date of a disposition or distribution, (ii) the 5-year period ending on the date of the disposition or of the distribution, or (iii) the period during which the QIE was in existence, then the QIE stock is not treated as a United States real property interest and is not subject to FIRPTA tax. There had been significant uncertainty as to when a QIE was treated as “indirectly owned” by a foreign person for purposes of this rule.

The PATH Act provides that a publicly traded QIE can presume that a holder of less than 5% of a class of its stock regularly traded on an established securities market in the United States is a U.S. person unless the QIE has actual knowledge that the holder is not a U.S. person. The PATH Act also provides that any stock in a QIE that is held by a domestically controlled QIE that (i) has issued a class of stock that is regularly traded on an established stock exchange, or (ii) is a RIC that issues redeemable securities is treated as held by a U.S. person. However, if the stockholder QIE is not domestically controlled, then the stock in the lower-tier QIE is treated as held by a foreign person.

Finally, if stock in a lower-tier QIE is held by another QIE whose stock is not regularly traded on an established stock exchange and which is not a RIC that issues redeemable securities, then the shares held by the stockholder QIE are treated as held by a U.S. person only to the extent that the stockholder QIE’s stock is (or is treated as) held by a U.S. person. These provisions are effective as of December 18, 2015.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

While the Code would apply such withholding obligations to payments made after December 31, 2012, recent proposed regulations and other guidance would delay withholding with respect to dividends to payments made after December 31, 2013 and with respect to payments of gross proceeds from dispositions of stock to payments made after December 31, 2016. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members generally will be treated as a partnership for federal income tax purposes, unless it elects to be treated as an association taxable as a corporation if it is deemed to be a “publicly-traded partnership.”

Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly-traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.

If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA and other laws applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•

whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary or other individual making investment decisions can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•

whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “—Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of certain Accounts must provide an Account holder and the IRS with a statement of the value of the Account each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. We expect to disclose an estimated value annually, but this estimated value is subject to significant limitations. We expect to provide the first estimated valuation no later than 150 days following the second anniversary of the date we commence our public offering. Until the time of our first estimated valuation, we generally will determine the estimated value per share based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of this prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. See “Estimated Use of Proceeds.” After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of the common stock periodically thereafter, no less than annually.

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or a Plan or Account custodian to comply with the ERISA or other regulatory requirements. The DOL or the IRS may determine that an ERISA fiduciary or a Plan or Account custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

The Code does not define Plan Assets. Section 3(42) of ERISA and the DOL regulations (29 C.F.R. §2510.3-101) define what constitutes the assets of a Plan or Account (collectively, the “Plan Asset Regulation”). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities meets the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities is “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must generally be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the DOL regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves and our operating partnership in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our or our operating partnership’s investment, as applicable, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as applicable, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA),

(ii) plans described in Code Section 4975(e)(1)(which includes both Plans and Accounts), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.

For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.

Whether the 25% limit is violated is determined without regard to the value of any shares held by our advisor, affiliated property manager, affiliates of our advisor or affiliated property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).

In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, affiliated property manager, affiliates of our advisor or affiliated property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, affiliated property manager, affiliates of our advisor or affiliated property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions Involving Assets of Plans or Accounts

Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or Account for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under new DOL regulations that took effect on June 9, 2017, a person is deemed to be providing “investment advice” if that person recommends to a Plan, Plan participant or beneficiary, Plan fiduciary, or Account owner for a fee or other compensation (whether direct or indirect), the advisability of buying, holding, selling, or exchanging securities or other investment property; how securities or other investment property should be invested, or how securities or other investment property should be managed, including selection of investment managers or recommendations with respect to rollovers, transfers or distributions from a Plan or Account. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such Plan assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts, creating a risk that their activities and/or compensation arrangements could trigger fiduciary liability or a prohibited transaction. In addition, whether or not we are deemed to hold Plan Assets, (i) if we engage in certain marketing or outreach activities to Plans or Accounts that could be viewed as “recommendations” to invest in (or continue investing in) our shares, we could become “fiduciaries” with respect to such Plans or Accounts and similarly be at risk of similar fiduciary or prohibited transaction liabilities; or (ii) if we or our affiliates are affiliated with a Plan or Account investor, we might be considered a disqualified person or party-in-interest with respect to such Plan or Account investor, resulting in a prohibited transaction merely upon investment by such Plan or Account in our shares. While the application of certain aspects of the new DOL regulations, and certain exemptions therefrom, were delayed until July 1, 2019, the regulations broadening the definition of “investment advice” as described above have taken effect. It should be noted, however, that legal challenges to the new DOL regulations have been brought in the Fifth and Tenth Circuits of the United States Court of Appeals, where conflicting decisions have been issued (the Tenth Circuit has upheld the regulations, while the Fifth Circuit has found them unreasonable). It is unclear at this time whether the DOL will appeal the Fifth Circuit’s decision or continue to enforce the new regulations. If the new regulations are revoked or otherwise are no longer enforced, the above-described definition of “investment advice” will revert to the prior substantially narrower definition, resulting in a reduced risk that our management could be at risk of fiduciary liability or prohibited transactions as they relate to Plans or Accounts investing in our shares.

Any fiduciary, trustee or custodian of a Plan or Account that proposes to cause such Plan or Account to purchase shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each fiduciary of a Plan or Account should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the shares is appropriate for the Plan or Account, taking into account the overall investment policy of the Plan or the Account and the composition of the Plan’s or Account’s investment portfolio. The sale of our shares is in no respect a representation by our sponsor, us or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans or Accounts generally or that such an investment is appropriate for any particular Plan or Account.

In addition, certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d)

of the Code, may be subject to state, local, or other applicable law or regulatory requirement that imposes restrictions similar to those imposed by ERISA and the Code on Plans or Accounts. Any person investing the assets of such a Plan in our stock should satisfy himself, herself, or itself that the investment of such assets in our stock will not violate any provision of applicable law or regulatory requirement.

Prohibited Transactions Involving Assets of Plans or Accounts — Consequences

ERISA and the Code forbid Plans and Accounts from engaging in prohibited transactions with respect to such Plan or Account. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person and certain other third parties involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Of the 700,000,000 shares of common stock authorized, 315,000,000 shares are classified as Class A shares, 315,000,000 shares are classified as Class T shares and 70,000,000 shares are classified as Class W shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock

General

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class T shares and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class T shares and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class T share and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class A shares, Class T shares and Class W shares will vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Our share classes are designed for and available for different categories of investors. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to certain categories of investors, as described below under the heading “Class W shares.” The following summarizes the differences in sales commissions and other fees between our classes of common stock.

Class A Shares

We will pay participating dealers sales commissions equal to 6% of the sale price per Class A share sold in the primary offering, or approximately $0.62 per Class A share, with certain exceptions. In addition, we will pay our dealer manager an upfront dealer manager fee equal to 3% of the sale price per Class A share sold in the primary offering, or approximately $0.31 per Class A share. We will not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. There are no stockholder servicing fees or dealer manager servicing fees charged with respect to Class A shares. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. Certain purchasers of Class A shares may be eligible for volume discounts. See “Plan of Distribution—Volume Discounts (Class A Shares Only)” for additional information.

Class T Shares

We will pay participating dealers sales commissions equal to 3% of the sale price per Class T share sold in the primary offering, or approximately $0.30 per Class T share, with certain exceptions. In addition, we will pay our dealer manager an upfront dealer manager fee equal to 3% of the sale price per Class T share sold in the primary offering, or approximately $0.30 per Class T share. We will also pay an ongoing stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Class W Shares

Class W shares are only available to certain investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. We will pay not pay sales commissions or a dealer manager fee with respect to Class W shares.

We will pay to our dealer manager a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. We will not pay dealer manager servicing fees on Class W shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. A majority of our independent directors that do not have an interest in the transaction will approve any offering of preferred stock and will have access, at our expense, to our legal counsel or independent legal counsel in connection with such issuance. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all the votes entitled to be cast at a meeting constitutes a quorum.

Subject to our charter restrictions on transfer of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

As required by the NASAA REIT Guidelines, our charter provides that the concurrence of the board of directors is not required in order for the stockholders to amend the charter, dissolve the corporation, or remove directors. We have been advised, however, that Section 2-604 and Section 3-403 of the MGCL do require board of directors approval in order to amend our charter or dissolve, respectively, and we are required to comply with the MGCL. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our Company, but only after such action has been declared advisable by our board of directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences, and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies, or investment restrictions;

•	cause our liquidation or dissolution;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or other reorganization.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

Access to Records

As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include certain tax-exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify and continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) a violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We commenced paying distributions to our stockholders in September 2017 and we intend to continue to pay regular distributions to our stockholders. From the commencement of paying cash distributions in September 2017, all distributions have been paid from the net proceeds of our private offering. Until we are generating operating cash flow sufficient to fund distributions to our stockholders, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from the proceeds of our private offering, proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from our private offering and this offering. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. Though we have no present intention to make in-kind distributions, we are authorized by our charter to make in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on different classes of shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares and Class W shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees and Class W shares are subject to ongoing dealer manager servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	the performance of our lease-up, development and redevelopment properties;

•	any significant delays in construction for development or redevelopment properties;

•	construction defects or capital improvements;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of investors’ capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Second Quarter of 2018 Distribution Declaration

On March 6, 2018, our board of directors declared a daily distribution in the amount of $0.0016980822 per day per share on our outstanding common stock for the period from April 1, 2018 to June 30, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month.

Distribution Declaration History

The following table shows distributions we have paid from inception through December 31, 2017:

	Total Distributions Paid to:
Quarter	Preferred Unitholders	Common Stockholders (1)	Distributions Declared per Common Share
3rd Quarter 2017	$136,282	$69,415	$0.096
4th Quarter 2017	$103,603	$850,816	$0.155

(1)	Declared distributions are paid monthly in arrears.

The following shows our distributions and the sources of such distributions for the year ended December 31, 2017.

	Year Ended December 31, 2017
Distributions paid in cash — common stockholders	$616,387
Distributions paid in cash — preferred unitholders	239,885
Distributions reinvested	303,844

Total distributions	$1,160,116

Source of distributions
Cash flows provided by operations	—
Proceeds from our Private Offering	$856,272	73.8%
Offering proceeds from distribution reinvestment plan	303,844	26.2%

Total sources	$1,160,116	100.0%

We did not commence paying distributions until September 2017. For the year ended December 31, 2017, we paid total distributions of approximately $1.2 million (including approximately $0.2 million related to our preferred unitholders), as compared to net loss attributable to our common stockholders of approximately $6.2 million. Net loss attributable to our common stockholders for the year ended December 31, 2017 and cumulative net loss reflect non-cash depreciation and amortization of approximately $3.8 million, and acquisition related expenses of approximately $2.9 million. From our commencement of paying cash distributions on our common shares in September 2017, distributions were paid solely from proceeds of our private offering.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in this offering and our private offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

For more information on our distributions, including our source of distributions, see the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Distribution Policy.”

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board of directors the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering $95.0 million in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $1.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in our offerings. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

Distributions on Class A shares will be reinvested in Class A shares at $9.81 per share, distributions on Class T shares will be reinvested in Class T shares at $9.50 per share and distributions on Class W shares will be reinvested in Class W shares at $9.40 per share. Our board of directors may change the offering price for shares purchased under our distribution reinvestment plan in its sole discretion at any time during the effectiveness of our distribution reinvestment plan, and without amending the distribution reinvestment plan. We will not charge you any fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 30 days after the end of each fiscal quarter, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees, stockholder servicing fees, or dealer manager servicing fees will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually, as applicable. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25% of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the restrictions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party. We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As discussed elsewhere in this prospectus, shares purchased in our private offering will be redesignated as Class A common stock prior to the commencement of our public offering. Until we establish a net asset value per share, the redemption price per share will depend upon whether such shares were purchased in our private offering or in our public offering, as well as other factors described below:

•

Private offering shares: The redemption price per share for shares purchased in our private offering will initially depend on the length of time such shares have been held, as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
More than 1 but less than 2	90.0% of the Redemption Amount
More than 2 but less than 3	92.5% of the Redemption Amount
More than 3 but less than 4	95.0% of the Redemption Amount
More than 4	100% of the Redemption Amount

As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount paid for such shares or the price per share in the then-current offering. If we are no longer engaged in an offering, the Redemption Amount will be determined by our board of directors, in its sole discretion. In addition, any such shares redeemed in connection with the death or a qualifying disability of a stockholder (but not due to bankruptcy or commitment to a long-term care facility) may be redeemed at a redemption price equal to the price actually paid for the shares, and only if we are notified of the redemption request within one year of the death or qualifying disability.

•	Public offering shares: The redemption price per share for shares purchased in our public offering shall initially be equal to the net investment amount of such shares, which will be based on the

“amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the then-current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our advisor assuming the maximum amount of our public offering is raised.

Once our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the SEC, the per share price for the redemption of a given class of shares purchased in either our private offering or our public offering shall be equal to the then-current estimated net asset value per share for such class of shares.

You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

If a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. A long-term care facility means an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state in which it is located; and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to redeem the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available as described above or the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); (2) any redemptions that have been carried over from two previous quarters, where the redemption amount remaining is less than the minimum investment amount of $5,000; and (3) pro rata as to all other redemption requests. We would treat any unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) allow your request to remain in the redemption pool for a redemption at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of May 1, 2020, which is two years from the effective date of this offering (unless extended for one additional year), or the date we sell $95,000,000 in shares under the distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.

Our share redemption program is only intended to provide interim limited liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and returned to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-up Transactions

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent expert. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

SSSHT Operating Partnership, L.P., our operating partnership, was formed in October 2016 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction.

The Third Amended and Restated Limited Partnership Agreement of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor and its affiliates, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor contributed $200,000 to our operating partnership. Pursuant to our operating partnership agreement, our advisor is prohibited from exchanging or otherwise transferring its units representing this initial investment so long as our sponsor is acting as our sponsor. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You should refer to our operating partnership agreement itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership, excluding the special limited partner, will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares. In addition, our advisor (as the special limited partner of the operating partnership) is entitled to receive distributions with respect to its special limited partnership interest in certain circumstances. See “Management Compensation — Liquidation/Listing Stage” for a summary of the special limited partner distributions payable to our advisor.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or affiliated property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses are treated as expenses of our operating partnership. Such expenses include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•

all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership (including reimbursements to our advisor and affiliated property manager for personnel costs).

Exchange Rights

The limited partners of our operating partnership, including our advisor, have the right to cause their limited partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, we may elect to purchase the limited partnership units by issuing shares of our common stock for limited partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Preferred Units

On June 28, 2017, the Preferred Investor invested $5.65 million in the first tranche of its Investment in our operating partnership, all of which was used to fund a portion of the purchase price for the acquisition of the Fayetteville Property. The Preferred Investor received 226,000 Preferred Units in our operating partnership in connection therewith. In connection with the acquisition of the Tallahassee Property, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units. Accordingly, the Preferred Investor received 40,220 Preferred Units as part of its Investment. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional 2,662.20 Preferred Units, or 1% of the aggregate amount of the foregoing Investments. On December 5, 2017, we completed the redemption of the Preferred Units with offering proceeds from our private offering. See “Our Properties — Preferred Units in our Operating Partnership” for additional information.

In connection with the initial Investment, we and our operating partnership entered into Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement (the “Amendment”) with the Preferred Investor. The Amendment set forth the key terms of the Preferred Units which are summarized below, and such terms are now contained in Exhibit C to the Third Amended and Restated Limited Partnership Agreement (“Exhibit C”).

Distributions

The holders of Preferred Units will receive distributions (“Distributions”) at a rate of 9% per annum on the Liquidation Amount (the “Pay Rate”). Distributions shall be cumulative and payable monthly and are calculated on an actual/360 day basis. Accumulated but unpaid Distributions, if any, will accrue at the Pay Rate.

Redemptions; Repurchases

The Preferred Units may be redeemed by our operating partnership, in whole or in part, at the option of our operating partnership at any time. The redemption price for the Preferred Units will be equal to the sum of the Liquidation Amount plus all accumulated and unpaid Distributions on the then-outstanding Preferred Units to the date of redemption (the “Redemption Price”). If fewer than all of the outstanding Preferred Units are to be redeemed at the option of our operating partnership, the Preferred Units to be redeemed will be determined pro rata or by lot or in such other manner as determined by us, as the general partner of our operating partnership, to be fair and equitable to all holders of the Preferred Units.

A holder of Preferred Units may require our operating partnership to repurchase the Preferred Units upon the occurrence of any of the following (each an “Optional Repurchase Event” and as defined within Exhibit C): (A) a breach of any of the Protective Provisions; (B) an Event of Default; (C) a Change of Control that has not been consented to in accordance with the terms of Exhibit C; or (D) our failure to qualify as a REIT under the Internal Revenue Code. The repurchase price for the Preferred Units will be the Redemption Price.

Covenants

Exhibit C contains a number of covenants for us and our operating partnership, including, but not limited to, certain covenants that limit our operating partnership’s discretion in utilizing cash flows and require that distributions on the Preferred Units be given priority over other disbursements, including redemptions of our shares, each under the circumstances outlined further in Exhibit C.

Events of Default

The occurrence of any of the following shall constitute an Event of Default under Exhibit C: (i) a material default in the performance of, or material breach of any covenant, warranty or other agreement contained in our operating partnership agreement (including Exhibit C thereto) or the Unit Purchase Agreement by us or our operating partnership, as applicable, and continuance of such default or breach for a period of 10 business days after written notice is given to us and our operating partnership; (b) an Event of Bankruptcy as to us, our operating partnership or any of our subsidiaries that has not been consented to in advance by the holders of the Preferred Units; (c) any breach or default or event of default that occurs under any instrument, agreement or indenture pertaining to any indebtedness of ours or our operating partnership or any of our subsidiaries aggregating more than $5 million, the effect of which is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness or such indebtedness is otherwise declared to be due and payable or required to be prepaid, redeemed, or otherwise repurchased by us or our operating partnership or any such subsidiary prior to maturity thereof; and (d) our failure to qualify as a REIT under the Code.

Protective Provisions

Pursuant to the terms of Exhibit C, we, our operating partnership, and our subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding (capitalized terms are as defined in Exhibit C):

•

authorizing or issuing additional (1) preferred stock or units that are equal to or senior to the Preferred Units with respect to certain rights and preferences, or (2) junior stock or units that interfere with the rights of the Preferred Units or interfere in any way with our management or the management of our operating partnership;

•

altering the terms of (1) Exhibit C or the Unit Purchase Agreement, or (2) our organizational documents or the organizational documents of our operating partnership, or any of our respective subsidiaries, to the extent the amendment would reasonably be expected to adversely affect the Preferred Units;

•

in the case of the operating partnership, redeeming junior equity securities, and in the case of us, our subsidiaries, and subsidiaries of the operating partnership, redeeming any equity securities, other than (1) redemptions pursuant to our share redemption program, and (2) redemptions of units of limited partner interest of the operating partnership in exchange for shares of our common stock;

•	engaging in a Change of Control;

•	commencing or suffering to exist an event of bankruptcy as to us, the operating partnership, or any of their respective subsidiaries;

•

paying any distributions, other than a distribution made on a regular monthly basis consistent with past practice on (1) in the case of the operating partnership, common units or other equity securities that rank, as to distributions and upon liquidation, junior to the Preferred Units, and (2) in the case of us, our subsidiaries, or a subsidiary of the operating partnership, shares of common stock or common equity securities or other equity securities that rank, as to distributions and upon liquidation, junior to such entity’s shares of preferred stock or preferred equity securities; provided, however, that the foregoing shall not prohibit special distributions that are necessary to preserve our status as a REIT; and

•

engaging in a recapitalization, reorganization, merger, unit or stock split, statutory unit or stock exchange, sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its common units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we file a petition for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1.095 billion in shares through Select Capital Corporation, our dealer manager, which is a registered broker-dealer. Of this amount, we are offering $1.0 billion in shares in our primary offering, consisting of three classes of shares of common stock: Class A shares at a price of $10.33 per share (up to $450 million in shares); Class T shares at a price of $10.00 per share (up to $450 million in shares); and Class W shares at a price of $9.40 per share (up to $100 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase shares of Class A or Class T common stock in the offering, while Class W shares are only available to certain categories of investors described below.

We are offering these shares on a “best efforts” basis, which means that the dealer manager and participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are also offering $95.0 million in shares through our distribution reinvestment plan at a purchase price of $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. Class W shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. Our primary offering of $1.0 billion in shares will terminate on or before May 1, 2020 (unless extended for one additional year). We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive sales commissions of up to 6% of the gross offering proceeds for Class A shares sold in our primary offering and up to 3% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager will receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there is no dealer manager fee, and in other instances described below, our dealer manager will receive a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares and Class T shares sold in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee and the dealer manager servicing fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize such broker-dealers to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will reallow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may reallow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon sales of shares in prior offerings sponsored by our sponsor, the projected volume of sales in this offering, and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We will pay our dealer manager a stockholder servicing fee with respect to Class T shares sold in our primary offering as additional compensation to the dealer manager and participating broker-dealers for services and expenses related to the marketing, sale, and distribution of the Class T shares and for providing ongoing stockholder services. Such services may include ongoing account maintenance, assistance with recordkeeping, assistance with proxy solicitation, assistance with distribution payments and reinvestment decisions, assistance with share redemption requests, assistance with analysis of tender offers, and other similar services as may be reasonably required by the stockholders in connection with their investment in Class T shares. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will generally reallow 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our dealer manager will not reallow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our offering. In addition, our dealer manager will not reallow the stockholder servicing fee to any registered representative of a participating broker-dealer if such participating broker-dealer has not executed an agreement with our dealer manager.

We will also pay our dealer manager a dealer manager servicing fee with respect to Class W shares sold in our primary offering as additional compensation to the dealer manager for services and expenses related to the marketing, sale, and distribution of the Class W shares. Such ongoing services may include assisting the registered investment adviser with account maintenance, recordkeeping, distribution payments, share redemption requests, and other similar services as may be reasonably required by the registered investment adviser or stockholder in connection with an investment in the Class W shares. The dealer manager servicing fee will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering and will be paid monthly. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. If such due diligence expenses are not included on a detailed and itemized invoice presented to us or our dealer manager by a participating broker-dealer, any such expenses will be considered by FINRA to be a non-accountable expense and underwriting compensation, and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds.

Registered investment advisors who are generally compensated on a fee-for-service basis and are affiliated with a participating broker-dealer may purchase our Class W shares or our Class A shares. In the event of the sale of Class A shares in our primary offering through such an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and our dealer manager may waive, in its discretion, a portion of the dealer manager fee.

If an investor purchases Class A shares in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s Class A shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our Class A shares is only available for the investor’s initial investment in our Class A common stock. The investor must include the “Request for Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in Class A shares reduced by the amount of his or her annual custodial fee.

Our directors and officers, as well as directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $9.40 per share, reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $0.93 per share will not be payable in connection with such sales. Participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $9.71 per share, reflecting the fact that sales commissions in the amount of $0.62 per share will not be payable in connection with such sales. Except for certain share ownership restrictions contained in our charter, there is no limit on the number of shares that may be sold to these parties. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of Class A shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA Rules. In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees, and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum (excluding DRP Shares)
Sales Commissions (2)
Class A Shares	$27,000,000	2.70%
Class T Shares	$13,500,000	1.35%
Class W Shares	$—	— %
Stockholder Servicing Fee – Class T(3)	$13,500,000	1.35%
Dealer Manager Servicing Fee – Class W(4)	$9,000,000	0.90%
Dealer Manager Fee (5)	$27,000,000	2.70%
Organization and Offering Expenses (6)	$9,000,000	0.82%

Total (7)	$99,000,000	9.82%

(1)

Assumes the sale of the maximum offering in our primary offering of $1.0 billion in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)

The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Although we cannot predict the precise length of time over which this fee will be paid by any given Class T stockholder due to, among many factors, the timing of a liquidity event, we currently estimate that, assuming Class T shares account for 45% of our total primary offering, investors in Class T shares will be subject to the stockholder servicing fee for three years and the investors will pay aggregate stockholder servicing fees of approximately $13,500,000 during that time.

(4)

The dealer manager servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. Although we cannot predict the length of time over which this fee will be paid by any given Class W stockholder due to, among many factors, the varying dates of purchase and the timing of a liquidity event, we currently estimate that, assuming Class W shares account for 10% of our total primary offering, investors in Class W shares will be subject to the dealer manager servicing fees for up to 18 years and the investors will pay aggregate dealer manager servicing fees of approximately $9,000,000 during that time.
(5)

For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of Class W shares or shares purchased pursuant to our distribution reinvestment plan. We will pay a dealer manager fee in the amount of 3% of the gross proceeds of the Class A and Class T shares sold to the public. We expect the marketing fee reallowance to be approximately 1%, which is included in the 3% dealer manager fee. In connection with our private offering, a person associated with our dealer manager acquired 3,197 shares of our common stock. While the price paid for those shares was in accordance with the terms of the private offering, it is less than the offering price of the Class A shares in this offering. As a result, the difference between the price paid for those shares and the offering price of the Class A shares in this offering is deemed by FINRA to be underwriting compensation.

(6)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. If the due diligence expenses described in clause (e) above are not included on a detailed and itemized invoice, such expenses will not be bona fide due diligence expenses classified as issuer costs, rather they will be considered underwriting compensation and included in the 10% compensation limits. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. If at any point in time we determine that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the primary offering, we will recognize such excess as a capital contribution from our advisor. Our advisor will not seek reimbursement from us for such payments.

(7)

Of the total estimated maximum compensation and expenses of $99,000,000, it is estimated that approximately $90,000,000 of this amount (i.e., the $40,500,000 in sales commissions, $13,500,000 in stockholder servicing fees, $9,000,000 in dealer manager servicing fees and the $27,000,000 of dealer manager fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $9,000,000 of this amount would be treated as issuer or sponsor related organization and offering expenses, including bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers generally receive some combination of base salaries, bonuses and/or commissions as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of its wholesalers and broker-dealer invitees, along with other dealer manager related costs. The other costs of the training and education meetings that relate to us, our officers, and our advisor and its affiliates and employees will be borne by us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed offering (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts (Class A Shares Only)

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase at least $500,000 in Class A shares in this offering from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Class A Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Dealer Manager Fee	Net Offering Proceeds Per Share

Under $500,000	6%	$10.33	$0.62	$0.31	$9.40
$500,000 to less than $1,000,000	5%	$10.22	$0.51	$0.31	$9.40
$1,000,000 to less than $2,000,000	4%	$10.11	$0.41	$0.30	$9.40
$2,000,000 to less than $5,000,000	3%	$10.00	$0.30	$0.30	$9.40
$5,000,000 to less than $7,500,000	2%	$9.90	$0.20	$0.30	$9.40
$7,500,000 and over	1%	$9.79	$0.10	$0.29	$9.40

The reduced selling price per share and sales commissions are applied to the incremental dollar amounts falling within the indicated range only. For purposes of this table only, numbers are rounded to two decimals. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 146,802 Class A shares as follows:

•	Approximately 48,402 Class A shares at $10.33 per share (total: $500,000) and a 6% commission;

•	Approximately 48,934 Class A shares at approximately $10.22 per share (total: $500,000) and a 5% commission; and

•	Approximately 49,466 Class A shares at approximately $10.11 per share (total: $500,000) and a 4% commission.

In the above example, you will receive approximately 146,802 Class A shares instead of approximately 145,208 Class A shares, the number of shares you would have received if you had paid $10.33 per Class A share for all shares purchased. The net offering proceeds we receive from the sale of Class A shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares in this offering, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net offering proceeds we receive from the sale of Class A shares will not be affected by volume discounts provided as a result of a combined order.

An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our Class A shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of Class A shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of at least $7,500,000, our dealer manager may agree to waive all or a portion of the dealer manager fee such that some Class A shares purchased in any such transaction may be at a discount of up to 8% or approximately $9.50 per share, reflecting a reduction in sales commissions from 6% to 1% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Strategic Student & Senior Housing Trust, Inc.” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. The proceeds from your subscription will be held by us in a segregated account pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

○	the fundamental risks of an investment in our common stock;

○	the risk that the stockholder may lose their entire investment;

○	the lack of liquidity of our common stock;

○	the restrictions on transferability of our common stock;

○	the background and qualifications of our advisor and its affiliates; and

○	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3)

Deliver a completed subscription agreement and a check to Select Capital Corporation or its designated agent for the full purchase price of the shares being subscribed for, payable to “Strategic Student & Senior Housing Trust, Inc.” or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4)

Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning the student housing industry, senior housing industry, or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and if so, will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Nelson Mullins will pass upon the legality of the common stock of our offering and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The consolidated financial statements of Strategic Student & Senior Housing Trust, Inc. and Subsidiaries as of December 31, 2017 and for the year then ended, included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The statement of revenues and certain operating expenses of the Fayetteville Property for the year ended December 31, 2016 and the statement of revenues and certain operating expenses of the Salt Lake Properties for the year ended December 31, 2017 included in this prospectus have been so included in reliance on the reports of BDO USA, LLP, independent auditors, appearing elsewhere herein, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of the offering, we file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. We maintain an Internet site at www.strategicreit.com at which there is additional information about us. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-3485 or write us at Strategic Student & Senior Housing Trust, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

We maintain an Internet site at www.strategicreit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide stockholder communications and reports including, but not limited to, the registration statement, prospectuses, prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, opinion of counsel and other opinions, sales materials, the subscription agreement, and applicable exhibits, and any other stockholder communications and reports, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail and free of charge. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available through our Internet web site or by a CD, USB thumb drive, or other means of electronic delivery, that we will provide with links to, or copies of, our documents. You may access and print all documents provided through these services. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENT SCHEDULE

Schedule III — Real Estate and Accumulated Depreciation	F-29

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Financial Statements for the Fayetteville Property:

Independent Auditor’s Report	F-32
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (unaudited)	F-33
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (unaudited)	F-34

Financial Statements for the Salt Lake Properties:

Independent Auditor’s Report	F-36
Combined Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017	F-37
Notes to Combined Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017	F-38

Unaudited Pro Forma Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2017	F-41
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2017	F-42
Notes to Unaudited Pro Forma Consolidated Financial Information	F-43

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Strategic Student & Senior Housing Trust, Inc.

Ladera Ranch, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Strategic Student & Senior Housing Trust, Inc. (the “Company”) and subsidiaries as of December 31, 2017 and the related consolidated statements of operations, equity, and cash flows for the year then ended, and the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2017, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2017.

Costa Mesa, California

March 29, 2018

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2017
ASSETS
Real estate facilities:
Land	$8,683,000
Buildings	83,026,000
Site improvements	1,511,000
Furniture, fixtures and equipment	5,038,516

98,258,516
Accumulated depreciation	(1,254,849)

Real estate facilities, net	97,003,667
Cash and cash equivalents	10,371,998
Other assets	4,006,881
Intangible assets, net	3,743,640

Total assets	$115,126,186

LIABILITIES AND EQUITY
Secured debt, net	$52,299,638
Accounts payable and accrued liabilities	1,556,415
Due to affiliates	246,958
Distributions payable	463,848

Total liabilities	54,566,859

Commitments and contingencies (Note 8)
Redeemable common stock	303,844
Equity:
Strategic Student & Senior Housing Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2017	—
Common stock, $0.001 par value; 700,000,000 shares authorized; 8,948,551 shares issued and outstanding at December 31, 2017	8,948
Additional paid-in capital	68,799,264
Distributions	(1,379,950)
Accumulated deficit	(6,233,945)

Total Strategic Student & Senior Housing Trust, Inc. equity	61,194,317

Noncontrolling interests in our Operating Partnership	(938,834)

Total equity	60,255,483

Total liabilities and equity	$115,126,186

See notes to consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2017
Revenues:
Student leasing revenue	$3,476,931
Other revenue	174,400

Total revenues	3,651,331

Operating expenses:
Property operating expenses	1,336,168
Property operating expenses – affiliates	135,163
General and administrative	579,034
Depreciation	1,254,849
Intangible amortization expense	2,532,360
Acquisition expenses – affiliates	2,310,020
Other acquisition expenses	626,001

Total operating expenses	8,773,595

Operating loss	(5,122,264)
Other expenses:
Interest expense	(1,106,924)
Interest expense – debt issuance costs	(824,877)
Other	(8,145)

Net loss	(7,062,210)
Less: Distributions to preferred unitholders in our Operating Partnership	(239,885)
Less: Accretion of preferred equity costs	(66,555)
Net loss attributable to the noncontrolling interests in our Operating Partnership	1,134,705

Net loss attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,233,945)

Net loss per common stock share – basic and diluted	$(2.78)

Weighted average common stock shares outstanding – basic and diluted	2,239,834

See notes to consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

CONSOLIDATED STATEMENT OF EQUITY

	Common Stock
	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Total Strategic Student & Senior Housing Trust Inc., Equity	Noncontrolling Interests in our Operating Partnership	Total Equity	Preferred Equity in our Operating Partnership	Redeemable Common Stock
Balance as of December 31, 2016	111	$—	$1,000	$—	$—	$1,000	$1,000	$2,000	$—	$—
Gross proceeds from issuance of common stock	8,911,969	8,912	75,280,158	—	—	75,289,070	—	75,289,070	—	—
Issuance of noncontrolling interest in our Operating Partnership	—	—	—	—	—	—	199,000	199,000	—	—
Offering costs	—	—	(6,481,858)	—	—	(6,481,858)	—	(6,481,858)	—	—
Distributions to common stockholders	—	—	—	(1,379,950)	—	(1,379,950)	—	(1,379,950)	—	—
Distributions for noncontrolling interests	—	—	—	—	—	—	(4,129)	(4,129)	—	—
Distributions to preferred unitholders in our Operating Partnership	—	—	—	—	—	—	—	—	(239,885)	—
Issuance of shares for distribution reinvestment plan	36,471	36	303,808	—	—	303,844	—	303,844	—	—
Changes to redeemable common stock	—	—	(303,844)	—	—	(303,844)	—	(303,844)	—	303,844
Net loss attributable to Strategic Student & Senior Housing Trust, Inc.	—	—	—	—	(6,233,945)	(6,233,945)	—	(6,233,945)	239,885	—
Net loss attributable to the noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	(1,134,705)	(1,134,705)	—	—
Issuance of preferred equity in our Operating Partnership, net	—	—	—	—	—	—	—	—	6,655,500	—
Redemption of preferred equity in our Operating Partnership	—	—	—	—	—	—	—	—	(6,722,055)
Accretion of non-cash preferred equity issuance	—	—	—	—	—	—	—	—	66,555	—

Balance as of December 31, 2017	8,948,551	$8,948	$68,799,264	$(1,379,950)	$(6,233,945)	$61,194,317	$(938,834)	$60,255,483	$—	$303,844

See notes to consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2017
Cash flows from operating activities:
Net loss	$(7,062,210)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,612,086
Increase (decrease) in cash from change in assets and liabilities:
Other assets	(134,706)
Accounts payable and accrued liabilities	1,133,740
Due to affiliates	165,096

Net cash used in operating activities	(1,285,994)

Cash flows from investing activities:
Purchase of real estate	(103,494,500)
Additions to real estate	(34,516)
Investment in equity method investment	(1,031,903)
Deposits on acquisitions of real estate facilities	(1,000,000)
Investment in company-owned life insurance	(876,313)

Net cash used in investing activities	(106,437,232)

Cash flows from financing activities:
Proceeds from issuance of secured debt	53,000,000
Proceeds from issuance of unsecured debt	39,896,363
Principal payments on unsecured debt	(39,896,363)
Debt issuance costs	(1,491,357)
Issuance of preferred equity in our Operating Partnership	5,650,000
Redemption of preferred equity in our Operating Partnership	(6,722,055)
Gross proceeds from offering	75,517,069
Offering costs	(6,346,855)
Deferred offering costs	(856,306)
Distributions paid to common stockholders	(616,387)
Distributions paid to preferred unitholders in our Operating Partnership	(239,885)
Issuance of noncontrolling interests in our Operating Partnership	199,000

Net cash provided by financing activities	118,093,224

Change in cash and cash equivalents	10,369,998
Cash and cash equivalents, beginning of period	2,000

Cash and cash equivalents, end of period	$10,371,998

Supplemental cash flow and non-cash transactions:
Cash paid for interest	$928,474
Offering costs included in due to affiliates	$47,980
Offering costs included in accounts payable and accrued liabilities	$87,022
Deferred offering costs included in accounts payable and accrued liabilities	$107,653
Debt issuance costs included in due to affiliates	$33,882
Non-cash preferred equity issuance in our Operating Partnership	$1,072,055
Issuance of shares pursuant to distribution reinvestment plan	$303,844
Distributions payable	$463,848

See notes to consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Note 1. Organization

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), was formed on October 4, 2016 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in student housing and senior housing real estate investments. The Company’s year-end is December 31. As used in these consolidated financial statements, “we,” “us,” and “our” refer to Strategic Student & Senior Housing Trust, Inc.

On October 4, 2016, our Advisor, as defined below, acquired 111.11 shares of our common stock for $1,000 and became our initial stockholder. Pursuant to our First Articles of Amendment and Restatement, filed on January 30, 2017, we have authorized 700,000,000 shares of common stock with a par value of $0.001 and 200,000,000 shares of preferred stock with a par value of $0.001. In connection with the Public Offering, defined below, we intend to file articles of amendment to our Charter (the “Articles of Amendment”) and articles supplementary to our Charter (the “Articles Supplementary”). Following the filing of the Articles of Amendment and the Articles Supplementary, our authorized common stock will consist of 315,000,000 shares designated as Class A shares, 315,000,000 shares designated as Class T shares, and 70,000,000 shares designated as Class W shares. We have filed a Form S-11 Registration Statement with the Securities and Exchange Commission (“SEC”) to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public (the “Primary Offering”) and $95,000,000 in shares of common stock for sale pursuant to our distribution reinvestment plan (collectively, the “Public Offering”).

On January 27, 2017, pursuant to a confidential private placement memorandum (the “private placement memorandum”), we commenced a private offering of up to $100,000,000 in shares of our common stock (the “Primary Private Offering”) and 1,000,000 shares of common stock pursuant to our distribution reinvestment plan (collectively, the “Private Offering” and together with the Public Offering, the “Offerings”). The Private Offering required a minimum offering amount of $1,000,000. On August 4, 2017, we met such minimum offering requirement. Any outstanding common stock issued prior to the commencement of the Public Offering will be redesignated as Class A common stock upon the filing of the Articles of Amendment. As of December 31, 2017, we had sold approximately 8.9 million shares of our common stock for gross offering proceeds of approximately $75.6 million in the Private Offering. Our private offering terminated on March 15, 2018.

While the Company was formed on October 4, 2016, no formal operations had commenced until the acquisition of our property in Fayetteville, Arkansas (the “Fayetteville Property”) on June 28, 2017 and, therefore, there were no revenues or expenses. We intend to invest the net proceeds from the Offerings primarily in income-producing student housing and senior housing properties and related real estate investments located in the United States. We may also purchase growth-oriented student housing and senior housing real estate assets. As of December 31, 2017, we owned two student housing properties and an approximately 2.6% beneficial interest in a DST that owns another student housing property.

Our operating partnership, SSSHT Operating Partnership, L.P., a Delaware limited partnership (our “Operating Partnership”), was formed on October 5, 2016. On October 5, 2016, our Advisor agreed to acquire a limited partnership interest in our Operating Partnership for $1,000 (111.11 partnership units) and we agreed to contribute the initial $1,000 capital contribution to our Operating Partnership in exchange for the general partner interest. In addition, on September 28, 2017, our Advisor, acquired additional limited partnership interests (25,447.57 partnership units) in our Operating Partnership for $199,000, resulting in total capital contributions of $200,000 by our Advisor in our Operating Partnership. Our Operating Partnership will own, directly or indirectly through one or more special purpose entities, all of the student housing and senior housing properties that we acquire in the future. We will conduct certain activities directly or indirectly through our taxable REIT subsidiary, SSSHT TRS, Inc., a Delaware corporation (the “TRS”) which was formed on October 6, 2016, and is a wholly owned subsidiary of our Operating Partnership.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

SmartStop Asset Management, LLC, a Delaware limited liability company organized in 2013 (our “Sponsor”), is the sponsor of our Offering of shares of our common stock. Our Sponsor is a company focused on providing real estate advisory, asset management, and property management services. As of January 1, 2018, our Sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our Advisor and owns 100% of our Property Manager, each as defined below.

We have no employees. Our advisor is SSSHT Advisor, LLC, a Delaware limited liability company (our “Advisor”) which was formed on October 3, 2016. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement we entered into with our Advisor (our “Advisory Agreement”) on January 27, 2017. The majority of the officers of our Advisor are also officers of us and our Sponsor, as well as Strategic Storage Trust II, Inc., Strategic Storage Growth Trust, Inc., and Strategic Storage Trust IV, Inc., each of which are public non-traded REITs also sponsored by our Sponsor that are focused on investing in self storage properties.

SSSHT Property Management, LLC, a Delaware limited liability company (our “Property Manager”), was formed on October 3, 2016. Our Property Manager will derive substantially all of its income from the property management oversight services it performs for us. We expect that we will enter into property management agreements directly with third party property managers and that our Property Manager will provide oversight services with respect to such third party property managers. Please see Note 7 – Related Party Transactions for additional detail.

The Fayetteville Property and our property in Tallahassee, Florida (the “Tallahassee Property”) are managed by Asset Campus Housing (“ACH”), a third-party student housing manager. Please see Note 8 – Commitments and Contingencies for additional detail.

Our dealer manager is Select Capital Corporation, a California corporation (our “Dealer Manager”). On January 27, 2017, we executed a dealer manager agreement (as amended, the “Dealer Manager Agreement”) with our Dealer Manager with respect to the Private Offering. We expect to execute a similar dealer manager agreement (the “Public Offering Dealer Manager Agreement”) with our Dealer Manager with respect to the Public Offering. Our Dealer Manager is responsible for marketing our shares offered pursuant to our Primary Private Offering and Primary Public Offering. Our Sponsor owns, through a wholly-owned limited liability company, a 15% non-voting equity interest in our Dealer Manager. Affiliates of our Dealer Manager own a 2.5% non-voting membership interest in our Advisor, which they acquired on January 1, 2018.

Our Sponsor owns 100% of the membership interests of Strategic Transfer Agent Services, LLC, the entity we expect to be our transfer agent in connection with our Public Offering (our “Transfer Agent”). Our Transfer Agent will provide transfer agent and registrar services to us that will be substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent. Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. We expect our Transfer Agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs sponsored by our Sponsor.

As we accept subscriptions for shares of our common stock in our Offerings, we will transfer all of the net offering proceeds to our Operating Partnership as capital contributions in exchange for additional units of interest in our Operating Partnership. However, we will be deemed to have made capital contributions in the amount of gross proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the Offering. In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that are equivalent to the distributions we make to stockholders. Finally, a limited partner in our Operating Partnership may later exchange his or her limited partnership units in our Operating Partnership for shares of our common stock at any time after one year following the date of issuance of their limited partnership units, subject to certain restrictions outlined in the limited

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

partnership agreement of our Operating Partnership, which will be amended in connection with the Public Offering (the “Operating Partnership Agreement”). Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as it is acting as our Advisor pursuant to our Advisory Agreement.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

Principles of Consolidation

Our financial statements, and the financial statements of our Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements. The portion of these consolidated entities not wholly-owned by us is presented as noncontrolling interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

Consolidation Considerations

Current accounting guidance provides a framework for identifying a variable interest entity (“VIE”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. Our Operating Partnership is deemed to be a VIE and is consolidated by the Company as the primary beneficiary.

As of December 31, 2017, we had not entered into other contracts/interests that would be deemed to be variable interests in a VIE other than one investment of an approximately 2.6% beneficial interest in a DST that owns another student housing property, which is accounted for under the equity method of accounting (see Note 7 – Related Party Transactions). Other than the equity method investment, we do not currently have any relationships with unconsolidated entities or financial partnerships.

Noncontrolling Interest in Consolidated Entities

We account for the noncontrolling interest in our Operating Partnership in accordance with the related accounting guidance. Due to our control through our general partnership interest in our Operating Partnership and the limited rights of the limited partners, our Operating Partnership, including its wholly-owned subsidiaries, is consolidated by the Company and the limited partner interest is reflected as a noncontrolling interest in the accompanying consolidated balance sheet. The noncontrolling interest shall be attributed its share of income and losses, even if that attribution results in a deficit noncontrolling interest balance.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. Management will adjust such estimates when facts and circumstances dictate. Actual results could materially differ from those estimates. The most significant estimates made include the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed at fair value, the determination if certain entities should be consolidated, the evaluation of potential impairment of long-lived assets, and the estimated useful lives of real estate assets and intangibles.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

We may maintain cash equivalents in financial institutions in excess of insured limits, but believe this risk will be mitigated by only investing in or through high quality financial institutions.

Real Estate Purchase Price Allocation

We account for acquisitions in accordance with accounting guidance which requires that we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates. Acquisitions of portfolios of properties will be allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities are based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, buildings, site improvements, and furniture, fixtures and equipment. In allocating the purchase price, we determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are one year or less. We also consider whether in-place market leases represent an intangible asset. We do not expect to have intangible assets for the value of tenant relationships.

Evaluation of Possible Impairment of Long-Lived Assets

Management monitors events and changes in circumstances that could indicate that the carrying amounts of our long-lived assets, including any that may be held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of the assets may not be recoverable, we will assess the recoverability of the assets by determining whether the carrying value of the long-lived assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived assets to the fair value and recognize an impairment loss.

Student Leasing Revenue Recognition and Accounts Receivable

Student leasing revenue is recognized on a straight-line basis over the term of the contract. Other revenue is recognized in the period earned. In estimating the collectability of our accounts receivable, we analyze the aging of resident receivables, historical bad debts, and current economic trends.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Real Estate Properties

Real estate properties are recorded based upon fair values as of the date of acquisition. We capitalize costs incurred to renovate and improve properties. The costs of ordinary repairs and maintenance are charged to operations when incurred.

Depreciation of Real Property Assets

Our management is required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our real property assets is charged to expense on a straight-line basis over the expected estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not Depreciated
Buildings	35 to 40 years
Site Improvements	7 to 10 years

Depreciation of Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives generally ranging from 3 to 7 years.

Intangible Assets

We allocate a portion of our real estate purchase price to in-place leases, as applicable. We are amortizing in-place lease intangibles on a straight-line basis over the estimated future benefit period. As of December 31, 2017, the gross amounts allocated to in-place leases was approximately $6.3 million and accumulated amortization of in-place lease intangibles totaled approximately $2.6 million.

The total estimated future amortization expense of intangible assets recognized as of December 31, 2017 will be approximately $3.7 million for the year ending December 31, 2018.

Debt Issuance Costs

The net carrying value of costs incurred in connection with obtaining non-revolving financing are presented on the consolidated balance sheet as a deduction from the related debt and such amounts as of December 31, 2017 totaled approximately $0.7 million.

Organization and Offering Costs

Our Advisor funded our organization and offering costs on our behalf, prior to the commencement of our formal operations on June 28, 2017 when we acquired the Fayetteville Property. We are therefore now obligated to reimburse our Advisor for such organization and offering costs; provided, however, our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares sold in our Public Offering, which we will recognize as a capital contribution from our Advisor. Such organization and offering costs funded by our Advisor were recognized as a liability when we had a present responsibility to reimburse our Advisor upon the commencement of formal operations, which occurred on June 28, 2017. Our Advisor must reimburse us within 60 days after the end of the month in which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. If at any point in time we determine that the total organization and offering costs are expected to exceed

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

3.5% of the gross proceeds anticipated to be received from the Primary Offering, we will recognize such excess as a capital contribution from our Advisor. Offering costs associated with the Private Offering are recorded as an offset to additional paid-in capital, and organization costs are recorded in general and administrative expenses. Offering costs associated with the Public Offering of approximately $0.9 million have been initially capitalized to other assets, and will be recorded as an offset to additional paid-in capital as gross proceeds are raised under our Public Offering.

In connection with our Primary Private Offering, our Dealer Manager will receive a sales commission of up to 6.0% of gross proceeds from sales in the Primary Private Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Private Offering under the terms of the Private Offering Dealer Manager Agreement; provided, however, for all shares sold pursuant to our Primary Private Offering through November 15, 2017 (the “Discount Termination Date”), dealer manager fees were reduced to an amount of up to 2.0% of gross proceeds from sales in the Primary Private Offering.

In connection with our Primary Offering, our Dealer Manager will receive a sales commission of up to 6.0% of gross proceeds from sales of Class A shares and up to 3.0% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee up to 3.0% of gross proceeds from sales of both Class A shares and Class T shares in the Primary Offering under the terms of the Public Offering Dealer Manager Agreement. Our Dealer Manager does not receive an upfront sales commission or dealer manager fee from the sales of Class W shares in the Primary Offering. In addition, our Dealer Manager receives an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the Primary Offering. Our Dealer Manager also receives an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the Primary Offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in our Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (excluding proceeds from sales pursuant to our Public Offering Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our Primary Offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in our Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our Public Offering Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our Primary Offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our Primary Offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in our Primary Offering (excluding proceeds from sales pursuant to our Public Offering Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. We will record a liability within Due to Affiliates for the future estimated stockholder and dealer manager servicing fees and a reduction to additional paid-in capital at the time of sale of the Class T and Class W shares as an offering cost.

Redeemable Common Stock

Pursuant to the private placement memorandum, we have adopted a share redemption program (the “Private Offering Share Redemption Program”) that will enable stockholders to sell their shares to us in limited

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

circumstances. We intend to adopt a share redemption program for our Public Offering (the “Public Offering Share Redemption Program”) upon its commencement.

In general, we record amounts that are redeemable under the applicable share redemption program as redeemable common stock in the accompanying consolidated balance sheet since the shares are redeemable at the option of the holder and therefore their redemption is outside our control. The maximum amount redeemable under the applicable share redemption program will be limited to the number of shares we could repurchase with the amount of the net proceeds from the sale of shares under the distribution reinvestment plan. However, accounting guidance states that determinable amounts that can become redeemable should be presented as redeemable when such amount is known. Therefore, the net proceeds from the distribution reinvestment plan are considered to be temporary equity and are presented as redeemable common stock in our consolidated balance sheet. In addition, current accounting guidance requires, among other things, that financial instruments that represent a mandatory obligation of us to repurchase shares be classified as liabilities and reported at settlement value. Our redeemable common stock is contingently redeemable at the option of the holder. When we determine we have a mandatory obligation to repurchase shares under the applicable share redemption program, we will reclassify such obligations from temporary equity to a liability based upon their respective settlement values.

Fair Value Measurements

The accounting standard for fair value measurements and disclosures defines fair value, establishes a framework for measuring fair value, and provides for expanded disclosure about fair value measurements. Fair value is defined by the accounting standard for fair value measurements and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. The following summarizes the three levels of inputs and hierarchy of fair value we will use when measuring fair value:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access;

•	Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable inputs for the assets or liabilities that are typically based on an entity’s own assumptions as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level that is significant to the fair value measurement in its entirety.

The accounting guidance for fair value measurements and disclosures provides a framework for measuring fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In determining fair value, we will utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as consider counterparty credit risk in our assessment of fair value. Considerable judgment will be necessary to interpret Level 2 and 3 inputs in determining fair value of our financial and non-financial assets and liabilities. Accordingly, there can be no assurance that the fair values we will present will be indicative of amounts that may ultimately be realized upon sale or other disposition of these assets.

Financial and non-financial assets and liabilities measured at fair value on a non-recurring basis in our consolidated financial statements consist of real estate and related liabilities assumed related to our acquisitions. The fair values of these assets and liabilities were determined as of the acquisition dates using widely accepted valuation

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

techniques, including (i) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates, and (iii) comparable sales activity. In general, we consider multiple valuation techniques when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities as of the acquisition dates were derived using Level 3 inputs.

The carrying amounts of cash and cash equivalents, student contract accounts receivable, other assets, accounts payable and accrued liabilities, distributions payable and amounts due to affiliates will approximate fair value because of the relatively short-term nature of these instruments.

The table below summarizes our fixed rate debt payable at December 31, 2017. The estimated fair value of financial instruments is subjective in nature and is dependent on a number of important assumptions, including discount rates and relevant comparable market information associated with each financial instrument. The fair value of the fixed rate notes payable was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented below are not necessarily indicative of the amounts we would realize in a current market exchange.

	December 31, 2017
	Fair Value	Carrying Value(1)
Fixed Rate Secured Debt	$52,444,000	$52,299,638

(1)	Carrying value represents the book value of financial instruments, including unamortized deferred financing costs.

To comply with GAAP, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of derivative contracts for the effect of nonperformance risk, we will consider the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Income Taxes

We intend to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2017. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We filed an election to treat our TRS as a taxable REIT subsidiary. In general, the TRS may perform additional services for our residents and generally may engage in any real estate or non-real estate related business.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The TRS is subject to corporate federal and state income tax. The TRS follows accounting guidance which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities.

Recently Issued Accounting Guidance

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (“ASU 2014-09”) as ASC Topic 606. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new standard, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. ASU 2014-09 is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017 and early adoption is permitted. This ASU will be applied using the modified retrospective approach. We have determined that our primary source of revenue (student leasing revenues) will not be subject to the guidance in ASU 2014-09, as they qualify as lease contracts, which are excluded from its scope. We adopted this ASU on January 1, 2018 and its adoption did not have a material impact on our consolidated financial statements. However, in future periods we will include expanded disclosures relative to our revenue recognition.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which amends the guidance on accounting for leases. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU 2016-02, lessor accounting is largely unchanged. It also includes extensive amendments to the disclosure requirements. ASU 2016-02 is effective for fiscal years and interim periods beginning after December 15, 2018. Early adoption is permitted for financial statements that have not yet been made available for issuance. ASU 2016-02 requires a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. While we continue to evaluate the standard, based upon our assessment to date, we do not anticipate the adoption of this standard will have a material impact on our consolidated financial statements, as our primary source of revenue consists of rental income from short-term leasing arrangements with contractual terms of 12 months or less.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” ASU 2016-15 addresses eight classification issues related to the statement of cash flows, including debt prepayment or debt extinguishment costs and distributions received from equity-method investees. The guidance will become effective for periods beginning after December 15, 2017 and early adoption is permitted. We adopted this ASU on January 1, 2018 and its adoption did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) - Clarifying the Definition of a Business.” ASU 2017-01 clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework provides guidance for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. This update is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, and shall be applied on a prospective basis. We adopted this ASU on January 1, 2018. We expect that our acquisitions of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

real estate or in-substance real estate will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. As a result, certain transaction costs will be capitalized rather than expensed.

Note 3. Real Estate Facilities

The following summarizes the activity in the real estate facilities during the year ended December 31, 2017:

Real estate facilities
Balance at December 31, 2016	$—
Facility acquisitions	98,224,000
Additions	34,516

Balance at December 31, 2017	$98,258,516

Accumulated depreciation
Balance at December 31, 2016	$—
Depreciation expense	(1,254,849)

Balance at December 31, 2017	$(1,254,849)

The following table summarizes the purchase price allocations for our acquisitions during the year ended December 31, 2017:

Property	Acquisition Date	Real Estate Assets	Intangibles	Total(1)	2017 Revenue(2)	2017 Property Operating Income(3)
Fayetteville—AR	6/28/17	$53,380,000	$3,620,000	$57,000,000	$2,584,491	$1,485,077
Tallahassee—FL	9/28/17	44,844,000	2,656,000	47,500,000	1,066,840	830,086

Total		$98,224,000	$6,276,000	$104,500,000	$3,651,331	$2,315,163

(1)

The allocations noted above are based on a determination of the fair value of the total consideration provided and represent cash paid for the transaction from available cash, issuance of preferred units in our Operating Partnership, or proceeds from loans described in Note 5.

(2)	The operating results of the facilities acquired above have been included in our consolidated statement of operations since their acquisition date.
(3)	Property operating income excludes corporate general and administrative expenses, asset management fees, depreciation, amortization, and acquisition expenses.

We incurred acquisition fees to our Advisor related to the above properties of approximately $2.1 million for the year ended December 31, 2017.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Note 4. Pro Forma Consolidated Financial Information (Unaudited)

The table set forth below summarizes on an unaudited pro forma basis the combined results of operations of the Company for the year ended December 31, 2017 as if our acquisitions were completed as of January 1, 2017. This pro forma information does not purport to represent what our actual consolidated results of operations would have been for the periods indicated, nor do they purport to predict the results of operations for future periods.

Year ended December 31, 2017
Pro forma revenue	$6,494,483
Pro forma operating expenses	(10,419,169)
Pro forma net loss attributable to common stockholders	$(6,722,174)

The pro forma consolidated financial information for the year ended December 31, 2017 were adjusted to exclude approximately $2.7 million for acquisition related expenses.

Note 5. Debt

JPM Mortgage Loan

On June 28, 2017, we, through our Operating Partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our Operating Partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with Insurance Strategy Funding IX, LLC (the “JPM Lender”) for the purpose of funding a portion of the purchase price for the Fayetteville Property.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity (July 1, 2024). The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

We and H. Michael Schwartz, our Chief Executive Officer (our “CEO”), serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million. Once the non-recourse guaranty of our CEO expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

The JPM Mortgage Loan contains a number of other customary terms and covenants. The JPM Borrower maintains separate books and records and its separate assets and credit (including the Fayetteville Property) are not available to pay our other debts.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our Operating Partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide Life Insurance Company (“Nationwide”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. We and an entity controlled by our CEO serve as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last three months of the term of the loan, no prepayment penalty will be required.

The non-recourse guaranty of the entity controlled by our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million.

The Nationwide Loan contains a number of other customary terms and covenants. The Nationwide Borrower maintains separate books and records and its separate assets and credit (including the Tallahassee Property) are not available to pay our other debts.

KeyBank Bridge Loan

On June 28, 2017, we, through our Operating Partnership, along with our CEO and an entity controlled by him (the “KeyBank Bridge Borrowers”), entered into a bridge loan with KeyBank National Association (“KeyBank”) in an amount of approximately $22.3 million (the “KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the KeyBank Bridge Loan with proceeds from our Private Offering.

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement for the KeyBank Bridge Loan (the “Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Amended KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24%. On November 15, 2017, we paid off the Amended KeyBank Bridge Loan with proceeds from our Private Offering.

Future Principal Requirements

The following table presents the future principal payment requirements on outstanding secured and unsecured debt as of December 31, 2017:

2018	$—
2019	—
2020	—
2021	—
2022	—
2023 and thereafter	53,000,000

Total payments	53,000,000
Non-revolving debt issuance costs, net	(700,362)

Total	$52,299,638

Note 6. Preferred Equity in our Operating Partnership

Issuance of Preferred Units by our Operating Partnership

On June 28, 2017, we and our Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our Sponsor. Pursuant to the Unit Purchase Agreement, the Operating Partnership agreed to issue Preferred Units to the Preferred Investor in connection with preferred equity

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

investments by the Preferred Investor of up to $12 million (the “Investment”), which amount may be invested in one or more tranches, to be used solely in connection with the investments in the Fayetteville Property and the Tallahassee Property and expenses incurred by the Preferred Investor in connection with the Investment, in exchange for up to 480,000 preferred units of limited partnership interests in our Operating Partnership (“Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions.

In addition to the Unit Purchase Agreement, we and our Operating Partnership entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second and Amended and Restated Limited Partnership Agreement (the “Amendment”). The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same. On June 28, 2017, the Preferred Investor invested approximately $5.65 million in the first tranche of its Investment in our Operating Partnership, all of which was used to fund a portion of the purchase price for the acquisition of the Fayetteville Property. The Preferred Investor received 226,000 Preferred Units in our Operating Partnership. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional 2,260 Preferred Units, or 1.0% of the amount of the first tranche of the Investment.

Our Sponsor previously funded approximately $1.01 million in acquisition and loan deposits related to the acquisition of the Tallahassee Property (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units in our Operating Partnership. Accordingly, the Preferred Investor received an additional 40,220 Preferred Units. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional approximately 402 Preferred Units, or 1% of the Previously Funded Amounts.

The holders of Preferred Units received distributions at a rate of 9.0% per annum (the “Pay Rate”), payable monthly and calculated on an actual/360 day basis. Accumulated but unpaid distributions, if any, accrued at the Pay Rate. Per the terms of the Amended KeyBank Bridge Loan, while the Amended KeyBank Bridge Loan was outstanding the distributions were deferred in accordance with the terms of the Unit Purchase Agreement and the Amendment. The preferred units of limited partnership interests in our Operating Partnership ranked senior to all classes or series of partnership interests in our Operating Partnership and therefore, any cash we had to pay distributions were used to pay distributions to the holder of such preferred units first.

The Preferred Units were redeemable by our Operating Partnership, in whole or in part, at the option of our Operating Partnership at any time. The redemption price (“Redemption Price”) for the Preferred Units was equal to the sum of the Liquidation Amount plus all accumulated and unpaid distributions thereon to the date of redemption.

On December 5, 2017, we completed the redemption of the Preferred Units with net proceeds from our Private Offering.

On March 7, 2018, the Unit Purchase Agreement was amended to expand the use of proceeds, such that amounts could be used for (i) the acquisition of any student housing and senior housing property, (ii) repayment of indebtedness and (iii) working capital and general corporate purposes.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Note 7. Related Party Transactions

Fees to Affiliates

Our Advisory Agreement and our Dealer Manager Agreement entitle our Advisor and our Dealer Manager to specified fees upon the provision of certain services with regard to the Private Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organization and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Additionally, the advisory agreement (the “Public Offering Advisory Agreement”), dealer manager agreement (the “Public Offering Dealer Manager Agreement”), and transfer agent agreement (the “Public Transfer Agent Agreement”) to be executed in connection with the Public Offering, will entitle our Advisor, our Dealer Manager and our Transfer Agent to specified fees upon the provision of certain services with regard to the Public Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor and our Transfer Agent in providing services to us. The Public Offering Advisory Agreement and the Public Offering Dealer Manager Agreement, upon execution, will replace the Advisory Agreement and the Dealer Manager Agreement, respectively, in their entirety.

Organization and Offering Costs

Organization and offering costs of the Private Offering paid by our Advisor on our behalf will be reimbursed to our Advisor. Organization and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Private Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow account holder and other accountable organization and offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Private Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. We will incur similar organization and offering costs in connection with the Public Offering. Pursuant to the Public Offering Advisory Agreement, our Advisor will be required to reimburse us within 60 days after the end of the month which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. Organization and offering costs of the Public Offering may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of our initial public offering; provided, however, that our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares.

Advisory Agreement

We do not have any employees. Our Advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. Our Advisor will receive various fees and expenses under the terms of our Advisory Agreement. As discussed above, we will be required under our Advisory Agreement and our Public Offering Advisory Agreement to reimburse our Advisor for organization and offering costs from the Private Offering and the Public Offering; provided, however, pursuant to the Public Offering Advisory Agreement, our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares in the Primary Offering and will be required to reimburse us within 60 days after the end of the month in which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The Public Offering Advisory Agreement will also require our Advisor to reimburse us to the extent that offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Primary Offering. Our Advisor currently receives acquisition fees pursuant to the Advisory Agreement equal to 2% of the contract purchase price of each property we acquire. Pursuant to the Public Offering Advisory Agreement, our Advisor will receive acquisition fees equal to 1.75% of the contract purchase price of each property we acquire. Our Advisor receives reimbursement of any acquisition expenses our Advisor incurs pursuant to the Advisory Agreement, which will continue under the Public Offering Advisory Agreement. Our Advisor is currently entitled to receive a monthly asset management fee equal to 0.05417% (which is one twelfth of 0.65%) of our aggregate asset value, pursuant to the Advisory Agreement. Pursuant to the Public Offering Advisory Agreement, our Advisor will be entitled to receive a monthly asset management fee equal to 0.05208% (which is one twelfth of 0.625%) of our average invested assets, as defined by the Public Offering Advisory Agreement. Pursuant to the Advisory Agreement, we also pay our Advisor a financing fee of up to 0.5% of the borrowed amount of a loan for arranging for financing in connection with the acquisition, development or repositioning of our properties. As of December 31, 2017, we have incurred approximately $0.5 million in financing fees due to our Advisor. Our Advisor will not receive financing fees pursuant to the Public Offering Advisory Agreement.

Under our Advisory Agreement, our Advisor will receive disposition fees equal to 3% of the contract sales price of each property sold inclusive of any real estate commissions paid to third party real estate brokers. No such disposition fees will be due under the Public Offering Advisory Agreement.

Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) do not renew or terminate our Advisory Agreement or the Public Offering Advisory Agreement, (3) liquidate our portfolio or (4) effect a merger or other corporate reorganization.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning four fiscal quarters after commencement of the Public Offering, pursuant to our Public Offering Advisory Agreement, our Advisor will be required to pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Dealer Manager Agreement

In connection with our Primary Private Offering, our Dealer Manager will receive a sales commission of up to 6.0% of gross proceeds from sales in the Primary Private Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Private Offering under the terms of the Private Offering Dealer Manager Agreement; provided, however, for all shares sold pursuant to our Primary Private Offering through the Discount Termination Date, dealer manager fees were reduced to an amount of up 2.0% of gross proceeds from sales in the Primary Private Offering.

In connection with our Public Offering, our Dealer Manager will receive a sales commission of up to 6.0% of gross proceeds from sales of Class A Shares and up to 3% of gross proceeds from the sales of Class T Shares in the Primary Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales of both Class A and Class T Shares in the Primary Offering under the terms of the Public Offering Dealer Manager Agreement. Our Dealer Manager does not receive an upfront sales commission or dealer manager fee from the sale of Class W

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

shares in the Primary Offering. In addition, our Dealer Manager will receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the Primary Offering. Our Dealer Manager will also receive an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the Primary Offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares, and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by the Company with the assistance of our Dealer Manager commencing after the termination of our Primary Offering; (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share; and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares, and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by the Company with the assistance of our Dealer Manager commencing after the termination of our Primary Offering; (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our Primary Offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

In connection with our Public Offering, our Dealer Manager will enter into participating dealer agreements with certain other broker-dealers which will authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of their dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager will also receive reimbursement of bona fide due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to a 10% FINRA limitation and, when aggregated with all other non-accountable expenses in connection with our Public Offering, may not exceed 3% of gross offering proceeds from sales in the Public Offering.

Affiliated Dealer Manager

Our Sponsor owns, through a wholly-owned limited liability company, a 15% non-voting equity interest in our Dealer Manager. Affiliates of our Dealer Manager own a 2.5% non-voting membership interest in our Advisor, which they acquired on January 1, 2018.

Transfer Agent Agreement

Our Sponsor owns 100% of the membership interests of our Transfer Agent. Pursuant to our Public Transfer Agent Agreement, our Transfer Agent will provide transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: processing subscription agreements,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

providing customer service to our stockholders, processing payment of any sales commission and dealer manager fees associated with a particular purchase, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. We expect our Transfer Agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs sponsored by our Sponsor.

The initial term of the Public Transfer Agent Agreement is expected to be three years, which term will be automatically renewed for one year successive terms, but either party may terminate the transfer agent agreement upon 90 days’ prior written notice. In the event that we terminate the Public Transfer Agent Agreement, other than for cause, we will pay our Transfer Agent all amounts that would have otherwise accrued during the term of the Public Transfer Agent Agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We expect to pay our Transfer Agent a one-time setup fee of $50,000. In addition, we expect to pay our Transfer Agent the following fees: (i) a fixed monthly fee of $8,000 per month, (ii) a one-time account setup fee of $30 per account and (iii) a monthly fee of $3.10 per open account per month. In addition, we expect to reimburse our Transfer Agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we expect to pay our Transfer Agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our Transfer Agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

Property Managers

Pursuant to our Public Offering Advisory Agreement, our Advisor is responsible for overseeing any third party property managers or operators and may delegate such responsibility to its affiliates. Our Advisor will assign such oversight responsibilities to our Property Manager. Currently, we expect to rely on third party property managers and senior living operators to manage and operate our properties. We will pay our Property Manager an oversight fee equal to 1% of the gross revenues attributable to such properties; provided, however, that our Property Manager will receive an oversight fee equal to 1.5% of the gross revenues attributable to any senior housing property other than such properties that are leased to third party tenants under triple-net or similar lease structures. In the event any of our properties are managed directly by our Property Manager, we will pay our Property Manager a property management fee that is approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, which we generally expect to be 3% of gross revenues of the applicable property for student housing properties and 5% of gross revenues of the applicable property for senior housing properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the year ended December 31, 2017, as well as any related amounts payable as of December 31, 2017:

	Year Ended December 31, 2017
	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$394,654	$271,229	$123,425
Asset management fees(1)	135,163	93,492	41,671
Acquisition expenses	2,310,020	2,310,020	—
Capitalized
Debt issuance costs	499,382	465,500	33,882
Additional Paid-in Capital
Selling commissions	3,947,269	3,915,109	32,160
Dealer Manager fees	1,490,524	1,474,704	15,820
Offering costs	508,350	508,350	—

Total	$9,285,362	$9,038,404	$246,958

(1)

For the year ended December 31, 2017, the Advisor permanently waived one half of the asset management fee totaling approximately $135,000. Such amount was waived permanently and accordingly, will not be paid to the Advisor.

Please see Note 5 – Debt and Note 6 – Preferred Equity in our Operating Partnership for detail regarding additional related party transactions.

Investment in Reno Student Housing, DST

On October 20, 2017, we completed an investment in a private placement offering by Reno Student Housing, DST (“Reno Student Housing”) using proceeds from our Private Offering of approximately $1.03 million for an approximately 2.6% beneficial interest . Reno Student Housing is a Delaware statutory trust and an affiliate of our Sponsor. Reno Student Housing owns a student housing property located in Reno, Nevada (the “Reno Property”). We have determined that Reno Student Housing is a VIE of which we are not the primary beneficiary, as we do not have the power to direct the most significant activities of the entity nor do we have the obligation to absorb losses or the rights to receive benefits of the entity that could be significant to the entity. As such, our investment in Reno Student Housing is accounted for under the equity method of accounting.

Note 8. Commitments and Contingencies

Property Management

The Fayetteville Property and the Tallahassee Property are managed by Asset Campus Housing (“ACH”), a third-party student housing manager. Pursuant to our property management agreements with ACH, we pay a monthly management fee equal to the greater of $6,000 or 3% of the gross monthly collections, plus reimbursement of amounts reasonably incurred by ACH in managing the properties, such as employee compensation, marketing costs and certain third-party administrative costs. We also pay ACH a construction management fee for certain construction management services equal to (i) 5% of the construction costs between $10,000 and $100,000 and (ii) 4% of the construction costs in excess of $100,000. The property management agreements have a one year term and automatically renew for successive one year periods thereafter, unless we or ACH provides prior written notice at least 30 days prior to the expiration of the term. The agreements are also subject to other customary termination provisions.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Distribution Reinvestment Plan

We adopted a distribution reinvestment plan in connection with the Private Offering (the “Private Offering Distribution Reinvestment Plan”) that allows our stockholders to have distributions otherwise distributable to them invested in additional shares of our common stock. We expect to adopt a new distribution reinvestment plan in connection with the Public Offering (the “Public Offering Distribution Reinvestment Plan”). The purchase price per share under the Private Offering Distribution Plan will be 95% of the current offering price of our shares in the Primary Private Offering. The purchase price per share under the Public Offering Distribution Plan for each class of shares will be as follows; (i) $9.81 for Class A shares, (ii) $9.50 for Class T shares and (iii) $9.40 for Class W shares. No sales commissions or dealer manager fees will be paid on shares sold through either the Private Offering Distribution Reinvestment Plan or the Public Offering Distribution Reinvestment Plan. We may amend or terminate either of the distribution reinvestment plans for any reason at any time upon 10 days’ prior written notice to stockholders.

Share Redemption Program

In connection with the Private Offering, we adopted the “Private Offering Share Redemption Program” that enables stockholders to sell their shares to us in limited circumstances. Stockholders generally have to hold shares for one year before submitting a redemption request; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. The number of shares eligible to be redeemed pursuant to the Private Offering Share Redemption Program is limited as follows: 1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and 2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our Private Offering Distribution Reinvestment Plan.

During the term of the Private Offering Share Redemption Program, the redemption price per share will depend on the length of time the stockholder has held such shares as follows:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
More than 1 but less than 2	90.0% of the Redemption Amount (as defined below)
More than 2 but less than 3	92.5% of the Redemption Amount
More than 3 but less than 4	95.0% of the Redemption Amount
More than 4	100% of the Redemption Amount

As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount an investor paid for their shares or the price per share in the current offering. If we are no longer engaged in an offering, the per share Redemption Amount will be determined by our board of directors. Our board of directors may choose to amend, suspend or terminate our Private Offering Share Redemption Program upon 30 days’ written notice at any time.

In connection with the Public Offering, we expect to terminate the Private Offering Share Redemption Program and adopt a new Public Offering Share Redemption Program that will enable stockholders to sell their shares to us in limited circumstances. As long as our common stock is not listed on a national securities exchange or over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption.

Our board of directors may amend, suspend or terminate the Public Offering Share Redemption Program with 30 days’ notice to our stockholders. We may provide this notice by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or by a separate mailing to our stockholders.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

The redemption price per share for shares redeemed pursuant to the Public Offering Share Redemption Program will depend upon whether such shares were sold in the Private Offering or in the Public Offering until our board of directors approves an estimated net asset value per share:

Private Offering Shares: The redemption price per share for shares sold in the Private Offering shall be initially equal to the Redemption Amount, as determined above in accordance with the Private Offering Share Redemption Program.

Public Offering Shares: The redemption price per share for shares purchased in our public offering shall be initially equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage shown in the estimated use of proceeds table in our prospectus. For each class of shares, this amount will equal the then-current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our Advisor.

Once our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the SEC, the redemption price per share of a given class of shares purchased in either the Private Offering or the Public Offering shall be equal to the then-current estimated net asset value per share for such class of shares.

There will be several limitations on our ability to redeem shares under the Public Offering Share Redemption Program including, but not limited to:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined under the Public Offering Share Redemption Program) or bankruptcy, we may not redeem shares until the stockholder has held his or her shares for one year.

•	During any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	The cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Operating Partnership Redemption Rights

The limited partners of our Operating Partnership will have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may redeem their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances that could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as our Sponsor is acting as our sponsor.

Other Contingencies

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. We are not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by governmental authorities.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

Note 9. Declaration of Distributions

On December 19, 2017, our board of directors declared a daily distribution rate for the first quarter of 2018 of $0.0016980822 per day per share for stockholders as of the close of each business day for the period from January 1, 2018 to March 31, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month.

Note 10. Subsequent Events

Completed Acquisitions

Salt Lake City, Utah

On February 23, 2018, we completed the acquisition of three assisted living senior housing communities located in and near Salt Lake City, Utah known as The Wellington, Cottonwood Creek, and The Charleston (collectively, the “Salt Lake Properties”). We have utilized a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure for each of the Salt Lake Properties. The aggregate purchase price for the Salt Lake Properties was $78.5 million. The acquisition was funded by three mortgage loans (one for each property) in the aggregate amount of $46.9 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Utah Loan”), a $24.5 million bridge loan from KeyBank (the “Second Amended KeyBank Bridge Loan”) and the remaining portion was funded with the net proceeds from our Private Offering. We incurred acquisition fees to our Advisor of approximately $1.6 million in connection with the acquisition. Without the consent of KeyBank, we cannot make any payments of the acquisition fees until the Second Amended KeyBank Bridge Loan has been paid in full.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.23 million in financing fees owed to our Advisor in connection with these loans. Without the consent of KeyBank, we cannot make any payments of the financing fees until the Second Amended KeyBank Bridge Loan has been paid in full.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.81 million. Once the Second Amended KeyBank Bridge Loan is paid in full, the liquidity requirement will be reduced to $3 million.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017

KeyBank Bridge Loan

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement for the KeyBank Bridge Loan (the “Second Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.1 million in financing fees owed to our Advisor in connection with this loan.

The Second Amended KeyBank Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Second Amended KeyBank Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.61%. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from the Private Offering and, when effective, our Public Offering, to the repayment of the Second Amended KeyBank Bridge Loan. Unless KeyBank otherwise consents, we are required to defer payment of certain fees that would otherwise be due to our Advisor and Sponsor until the Second Amended KeyBank Bridge Loan is no longer outstanding, such as acquisition fees and financing fees incurred in connection with the acquisition of the Salt Lake Properties, the Freddie Mac Utah Loans and the Second Amended KeyBank Bridge Loan and asset management fees with respect to the Salt Lake Properties. KeyBank has consented to us paying $1.2 million of such fees now, and we have subsequently made that payment. The Second Amended KeyBank Bridge Loan imposes certain covenant requirements on us and the other parties to the Second Amended KeyBank Bridge Loan, which, if breached, could result in default under the Second Amended KeyBank Bridge Loan. As of March 26, 2018, we have repaid approximately $6.0 million on the Second Amended KeyBank Bridge Loan, and the outstanding balance has been reduced to approximately $18.5 million.

Declaration of Distributions

On March 6, 2018, our board of directors declared a daily distribution rate for the second quarter of 2018 of $0.0016980822 per day per share for stockholders as of the close of each business day for the period from April 1, 2018 to June 30, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month.

Private Offering Status

As of February 28, 2018, we have received approximately $82.8 million in offering proceeds from the sale of common stock. Our private offering terminated on March 15, 2018.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

December 31, 2017

			Initial Cost to Company				Gross Carrying Amount at December 31, 2017
Description	ST	Encumbrance	Land	Building and Improvements	Total	Cost Capitalized Subsequent to Acquisition	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired
Fayetteville	AR	$29,500,000	$4,903,000	$46,139,000	$51,042,000	$—	$4,903,000	$46,139,000	$51,042,000	$(618,337)	2016	6/28/2017
Tallahassee	FL	23,500,000	3,780,000	38,398,000	42,178,000	—	3,780,000	38,398,000	42,178,000	(261,007)	2017	9/28/2017

		$53,000,000	$8,683,000	$84,537,000	$93,220,000	$—	$8,683,000	$84,537,000	$93,220,000	$(879,344)

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

December 31, 2017

Activity in real estate facilities during 2017 was as follows:

Real estate facilities
Balance at December 31, 2016	$—
Facility acquisitions	98,224,000
Additions	34,516

Balance at December 31, 2017	$98,258,516

Accumulated depreciation
Balance at December 31, 2016	$—
Depreciation expense	(1,254,849)

Balance at December 31, 2017	$(1,254,849)

EXPLANATORY NOTE:

We are including these financial statements with respect to our acquisition on June 28, 2017 of a student housing property with 198 units and 592 beds located in Fayetteville, Arkansas (the “Fayetteville Property”) and our acquisition on February 23, 2018 of three assisted living facilities with 294 units and 354 beds located near Salt Lake City, Utah (the “Salt Lake Properties”), in each case from unaffiliated third parties, in accordance with Rule 3-14.

In addition, we are including pro forma financial information with respect to the Fayetteville Property, a student housing property we acquired from an unaffiliated third party on September 28, 2017 with 125 units and 434 beds located in Tallahassee, Florida (the “Tallahassee Property”) and the Salt Lake Properties in accordance with Article 11 of Regulation S-X.

Independent Auditor’s Report

To the Directors & Stockholder

Strategic Student & Senior Housing Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”) for the year ended December 31, 2016, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Fayetteville Property is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Fayetteville Property for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Fayetteville Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Costa Mesa, California

September 26, 2017

FAYETTEVILLE PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (Unaudited)

	Year ended December 31, 2016	Period from January 1, 2017 through March 31, 2017 (unaudited)
Revenues
Rental revenue, net	$1,721,442	$1,041,266
Other operating revenue	75,575	14,882

Total revenues	1,797,017	1,056,148

Certain operating expenses
Property operating expenses	504,005	180,700
Salaries and related expenses	420,891	124,961
Marketing expense	316,283	30,699
Property insurance	21,834	19,743
Real estate taxes	4,237	98,630

Total certain operating expenses	1,267,250	454,733

Revenues in excess of certain operating expenses	$529,767	$601,415

See Notes to Statements of Revenues and Certain Operating Expenses.

FAYETTEVILLE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (Unaudited)

Note 1 – Organization and basis of presentation

The financial statements include the revenues and certain operating expenses of the student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). Strategic Student & Senior Housing Trust, Inc. (the “Company”, “we”, “us”, “our”) acquired the Fayetteville Property on June 28, 2017 for a purchase price of $57 million, plus closing costs and acquisition fees. The construction of the Fayetteville Property was completed in 2016 and the initial leases commenced in August of 2016 for the 2016-2017 academic year.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Fayetteville Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Fayetteville Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Fayetteville Property. Therefore, the financial statements may not be comparable to a statement of operations for the Fayetteville Property after its acquisition by the Company.

Note 2 – Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The statement of revenues and certain operating expenses for the three months ended March 31, 2017 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Rental revenue is recognized using the accrual method based on the contractual amount provided over the non-cancellable terms of the respective leases. Other operating revenue, consisting primarily of late and other fees and ancillary revenue, is recognized when earned. The future contractual minimum lease payments to be received by the Fayetteville Property as of December 31, 2016, under non-cancellable operating leases which expire on July 31, 2017, is approximately $2.5 million.

Related lease incentives are recognized on a straight-line basis over the term of the lease contracts and are treated as a reduction to rental income. Lease incentive amortization was approximately $78,000 and $46,000, respectively, for the year ended December 31, 2016 and three months ended March 31, 2017 (unaudited).

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Fayetteville Property and consist primarily of cable and internet charges, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Fayetteville Property.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

FAYETTEVILLE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (Unaudited)

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 – Subsequent events

The Company has evaluated subsequent events through September 26, 2017 the date the financial statements were available to be issued.

Independent Auditor’s Report

To the Directors & Stockholders

Strategic Student & Senior Housing Trust, Inc.

Ladera Ranch, California

We have audited the accompanying combined statement of revenues and certain operating expenses (the “financial statement”) of the senior housing properties located near Salt Lake City, Utah (the “Salt Lake Properties”) for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the Salt Lake Properties is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Salt Lake Properties for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Salt Lake Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Costa Mesa, California

March 29, 2018

SALT LAKE PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017

Year ended December 31, 2017
Revenues
Senior resident fee and service revenue	$12,371,663

Total revenues	12,371,663

Certain operating expenses
Property operating expenses	1,850,180
Salaries and related expenses	4,719,035
Marketing expense	185,785
Property insurance	205,873
Real estate taxes	258,508

Total certain operating expenses	7,219,381

Revenues in excess of certain operating expenses	$5,152,282

See Notes to Statement of Revenues and Certain Operating Expenses.

SALT LAKE PROPERTIES NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES Year Ended December 31, 2017

Note 1 – Organization and basis of presentation

The combined financial statement includes the revenues and certain operating expenses of three assisted living facilities located near Salt Lake City, Utah (the “Salt Lake Properties”). Strategic Student & Senior Housing Trust, Inc. (the “Company”, “we”, “us”, “our”) acquired the Salt Lake Properties on February 23, 2018 for a purchase price of $78.5 million, plus closing costs and acquisition fees.

The accompanying combined financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The combined financial statement is not representative of the actual operations of the Salt Lake Properties for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Salt Lake Properties have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Salt Lake Properties. Therefore, the combined financial statement may not be comparable to a statement of operations for the Salt Lake Properties after its acquisition by the Company.

Note 2 – Summary of significant accounting policies

Basis of accounting

The combined financial statement has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Senior resident fee and service revenues are recorded monthly pursuant to the agreements with our residents. Such agreements have an initial term of 12 months, but are cancellable with 30 days’ notice. Each resident is provided with apartment accommodations, food services, housekeeping, transportation and related services, and use of recreational facilities as part of the base monthly fees charged under the agreements, which is the primary component of senior resident fee and service revenues. Also included in senior resident fee and service revenues are resident personal care charges and other ancillary service revenues of approximately $1.7 million.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Salt Lake Properties.

Property operating expenses totaling approximately $1.9 million, include approximately $0.7 million of food service expenses, $0.4 million of utilities expenses, $0.3 million of repairs & maintenance expenses, $0.2 million of expenses associated with activities, health and housekeeping services for our residents and other general expenses of $0.3 million.

Salaries and related expenses includes payroll and benefit costs to operate the assisted living facilities. Excluding benefit costs of approximately $0.5 million, salary expenses are primarily associated with providing health and food services to our residents of approximately $2.8 million, housekeeping, maintenance services, and related activities of approximately $0.5 million, and other activities, marketing and general payroll to operate the assisted living facilities of approximately $0.9 million.

Use of estimates

The preparation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Salt Lake Properties to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

SALT LAKE PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 – Commitments and contingencies

The Salt Lake Properties, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Salt Lake Properties, any liability resulting from such litigation would not be material in relation to the Salt Lake Properties’ financial position and results of operations.

Note 4 – Subsequent events

The Company has evaluated subsequent events through March 29, 2018 the date the combined financial statement was available to be issued.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2017 has been prepared to give effect to the acquisition of the Salt Lake Properties as if it was completed on December 31, 2017 by the Company.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 gives effect to the acquisition of the Salt Lake Properties as if it were completed on January 1, 2017 by the Company. It also gives effect to the acquisitions of the Fayetteville Property as if it were completed on January 1, 2017, and the Tallahassee Property as if it occurred on its completion date in August of 2017.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of the Company and the historical statements of operations of the acquisitions noted above.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2017 sets forth the Company’s historical consolidated balance sheet which is derived from the Company’s audited consolidated balance sheet included elsewhere in this registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated statement of operations included elsewhere in this registration statement.

The information included in the “Fayetteville Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations for the period from January 1, 2017 through June 28, 2017 (date of acquisition).

The information included in the “Tallahassee Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations from the property completion date in August 2017 through September 28, 2017 (date of acquisition).

The information included in the “Salt Lake Properties Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations sets forth the acquisition’s historical statement of operations for the year ended December 31, 2017 as included in the accompanying Rule 3-14 Statement of Revenues and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filing discussed above.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2017

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)(2)	Salt Lake Properties Acquisition Note(2)(3)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$8,683,000	$6,230,390	a	$14,913,390
Buildings	83,026,000	62,453,940	a	145,479,940
Site improvements	1,511,000	1,053,476	a	2,564,476
Furniture, fixtures & equipment	5,038,516	2,124,102	a	7,162,618

	98,258,516	71,861,908		170,120,424
Accumulated depreciation	(1,254,849)	—		(1,254,849)

Real estate facilities, net	97,003,667	71,861,908		168,865,575
Cash and cash equivalents	10,371,998	(6,816,454)	b	3,555,544
Restricted cash	—	198,535	c	198,535
Other assets	4,006,881	(939,855)	d	3,067,026
Intangible assets, net	3,743,640	6,638,092	a	10,381,732

Total assets	$115,126,186	$70,942,226		$186,068,412

LIABILITIES AND EQUITY
Secured debt, net	$52,299,638	$70,486,469	e	$122,786,107
Accounts payable and accrued liabilities	1,556,415	343,928	f	1,900,343
Due to affiliates	246,958	1,927,025	g	2,173,983
Distributions payable	463,848	—		463,848

Total liabilities	54,566,859	72,757,422		127,324,281
Commitments and contingencies
Redeemable common stock	303,844	—		303,844
Equity:
Strategic Student & Senior Housing Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2017	—	—		—
Common stock, $0.001 par value; 700,000,000 shares authorized; 8,948,551 shares issued and outstanding at December 31, 2017	8,948	—		8,948
Additional paid-in capital	68,799,264	—		68,799,264
Distributions	(1,379,950)	—		(1,379,950)
Accumulated deficit	(6,233,945)	(1,809,750)	h	(8,043,695)

Total Strategic Student & Senior Housing Trust, Inc. equity	61,194,317	(1,809,750)		59,384,567

Noncontrolling interests in our Operating Partnership	(938,834)	(5,446)		(944,280)

Total equity	60,255,483	(1,815,196)		58,440,287

Total liabilities and equity	$115,126,186	$70,942,226		$186,068,412

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2017

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)	Fayetteville Property Historical Note(1)(2)	Tallahassee Property Historical Note(1) (2)	Salt Lake Properties Historical Note(1) (2)	Pro Forma Adjustments Note(4)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
Revenues:
Student leasing revenue	$3,476,931	$2,122,621	$626,180	$—	$—		$6,225,732
Other student revenue	174,400	34,185	60,166	—	—		268,751
Senior resident fee and service revenue	—	—	—	12,371,663	—		12,371,663

Total revenues	3,651,331	2,156,806	686,346	12,371,663	—		18,866,146

Operating expenses:
Property operating expenses	1,336,168	826,781	110,063	7,219,382	801,775	i	10,294,169
Property operating expenses – affiliates	135,163	—	—	—	370,927	j	506,090
General and administrative	579,034	—	—	—	—	k	579,034
Depreciation	1,254,849	—	—	—	3,166,864	l	4,421,713
Intangible amortization expense	2,532,360	—	—	—	5,775,151	l	8,307,511
Acquisition expenses – affiliates	2,310,020	—	—	—	(2,310,020)		—
Other acquisition expenses	626,001	—	—	—	(626,001)		—

Total operating expenses	8,773,595	826,781	110,063	7,219,382	7,178,696		24,108,517

Operating income (loss)	(5,122,264)	1,330,025	576,283	5,152,281	(7,178,696)		(5,242,371)
Other income (expense):
Interest expense	(1,106,924)	—	—	—	(4,948,671)	m	(6,055,595)
Interest expense – debt issuance costs	(824,877)	—	—	—	(331,533)	n	(1,156,410)
Other	(8,145)	—	—	—	—		(8,145)

Net income (loss)	(7,062,210)	1,330,025	576,283	5,152,281	(12,458,900)		(12,462,521)
Less: Distributions to preferred unitholders in our Operating Partnership	(239,885)	—	—	—	(266,642)	o	(506,527)
Less: Accretion of preferred equity costs	(66,555)	—	—	—	—		(66,555)
Net loss attributable to the noncontrolling interest in our Operating Partnership	1,134,705	—	—	—	(1,107,118)	p	27,587

Net income (loss) attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,233,945)	$1,330,025	$576,283	$5,152,281	$(13,832,660)		$(13,008,016)

Net loss per share – basic and diluted	$(2.78)						$(4.28)

Weighted average shares outstanding – basic and diluted	2,239,834						3,039,067

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2017 was derived from the Company’s audited consolidated balance sheet included elsewhere in this registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 was derived from the Company’s audited consolidated statement of operations included elsewhere in this registration statement.

The information included in the “Fayetteville Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations for the period from January 1, 2017 through June 28, 2017 (date of acquisition).

The information included in the “Tallahassee Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations from the property completion date in August 2017 through September 28, 2017 (date of acquisition).

The information included in the “Salt Lake Properties Historical” column of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 sets forth the Salt Lake Properties’ historical statement of revenues and certain operating expenses under the previous owner for the year ended December 31, 2017.

Note 2. Acquisitions

2017 Acquisitions

Fayetteville Property

On June 28, 2017, we closed on one student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). The purchase price for the Fayetteville Property was $57 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from a $29.5 million mortgage loan, an approximately $22.3 million bridge loan and a preferred equity investment in our operating partnership of $5.65 million. We have paid our advisor an acquisition fee of approximately $1.1 million in connection with this acquisition.

The construction of the Fayetteville Property was completed in August 2016 and the initial leases commenced in August of 2016 for the 2016-2017 academic year.

Tallahassee Property

On September 28, 2017, we closed on one student housing property located in Tallahassee, Florida (the “Tallahassee Property”). The purchase price for the Tallahassee Property was $47.5 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds pursuant to a private offering, a $23.5 million term loan, and an approximately $17.6 million bridge loan. In addition, our Sponsor (as defined herein) previously funded approximately $1.01 million in acquisition and loan deposits related to the acquisition of the Tallahassee Property (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units (as defined herein) in our Operating Partnership. Accordingly, the Preferred Investor (as defined herein) received an additional 40,220 Preferred Units. We have paid our advisor an acquisition fee of approximately $1.0 million in connection with this acquisition.

The construction of the Fayetteville Property was completed in August 2017 and the initial leases commenced in August of 2017 for the 2017-2018 academic year.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2018 Acquisition

Salt Lake Properties

On February 23, 2018, we completed the acquisition of three assisted living senior housing communities located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek, and The Charleston (collectively, the “Salt Lake Properties”). The aggregate purchase price for the Salt Lake Properties was $78.5 million. The acquisition was funded by three mortgage loans (one for each property) in the aggregate amount of $46.9 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Utah Loans”), a $24.5 million bridge loan from KeyBank (the “Second Amended KeyBank Bridge Loan”) and the remaining portion was funded with the net proceeds from our Private Offering. We incurred acquisition and financing fees to our Advisor of approximately $1.6 million and $0.4 million, respectively, in connection with the acquisition and the related loans.

Debt Summary

JPM Mortgage Loan

On June 28, 2017, we, through SSSHT Operating Partnership, L.P. (our “Operating Partnership”) and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our Operating Partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with Insurance Strategy Funding IX, LLC, (the “JPM Lender”), an affiliate of J.P. Morgan Asset Management, Inc. for the purpose of funding a portion of the purchase price for the Fayetteville Property. We paid our advisor a financing fee of approximately $0.15 million in connection with this loan.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity (July 1, 2024). The JPM Mortgage Loan bears interest at a rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

We and H. Michael Schwartz, our Chief Executive Officer (our “CEO”), serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth equal to or greater than $40 million; and (2) liquidity equal to or greater than $3 million. Once the non-recourse guaranty of our CEO expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

The JPM Mortgage Loan contains a number of other customary terms and covenants. The JPM Borrower maintains separate books and records and its separate assets and credit (including the Fayetteville Property) are not available to pay our other debts.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our Operating Partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide Life Insurance Company (“Nationwide”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. We and an entity controlled by our CEO serve as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity. We paid our advisor a financing fee of approximately $0.12 million in connection with this loan.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Nationwide Loan bears interest at a rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last three months of the term of the loan, no prepayment penalty will be required.

The non-recourse guaranty of the entity controlled by our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth equal to or greater than $40 million; and (2) liquidity equal to or greater than $3 million.

The Nationwide Loan contains a number of other customary terms and covenants. The Nationwide Borrower maintains separate books and records and its separate assets and (including the Tallahassee Property) are not available to pay our other debts.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.23 million in financing fees owed to our Advisor in connection with this loan. Without the consent of KeyBank, we cannot make any payments of the financing fees until the Second Amended KeyBank Bridge Loan has been paid in full.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.81 million. Once the KeyBank Utah Bridge Loan (defined below) is paid in full, the liquidity requirement will be reduced to $3 million.

KeyBank Bridge Loan

On June 28, 2017, we, through our Operating Partnership, along with H. Michael Schwartz and an entity controlled by him, entered into a bridge loan with KeyBank National Association (“KeyBank”) in an amount of approximately $22.3 million (the “KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the KeyBank Bridge Loan with offering proceeds from our Private Offering.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement for the KeyBank Bridge Loan in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24% as of September 30, 2017. On November 15, 2017, we paid off the KeyBank Bridge Loan with offering proceeds from our Private Offering.

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement for the KeyBank Bridge Loan (the “Second Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.1 million in financing fees owed to our Advisor in connection with this loan.

The Second Amended KeyBank Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Second Amended KeyBank Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.61%. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from the Private Offering and, when effective, our Public Offering, to the repayment of the Second Amended KeyBank Bridge Loan. Unless KeyBank otherwise consents, we are required to defer payment of certain fees that would otherwise be due to our Advisor and Sponsor until the Second Amended KeyBank Bridge Loan is no longer outstanding, such as acquisition fees and financing fees incurred in connection with the acquisition of the Salt Lake Properties, the Freddie Mac Utah Loans and the Second Amended KeyBank Bridge Loan and asset management fees with respect to the Salt Lake Properties. KeyBank has consented to us paying $1.2 million of such fees now, and we have subsequently made that payment. The Second Amended KeyBank Bridge Loan imposes certain covenant requirements on us and the other parties to the Second Amended KeyBank Bridge Loan, which, if breached, could result in default under the Second Amended KeyBank Bridge Loan.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

The Company recorded the cost of tangible assets and identified intangibles assets (in-place market leases) acquired in the Salt Lake Properties based on their estimated fair values. The purchase price allocation included above is preliminary and therefore, subject to change upon the completion of our analysis of appraisals and other information related to the acquisition.

We have accounted for acquisitions in accordance with accounting guidance which requires that we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates. Acquisitions of portfolios of properties are allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities are based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, buildings, site improvements, and furniture, fixtures and equipment. In allocating the purchase price, we determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in-place at acquired properties are at market rates, as the majority of the leases are one year or less. We also consider whether in-place market leases represent an intangible asset. We do not expect to have intangible assets for the value of tenant relationships.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(b)	Reflects the cash used in the purchase of the Salt Lake Properties after the issuance of the Freddie Mac Utah Loans and the Second Amended KeyBank Bridge Loan.

(c)	Represents tax and insurance impounds required by the Freddie Mac Utah Loans which were paid at closing.

(d)

Represents the application of approximately $1.1 million of deposits associated with the Salt Lake Properties and the Freddie Mac Utah Loans, partially offset by approximately $0.2 million in prepaid property insurance and other expenses.

(e)

Reflects the proceeds of $46.9 million and approximately $24.5 million, respectively, from the Freddie Mac Utah Loans and Second Amended KeyBank Bridge Loan, less debt issuance costs of approximately $0.9 million incurred in conjunction with obtaining the debt.

(f)

Represents the following obligations assumed in the acquisition of the Salt Lake Properties: accrued property taxes of approximately $35,000, prepaid customer rent of approximately $224,000, customer security deposits of approximately $9,000, and accrued vacation of approximately $76,000.

(g)

Represents approximately $0.3 and $1.6 million, respectively, in financing and acquisition fees due to SSSHT Advisor, LLC, (our “Advisor”) upon the closing of the Salt Lake Properties and related debt.

(h)	Reflects acquisition fees, third party acquisition expenses and other costs related to the acquisition of the Salt Lake Properties that were incurred subsequent to December 31, 2017.

Note 4. Consolidated Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017.

(i)

Adjustment represents adjusting property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner of approximately $0.1 million as a result of the corresponding change in the property’s assessed value, as well as an adjustment to reflect the property management fee to be paid to the third party property manager of approximately $0.7 million, which is generally a monthly fee equal to the greater of 3% of gross revenues or $6,000 for the Fayetteville Property and Tallahassee Property, and 5% of gross revenues for the Salt Lake Properties.

(j)

Our Advisor is contractually entitled to a monthly asset management fee of one-twelfth of 0.65% of aggregate asset value, as defined in the advisory agreement; however, our Advisor is currently waiving one half of this fee, resulting in a monthly asset management fee to the property of one-twelfth of 0.325%. Had our Advisor charged the property for the asset management fee per the advisory agreement, the fee would have been approximately $1.0 million for the year ended December 31, 2017.

(k)

The unaudited pro forma consolidated financial statements do not include any additional corporate general and administrative expenses expected to be incurred to operate the Company as such expenses are not yet known or factually supportable. We expect that such additional costs could include items such as legal, accounting, insurance, investor relations, payroll and other general and administrative expenses.

(l)

Adjustment reflects the Fayetteville depreciation and amortization for the period from January 1, 2017 through the June 28, 2017 acquisition date, the depreciation and intangible amortization expense resulting from the acquisition of the Tallahassee Property subsequent to the completion date of the property in August 2017 through the September 28, 2017 acquisition date, as well as the depreciation and amortization expense for all of 2017 resulting from the acquisition of the Salt Lake Properties.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Such depreciation and amortization expense for the Fayetteville Property was based on the purchase price allocation of approximately $5.0 million to land, approximately $0.8 million to site improvements, approximately $2.3 million to furniture, fixtures and equipment, approximately $45.3 million to building and approximately $3.6 million to intangible assets. Depreciation expense on the purchase price allocated to building was recognized using the straight-line method over a 40 year life, the depreciation for the site improvements was recognized using the straight-line method over a 10-year life and the depreciation for furniture, fixtures and equipment was recognized using the straight-line method over a 5-year life. Amortization expense on the purchase price allocated to intangible assets was recognized using the straight-line method over its estimated benefit period of 13 months.

Such depreciation and amortization expense for the Tallahassee Property was based on the purchase price allocation of approximately $3.8 million to land, approximately $0.7 million to site improvements, approximately $2.7 million to furniture, fixtures and equipment, approximately

$37.7 million to building and approximately $2.6 million to intangible assets. Depreciation expense on the purchase price allocated to building was recognized using the straight-line method over a 40 year life, the depreciation for the site improvements was recognized using the straight-line method over a 10-year life and the depreciation for furniture, fixtures and equipment was recognized using the straight-line method over a 5-year life. Amortization expense on the purchase price allocated to intangible assets was recognized using the straight-line method over its estimated benefit period of 10 months.

Such depreciation and amortization expense for the Salt Lake Properties was based on a preliminary purchase price allocation of approximately $6.2 million to land, approximately $1.1 million to site improvements, approximately $2.1 million to furniture, fixtures and equipment, approximately $62.5 million to building, and approximately $6.6 million to intangible assets. Depreciation expense on the purchase price allocated to building was recognized using the straight-line method over a 40 year life, the depreciation for the site improvements was recognized using the straight-line method over a 10-year life and the depreciation for furniture, fixtures and equipment was recognized using the straight-line method over a 5-year life. Amortization expense on the purchase price allocated to intangible assets was recognized using the straight-line method over its estimated benefit period of 22 months. The purchase price allocation of the Salt Lake Properties is preliminary and therefore depreciation and amortization expense is preliminary and is subject to change.

(m)

In relation to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017, adjustment reflects interest expense on the Fayetteville debt for the period from January 1, 2017 through June 28, 2017, as well as interest expense at a rate of 3.84% and 5.24%, respectively for the Nationwide Loan and Amended KeyBank Bridge Loan as if they had both been outstanding in full for the period subsequent to the completion of the Tallahassee Property in August of 2017 through September 28, 2017. In addition, the adjustment reflects interest expense at a rate of 5.06% and 5.61%, respectively for the Freddie Mac Utah Loan and the Second Amended KeyBank Bridge Loan as if they had both been outstanding in full for the year ended December 31, 2017. The Second Amended KeyBank Bridge Loan bears a floating interest rate of 4.00% plus one month LIBOR. If the underlying floating rate on the Second Amended KeyBank Bridge Loan were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $30,000 for the year ended December 31, 2017.

(n)	Represents the amortization of debt issuance costs from the loans used to finance the debt noted above using the effective interest method.

(o)

In relation to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017, adjustment reflects the Fayetteville preferred equity adjustments for the period from January 1, 2017 through June 28, 2017, as well as additional distributions to the

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

preferred unitholders and the accretion of preferred equity costs related to the Previously Funded Amounts issued in conjunction with the acquisition of the Tallahassee Property for the period from August 1, 2017 through September 28, 2017 as if the preferred units associated with the Previously Funded Amounts were issued in August of 2017, when construction was completed at the Tallahassee Property.

(p)	Noncontrolling interest is adjusted based on the additional pro forma losses and allocated based on outstanding units in our Operating Partnership as of December 31, 2017.

APPENDIX A Any person(s) desiring to subscribe for shares of common stock (the “Shares”) in Strategic Student & Senior Housing Trust, Inc. (the “Company”) should carefully read and review the prospectus, as supplemented and amended to date (the “Prospectus”) and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) INVESTMENT Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including the “Questions and Answers About This Offering” section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Student & Senior Housing Trust, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, by wire, or by asset transfer — and fill out the specified information for your method of payment. For purchases of Class W shares through a Registered Investment Advisor not affiliated with a Broker-Dealer, also complete a Certification of Client Suitability on page 7. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only — Check this box for sales of Class A shares only if one of the following situations applies: (1) an RIA introduced the sale, the RIA is affiliated with a Broker-Dealer, and the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer; (2) an RIA introduced the sale, the RIA is not affiliated with a Broker-Dealer, and the sale is made pursuant to an RIA Selling Agreement (in this case, include a Certification of Client Suitability); (3) a participating RIA is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans; or (4) a participating Broker-Dealer or Registered Representative of a Broker-Dealer is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediately family members and their IRAs or other retirement plans. Waiver of Commission and Dealer Manager Fee — Check this box if you are any of the following and purchasing Class A shares for your own account, your IRA, or other retirement plan: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the “Plan of Distribution — Volume Discounts (Class A Shares Only)” section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company. 2) NVESTOR NFORMATION For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. Enter the home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian’s mailing address. Enter an alternate mailing address if different than the home address in item (2)b. Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. (3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company’s website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery. (2)a (2)b (2)c (2)d (2)e

(4) FORM OF OWNERSHIP Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Student & Senior Housing Trust, Inc. to the address on page 6. Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. (5) DISTRIBUTION OPTIONS Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) SUBSCRIBER SIGNATURES Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then a general partner, officer, or trustee of the entity must sign. (7) REGISTERED REPRESENTATIVE OR RIA INFORMATION This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE TO STOCKHOLDERS The Shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more than three classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the board of directors to set such rights and preferences to subsequent series. Such request must be made to the Secretary of the Company at its principal office. ACCEPTABLE FORMS OF PAYMENT A. Wire transfers B. Pre-printed personal checks C. Cashier’s checks over $10,000 D. Business checks when applied to company/corporate account E. Trust checks for trust accounts F. Custodial checks for IRA accounts G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement Pay to the order of “Strategic Student & Senior Housing Trust, Inc.” WE CANNOT ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, or traveler’s checks. PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payer printed on the form(s) of payment, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payer on the form(s) of payment. MAILING ADDRESS: Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations WIRE INSTRUCTIONS: Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Student & Senior Housing Trust, Inc. Account# 7028062474. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account.

SUBSCRIPTION AGREEMENT Initial Investment U.S. Citizen Resident Alien Non-Resident Alien* - Country of Origin: Mr. Mrs. Ms. Other SECTION (2)a SECTION (2)b SECTION (2)c SECTION (2)d SECTION (2)e Funds Enclosed Funds Wired Asset Transfer Include Asset Transfer Form Please issue form(s) of payment payable to: Strategic Student & Senior Housing Trust, Inc. Additional Investment (Minimum $100.00) - Existing Account # If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations 877-327-3485. Minimum initial investment = $5,000 (Subscription Agreement or Additional Investment Subscription Agreement must be completed) Minimum initial IRA investment = $1,500 **Unless otherwise described in the Prospectus NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) ALTERNATIVE MAILING ADDRESS OR P.O. BOX Please indicate Citizenship Status (REQUIRED): if a box is not checked, U.S. Citizenship will be applied by default. *If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. INVESTOR DATE OF BIRTH (MM/DD/YYYY) (REQUIRED) INVESTOR SSN# (REQUIRED) ENTITY TAX ID # (If Applicable) JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY) JOINT INVESTOR / AUTHORIZED SIGNER SSN# INVESTOR, TRUSTEE OR AUTHORIZED SIGNER’S STREET ADDRESS (REQUIRED) - NO P.O. BOX CITY CITY HOME PHONE (REQUIRED) BUSINESS PHONE PHONE EXTENSION STATE STATE ZIP CODE ZIP CODE NAME OF JOINT INVESTOR NAME OF TRUST, BUSINESS OR PLAN Total Invested in Class T SHARES Total Invested in Class A SHARES Total Invested in Class W SHARES $ $ $ (1) INVESTMENT (2) INVESTOR INFORMATION (REQUIRED) (TRUST OR ENTITY DATE) Waiver of Commission and Dealer Manager Fee: For Class A shares only, check if applicable: Waiver of Commission Only: Volume Discount Purchase: Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee. Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). If for a family member pursuant to (c) above, indicate relationship and name of relative: If this box is checked, sales commission will be waived for one of the following (check one): Please check this box if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer. If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement and you complete the CERTIFICATION OF CLIENT SUITABILITY on page 7. A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor). A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans. If for a family member pursuant to (b) in either the third or fourth checkbox above, indicate relationship: PAGE 3 OF 7 SSSHT-04-2018

(3)ELECTRONICDELIVERY OFREPORTS ANDUPDATESInitial hereSIGNATURE OF CUSTODIAN (IF APPLICABLE) DATE (REQUIRED)Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports,annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits,and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I(a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and anyother stockholder communications and reports delivered therewith, and (b) authorize the Company to electronicallydeliver to me all stockholder communications and reports from the Company. In making this authorization, I herebyconsent for the Company to electronically send me stockholder communications and reports, including my accountspecificinformation, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholdercommunications and reports available on the Company’s website and notify me by email or mail when and wheresuch documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to suchstockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address ofrecord, or sent by other means of electronic delivery.(You must provide an e-mail address if you choose this option.)E-mail address: (4)FORM OF OWNERSHIPNON-CUSTODIALOWNERSHIP(5)DISTRIBUTIONOPTIONSALL DISTRIBUTIONSFOR CUSTODIALACCOUNTS WILLBE SENT TO THECUSTODIAN(REQUIRED)CUSTODIALOWNERSHIPSEND ALLPAPERWORKDIRECTLY TOTHE CUSTODIANIndividualDistribution Reinvestment Plan (DRP) Via Direct Deposit (ACH)Mail to Alternate Address (2c)Cash Distributions Directed To: Mail to Street Address (2b)IRAIf a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.Other:Tenants in CommonCommunity PropertyTransfer on DeathJoint Tenants with Right ofSurvivorshipUniform Gift to Minors Act /Uniform Transfers to Minors ActNon-Qualified CustodianAccountQualified Pension orProfit Sharing PlanPension, Profit Sharing Plan or 401KPartnership or LLCOther:Trust - Include a copy of the Trustor Certificate of TrustCompany or CorporationInvestor must sign, initial, & dateInvestor elects to participate in the Distribution Reinvestment Plandescribed in the Prospectus.% of each distribution in DRP% of each distribution in cash (total must equal 100%)Complete information below. See ACH language inSection 5 of the instructions.Trustee or custodian signature required.Include copy of plan documentAuthorized Agent must sign,initial, & date. Partnership orOperating Agreement required.Trustee or Grantorsignature(s) requiredAuthorized officer must sign or initialDate Established(Required)(Specify)Include any pertinent documents(Type) (Specify)Currently RevocableS-CorpChecking (must enclose voided check)IrrevocableC-CorpSavings (verification from bank must be provided)Custodian must sign, initial, & dateAll parties must sign, initial, & dateAll parties must sign, initial, & dateInclude Transfer on Death FormAll parties must sign, initial, & dateNAME OF CUSTODIAN OR TRUSTEENAME OF BANK, BROKERAGE FIRM OR INDIVIDUALInherited/Beneficiary IRADeceased’s Name (required)MAILING ADDRESSMAILING ADDRESSNAME OF CUSTODIAN OR OTHER ADMINISTRATORCustodian Medallion Signature GuaranteeCITYCITYSTATESTATEZIP CODEZIP CODEBUSINESS PHONEBANK ABA# (FOR ACH ONLY) ACCOUNT #CUSTODIAN TAX ID CUSTODIAN ACCOUNT #TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN ORNON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK) PAGE 4 OF 7 SSSHT-04-2018

. (6) SUBSCRIBER SIGNATURES (SIGNATURE/INITIAL & DATE REQUIRED) (REQUIRED) TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. Certification instructions. You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF OWNER (REQUIRED) SIGNATURE OF JOINT OWNER OR DATE (REQUIRED) BENEFICIAL OWNER (REQUIRED) DATE (REQUIRED ALL ITEMS MUST BE READ AND INITIALED. (1) I have received the final Prospectus of Strategic Student & Senior Housing Trust, Inc. (2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase. (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. For these purposes, unless otherwise specified below, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Unless otherwise specified below, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. If I am an Alabama resident, I acknowledge that shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in this Company may not exceed 10% of his or her liquid net worth. If I am an Iowa resident, I acknowledge that Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in this Company, shares of its affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, “liquid net worth” shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. If I am a Massachusetts resident, I acknowledge that Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in this Company and other direct participation programs. If I am a Missouri resident, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Company’s stock. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company’s Shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company’s suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate programs to exceed ten percent (10%) of the Ohio resident’s liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company’s suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. JOINT OWNER/ OWNER CUSTODIAN INITIAL AS APPLICABLE Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Student & Senior Housing Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows: Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed) PAGE 5 OF 7 SSSHT-04-2018

(7) REGISTERED REPRESENTATIVE OR RIA INFORMATION TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA The Registered Representative or Registered Investment Advisor (“RIA”) must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. If sale is being made through an RIA, fill out and sign the attached Certification of Client Suitability and include it with your completed Subscription Agreement. BROKER-DEALER OR RIA FIRM NAME (REQUIRED) REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # CRD # BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX EMAIL ADDRESS CITY CITY REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BUSINESS PHONE (REQUIRED) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) BUSINESS PHONE (REQUIRED) FAX # FAX # STATE STATE ZIP CODE ZIP CODE DATE (REQUIRED) DATE (REQUIRED) BRANCH ID # MAIL TO: Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations Wire Information: Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Student & Senior Housing Trust, Inc. Account# 7028062474. Investor Relations Toll Free Phone Line: 877-327-3485 I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.) INVESTOR STATE OF RESIDENCE (REQUIRED) X X X All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Student & Senior Housing Trust, Inc. PAGE 6 OF 7 SSSHT-04-2018

FOR RIA USE ONLY CERTIFICATION OF CLIENT SUITABILITY Client Name: The undersigned hereby certifies to Select Capital Corporation (“Dealer Manager”) as follows: 1. The undersigned is a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended. 2. The undersigned is not receiving any commission in connection with such investment. 3. The Client desires to invest in Strategic Student & Senior Housing Trust, Inc. (the “REIT”). 4. Prior to recommending purchase of shares of the REIT’s common stock (“Shares”), the undersigned had and continues to have reasonable grounds to believe, based upon information provided by the Client concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (A) each Client that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each Client that purchases Shares has a net worth and income sufficient to sustain the risks inherent in the Shares, including loss of the entire investment and lack of liquidity, and (C) the Shares otherwise are or will be a suitable investment for each Client that purchases Shares, and the undersigned shall maintain files disclosing the basis upon which the determination of suitability was made. 5. The undersigned agrees and acknowledges that Dealer Manager is relying on this certification with respect to the suitability of the Client to purchase Shares through Dealer Manager. 6. The undersigned represents and warrants that the undersigned has informed the Client of the current purchase price for Shares, including the purchase price for Shares under the distribution reinvestment plan. 7. The undersigned further represents and warrants that the information set forth in this Certification is accurate and that the Client’s subscription to purchase Shares either does not involve a discretionary account or, if so, that the undersigned has made the Client aware, prior to subscribing for the Shares, of the risks entailed in investing in the Shares. IN WITNESS WHEREOF, the undersigned has certified to the foregoing statements this day of , 201 . ADV or IARD # SIGNATURE OF REGISTERED INVESTMENT ADVISOR PRINT NAME OF REGISTERED INVESTMENT ADVISOR Please complete this Certificate as part of each Client’s completed subscription and send documents to Strategic Transfer Agent Services, LLC in accordance with the subscription agreement procedures. PAGE 7 OF 7 SSSHT-04-2018

APPENDIX B

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Effective as of May 1, 2018

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1.           Distribution Reinvestment.  As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s private offering (the “Private Offering”) detailed in that certain private placement memorandum dated January 27, 2017, and any amendments or supplements thereto (the “Memorandum”), or (B) purchase Shares pursuant to the Company’s initial public offering (the “Initial Public Offering”), or (C) purchase Shares pursuant to any subsequent offering of the Company (“Subsequent Offering,” each of the Private Offering, the Initial Public Offering and Subsequent Offering is an “Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Company’s dealer manager (“Dealer Manager”) or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2.           Effective Date.  The DRP was approved by the Board of Directors and became effective on May 1, 2018. Any additional amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3.           Eligibility and Procedure for Participation.  Any Stockholder who purchases Shares pursuant to the Private Offering, the Initial Public Offering or purchases shares in any Subsequent Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated all Offerings, or the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Dealer Manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.           Purchase of Shares.  Participants may acquire DRP Shares from the Company as follows: (i) stockholders who purchased Class A shares will pay a price equal to approximately $9.81 per Class A share; (ii) stockholders who purchased Class T shares will pay a price equal to $9.50 per Class T share; and (iii) stockholders who purchased Class W shares will pay a price equal to $9.40 per Class W share. Participants may purchase shares as described until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all Offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP

Share price for the Class A Shares, the Class T Shares, and the Class W Shares was determined by the board of directors in its business judgment. The board of directors may set or change the DRP Share price for the purchase of Class A Shares, Class T Shares, and Class W Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5.           No Commissions or Other Charges.  No dealer manager fee, stockholder servicing fees, dealer manager servicing fees nor sales commissions will be paid with respect to the DRP Shares.

6.           Exclusion of Certain Distributions.  The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in Shares under the DRP.

7.           Taxation of Distributions.  The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8.           Stock Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9.           Voting.  A Participant may vote all Shares acquired through the DRP.

10.         Reports.  Within 30 days after the end of each fiscal quarter, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11.         Termination by Participant.  A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12.         Amendment or Termination of DRP by the Company.  The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13.         Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to three public real estate investment programs (“Prior Real Estate Programs”), which we deem to have similar investment objectives to us, sponsored by our sponsor, SmartStop Asset Management, LLC (our “sponsor”), or its affiliates. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The Prior Real Estate Programs presented provide an indication of prior real estate programs sponsored by our sponsor or its affiliates and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Moreover, we will not make investments comparable to those made by the Prior Real Estate Programs. Specifically, none of the Prior Real Estate Programs held significant investments in either student housing or senior housing properties. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds — Table I summarizes information of the prior performance of our sponsor and its affiliates in raising funds for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended December 31, 2017. The information in Table I is unaudited.

Table II—Compensation to Sponsor — Table II summarizes the compensation paid to our sponsor and its affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended December 31, 2017. The information in Table II is unaudited.

Table III—Annual Operating Results of Prior Real Estate Programs — Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years ended December 31, 2017. The information in Table III is unaudited.

Table IV—Results of Completed Prior Real Estate Programs — Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years ended December 31, 2017. The information in Table IV is unaudited.

Table V—Sales or Disposals of Properties for Prior Real Estate Programs — None of the Prior Real Estate Programs has sold or disposed of any property during the most recent three years ended December 31, 2017. Accordingly, Table V has been omitted.

The Prior Real Estate Programs presented in the Prior Performance Tables are considered to have similar investment objectives as ours because we intend to invest in real estate and real estate related assets. However, while the Prior Real Estate Programs were focused on making investments in self storage properties, we expect to make investments in student housing and senior housing properties and related real estate investments. Moreover, similar to certain of the Prior Real Estate Programs, we intend to invest in both income-producing and growth properties (such as development, re-development, lease-up, and expansion opportunities) and related investments with the objective of achieving appreciation of stockholder value as a result of both returns anticipated from income and appreciation in the value of our properties over the long term. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate” in the prospectus. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment and you may lose some or all of your investment.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of our sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2017. Information is provided pertaining to the timing and length of this offering and the time period over which the proceeds have been invested in the properties.

	Strategic Storage Growth Trust, Inc. (Private Offering)(1)	Strategic Storage Growth Trust, Inc. (Public Offering)(2)	Strategic Storage Trust II, Inc.(3)
Dollar amount offered	$109,500,000	$1,095,000,000	$1,095,000,000
Dollar amount raised	$7,842,444	$272,091,005	$566,016,179
Length of offering (in months)	19	27	36
Months to invest 90% of amount available for investment	13	39(4)	37

NOTES TO TABLE I

(1)	Amounts included herein relate to proceeds raised and invested pursuant to Strategic Storage Growth Trust, Inc.’s (“SSGT”) Private Offering, which was terminated on January 16, 2015.

(2)

Amounts included herein relate to proceeds raised and invested pursuant to SSGT’s public offering, which closed on March 31, 2017. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan, but do not include any amounts related to SSGT’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on May 5, 2017 (the “SSGT Form S-3”).

(3)

Amounts included herein relate to proceeds raised and invested pursuant to Strategic Storage Trust II, Inc.’s (“SST II”) initial public offering, which closed on January 9, 2017. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan, but do not include any amounts related to SST II’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on November 30, 2016 (the “SST II Form S-3”).

(4)

The offering for Strategic Storage Growth Trust, Inc. (“SSGT”) closed on March 31, 2017. SSGT had not yet invested 90% of the amount available for investment as of December 31, 2017 and continued to invest the proceeds raised in its offering through the first quarter of 2018. As of March 2018, SSGT had invested 90% of the amount available for investment.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2017. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. The Prior Real Estate Programs for which information is presented below have a similar investment objective to this program.

	Strategic Storage Growth Trust, Inc.(1)	Strategic Storage Trust II, Inc.(14)
Date offerings commenced	Multiple(2)	January 10, 2014
Dollar amount raised(2)	$279,933,449	$566,016,179
Amount paid or payable to sponsor from proceeds of offering:
Selling commissions(3)	$16,486,852	$38,070,727
Stockholder servicing fees(4)	$3,936,172	$3,596,604
Dealer manager fees(5)	$5,099,117	$11,132,228
Offering expenses(6)	$2,491,638	$2,603,983
Acquisition costs
Acquisition fees(7)	$3,340,686	$13,189,521
Acquisition expenses(8)	$896,996	$1,619,053
Other(9)	$37,500	$129,893
Dollar amount of cash generated from operations before deducting payments to sponsor	$8,898,215	$53,514,431
Amounts paid or payable to sponsor from operations:
Property management fees(10)	$2,030,730	$9,344,366
Asset management fees(11)	$1,370,282	$9,205,137
Reimbursements(12)	$2,620,069	$4,428,135
Debt issuance costs	$536,593	$655,879
Dollar amount of property sales and refinancing before deducting payments to sponsor(13)
Cash	—	—
Notes	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

NOTES TO TABLE II

(1)	The offering related amounts included herein do not include any amounts offered or raised pursuant to the SSGT Form S-3.
(2)	The offering related amounts herein relate to both SSGT’s Private and Public Offering. SSGT’s Private and Public Offering commenced on June 17, 2013, and January 20, 2015, respectively.

(3)	Represents selling commissions paid to the dealer manager, an affiliate of our sponsor, all of which was reallowed to participating broker-dealers.

(4)

Such fees are paid on an ongoing basis, payable monthly and accrue to the broker-dealers daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares sold in the initial public offering for each of SST II and SSGT. Such fees will cease to be paid on the occurrence of the earlier of (i) the date SST II or SSGT, as applicable, lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of both Class A Shares and Class T Shares in its Primary Offering (i.e., excluding proceeds from sales pursuant to its distribution reinvestment plan), which calculation shall be made by SST II and SSGT, as applicable, with the assistance of its dealer manager commencing after the termination of the initial public offering for SST II and SSGT, respectively; (iii) the fifth anniversary of the last day of the fiscal quarter in which the initial public offering (i.e., excluding its distribution reinvestment plan offering) for SST II and SSGT, respectively, terminates; and (iv) the date that such Class T Share is redeemed or is no longer outstanding.

(5)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.

(6)

Represents direct costs of the offering, paid to an affiliate of our sponsor. Such costs include reimbursable costs of the program’s advisor and third party costs originally paid by the program’s advisor and were subsequently reimbursed by the program. In addition to such costs, direct costs of the offering paid by SSGT and SST II directly to third parties for offering costs totaled approximately $1.7 million and $2.3 million, respectively.

(7)	Represents acquisition fees incurred by the program and paid to its advisor. As SSGT or SST II make additional investments, acquisition fees will continue to increase.

(8)

Represents acquisition related reimbursable costs paid to the program’s advisor. In addition to such costs, acquisition related costs paid directly by SSGT and SST II to third parties totaled approximately $1.6 million and $4.0 million, respectively. As SSGT or SST II make additional investments, acquisition related reimbursable costs paid to the program’s advisor will continue to increase.

(9)	Represents set-up fees paid to an affiliated property manager of $3,750 per property.

(10)	Property management fees paid by SSGT and SST II included approximately $1.5 million and $5.7 million, respectively, of fees paid to a prior sub-property manager of their properties.

(11)	Represents asset management fees paid to the program’s advisor.

(12)

Represents general and administrative costs, paid to the program’s advisor and its affiliates. Such costs include reimbursable costs of the program’s advisor (and its affiliates) and third party costs originally paid by the program’s advisor and its affiliates and subsequently reimbursed by the program.

(13)

Each program has had activity relating to these line items. However, no fees were paid to affiliates of our sponsor in connection therewith. As such, including any related data is not meaningful and has therefore been omitted.

(14)	The offering related amounts included herein do not include any amounts offered or raised pursuant to the SST II Form S-3.

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by our sponsor or its affiliates, the offerings of which have closed in the most recent five years ended December 31, 2017. The information relates only to programs with investment objectives similar to this program. Unless otherwise indicated, all amounts are as of and for the year ended December 31 for the year indicated.

	SmartStop Self Storage, Inc.
	September 2013(5)
	2011	2012	2013	2014	2015(6)
Summary Operating Results
Total revenue	$49,396,078	$66,610,504	$83,134,941	$98,258,777	$81,179,907
Operating expenses(1)	$19,402,185	$25,878,556	$28,350,412	$32,184,194	$28,125,286
Operating income (loss)	$(9,215,789)	$666,700	$13,364,810	$23,693,247	$19,871,845
Interest expense	$13,190,660	$21,280,225	$20,793,096	$19,769,033	$18,770,023
Depreciation and amortization(2)	$23,358,509	$25,802,368	$25,509,526	$25,736,954	$19,282,516
Net income (loss) — GAAP basis	$(21,834,237)	$(19,015,142)	$(7,445,198)	$4,812,320	$5,684,691
Summary of Statement of Cash Flows
Net cash flows provided by operating activities	$2,838,807	$9,550,340	$19,306,141	$29,522,028	$31,150,028
Net cash flows used in investing activities	$(206,361,756)	$(95,632,616)	$(76,314,511)	$(61,173,375)	$(65,062,641)
Net cash flows provided by financing activities	$210,297,834	$86,814,473	$82,686,294	$7,081,551	$37,362,456
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$12,311,945	$15,831,397	$19,275,189	$21,448,979	$26,045,251
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$43.43	$39.83	$38.27	$42.56	$51.69
From operations	$10.01	$24.03	$38.27	$42.56	$51.69
From offering proceeds	$33.42	$15.80	$—	$—	$—
Summary Balance Sheet
Total assets	$550,434,267	$631,235,662	$723,279,503	$745,423,361	$797,700,492
Total liabilities	$342,035,731	$371,174,593	$406,300,597	$441,242,630	$516,291,778
Redeemable equity	$2,807,837	$3,960,664	—	—	—
Common equity	$205,590,699	$256,100,405	$316,978,906	$304,180,731	$281,408,714
Estimated per share value(4)	N/A	$10.79	$10.79	$10.81	$13.75	(6)

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Trust II, Inc.
	January 2017(8)
	2013	2014	2015		2016	2017
Summary Operating Results
Total revenue	$—	$465,345		$17,905,699	$45,431,146	$76,108,906
Operating expenses(1)	$—	$167,434		$6,754,391	$15,976,950	$24,487,854
Operating income (loss)	$—	$(2,256,865)		$(5,076,880)	$(14,910,503)	$3,575,111
Interest expense	$—	$104,720		$3,828,231	$10,906,668	$18,194,016
Depreciation and amortization(2)	$—	$252,680		$9,110,398	$22,078,280	$33,452,073
Net loss — GAAP basis	$—	$(2,361,585)		$(8,937,541)	$(26,103,609)	$(14,986,290)
Summary of Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$—	$(334,442)		$(1,252,240)	$(1,587,221)	$19,441,170
Net cash flows used in investing activities	$—	$(13,688,652)		$(140,865,350)	$(510,295,408)	$(58,441,023)
Net cash flows provided by financing activities	$201,000	$20,353,246		$163,690,908	$498,943,670	$31,278,664
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$—	$158,037		$1,497,802	$11,358,337	$16,671,024
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$—	$9.01		$7.11	$21.16	$30.09
From operations	$—	$—		$—	$—	$30.09
From offering proceeds	$—	$9.01		$7.11	$21.16	$—
Summary Balance Sheet
Total assets	$201,000	$35,050,649		$193,446,828	$752,553,611	$817,497,838
Total liabilities	$—	$18,568,923		$26,371,397	$331,209,006	$410,062,755
Redeemable equity	$—	$73,514		$1,223,483	$10,711,682	$24,497,059
Preferred equity	$—	$5,028,115		$—	$—	$—
Common equity	$201,000	$11,380,097		$165,851,948	$410,632,923	$382,938,024
Estimated per share value(7)	N/A	N/A	$	N/A	$10.09	10.22

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Growth Trust, Inc.
	March 2017(10)
	2014	2015		2016	2017
Summary Operating Results
Total revenue	$665,135		$4,857,407	$9,313,759	$13,786,361
Operating expenses(1)	$287,724		$2,205,173	$4,016,072	$5,945,010
Operating loss	$(1,219,938)		$(2,350,689)	$(1,857,951)	$(3,816,107)
Interest expense	$219,071		$1,026,798	$2,057,428	$518,390
Depreciation and amortization(2)	$438,319		$2,107,159	$3,298,559	$4,803,665
Net loss — GAAP basis	$(1,435,635)		$(3,375,721)	$(3,955,374)	$(3,955,942)
Summary of Statement of Cash Flows
Net cash flows (used in) provided by operating activities	$(598,022)		$(672,711)	$167,590	$2,041,912
Net cash flows used in investing activities	$(20,172,479)		$(44,311,649)	$(29,988,936)	$(100,107,167)
Net cash flows provided by financing activities	$25,068,799		$47,084,108	$26,923,887	$147,193,760
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$—		$5,983	$576,046	$3,313,927
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$—		$0.23	$5.42	$11.94
From operations	$—		$—	$1.58	$7.36
From offering proceeds	$—		$0.23	$3.84	$4.58
Summary Balance Sheet
Total assets	$24,967,883		$69,929,708	$93,937,975	$239,929,758
Total liabilities	$11,964,177		$40,644,751	$15,278,591	$13,635,347
Redeemable equity	$—		$10,706	$1,086,603	$5,679,485
Preferred equity	$9,908,304		$15,884,852	$—	$—
Common equity	$3,095,402		$13,389,399	$77,572,781	$220,614,926
Estimated per share value(9)	N/A	$	N/A	$10.05	11.56

NOTES TO TABLE III

(1)	Operating expenses include the ongoing operating costs, excluding the costs separately detailed in the tables.

(2)

Depreciation of real property is calculated on the straight-line method over estimated useful lives ranging primarily from 5 to 35 years. The fair value of in-place leases upon the acquisition of a property is amortized over the estimated future benefit period.

(3)

Distribution data was calculated based on the gross proceeds invested as of the end of each respective period shown. Distributions in excess of cash flow from operations were funded from offering proceeds.

(4)

On April 2, 2012, the board of directors of SmartStop Self Storage, Inc. (“SmartStop Self Storage”) approved a net asset valuation of $10.79 per share as of December 31, 2011. On September 5, 2014, SmartStop Self Storage’s board of directors approved a net asset valuation of $10.81 per share, calculated as of June 30, 2014. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SmartStop Self Storage’s properties.

(5)	SmartStop Self Storage closed its Follow-on Offering on September 22, 2013.

(6)

The 2015 results are presented as of and for the nine months ended September 30, 2015. On October 1, 2015, Extra Space Storage, Inc. (“Extra Space”) acquired SmartStop Self Storage by way of merger. At the effective time of the merger, each share of common stock of SmartStop Self Storage was converted into the right to receive $13.75 in cash.

(7)

On April 8, 2016, SST II’s board of directors approved a net asset valuation of $10.09 per share as of December 31, 2015. On April 13, 2017, SST II’s board of directors approved a net asset valuation of $10.22 per share as of December 31, 2016. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SST II’s properties. The net asset valuation as of December 31, 2017 is not yet available.

(8)	SST II terminated its initial public offering on January 9, 2017.

(9)

On April 8, 2016, SSGT’s board of directors approved a net asset valuation of $10.05 per share as of December 31, 2015. On April 13, 2017, SSGT’s board of directors approved a net asset valuation of $11.56 per share as of December 31, 2016. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SSGT’s properties. The net asset valuation as of December 31, 2017 is not yet available.

(10)	SSGT terminated its Private Offering on January 16, 2015 and terminated its initial public offering on March 31, 2017.

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations during the previous five years ended December 31, 2017. The information relates only to programs with investment objectives similar to this program.

Program Name	SmartStop Self Storage, Inc.(1)
Date of closing of offering	9/22/2011 and 9/22/2013
Duration of offering (in months)	42.0 and 24.0
Date program terminated	10/1/2015
Dollar amount raised	$541,542,664
Annualized return on investment	15.3	%(2)
Annual median leverage	56%

NOTES TO TABLE IV

(1)	SmartStop Self Storage merged into Extra Space on October 1, 2015.

(2)

Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, multiplied by (c) the number of years from the initial receipt of offering proceeds from a third party investor to the liquidity event. As applicable, the aggregate amount distributed to investors includes distributions paid in cash and any operating partnership units issued upon acquisition by SmartStop Self Storage.

Until July 30, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Strategic Student & Senior

Housing Trust, Inc.

Maximum Offering of

$1.095 Billion in Shares

of Common Stock

PROSPECTUS

Select Capital Corporation

May 1, 2018

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

SUPPLEMENT NO. 6 DATED NOVEMBER 30, 2018

TO THE PROSPECTUS DATED MAY 1, 2018

This document supplements, and should be read in conjunction with, the prospectus of Strategic Student & Senior Housing Trust, Inc. dated May 1, 2018. This document amends and supersedes all prior supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•	an update on the status of our public offering;

•	a revision to our suitability standards;

•	revised disclosure under the “Questions and Answers About this Offering” section of our prospectus;

•	an amendment to our advisory agreement;

•	updates to our risk factors;

•	an update to the “Our Properties” section of the prospectus;

•	additional updates regarding our acquisition of the Courtyard Property and related financing activities;

•	updates regarding our borrowing strategy and policies;

•	an update to the “Management” section of our prospectus;

•	our revised investment allocation policy;

•	information regarding our share redemption program;

•	information regarding related party fees and expenses;

•	our fourth quarter of 2018 distribution declaration;

•	our distribution declaration history;

•

an update to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus to include information for the three and nine months ended September 30, 2018;

•

our unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2018 and audited financial statements and unaudited pro forma financial statements for the Mt. Tabor Property; and

•	a revised subscription agreement.

Status of Our Offering

Pursuant to our private offering, which terminated on March 15, 2018, we sold approximately $93 million in Class A shares, or approximately 10.8 million Class A shares. On May 1, 2018, our public offering was declared effective. As of November 19, 2018, we had sold approximately 86,000 shares of Class A Common stock, approximately 26,000 shares of Class T Common stock, and approximately 37,000 shares of Class W Common stock for gross offering proceeds of approximately $1.5 million in our primary offering. As of November 19, 2018, approximately $1.1 billion in shares remained available for sale in our public offering, including shares available pursuant to our distribution reinvestment plan.

1

Suitability Standards

The following suitability standard for the Commonwealth of Puerto Rico is hereby added to the “Suitability Standards” section immediately following the cover page of the prospectus:

•

For Puerto Rico Residents — In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor, more than 10% of that investor’s liquid net worth in shares of us, our affiliates, and in other similar non-traded direct participation programs.

Revised Disclosure Under the “Questions and Answers About this Offering” Section of our Prospectus

Under the “Questions and Answers About this Offering” section of our prospectus and under the question “What are the similarities and differences between the three classes of common stock?” the first full paragraph on page 8 of our prospectus is hereby deleted and replaced with the following:

We will not pay a sales commission, dealer manager fee, stockholder servicing fee or dealer manager servicing fee with respect to shares sold pursuant to our distribution reinvestment plan. The payment of class-specific expenses on shares purchased in our primary offering will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares and Class W shares will be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee and Class W shares are subject to the ongoing dealer manager servicing fee. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.

Amendment to our Advisory Agreement

On September 6, 2018, we entered into Amendment No. 1 (the “Amendment”) to our advisory agreement with our operating partnership and our advisor. As a result of the Amendment (i) we will no longer incur acquisition fees and (ii) we increased the asset management fees payable to our advisor from an annual rate of 0.625% to 0.8% of our average invested assets (as defined in our advisory agreement). Accordingly, our prospectus is revised as follows.

Each of (i) the “Acquisition Fees” row of the table contained in our “Prospectus Summary—Compensation to Our Advisor and its Affiliates” section on page 19 of our prospectus, (ii) the “Acquisition Fees” row of the table contained in our “Management Compensation” section on page 111 of our prospectus and (iii) the corresponding footnote 6 on page 115 of our prospectus is hereby deleted and replaced with the following:

Acquisition Fees (6)(12) (Advisor)	We will not pay our advisor any acquisition fees in connection with making investments.	—

(6) Prior to September 6, 2018, we incurred and paid acquisition fees with respect to our acquisitions. To the extent we have any incurred but unpaid acquisition fees as of such date, such as with respect to our acquisition of the Courtyard Property, we intend to pay such fees. See the section of this prospectus titled “Our Properties.” However, subsequent to September 6, 2018, we will not incur any acquisition fees payable to our advisor in connection with any of our acquisitions or investments.

Each of (i) the “Asset Management Fees” row of the table contained in our “Prospectus Summary—Compensation to Our Advisor and its Affiliates” section on page 20 of our prospectus and (ii) the “Asset Management Fees” row of the table contained in our “Management Compensation” section on page 111 of our prospectus is hereby deleted and replaced with the following:

Asset Management Fees (7)(12) (Advisor)	We will pay our advisor a monthly asset management fee equal to approximately 0.066667%, which is one-twelfth of 0.8%, of our average invested assets.	Actual amounts are dependent upon our average invested assets and, therefore, cannot be determined at this time.

2

The “Prospectus Summary—Estimated Use of Proceeds” section of our prospectus on page 22 of our prospectus is hereby deleted and replaced with the following:

If we sell the maximum offering in our primary offering, we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in student housing and senior housing properties and related real estate investments and pay real estate-related acquisition expenses, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition expenses to be approximately 0.69% of gross offering proceeds, which will allow us to invest approximately 91.66% in real estate investments. We have assumed sales during our offering will consist of 45% Class A shares, 45% Class T shares and 10% Class W shares based on discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. In the event that we sell a greater percentage of Class A shares (which are subject to 6% sales commissions) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We may use an unlimited amount from any source to pay our distributions. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

The third paragraph under the “Estimated Use of Proceeds” section beginning on page 64 of our prospectus is hereby deleted and replaced with the following:

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund redemptions of shares under our share redemption program. Many of the figures set forth below represent management’s best estimates since these figures cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering (allocated as set forth above), we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in student housing and senior housing properties and related real estate investments, of which approximately 0.69% of our gross offering proceeds will be used to pay real estate related acquisition expenses, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

The table and corresponding footnotes under the “Estimated Use of Proceeds” section on page 66 of our prospectus is hereby deleted and replaced with the following:

3

	Midpoint ($500,000,000 in shares)(1)						Maximum ($1,000,000,000 in shares)(1)
	Class A		Class T		Class W		Class A		Class T		Class W
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$225,000,000	100.00%	$225,000,000	100.00%	$50,000,000	100.00%	$450,000,000	100.00%	$450,000,000	100.00%	$100,000,000	100.00%
Less Offering Expenses:
Sales Commission(2)	(13,500,000)	6.00%	(6,750,000)	3.00%	—	0.00%	(27,000,000)	6.00%	(13,500,000)	3.00%	—	0.00%
Dealer Manager Fee(3)	(6,750,000)	3.00%	(6,750,000)	3.00%	—	0.00%	(13,500,000)	3.00%	(13,500,000)	3.00%	—	0.00%
Organization and Offering Expenses(4)	(2,812,500)	1.25%	(2,812,500)	1.25%	(625,000)	1.25%	(4,500,000)	1.00%	(4,500,000)	1.00%	(1,000,000)	1.00%
Funded by Advisor	—	0.00%	—	0.00%	500,000	-1.00%	—	0.00%	—	0.00%	1,000,000	-1.00%

Amount Available for Investment(5)	201,937,500	89.75%	208,687,500	92.75%	49,875,000	99.75%	405,000,000	90.00%	418,500,000	93.00%	100,000,000	100.00%
Acquisition Fees(6)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Acquisition Expenses(7)	(1,503,257)	0.67%	(1,553,505)	0.69%	(371,278)	0.74%	(3,014,888)	0.67%	(3,115,385)	0.69%	(744,417)	0.74%

Amount Invested in Properties	$200,434,243	89.08%	$207,133,995	92.06%	$49,503,722	99.01%	$401,985,112	89.33%	$415,384,615	92.31%	$99,255,583	99.26%

(1)

This table assumes an allocation of 45% Class A shares, 45% Class T shares and 10% Class W shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 6% sales commissions), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In the primary offering, we pay sales commissions in the amount of 6% of the gross offering proceeds for sales of Class A shares and 3% of the gross offering proceeds for sales of Class T shares. We also pay a monthly stockholder servicing fee for Class T shares that accrues daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded this stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 6% sales commissions taken at the time of sale, that all sales of Class T shares will be made with the 3% sales commissions taken at the time of sale and that all sales of Class W shares will be made without sales commissions.

(3)

In the primary offering, we pay our dealer manager 3% of the gross offering proceeds for sales of Class A and Class T shares. We also pay a monthly dealer manager servicing fee for Class W shares that accrues daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. We have excluded this dealer manager servicing fee from this table. We have assumed for purposes of this table that all sales of Class A and Class T shares will be made with the 3% dealer manager fee taken at the time of sale and that all sales of Class W shares will be made without a dealer manager fee.

(4)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering at the completion of the offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1% of gross offering proceeds raised in our primary offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

(5)

Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)

Prior to September 6, 2018, we incurred and paid acquisition fees with respect to our acquisitions. To the extent we have any incurred but unpaid acquisition fees as of such date, such as with respect to our acquisition of the Courtyard Property, we intend to pay such fees. These amounts are not reflected in the table above. See the section of this prospectus titled “Our Properties.” However, subsequent to September 6, 2018, we will not incur any acquisition fees payable to our advisor in connection with any of our acquisitions or investments.

(7)

Acquisition expenses include customary third party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of 0.75% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

4

Corresponding amendments to our prospectus are hereby made to reflect the foregoing, such as with respect to the related disclosure in the following sections: “Questions and Answers About this Offering,” “Risk Factors,” “Management—The Advisory Agreement” and “Conflicts of Interest—Receipt of Fees and Other Compensation by Our Advisor and its Affiliates.”

Updates to our Risk Factors

The following is added as a new risk factor under “Risks Related to this Offering and an Investment in Strategic Student & Senior Housing Trust, Inc.”

We have incurred a net loss to date, have an accumulated deficit and our operations may not be profitable in 2018.

We incurred a net loss of approximately $11.3 million for the nine months ended September 30, 2018. Our accumulated deficit was approximately $17.6 million as of September 30, 2018. Given that we are still early in our fundraising and acquisition stage, our operations may not be profitable in 2018.

The risk factor on page 26 of our prospectus titled “The preferred units of limited partnership interests in our operating partnership rank senior to all classes or series of partnership interests in our operating partnership and therefore, at any time in which such preferred units are issued and outstanding, any cash we have to pay distributions may be used to pay distributions to the holder of such preferred units first, which could have a negative impact on our ability to pay distributions to you.” in the “Risk Factors—Risks Related to this Offering and an Investment in Strategic Student & Senior Housing Trust, Inc.” section of our prospectus is hereby deleted and replaced with the following:

The preferred units of limited partnership interests in our operating partnership rank senior to all classes or series of partnership interests in our operating partnership and therefore, at any time in which such preferred units are issued and outstanding, any cash we have to pay distributions may be used to pay distributions to the holder of such preferred units first, which could have a negative impact on our ability to pay distributions to you.

The preferred units of limited partnership interests in our operating partnership (“Preferred Units”) rank senior to all common stockholders or common series of partnership units in our operating partnership, and therefore, the rights of holders of such Preferred Units to distributions are senior to distributions to our common stockholders. Furthermore, distributions on such Preferred Units are cumulative and are payable monthly. The Preferred Units are entitled to receive distributions at a rate of 9% per annum on a specified liquidation amount and have a liquidation preference in the event of our involuntary liquidation, dissolution, or winding up of the affairs of our operating partnership (a “liquidation”) which could negatively affect any payments to our common stockholders in the event of a liquidation. See “Our Operating Partnership Agreement—Preferred Units” for additional information. In addition, our operating partnership’s right to redeem the Preferred Units at any time, could have a negative effect on our ability to pay distributions to you. See “Our Properties—Preferred Units in our Operating Partnership” for additional information.

The first full risk factor on page 29 of the prospectus in the “Risk Factors—Risks Related to this Offering and an Investment in Strategic Student & Senior Housing Trust, Inc.” section of our prospectus is hereby deleted and replaced with the following:

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of our offerings (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to our stockholders, at least in the first few years of operation.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from our offerings (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to our stockholders, at least in the first few years of operation. From the commencement of paying cash distributions in September 2017, through the year ended December 31, 2017, we funded 100% of our distributions using proceeds from our private offering. For the nine months ended September 30, 2018, the payment of cash distributions was paid 66.5% from cash flows from operations, and 33.5% from proceeds of our offerings. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited

5

amount from any source to pay our distributions, and it is likely that we will continue to use public offering proceeds to fund a majority of our early distributions. Payment of distributions in excess of earnings may have a dilutive effect on the value of our shares. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain.

The risk factor on page 55 of our prospectus titled “If we or the other parties to our loans breach covenants thereunder, such loan or loans could be deemed in default, which could accelerate our repayment dates and materially adversely affect the value of your investment in us.” in the “Risk Factors—Risks Associated with Debt Financing” section of our prospectus is hereby deleted and replaced with the following:

If we or the other parties to our loans breach covenants thereunder, such loan or loans could be deemed in default, which could accelerate our repayment dates and materially adversely affect the value of your investment in us.

We currently have the following loans outstanding: (i) on June 28, 2017, we, through the JPM Borrower, entered into the JPM Mortgage Loan in the amount of $29.5 million, (ii) on September 28, 2017, we, through a property-owning special purpose entity wholly-owned by our operating partnership, entered into the Nationwide Loan in the amount of $23.5 million, (iii) on February 23, 2018, we, through three property-owning special purpose entities wholly-owned by our operating partnership, entered into the Freddie Mac Utah Loans in the aggregate amount of $46.9 million, (iv) on February 23, 2018, we, through the KeyBank Bridge Borrowers, entered into the Utah Bridge Loan in the original amount of $24.5 million, (v) on August 31, 2018, we, through a property-owning special purpose entity wholly-owned by our operating partnership, entered into the Freddie Mac Portland Loan in the amount of $63.2 million, and (vi) on August 31, 2018, we, through the KeyBank Bridge Borrowers, entered into the Portland Bridge Loans to add two tranches to the Utah Bridge Loan for an additional aggregate amount of up to $41 million. See the section of our prospectus titled “Our Properties—Debt Summary.”

The JPM Mortgage Loan is secured by a first mortgage on the Fayetteville Property, the Nationwide Loan is secured by a first mortgage on the Tallahassee Property, each Freddie Mac Utah Loan is secured by a first mortgage on each respective Salt Lake Property and the Freddie Mac Portland Loan is secured by a first mortgage on the Courtyard Property. The Utah Bridge Loan and the Portland Bridge Loans are secured by: a pledge of certain equity interests held by the entity controlled by Mr. Schwartz; a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in each of the Salt Lake Properties and the Courtyard Property; a pledge of the proceeds from the issuance of equity interests in us and our operating partnership to the extent constituting collateral, including net proceeds from our public offering; the right, title and interest in and to the bank account in which such equity interest proceeds will be deposited; and a pledge of distributions received by an affiliate of our sponsor. Each of the JPM Mortgage Loan, the Nationwide Loan, the Freddie Mac Utah Loans, the Freddie Mac Portland Loan, the Utah Bridge Loan and the Portland Bridge Loans (collectively, the “Outstanding Loans”) also imposes a number of financial covenant requirements on us and, in certain cases, on Mr. Schwartz. If we, or the other parties to the Outstanding Loans, as the case may be, should breach certain of those financial or other covenant requirements, or otherwise default on any of the Outstanding Loans, then the lenders with respect thereto, as the case may be, could accelerate our repayment dates. If we do not have sufficient cash to repay the applicable loan at that time, the respective lenders, as the case may be, could foreclose on the property securing the applicable loan or take control of the pledged collateral, as the case may be. Such foreclosure could result in a material loss for us and would adversely affect the value of your investment in us. In addition, the Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

6

Update to the “Our Properties” Section of our Prospectus

The “Our Properties” section of our prospectus is hereby deleted and replaced with the following:

OUR PROPERTIES

Properties

We currently own two student housing properties and four senior housing properties. This section contains certain summary information about each property in tabular format, separated by type of housing, with a more detailed description of each property following its respective table.

Student Housing

Property	Date Acquired	Date Completed	Primary University Served	Average Monthly Revenue / Bed(1)	# of Units	# of Beds	Occupancy% (2)
Fayetteville	June 28, 2017	August 2016	University of Arkansas	$675	198	592	75.2%
Tallahassee	September 28, 2017	August 2017	Florida State University	$785	125	434	92.9%

Total				$724	323	1,026	82.7%

(1)	Calculated based on our base rental revenue earned during the nine months ended September 30, 2018 divided by average occupied beds over the same period.
(2)	Represents occupied beds divided by total rentable beds as of September 30, 2018.

Fayetteville, Arkansas

On June 28, 2017, we purchased a student housing property located at 376 W. Watson St., Fayetteville, Arkansas 72701 (the “Fayetteville Property”).

We acquired the Fayetteville Property, known as The District, from an unaffiliated third party for a purchase price of $57 million, plus closing costs and acquisition expenses. In addition, we paid our advisor an acquisition fee of approximately $1.1 million in connection with this acquisition. The purchase price for the Fayetteville Property was funded using a combination of proceeds from a mortgage loan from Insurance Strategy Funding IX, LLC (the “JPM Lender”), an affiliate of J.P. Morgan Asset Management Inc., a bridge loan obtained from KeyBank National Association (“KeyBank”) and a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership, as described below.

The Fayetteville Property contains 198 units and 592 beds, with one-, two-, three- and four-bedroom, fully-furnished floor plans. The property sits on 2.3 acres of land adjacent to the University of Arkansas. Substantially all leases are for a period of approximately one year. The units are fully furnished including beds, desks, chairs, tables, televisions, energy efficient appliances, interior washer/dryers, and condominium finishes with granite countertops, pendant lighting, espresso finish cabinets and vinyl plank flooring. All floor plans offer 1 bed / 1 bath parity. The property contains fiber optic cable with 1 Gigabit of bandwidth capacity. The property also features a pool, spa, and courtyard; fitness facility with separate yoga room; computer lab and business center; and study rooms. Parking for the Fayetteville Property is located in a six-story controlled access parking garage. The Fayetteville Property is managed by Asset Campus Housing (“ACH”), a third party student housing manager. ACH currently manages in excess of 210 properties and 118,500 beds.

Tallahassee, Florida

On September 28, 2017, we purchased a student housing property located at 700 W. Virginia St., Tallahassee, Florida 32304 (the “Tallahassee Property”).

We acquired the Tallahassee Property, known as The Domain at Tallahassee, from an unaffiliated third party for a purchase price of $47.5 million, plus closing costs and acquisition expenses. In addition, we paid our advisor an acquisition fee of approximately $1.0 million in connection with this acquisition. The purchase price for the Tallahassee Property was

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funded using a combination of proceeds from a mortgage loan obtained from Nationwide Life Insurance Company (“Nationwide”), a bridge loan obtained from KeyBank, a preferred equity investment by a wholly-owned subsidiary of our sponsor in preferred units of limited partnership interests in our operating partnership and net proceeds from our private offering, as described below.

The Tallahassee Property is located one block from the Florida State University campus. It is a modern, suburban wrap design, 125 unit / 434 bed purpose-built student housing property located on 3.71 acres. Substantially all leases are for a period of approximately one year. The units are fully furnished including beds, desks, chairs, tables, televisions, energy efficient appliances, interior washer/dryer and condominium finishes. All floor plans offer 1 bed / 1 bath parity for enhanced privacy. Amenities include a 24-hour fitness facility, computer center, private study rooms, resort style pool, tanning booth, Wi-Fi hot spots, resident lounge & coffee bar and secured access. The property contains fiber optic cable with 1-Gigabit of bandwidth capacity. The Tallahassee Property is managed by ACH.

Senior Housing

Property	Date Acquired	Year Built	Address	Average Monthly Revenue / Unit(1)	# of Units	Occupancy %(2)
The Wellington	February 23, 2018	1999	4522 South 1300 East, Mill Creek, Utah	$4,716	119	89.1%
Cottonwood Creek	February 23, 2018	1982	1245 East Murray Holladay Road, Mill Creek, Utah	$3,633	112	69.6%
The Charleston at Cedar Hills	February 23, 2018	2005	10020 North 4600 West, Cedar Hills, Utah	$3,789	64	87.5%
Courtyard at Mt. Tabor	On August 31, 2018	1992- 2009	6125 and 6323 SE Division Street, Portland, Oregon	$4,266	286	96.8%

Total				$4,156	581	88.9%

(1)

Calculated based on our revenue earned during the nine months ended September 30, 2018 divided by average occupied units over the same period. Each property is included in the respective calculations starting with its first full month of operations after we acquire the property, as appropriate.

(2)	Represents occupied units divided by total rentable units as of September 30, 2018.

Three Senior Housing Properties near Salt Lake City, Utah

On February 23, 2018, we purchased three assisted living senior housing properties located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek and The Charleston (collectively, the “Salt Lake Properties”).

The Wellington is an existing 119-unit senior housing property built in 1999; Cottonwood Creek is an existing 111-unit senior housing property built in 1982; and The Charleston is an existing 64-unit senior housing property built in 2005. The Wellington and Cottonwood Creek are located in the city of Mill Creek, Utah, just outside of Salt Lake City, while The Charleston is located in the City of Cedar Hills, Utah, approximately 20 miles south of Salt Lake City.

We have utilized a RIDEA structure for each of the Salt Lake Properties. Please see the “Questions and Answers About this Offering” section of the prospectus under the question “What is a RIDEA structure?” We acquired the Salt Lake Properties from unaffiliated third parties for a purchase price of $78.5 million, plus closing costs and acquisition expenses. In addition, we incurred approximately $1.6 million in acquisition fees to our advisor in connection with this acquisition. Without the consent of KeyBank, we cannot make any payments of the acquisition fees until the Utah Bridge Loan (defined below) has been paid in full. See the section titled “—Debt Summary—KeyBank Bridge Loan,” below for more information. We funded approximately 60% of our acquisition of the Salt Lake Properties with three mortgage loans (one for each property) in the aggregate amount of approximately $46.9 million from KeyBank as a Freddie Mac Multifamily Approved Seller/Servicer (collectively, the “Freddie Mac Utah Loans”) and funded the remaining portion with a combination of a bridge loan obtained from KeyBank and net proceeds from our private offering.

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Each of the Salt Lake Properties is managed by MSL Community Management LLC, an affiliate of MBK, and offers 24-hour staffing, three meals daily and social activities. Amenities vary by property, but generally include a library, café, salon, social programming, transportation services, activity room and fitness center. MBK’s portfolio of owned and managed communities includes 22 independent, assisted living and memory care communities with a total of approximately 2,500 units.

Courtyard at Mt. Tabor

On August 31, 2018, we closed on the purchase of an existing 286-unit senior housing community, known as Courtyard at Mt. Tabor, located in Portland, Oregon (the “Courtyard Property”). The Courtyard Property is comprised of independent living (201 units), assisted living (73 units) and memory care (12 units). The Courtyard Property also contains additional land currently under development for an additional 23 units of memory care (the “Memory Care Expansion”), which is described in more detail below. We acquired the Courtyard Property from unaffiliated third parties for a purchase price of $92 million, plus closing and acquisition costs, which was funded with a combination of proceeds from the Freddie Mac Portland Loan and the Portland Bridge Loans, as well as additional preferred equity financing from an affiliate of our sponsor, each as described elsewhere in this supplement and the prospectus. In addition, we incurred approximately $1.6 million in acquisition fees owed to our advisor in connection with this acquisition. We utilized a RIDEA structure for the Courtyard Property. Please see the “Questions and Answers About this Offering” section of the prospectus under the question “What is a RIDEA structure?”

The Courtyard Property will continue to be operated by Integral Senior Living (“ISL”), a third party operator, and offers 24-hour staffing, three daily meals and social activities. Amenities generally include a library, café, salon, activity room and fitness center.

On October 9, 2018, we obtained lender consent under the Freddie Mac Portland Loan. This allowed us to commence construction on the Memory Care Expansion, which will add a free-standing, approximately 16,000-square-foot, 23-unit memory care building to the Courtyard Property. As a condition to this consent, we deposited 25% of the anticipated costs of completion of the Memory Care Expansion, or approximately $2.5 million, into a lender reserve account to be held until the Memory Care Expansion is complete. We utilized the Portland Delayed Draw Commitment to make the reserve payment and are funding the construction costs primarily with the remainder of the funds from the Portland Delayed Draw Commitment. In addition, we executed a guaranty of completion for the benefit of KeyBank and any subsequent holder of the Freddie Mac Portland Note (the “Guaranty of Completion”). Such Guaranty of Completion is an absolute, unconditional and irrevocable guaranty for the benefit of such noteholder, which (i) upon the Freddie Mac Portland Borrower’s failure, obligates us to complete the construction of the Memory Care Expansion and (ii) upon our failure, allows the noteholder to complete the construction of the Memory Care Expansion, in each case at our expense.

Investments

Investment in Reno Student Housing, DST

On October 20, 2017, we completed an investment in a private placement offering by Reno Student Housing, DST, a Delaware statutory trust and an affiliate of our sponsor (“Reno Student Housing”), using proceeds from our private offering of approximately $1.03 million for an approximately 2.6% beneficial interest (the “Reno Investment”). In connection with the Reno Investment, we invested net of any otherwise applicable sales commissions or dealer manager fees and did not pay our advisor an acquisition fee or asset management fee. However, Reno Student Housing pays fees to an affiliate of our sponsor in connection with its acquisition and management of the Reno Property.

Reno Student Housing owns a Class “A,” purpose-built student housing property located at 2780 Enterprise Road, Reno, Nevada commonly known as The Summit (the “Reno Property”). The Reno Property is two blocks from the University of Nevada, Reno and is a 186 unit / 709 bed student housing property on approximately 8.95 acres. The Reno Property consists of six apartment buildings, which contain a total of approximately 238,000 rentable square feet, a two-story clubhouse and 584 parking spaces. The apartment buildings include a mix of floor plans and two-, three-, four- and five-bedroom unit types, primarily serving the university community. The units are fully furnished including beds, desks, chairs, energy efficient appliances, interior washer/dryer, and condominium finishes with granite countertops, pendant lighting, espresso finish cabinets and wood vinyl plank flooring. All but two units offer 1 bed / 1 bath parity for enhanced privacy. The property contains fiber optic cable with 1 Gigabit of bandwidth capacity. The Reno Property offers extensive amenities, including a two-story clubhouse with a fitness center, game lounge, pool, spa, computer room and business center, campus shuttle service, common area BBQ’s, tanning room, security, 14 private study rooms, covered parking, gated access and covered bike storage areas.

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Investment in Power 5 Conference Student Housing I, DST

In October 2018, we completed an investment of approximately $0.8 million in a private placement offering by Power 5 Conference Student Housing I, DST (“Power 5 Conference Student Housing”) using proceeds from the issuance of Preferred Units in our Operating Partnership for an approximately 1.4% beneficial interest (the “Power 5 Conference Investment”). Power 5 Conference Student Housing is a Delaware statutory trust and an affiliate of our sponsor. Power 5 Conference Student Housing owns two student housing properties: one located in Ann Arbor, Michigan (the “Michigan Property”) and one located in Columbia, South Carolina (the “South Carolina Property” and together with the Michigan Property, the “Power 5 Conference Properties”). In connection with the Power 5 Conference Investment, we invested net of any otherwise applicable sales commissions or dealer manager fees and we will not pay our advisor any asset management fees with respect to the investment. However, Power 5 Conference Student Housing pays fees to an affiliate of our sponsor in connection with its acquisition and management of the Power 5 Conference Properties.

The Michigan Property is a 10-story building and is comprised of fully furnished one-, two-, three- and four-bedroom units ranging in size from 400 square feet to 1,135 square feet. Community amenities include security-controlled access to units and bedrooms, underground parking, a 24-hour fitness facility, 10th floor resident sky lounge, computer center with iMacs, PCs and printers, study rooms, free common area washers and dryers, high-speed internet and Wi-Fi, onsite restaurants, and a tanning room. The property is located three blocks from the University of Michigan.

The South Carolina Property is comprised of fully furnished one-, two-, and three-bedroom units ranging in size from 560 square feet to 1,295 square feet. Each unit features a full-size washer and dryer, modern appliances, and a private balcony/patio. Community amenities include onsite management and maintenance staff, 24-hour fitness center, connected parking garage, card-access entries, high-speed Internet and Wi-Fi, five courtyards, a business center with computer lab, pools, a sauna and various outdoor recreational areas. The property is located approximately three blocks from the University of South Carolina.

Debt Summary

JPM Mortgage Loan

On June 28, 2017, we, through our operating partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our operating partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with the JPM Lender for the purpose of funding a portion of the purchase price for the Fayetteville Property. The JPM Mortgage Loan is secured by a first mortgage on the Fayetteville Property. We paid our advisor a financing fee of approximately $0.15 million in connection with this loan.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity. The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

We and H. Michael Schwartz, our Chief Executive Officer, serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of Mr. Schwartz will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million. Once the non-recourse guaranty of Mr. Schwartz expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan. The JPM Mortgage Loan contains a number of other customary terms and covenants.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our operating partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity. We paid our advisor a financing fee of approximately $0.12 million in connection with this loan.

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The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last six months of the term of the loan, no prepayment penalty will be required. The Nationwide Loan contains a number of other customary terms and covenants.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We paid our advisor a financing fee of approximately $0.23 million in connection with this loan.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is evidenced by a multifamily note and is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.8 million. Once the Utah Bridge Loan (defined below) is paid in full, the liquidity requirement will be reduced to $3 million.

Freddie Mac Portland Loan

On August 31, 2018, we, through a property-owning special purpose entity (the “Freddie Mac Portland Borrower”) wholly owned by our operating partnership, entered into a mortgage loan of $63.2 million (the “Freddie Mac Portland Loan”) with KeyBank as a Freddie Mac Lender for the purpose of funding a portion of the purchase price for the Courtyard Property.

The Freddie Mac Portland Loan has a term of 10 years, with the first four years being interest only and a 30-year amortization schedule thereafter, and bears interest at a fixed rate of 4.86%. The Freddie Mac Portland Loan contains a number of customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans.

The Freddie Mac Portland Loan evidenced by a multifamily note and is secured under a multifamily deed of trust, assignment of rents and security agreement from the Freddie Mac Portland Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the Courtyard Property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Portland Loan. During the term of the Freddie Mac Portland Loan, we are required to maintain a net worth equal to or greater than $18.96 million and an initial liquidity requirement equal to or greater than $6.32 million. Once the Portland Bridge Loans (as defined below) are paid in full and the Memory Care Expansion is complete, the liquidity requirement will be reduced to $4.8 million. We are able to reduce each of the foregoing liquidity requirements by an additional amount equal to the amount of the 12-month trailing cash flows of our properties, up to a maximum reduction of $1.5 million.

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KeyBank Bridge Loans

Beginning with our acquisition of the Fayetteville Property, we have entered into various loans with KeyBank National Association (“KeyBank”) in order to close on our acquisitions. Such loans were in addition to the particular mortgage loan used to acquire the property, and such loans were generally with us, through our operating partnership, along with Mr. Schwartz and an entity controlled by him (the “KeyBank Bridge Borrowers”). See below for a description of the various loans with KeyBank (the “KeyBank Bridge Loans”).

Fayetteville Bridge Loan

On June 28, 2017, the KeyBank Bridge Borrowers, entered into a bridge loan with KeyBank in an amount of approximately $22.3 million (the “Fayetteville Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The Fayetteville Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the Fayetteville Bridge Loan with proceeds from our private offering.

Tallahassee Bridge Loan

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement (the “Tallahassee Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Tallahassee Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24%. On November 15, 2017, we paid off the Tallahassee Bridge Loan with proceeds from our private offering.

Utah Bridge Loan

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement (the “Utah Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. We have incurred approximately $0.12 million in financing fees owed to our advisor in connection with this loan. As of November 19, 2018, this loan had an outstanding balance of approximately $12.2 million. We have guaranteed full repayment of the Utah Bridge Loan.

The Utah Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 upon the payment of a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Utah Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an interest rate of approximately 6.22% as of September 30, 2018. The Utah Bridge Loan was initially secured by (i) a pledge of certain equity interests held by an entity controlled by Mr. Schwartz; (ii) a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Salt Lake Properties; (iii) a pledge of the proceeds from the issuance of equity interests in us and our operating partnership to the extent constituting collateral, including net proceeds from our public offering; (iv) a pledge of the bank account in which such equity interest proceeds will be deposited; and (v) a pledge of distributions received by an affiliate of our sponsor (the “Utah Collateral”). In connection with the amendment to the Utah Bridge Loan, the Utah Collateral was amended to add additional collateral, as described below under the heading “Portland Bridge Loans.” The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Utah Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our primary offering, to the repayment of the Utah Bridge Loan. Unless KeyBank otherwise consents, we are required to defer payment of certain fees that would otherwise be due to our advisor and sponsor until the Utah Bridge Loan is no longer outstanding, such as acquisition fees incurred in connection with the acquisition of the Salt Lake Properties. KeyBank consented to us paying $1.2 million of such fees, and we made such payment as of March 31, 2018. The Utah Bridge Loan imposes certain covenant requirements on us and the other parties, which, if breached, could result in default under the Utah Bridge Loan.

Portland Bridge Loans

Concurrent with our entry into the Freddie Mac Portland Loan, the KeyBank Bridge Borrowers and KeyBank entered into a first credit agreement supplement and amendment (the “Portland Bridge Loans”) to the Utah Bridge Loan in order to add additional tranches. Accordingly, each of the Portland Bridge Loans and the Utah Bridge Loan are separate loans with separate maturity dates, but they are secured by the same pool of collateral and subject to the same general restrictions, each as described above under the heading “Utah Bridge Loan” and immediately below.

Pursuant to the terms of the Portland Bridge Loans, the Utah Bridge Loan was amended to add two additional tranches: (i) an initial loan of $27 million (the “Portland Initial Loan”) and (ii) a delayed draw commitment of up to $14 million (the “Portland Delayed Draw Commitment”). The KeyBank Bridge Borrowers utilized the Portland Initial Loan for the purpose of funding a portion of the purchase price for the Courtyard Property. We are using the Portland Delayed Draw

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Commitment primarily to fund the costs and expenses associated with the Memory Care Expansion, and on or about October 9, 2018, we utilized approximately $2.5 million from the Portland Delayed Draw Commitment to fund a lender reserve requirement in connection with the Memory Care Expansion. For more information, see the section above titled “—Properties—Senior Housing—Courtyard at Mt. Tabor.” As of November 19, 2018, we had not made any principal payments towards the Portland Bridge Loans. We expect such outstanding balance under the Portland Bridge Loans to (i) increase as we continue to draw upon the Portland Delayed Draw Commitment for the Memory Care Expansion and (ii) decrease as we apply the net proceeds from our public offering.

The Portland Bridge Loans mature on August 31, 2019, which may be extended to April 30, 2020 upon the payment of a fee equal to 0.50% of the outstanding principal balance of the Portland Bridge Loans at the time of such extension and certain other customary terms and conditions are met. The Portland Bridge Loans bear the same interest rate as the Utah Bridge Loan, which was at a variable rate of approximately 6.25% as of September 30, 2018. With respect to the Portland Delayed Draw Commitment, we are required to pay, on a quarterly basis, an unused commitment fee equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment.

Pursuant to the Portland Bridge Loans, the security for the Utah Bridge Loan was amended such that both loans are secured by the same pool of collateral, which now includes a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Courtyard Property. The KeyBank Bridge Borrowers must continue to apply 100% of the net proceeds from certain capital events and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our public offering, to the repayment of the Portland Bridge Loans. Unless KeyBank otherwise consents, until the Portland Bridge Loans are repaid, we are required to defer payment of (i) acquisition fees otherwise payable to our advisor and sponsor in connection with the acquisition of the Courtyard Property and (ii) in the event of a default, asset management fees otherwise payable to our advisor and sponsor with respect to the Courtyard Property. The Portland Bridge Loans impose certain covenant requirements on us and the other parties to the Portland Bridge Loans, which, if breached, could result in an event of default under the Portland Bridge Loans. In connection with the foregoing, we also amended the previously executed note with KeyBank in order to evidence the Portland Bridge Loans, and we also entered into an Omnibus Amendment and Reaffirmation of Loan Documents (the “Omnibus Amendment”). As a result of the Omnibus Amendment, we continue to serve as a guarantor pursuant to the terms and conditions of the Utah Bridge Loan and the Portland Bridge Loans.

Preferred Units in Our Operating Partnership

On June 28, 2017, we and our operating partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our sponsor. Pursuant to the Unit Purchase Agreement, as amended, our operating partnership agreed to issue Preferred Units to the Preferred Investor in connection with preferred equity investments by the Preferred Investor of up to $12 million (the “Investment”), which amount may be invested in one or more tranches, such amounts may only be used for (i) the acquisition of any student housing and senior housing property, (ii) repayment of indebtedness and (iii) working capital and general corporate purposes, in exchange for up to 480,000 preferred units of limited partnership interests in our operating partnership (“Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit, plus all accumulated and unpaid distributions. The Preferred Units will receive distributions at a rate of 9% per annum on the Liquidation Amount (as defined in the Third Amended and Restated Limited Partnership Agreement of our operating partnership), payable monthly and calculated on an actual/360 day basis.

In connection with our acquisition of the Courtyard Property and obtaining each of the Freddie Mac Portland Loan and the Portland Bridge Loan, the Preferred Investor made Investments in exchange for Preferred Units in our operating partnership. As a result, the Preferred Investor funded approximately $6.3 million in exchange for approximately 252,000 Preferred Units. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional approximately 2,500 Preferred Units, or 1% of the aggregate amount of the foregoing Investments.

On October 3, 2018 and October 11, 2018, the Preferred Investor made Investments in our operating partnership. The Investments were approximately $0.8 million in the aggregate, and the Preferred Investor received approximately 30,600 Preferred Units. Such amounts were used to make the Power 5 Conference Investment, as described above in the section titled “Investment in Power 5 Conference Student Housing I, DST.” In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional approximately 306 Preferred Units, or 1% of the aggregate amount of the foregoing Investment.

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On October 12, 2018, the Preferred Investor made an Investment of $3 million in our operating partnership in exchange for 120,000 Preferred Units. Such amounts were primarily used to pay down a portion of the Utah Bridge Loan. In addition, pursuant to the terms of the Unit Purchase Agreement, our operating partnership has issued to the Preferred Investor an additional 1,200 Preferred Units, or 1% of the aggregate amount of the foregoing Investment.

As of October 31, 2018, approximately $10.2 million of Preferred Units were outstanding.

Potential Acquisitions

Throughout the term of our offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would likely be obligated to purchase such properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire properties generally based upon:

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements;

•	satisfaction of requirements relating to assumption of any loans; and

•	no material adverse changes relating to the properties, the sellers of the properties, or certain economic conditions.

There can be no assurance that we will complete the acquisition of any properties. In some circumstances, if we fail to complete a potential acquisition, we may forfeit our earnest money on such property. Due to the considerable conditions to the consummation of the acquisition of properties, we cannot make any assurances that the closing of any properties is probable.

Additional Updates Regarding our Acquisition of the Courtyard Property and Related Financing Activities

In connection with our acquisition of the Courtyard Property, obtaining each of the Freddie Mac Portland Loan and the Portland Bridge Loans, and the Preferred Investor’s additional Investments in exchange for Preferred Units in our operating partnership, as each are described more fully above in the revised “Our Properties” section of our prospectus, our prospectus is hereby additionally updated as described below.

Footnote 3 to the chart showing our ownership structure on pages 15 and 127 of our prospectus is hereby deleted and replaced with the following:

(3)

We own all of the common units in our operating partnership, other than 25,558.68 common units which are owned by SSSHT Advisor, LLC. A wholly-owned subsidiary of our sponsor owns 100% of the Preferred Units in our operating partnership as a result of the preferred equity investment described elsewhere in this prospectus.

Other corresponding amendments to our prospectus are hereby made to reflect the foregoing and the revised “Our Properties” section of the prospectus, such as with respect to the related disclosures in the following sections: “Questions and Answers About this Offering,” “Conflicts of Interest—Preferred Units in our Operating Partnership” and “Our Operating Partnership Agreement—Preferred Units.”

Our Borrowing Strategy and Policies

The second paragraph of the “Our Borrowing Strategy and Policies” subsection of the “Prospectus Summary” section on page 23 of our prospectus is hereby deleted and replaced with the following.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders, including bridge financing. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital (which may include fees and expenses owed to our affiliates).

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The second paragraph of the “Our Borrowing Strategy and Policies” subsection of the “Investment Objectives, Strategy and Related Policies” section on pages 79–80 of our prospectus is hereby deleted and replaced with the following.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders, including bridge financing. We may obtain a credit facility or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital. Such working capital may include fees and expenses owed to our affiliates. See “Conflicts of Interest” for more information regarding such fees and expenses.

Update to the “Management” Section of our Prospectus

The eighth paragraph in the “Management — Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents” section of our prospectus is hereby replaced in its entirety with the following.

The SEC and the Commonwealth of Pennsylvania take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Investment Allocation Policy

On June 11, 2018, our board of directors adopted a revised investment allocation policy. Accordingly, our prospectus is hereby updated as described below.

The disclosure under the “Conflicts of Interest—Certain Conflict Resolution Procedures” section of our prospectus is hereby updated by deleting the first full paragraph on page 125 beginning with “Finally, our sponsor has adopted an investment allocation policy which governs the allocation of investment opportunities among us and other programs sponsored by our sponsor, and which provides as follows” (and including the bulleted list that immediately follows such disclosure) and replacing it with the following:

Finally, our sponsor has adopted an investment allocation policy with respect to student housing and senior housing assets, which governs the allocation of such investment opportunities among us and other programs sponsored by our sponsor, and which provides as follows:

•

In the event that an investment opportunity becomes available, our sponsor, acting through our advisor and the other advisory entities associated with another entity affiliated with our sponsor (collectively, the “Program Advisors”), will allocate such investment opportunity to us or another entity affiliated with our sponsor (each, “Another Real Estate Program”) based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;

•	the strategic location of the investment in relationship to existing properties owned by each program;

•	the effect of the investment on the diversification of each program’s investments; and

•	the impact of the financial metrics of the investment on each program.

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•

If, after consideration of the foregoing factors, our sponsor, acting through the Program Advisors, determines that an investment opportunity is suitable for both us and Another Real Estate Program, then we will have priority for (i) “Class A” student housing properties located near medium- to large-sized, Tier 1 universities with Division I football programs and (ii) “Class A” senior housing properties focused on private pay sources of revenues in the “mostly housing” range of the acuity spectrum; and private programs sponsored by our sponsor will have priority for all other student housing and/or senior housing properties, as well as any other student housing and senior housing properties passed upon by us. In the event all of the acquisition allocation factors have been exhausted and our sponsor, acting through the Program Advisors, determines that an investment opportunity is suitable for both us and Another Real Estate Program, then our sponsor will offer the investment opportunity to the program that has had the longest period of time elapse since it was offered an investment opportunity.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our sponsor, acting through the Program Advisors, to be more appropriate for a program other than the program that committed to make the investment, our sponsor, acting through the Program Advisors, may determine that Another Real Estate Program will make the investment.

Share Redemption Program Information

For the nine months ended September 30, 2018, we did not receive any common stock redemption requests nor did we redeem any shares of common stock.

Related Party Fees and Expenses

The following table summarizes related party costs incurred and paid by us for the year ended December 31, 2017 and the nine months ended September 30, 2018, as well as any related amounts payable as of December 31, 2017 and September 30, 2018:

	Year Ended December 31, 2017			Nine Months Ended September 30, 2018
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$394,654	$271,229	$123,425	$498,830	$550,938	$71,317
Transfer Agent expenses	—	—	—	85,194	58,000	27,194
Asset management fees(1)	135,163	93,492	41,671	736,736	262,347	516,060
Property management oversight fees	—	—	—	129,520	44,336	85,184
Acquisition expenses	2,310,020	2,310,020	—	148,736	148,736	—
Capitalized
Debt issuance costs	499,382	465,500	33,882	357,025	390,907	—
Acquisition expenses	—	—	—	3,180,000	1,200,000	1,980,000
Additional Paid-in Capital
Selling commissions	3,947,269	3,915,109	32,160	839,011	865,171	6,000
Dealer Manager fees	1,490,524	1,474,704	15,820	477,481	490,301	3,000
Offering costs	508,350	508,350	—	331,637	331,637	—

Total	$9,285,362	$9,038,404	$246,958	$6,784,170	$4,342,373	$2,688,755

(1)

For the year ended December 31, 2017 and the four months ended April 30, 2018, our advisor permanently waived one half of the asset management fee totaling approximately $135,000 and $160,000, respectively. Such amounts were waived permanently and accordingly, will not be paid to our advisor. Commensurate with our public offering being declared effective on May 1, 2018, our advisor is no longer waiving the asset management fees.

Our Fourth Quarter of 2018 Distribution Declaration

On September 26, 2018, our board of directors declared a daily distribution in the amount of $0.0016980822 per day per share on the outstanding shares of common stock payable to Class A, Class T and Class W stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on October 1, 2018 and ending on December 31, 2018. In connection with this distribution, for the stockholders of Class T shares, after the stockholder

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servicing fee is paid, approximately $0.0014241 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.0015693 per day will be paid per Class W share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Distribution Declaration History

The following table shows the distributions we have paid through September 30, 2018:

Quarter	Preferred Unit Holders	OP Unit Holders	Common Stockholders	Distributions Declared per Common Share
3rd Quarter 2017	$136,282	—	$69,415	$0.096
4th Quarter 2017	$103,603	—	$850,816	$0.155
1st Quarter 2018	—	—	$1,399,074	$0.153
2nd Quarter 2018	—	$9,337	$1,665,282	$0.155
3rd Quarter 2018	—	—	$1,708,762	$0.155

The following shows our distributions and the sources of such distributions for the nine months ended September 30, 2018:

	Nine Months Ended September 30, 2018
Distributions paid in cash — common stockholders	$2,989,432
Distributions paid in cash — Operating Partnership unitholders	9,337
Distributions reinvested	1,783,686

Total distributions	$4,782,455

Source of distributions
Cash flows provided by operations	$1,994,821	41.7%
Proceeds from our offerings	1,003,948	21.0%
Offering proceeds from distribution reinvestment plan	1,783,686	37.3%

Total sources	$4,782,455	100.0%

We did not commence paying distributions until September 2017. From our inception through September 30, 2018, we paid cumulative distributions of approximately $5.9 million including approximately $0.2 million related to our preferred unitholders, as compared to cumulative net loss attributable to our common stockholders of approximately $17.6 million which includes acquisition related expenses of approximately $3.4 million and non-cash depreciation and amortization of approximately $14.0 million.

For the nine months ended September 30, 2018, we paid total distributions of approximately $4.8 million, as compared to net loss attributable to our common stockholders of approximately $11.3 million. Net loss attributable to our common stockholders for the nine months ended September 30, 2018 includes non-cash depreciation and amortization of approximately $10.2 million and acquisition related expenses of approximately $0.5 million.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds

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from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions solely from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in our public offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this supplement. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should also be read in conjunction with our financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Registration Statement on Form S-11 (SEC Registration No. 333-220646), which are included in our prospectus.

Overview

Strategic Student & Senior Housing Trust, Inc. was formed on October 4, 2016 and commenced formal operations on June 28, 2017, as discussed below. We were formed under the Maryland General Corporation Law for the purpose of engaging in the business of investing in student housing and senior housing properties and related real estate investments. We elected to be treated as a REIT under the Internal Revenue Code for federal income tax purposes beginning with our taxable year ended December 31, 2017. As used in this supplement, “we,” “us,” “our,” and “Company” refer to Strategic Student & Senior Housing Trust, Inc. and each of our subsidiaries.

On January 27, 2017, pursuant to a confidential private placement memorandum, we commenced a private offering of up to $100,000,000 in shares of our common stock (the “Primary Private Offering”) and 1,000,000 shares of common stock pursuant to our distribution reinvestment plan (together with the Primary Private Offering, the “Private Offering”). The Private Offering required a minimum offering amount of $1,000,000, which we met on August 4, 2017. Our Private Offering terminated on March 15, 2018. We raised offering proceeds of approximately $93 million from the issuance of approximately 10.8 million shares pursuant to the Private Offering. Please see the Notes to the Consolidated Financial Statements contained elsewhere in this supplement for additional information. Upon the commencement of our Public Offering, discussed below, and the filing of the articles of amendment to our charter, all outstanding common stock was redesignated as Class A common stock.

On May 1, 2018, we commenced a public offering of a maximum of $1.0 billion in common shares for sale to the public (the “Primary Offering”) and $95.0 million in common shares for sale pursuant to our distribution reinvestment plan (together with the Primary Offering, the “Public Offering,” and collectively with the Private Offering, the “Offerings”), consisting of three classes of shares: Class A shares for $10.33 per share (up to $450 million in shares), Class T shares for $10.00 per share (up to $450 million in shares), and Class W shares for $9.40 per share (up to $100 million in shares). As of September 30, 2018, we had sold approximately 51,000 Class A shares, no Class T shares, and approximately 27,000 Class W shares for gross offering proceeds of approximately $750,000 in our Public Offering.

As of September 30, 2018, we owned two student housing properties, four senior housing properties, and an approximately 2.6% beneficial interest in a DST that owns another student housing property.

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Student Housing

As of September 30, 2018, our student housing property portfolio was comprised as follows:

Property	Date Acquired	Date Completed	Primary University Served	Average Monthly Revenue / Bed(1)	# of Units	# of Beds	Occupancy%(2)
Fayetteville	June 28, 2017	August 2016	University of Arkansas	$675	198	592	75.2%
Tallahassee	September 28, 2017	August 2017	Florida State University	785	125	434	92.9%

Total				$724	323	1,026	82.7%

(1)	Calculated based on our base rental revenue earned during the nine months ended September 30, 2018 divided by average occupied beds over the same period.
(2)	Represents occupied beds divided by total rentable beds as of September 30, 2018.

Senior Housing

On February 23, 2018, we purchased our first three senior housing properties, which are located near Salt Lake City, Utah and are known as The Wellington, Cottonwood Creek and The Charleston (collectively, the “Salt Lake Properties”). On August 31, 2018, we purchased an additional senior housing property (the “Portland Property”) located in Portland, Oregon. As of September 30, 2018, our senior housing property portfolio was comprised as follows:

Property	Date Acquired	Year Built	City, State	Average Monthly Revenue / Unit(1)	# of Units	Occupancy%(2)
The Wellington	February 23, 2018	1999	Millcreek, Utah	$4,716	119	89.1%
Cottonwood Creek	February 23, 2018	1982	Millcreek, Utah	3,633	112	69.6%
The Charleston at Cedar Hills	February 23, 2018	2005	Cedar Hills, Utah	3,789	64	87.5%
Courtyard at Mt. Tabor	August 31, 2018	1992-2009	Portland, Oregon	4,266	286	96.8%

Total				$4,156	581	88.9%

(1)

Calculated based on our revenue earned during the nine months ended September 30, 2018 divided by average occupied units over the same period. Each property is included in the respective calculations starting with its first full month of operations after we acquire the property, as appropriate.

(2)	Represents occupied units divided by total rentable units as of September 30, 2018.

Critical Accounting Policies

We have established accounting policies which conform to generally accepted accounting principles (“GAAP”). Preparing consolidated financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Following is a discussion of the estimates and assumptions used in setting accounting policies that we consider critical in the presentation of our consolidated financial statements. Many estimates and assumptions involved in the application of GAAP may have a material impact on our financial condition or operating performance, or on the comparability of such information to amounts reported for other periods, because of the subjectivity and judgment required to account for highly uncertain items or the susceptibility of such items to change. These estimates and assumptions affect our reported amounts of assets and liabilities, our disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and our reported amounts of revenues and expenses during the periods covered by the consolidated financial statements contained elsewhere in this supplement. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our consolidated financial condition and results of operations to those companies.

We believe that our critical accounting policies include the following: real estate purchase price allocations; the evaluation of whether any of our long-lived assets have been impaired; the determination of the useful lives of our long-lived assets; and the evaluation of the consolidation of our interests in joint ventures. The following discussion of these policies supplements, but does not supplant the description of our significant accounting policies, as contained in Note 2 of the Notes to the Consolidated Financial Statements contained elsewhere in this supplement, and is intended to present our analysis of the uncertainties involved in arriving upon and applying each policy.

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Real Estate Purchase Price Allocation

We account for acquisitions in accordance with GAAP which requires that we allocate the purchase price of a property to the tangible and intangible assets acquired and the liabilities assumed based on their relative fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date.

The value of the tangible assets, consisting of land and buildings, is determined as if vacant. Because we believe that substantially all of the leases in place at properties we will acquire will be at market rates, as the majority of the leases are one year or less, we do not expect to allocate any portion of the purchase prices to above or below market leases. Acquisitions of portfolios of properties are allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual property along with current and projected occupancy and rental rate levels or appraised values, if available.

Our allocations of purchase prices could result in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements, as such allocations may vary dramatically based on the estimates and assumptions we use.

Impairment of Long-Lived Assets

The majority of our assets, other than cash and cash equivalents, and restricted cash, consist of long-lived real estate assets as well as intangible assets related to our acquisitions. We will evaluate such assets for impairment based on events and changes in circumstances that may arise in the future and that may impact the carrying amounts of our long-lived assets. When indicators of potential impairment are present, we will assess the recoverability of the particular asset by determining whether the carrying value of the asset will be recovered, through an evaluation of the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. This evaluation is based on a number of estimates and assumptions. Based on this evaluation, if the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived asset and recognize an impairment loss. Our evaluation of the impairment of long-lived assets could result in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements, as the amount of impairment loss recognized, if any, may vary based on the estimates and assumptions we use.

Estimated Useful Lives of Long-Lived Assets

We assess the useful lives of the assets underlying our properties based upon a subjective determination of the period of future benefit for each asset. We record depreciation expense with respect to these assets based upon the estimated useful lives we determine. Our determinations of the useful lives of the assets could result in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements, as such determinations, and the corresponding amount of depreciation expense, may vary dramatically based on the estimates and assumptions we use.

Consolidation of Investments in Joint Ventures

We will evaluate the consolidation of our investments in joint ventures in accordance with relevant accounting guidance. This evaluation requires us to determine whether we have a controlling interest in a joint venture through a means other than voting rights, and, if so, such joint venture may be required to be consolidated in our consolidated financial statements. Our evaluation of our joint ventures under such accounting guidance could result in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements, as the joint venture entities included in our consolidated financial statements may vary based on the estimates and assumptions we use.

REIT Qualification

We made an election to be taxed as a REIT, under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2017. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax

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purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Results of Operations

Overview

As of September 30, 2018, we have derived revenues principally from rents and related fees received from residents of our student housing and senior housing properties and to a lesser extent from other services provided at our senior housing properties. Our operating results depend significantly on our ability to successfully acquire additional student housing and senior housing properties, retain our existing residents and lease our available units to new residents, while maintaining and, where possible, increasing rates. Additionally, our operating results depend on our residents making their required payments to us.

Competition in the markets in which we operate is significant and affects the occupancy levels, rental rates, rental revenues, fees and operating expenses of our student housing and senior housing properties. Development of any new student housing or senior housing properties would intensify competition in the markets in which we operate and could negatively impact our results.

On June 28, 2017, we purchased the Fayetteville Property and commenced formal operations. On September 28, 2017, we purchased our second property, the Tallahassee Property. On February 23, 2018, we purchased our first three senior housing properties, the Salt Lake Properties. On August 31, 2018, we purchased our fourth senior housing property, the Portland Property. Operating results in future periods will depend on the results of operations of these properties and additional student housing and senior housing properties that we acquire.

As we did not acquire our first property and commence formal operations until June 2017, we believe there is little basis for comparison between the three and nine months ended September 30, 2018 and the three and nine months ended September 30, 2017. We expect revenues and expenses to increase in future periods as we acquire additional properties, as well as from recognizing full period operating results for the three senior housing properties acquired on February 23, 2018 and the fourth senior housing property acquired on August 31, 2018.

Our results of operations for the three and nine months ended September 30, 2018 are not indicative of those expected in future periods as we expect that revenue, operating expenses, depreciation expense, amortization expense, acquisition expense and interest expense will each increase in future periods as a result of recognizing a full period of operating results for acquisitions completed during the three and nine months ended September 30, 2018 and anticipated future acquisitions.

Comparison of Operating Results for the Three Months Ended September 30, 2018 and 2017

Leasing and Related Revenues – Student

Leasing and related revenues – student for the three months ended September 30, 2018 were approximately $1.8 million, as compared to approximately $1.3 million for the three months ended September 30, 2017, an increase of approximately $0.5 million. The increase is primarily attributable to a full quarter of operations for our two student housing properties, compared to a partial quarter of activity for one student housing property acquired in the third quarter of 2017. We expect such revenues primarily to increase in future periods commensurate with our future student housing acquisition activity.

Leasing and Related Revenues – Senior

Leasing and related revenues – senior for the three months ended September 30, 2018 were approximately $4.1 million, as compared to none for the three months ended September 30, 2017. The revenues are attributable to our three senior housing properties acquired in the first quarter of 2018 and one in the third quarter of 2018. We expect such revenues primarily to increase in future periods commensurate with our future senior housing acquisition activity.

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Property Operating Expenses – Student

Property operating expenses – student for the three months ended September 30, 2018 were approximately $1.2 million, as compared to $0.6 million for the three months ended September 30, 2017, an increase of approximately $0.6 million. The increase is primarily attributable to a full quarter of operations for our two student housing properties, compared to a partial quarter of activity for one student housing property acquired in the third quarter of 2017. Such property operating expenses includes the cost to operate our student housing properties including payroll, utilities, insurance, real estate taxes, repairs and maintenance, and marketing. We expect such property operating expenses primarily to increase in future periods commensurate with our future acquisition activity.

Property Operating Expenses—Senior

Property operating expenses – senior for the three months ended September 30, 2018 were approximately $2.7 million, as compared to none for the three months ended September 30, 2017. Such property operating expenses include the cost to operate our senior housing properties including payroll, food service costs, utilities, insurance, real estate taxes, repairs and maintenance and marketing. These property operating expenses are attributable to our three senior housing properties acquired in the first quarter of 2018 and our fourth senior housing property acquired on August 31, 2018. We expect such property operating expenses primarily to increase in future periods commensurate with our future acquisition activity.

Property Operating Expenses – Affiliates

Property operating expenses – affiliates for the three months ended September 30, 2018 were approximately $486,000, as compared to approximately $48,000 for the three months ended September 30, 2017, an increase of approximately $438,000. Property operating expenses – affiliates consists of asset management and property management oversight fees due to SSSHT Advisor, LLC (our “Advisor”). Property operating expenses – affiliates are attributable to our two student housing properties, three senior housing properties that we owned during the entire third quarter of 2018 and one senior housing property that we owned for part of the third quarter. For the third quarter of 2017, the expenses were attributable to one student housing property we owned for the entire third quarter of 2017 and another we owned for part of the third quarter of 2017. The increase is primarily attributable to a full period of operations during 2018 for our 2017 acquisitions and increases due to the properties acquired during 2018. To a lesser extent, property operating expenses – affiliates also increased effective May 1, 2018, as prior thereto our Advisor had waived one half of the asset management fees. We expect property operating expenses – affiliates to increase in future periods commensurate with our future acquisition activity.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2018 were approximately $0.5 million, as compared to approximately $0.2 million for the three months ended September 30, 2017, an increase of approximately $0.3 million. The increase was primarily due to our increased operating activity in the third quarter of 2018 as compared to the third quarter of 2017. General and administrative expenses consist primarily of legal expenses, directors’ and officers’ insurance expense, an allocation of a portion of payroll related costs attributable to our Advisor and its affiliates and accounting expenses. We expect general and administrative expenses to increase in the future as our operational activity increases.

Depreciation and Intangible Amortization Expenses

Depreciation and intangible amortization expenses for the three months ended September 30, 2018 were approximately $3.4 million, as compared to depreciation and intangible amortization expenses for the three months ended September 30, 2017 of approximately of $1.3 million, an increase of approximately $2.1 million. Depreciation expense consists primarily of depreciation on the buildings, site improvements, and furniture, fixtures and equipment at our properties. Intangible amortization expense consists of the amortization of intangible assets at our properties. The increase is primarily attributable to a full period of operations during 2018 for our 2017 acquisitions and due to the properties acquired during 2018.

Acquisition Expenses – Affiliates

Acquisition expenses – affiliates for the three months ended September 30, 2018 were approximately $58,000, as compared to acquisition expenses – affiliates for the three months ended September 30, 2017 of approximately $1.0 million, a decrease of approximately $0.9 million. These acquisition expenses primarily relate to costs related to student housing and senior housing properties which were acquired in the current period or may be acquired in future periods and such costs did not meet our capitalization criteria. Acquisition expenses – affiliates is also expected to continue to decrease primarily due to the adoption of new accounting guidance on January 1, 2018, which resulted in the majority of such costs being capitalized into the cost basis of the assets acquired.

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Other Acquisition Expenses

Other acquisition expenses for the three months ended September 30, 2018 were approximately $35,000, as compared to other acquisition expenses for the three months ended September 30, 2017 of approximately $0.2 million, a decrease of approximately $0.2 million. These other acquisition expenses primarily relate to pursuit costs for student housing and senior housing properties which were acquired in the current period or may be acquired in future periods and such costs did not meet our capitalization criteria. Other acquisition expenses decreased primarily due to the adoption of new accounting guidance on January 1, 2018, which resulted in certain transaction costs being capitalized into the cost basis of the assets acquired.

Interest Expense

Interest expense for the three months ended September 30, 2018 was approximately $1.8 million, as compared to interest expense for the three months ended September 30, 2017 of approximately $0.5 million, an increase of approximately $1.3 million. Interest expense relates to debt financings used to acquire our two student housing properties and four senior housing properties that we owned during the third quarter of 2018 compared to one student housing property that we owned the entire third quarter of 2017 and another we owned for part of the third quarter of 2017. We expect interest expense to increase in future periods commensurate with our future debt level.

Interest Expense – Debt Issuance Costs

Interest expense – debt issuance costs for the three months ended September 30, 2018 was approximately $0.2 million, as compared to approximately $0.5 million for the three months ended September 30, 2017. Interest expense – debt issuance costs reflects the amortization of costs incurred in connection with obtaining debt related to the acquisition of our properties. We expect interest expense – debt issuance costs to fluctuate commensurate with our future financing activity.

Comparison of Operating Results for the Nine Months Ended September 30, 2018 and 2017

Leasing and Related Revenues – Student

Leasing and related revenues – student for the nine months ended September 30, 2018 were approximately $6.4 million, as compared approximately $1.4 million for the nine months ended September 30, 2017, an increase of approximately $5.0 million. The increase is primarily attributable to a full nine months of operations for our two student housing properties, compared to a partial period of activity for one student housing property acquired in the second quarter of 2017 and another partial period of activity for our other student housing property acquired in the third quarter of 2017. We expect such revenues primarily to increase in future periods commensurate with our future student housing acquisition activity.

Leasing and Related Revenues – Senior

Leasing and related revenues – senior for the nine months ended September 30, 2018 were approximately $8.5 million, as compared to none for the nine months ended September 30, 2017. The revenues are attributable to our three senior housing properties acquired in the first quarter of 2018 and our fourth senior housing property acquired in the third quarter of 2018. We expect such revenues primarily to increase in future periods commensurate with our future senior housing acquisition activity, as well as from recognizing a full period of results for our senior housing acquisitions completed during the nine months ended September 30, 2018.

Property Operating Expenses – Student

Property operating expenses – student for the nine months ended September 30, 2018 were approximately $3.1 million, as compared to approximately $0.6 million for the nine months ended September 30, 2017, an increase of approximately $2.5 million. The increase is primarily attributable to a full nine months of operations for our two student housing properties, compared to partial period of activity for one student housing property acquired in the second quarter of 2017 and another acquired in the third quarter of 2017. Such expenses include the cost to operate our student housing properties including payroll, utilities, insurance, real estate taxes, repairs and maintenance, and marketing. We expect such property operating expenses primarily to increase in future periods commensurate with our future acquisition activity.

Property Operating Expenses—Senior

Property operating expenses – senior for the nine months ended September 30, 2018 were approximately $5.5 million, as compared to none for the nine months ended September 30, 2017. Such property operating expenses include the cost to operate our senior housing properties including payroll, food service costs, utilities, insurance, real estate taxes, repairs and maintenance and marketing. We expect such property operating expenses to increase in future periods commensurate with our future acquisition activity, as well as from recognizing full period operating results for acquisitions completed during the nine months ended September 30, 2018.

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Property Operating Expenses – Affiliates

Property operating expenses – affiliates for the nine months ended September 30, 2018 were approximately $0.9 million, as compared to approximately $49,000 for the nine months ended September 30, 2017, an increase of approximately $0.8 million. Property operating expenses – affiliates consists of asset management and property management oversight fees due to our Advisor. The property operating expenses – affiliates are attributable to our two student housing properties and four senior housing properties that we owned during the nine months ended September 30, 2018 and two student housing properties we owned for partial periods during the nine months ended September 30, 2017. The increase is primarily attributable to a full period of operations during 2018 for our 2017 acquisitions and increases due to the properties acquired during 2018. To a lesser extent, property operating expenses – affiliates also increased effective May 1, 2018, as prior thereto our Advisor had waived one half of the asset management fees. We expect property operating expenses – affiliates to increase in future periods commensurate with our future acquisition activity, as well as from recognizing full period operating results for acquisitions completed during the nine months ended September 30, 2018.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2018 were approximately $1.3 million, as compared to approximately $0.3 million for the nine months ended September 30, 2017, an increase of approximately $1.0 million. The increase was primarily due to our increased operating activity in the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017. General and administrative expenses consist primarily of legal expenses, directors’ and officers’ insurance expense, an allocation of a portion of payroll related costs attributable to our Advisor and its affiliates and accounting expenses. We expect general and administrative expenses to increase in the future as our operational activity increases.

Depreciation and Intangible Amortization Expenses

Depreciation and intangible amortization expenses for the nine months ended September 30, 2018 were approximately $10.2 million, as compared to depreciation and intangible amortization expenses for the nine months ended September 30, 2017 of approximately of $1.4 million, an increase of approximately $8.8 million. Depreciation expense consists primarily of depreciation on the buildings, site improvements, and furniture, fixtures and equipment at our properties. Intangible amortization expense consists of the amortization of intangible assets at our properties. The increase is primarily attributable to a full period of operations during 2018 for our 2017 acquisitions and due to the properties acquired during 2018.

Acquisition Expenses – Affiliates

Acquisition expenses – affiliates for the nine months ended September 30, 2018 were approximately $0.1 million, as compared to acquisition expenses – affiliates for the nine months ended September 30, 2017 of approximately $2.2 million, a decrease of approximately $2.1 million. These acquisition expenses primarily relate to costs related to student housing and senior housing properties which were acquired in the respective period or may be acquired in future periods and such costs did not meet our capitalization criteria. Acquisition expenses – affiliates decreased primarily due to the adoption of new accounting guidance on January 1, 2018, which resulted in the majority of such costs being capitalized into the cost basis of the assets acquired.

Other Acquisition Expenses

Other acquisition expenses for the nine months ended September 30, 2018 were approximately $0.3 million, as compared to other acquisition expenses for the nine months ended September 30, 2017 of approximately $0.4 million, a decrease of approximately $0.1 million. These other acquisition expenses primarily relate to pursuit costs for student housing and senior housing properties which were acquired in the respective period or may be acquired in future periods and such costs did not meet our capitalization criteria. Other acquisition expenses is also expected to continue to decrease primarily due to the adoption of new accounting guidance on January 1, 2018, which resulted in certain transaction costs being capitalized into the cost basis of the assets acquired.

Interest Expense

Interest expense for the nine months ended September 30, 2018 was approximately $4.1 million, as compared to interest expense for the nine months ended September 30, 2017 of approximately $0.5 million, an increase of approximately $3.6 million. Interest expense relates to debt financings used to acquire our two student housing properties and four senior housing properties that we owned during the nine months ended September 30, 2018 compared to two student housing properties that we owned during the nine months ended September 30, 2017. We expect interest expense to increase in future periods commensurate with our future debt level, as well as from recognizing full period operating results for acquisitions completed during the nine months ended September 30, 2018.

24

Interest Expense – Debt Issuance Costs

Interest expense – debt issuance costs for the nine months ended September 30, 2018 was approximately $0.5 million, as compared to interest – debt issuance costs of approximately $0.5 million. Interest expense – debt issuance costs reflects the amortization of costs incurred in connection with obtaining debt related to the acquisition of our properties. We expect interest expense – debt issuance costs to fluctuate commensurate with our future financing activity, as well as from recognizing full period operating results for debt related to acquisitions completed during the nine months ended September 30, 2018.

Liquidity and Capital Resources

Cash Flows

Below is information regarding our cash flows for operating, investing and financing activities for the nine months ended September 30, 2018 and 2017, is as follows:

	Nine Months Ended
	September 30, 2018	September 30, 2017	Change
Net cash flow provided by (used in):
Operating activities	$1,994,821	$(623,668)	$2,618,489
Investing activities	(170,426,726)	(103,494,500)	(66,932,226)
Financing activities	167,302,342	111,523,663	55,778,679

Cash flows provided by and used in operating activities for the nine months ended September 30, 2018 and 2017 were approximately $2.0 million and $0.6 million, respectively a change of approximately $2.6 million. The improvement in cash provided by operating activities was primarily the result of an improvement in our net loss during the nine months ending September 30, 2018, excluding depreciation and amortization of approximately $2.2 million and improvements in working capital of approximately $0.4 million.

Cash flows used in investing activities for the nine months ended September 30, 2018 and 2017 were approximately $170.4 million and $103.5 million, respectively, a change of approximately $66.9 million. The increase in cash used for investing activities is primarily the result of an increase in cash used for the purchase of real estate.

Cash flows provided by financing activities for the nine months ended September 30, 2018 and 2017 were approximately $167.3 million and $111.5 million, respectively, a change of approximately $55.8 million. The increase in cash provided by financing activities is primarily the result of an increase in net debt inflows of approximately $79.7 million, net of a reduction in proceeds of approximately $21.6 million from the issuance of common stock and increased cash distributions of approximately $3.0 million.

Short-Term Liquidity and Capital Resources

Our Advisor funded and was responsible for our organization and offering costs on our behalf, prior to the commencement of our formal operations on June 28, 2017 when we acquired the Fayetteville Property. Currently, we generally expect that we will meet our short-term operating liquidity requirements from the combination of proceeds from our Public Offering, proceeds from secured or unsecured financing from banks or other lenders, issuance of preferred units in our operating partnership, net cash provided by property operations and advances from our Advisor, which will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in an advisory agreement we entered into with our Advisor on January 27, 2017 (our “Private Offering Advisory Agreement”) which, in connection with our Public Offering, we amended and restated on May 1, 2018 and further amended on September 6, 2018 (as amended, our “Advisory Agreement”).

Distribution Policy

On September 26, 2018, our board of directors declared a daily distribution rate for the fourth quarter of 2018 of $0.0016980822 per day per share on the outstanding shares of common stock payable to stockholders of record as shown on our books at the close of business on each day during the period, commencing on October 1, 2018 and continuing on each day thereafter through and including December 31, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.0014241 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.0015693 per day will be paid per Class W share.

25

Currently, we are making distributions to our stockholders using a combination of cash flows from operations and the proceeds from the Public Offering in anticipation of additional future cash flow. As such, this reduces the amount of capital we will ultimately invest in properties. Because substantially all of our operations are performed indirectly through our Operating Partnership, our ability to pay distributions depends in large part on our Operating Partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from our Public Offering. Though we presently intend to pay only cash distributions, and potentially stock distributions, we are authorized by our charter to pay in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

During our Public Offering, we may raise capital more quickly than we acquire income-producing assets, we may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from our Public Offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investment in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions are paid to our stockholders based on the record date selected by our board of directors. We currently pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which are directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares, Class T shares and Class W shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares and Class W shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees and Class W shares are subject to ongoing dealer manager servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the Public Offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

26

The following shows our distributions and the sources of such distributions for the nine months ended September 30, 2018.

	Nine Months Ended September 30, 2018
Distributions paid in cash — common stockholders	$2,989,432
Distributions paid in cash — Operating Partnership unitholders	9,337
Distributions reinvested	1,783,686

Total distributions	$4,782,455

Source of distributions
Cash flows provided by operations	$1,994,821	41.7%
Proceeds from our offerings	1,003,948	21.0%
Offering proceeds from distribution reinvestment plan	1,783,686	37.3%

Total sources	$4,782,455	100.0%

We did not commence paying distributions until September 2017. From our inception through September 30, 2018, we paid cumulative distributions of approximately $5.9 million including approximately $0.2 million related to our preferred unitholders, as compared to cumulative net loss attributable to our common stockholders of approximately $17.6 million which includes acquisition related expenses of approximately $3.4 million and non-cash depreciation and amortization of approximately $14.0 million.

For the nine months ended September 30, 2018, we paid total distributions of approximately $4.8 million, as compared to net loss attributable to our common stockholders of approximately $11.3 million. Net loss attributable to our common stockholders for the nine months ended September 30, 2018 includes non-cash depreciation and amortization of approximately $10.2 million, and acquisition related expenses of approximately $0.5 million.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions solely from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in our Public Offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Indebtedness

As of September 30, 2018, our total indebtedness was approximately $204.5 million, which included approximately $163.1 million in fixed rate debt and $41.4 million in variable rate debt. See Note 5 of the Notes to the Consolidated Financial Statements for more information about our indebtedness.

27

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness, if any.

Long-term potential future sources of capital include proceeds from our Public Offering, secured or unsecured financings from banks or other lenders, issuance of equity instruments and undistributed funds from operations. To the extent we are not able to secure requisite financing in the form of a credit facility or other debt, we will be dependent upon proceeds from the issuance of equity securities and cash flows from operating activities in order to meet our long-term liquidity requirements and to fund our distributions.

Contractual Obligations

The following table summarizes our contractual obligations as of September 30, 2018:

	Payments due by period:
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Debt interest(1)	$64,257,850	$1,926,828	$15,328,860	$15,199,833	$31,802,329
Debt principal(1)	163,105,000	—	527,944	1,690,415	160,886,641

Total contractual obligations	$227,362,850	$1,926,828	$15,856,804	$16,890,248	$192,688,970

(1)

Amounts do not include any balances related to the KeyBank Bridge Loans, as these are neither long-term debt obligations nor long-term liabilities. See Note 5 of the Notes to the Consolidated Financial Statements for more information about our indebtedness.

Off-Balance Sheet Arrangements

Our investment in a private placement offering by Reno Student Housing, DST is accounted for under the equity method of accounting. For more information please see Note 8 of the Notes to the Consolidated Financial Statements contained in this supplement. Other than that, we do not have any relationships with unconsolidated entities or financial partnerships. Such entities are often referred to as structured finance or special purposes entities, which typically are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitments or intent to provide funding to any such entities.

Subsequent Events

Please see Note 11 of the Notes to the Consolidated Financial Statements contained elsewhere in this supplement.

Financial Statements

The financial statements listed below are contained in this supplement:

Consolidated Financial Statements

Financial Statements Applicable to the Mt. Tabor Property

Independent Auditor’s Report	F-26
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (unaudited)	F-27
Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (unaudited)	F-28

28

Unaudited Pro Forma Financial Statements for the Mt. Tabor Property

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018	F-31
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017	F-32
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018	F-33
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-34

Subscription Agreement

The subscription agreement contained as Appendix A to the prospectus is hereby deleted and replaced with the subscription agreement attached as Appendix A to this supplement.

29

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2018 (Unaudited)	December 31, 2017
ASSETS
Real estate facilities:
Land	$20,688,000	$8,683,000
Buildings	221,716,391	83,026,000
Site improvements	3,680,000	1,511,000
Furniture, fixtures and equipment	9,567,851	5,038,516

	255,652,242	98,258,516
Accumulated depreciation	(5,189,262)	(1,254,849)

Real estate facilities, net	250,462,980	97,003,667
Cash and cash equivalents	8,400,329	10,371,998
Restricted cash	842,106	—
Other assets	4,241,669	4,006,881
Intangible assets, net	13,445,265	3,743,640

Total assets	$277,392,349	$115,126,186

LIABILITIES AND EQUITY
Debt, net	$202,111,681	$52,299,638
Accounts payable and accrued liabilities	4,778,272	1,556,415
Due to affiliates	2,688,755	246,958
Distributions payable	653,431	463,848

Total liabilities	210,232,139	54,566,859

Commitments and contingencies (Note 9)
Redeemable common stock	2,087,530	303,844
Preferred equity in our Operating Partnership	6,309,097	—
Equity:
Strategic Student & Senior Housing Trust, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 10,987,493 and 8,948,551 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	10,987	8,948
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 26,809 and none issued and outstanding at September 30, 2018 and December 31, 2017, respectively	27	—
Additional paid-in capital	83,545,978	68,799,264
Distributions	(6,247,595)	(1,379,950)
Accumulated deficit	(17,567,759)	(6,233,945)

Total Strategic Student & Senior Housing Trust, Inc. equity	59,741,638	61,194,317

Noncontrolling interests in our Operating Partnership	(978,055)	(938,834)

Total equity	58,763,583	60,255,483

Total liabilities and equity	$277,392,349	$115,126,186

See notes to consolidated financial statements.

F-1

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Leasing and related revenues – student	$1,841,243	$1,324,885	$6,415,533	$1,379,330
Leasing and related revenues – senior	4,149,750	—	8,496,829	—

Total revenues	5,990,993	1,324,885	14,912,362	1,379,330

Operating expenses:
Property operating expenses – student	1,218,285	566,346	3,106,101	580,992
Property operating expenses – senior	2,691,884	—	5,456,860	—
Property operating expenses – affiliates	485,587	47,792	866,256	49,336
General and administrative	490,894	201,556	1,330,307	291,521
Depreciation	1,559,979	433,862	3,934,413	447,896
Intangible amortization expense	1,841,542	885,401	6,311,376	916,560
Acquisition expenses – affiliates	57,538	977,081	148,736	2,225,762
Other property acquisition expenses	34,602	203,598	304,483	380,958

Total operating expenses	8,380,311	3,315,636	21,458,532	4,893,025

Operating loss	(2,389,318)	(1,990,751)	(6,546,170)	(3,513,695)
Other income (expense):
Interest expense	(1,804,072)	(496,608)	(4,110,085)	(516,651)
Interest expense – debt issuance costs	(216,022)	(464,841)	(540,404)	(480,069)
Other	(31,154)	(2,803)	(64,003)	(9,402)

Net loss	(4,440,566)	(2,955,003)	(11,260,662)	(4,519,817)
Less: Distributions to preferred unitholders in our Operating Partnership	(88,874)	(132,044)	(92,543)	(136,282)
Less: Accretion of preferred equity costs	(7,344)	(33,176)	(7,981)	(35,059)
Net loss attributable to the noncontrolling interests in our Operating Partnership	10,410	351,934	27,372	1,137,402

Net loss attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(4,526,374)	$(2,768,289)	$(11,333,814)	$(3,553,756)

Net loss per Class A share – basic and diluted	$(0.41)	$(1.39)	$(1.08)	$(6.15)
Net loss per Class T share – basic and diluted	$—	$—	$—	$—
Net loss per Class W share – basic and diluted	$(0.41)	$—	$(1.08)	$—

Weighted average Class A shares outstanding – basic and diluted	10,925,932	1,987,757	10,485,885	577,906
Weighted average Class T shares outstanding – basic and diluted	—	—	—	—
Weighted average Class W shares outstanding – basic and diluted	12,003	—	4,045	—

See notes to consolidated financial statements.

F-2

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

(Unaudited)

	Common Stock
	Class A		Class T		Class W
	Number of Shares	Common Stock Par Value	Number of Shares	Common Stock Par Value	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Total Strategic Student & Senior Housing Trust, Inc. Equity	Non- controlling Interests in our Operating Partnership	Total Equity	Preferred Equity	Redeemable Common Stock
Balance as of December 31, 2017	8,948,551	$8,948	—	$—	—	$—	$68,799,264	$(1,379,950)	$(6,233,945)	$61,194,317	$(938,834)	$60,255,483	$—	$303,844
Gross proceeds from issuance of common stock	1,838,472	1,838	—	—	26,809	27	16,989,713	—	—	16,991,578	—	16,991,578	—	—
Offering costs	—	—	—	—	—	—	(2,248,180)	—	—	(2,248,180)	—	(2,248,180)	—	—
Changes to redeemable common stock	—	—	—	—	—	—	(1,783,686)	—	—	(1,783,686)	—	(1,783,686)	—	1,783,686
Distributions	—	—	—	—	—	—	—	(4,867,645)	—	(4,867,645)	—	(4,867,645)	—	—
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	—	—	(11,849)	(11,849)	—	—
Distributions to preferred unitholders in our Operating Partnership	—	—	—	—	—	—	—	—	—	—	—	—	(92,543)	—
Issuance of shares for distribution reinvestment plan	192,970	193	—	—	—	—	1,783,493	—	—	1,783,686	—	1,783,686	—	—
Issuance of restricted stock	7,500	8	—	—	—	—	—	—	—	8	—	8	—	—
Stock based compensation expense	—	—	—	—	—	—	5,374	—	—	5,374	—	5,374	—	—
Net loss attributable to Strategic Student & Senior Housing Trust, Inc.	—	—	—	—	—	—	—	—	(11,333,814)	(11,333,814)	—	(11,333,814)	92,543	—
Net loss attributable to the noncontrolling interests	—	—	—	—	—	—	—	—	—	—	(27,372)	(27,372)	—	—
Issuance of preferred equity in our Operating Partnership	—	—	—	—	—	—	—	—	—	—	—	—	6,301,116	—
Accretion of non-cash preferred equity issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	7,981	—

Balance as of September 30, 2018	10,987,493	$10,987	—	$—	26,809	$27	$83,545,978	$(6,247,595)	$(17,567,759)	$59,741,638	$(978,055)	$58,763,583	$6,309,097	$2,087,530

See notes to consolidated financial statements

F-3

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(11,260,662)	$(4,519,817)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,786,193	1,844,525
Increase (decrease) in cash, cash equivalents, and restricted cash from changes in assets and liabilities:
Other assets	(823,490)	(162,091)
Accounts payable and accrued liabilities	2,758,122	839,144
Due to affiliates	534,658	1,374,571

Net cash provided by (used in) operating activities	1,994,821	(623,668)

Cash flows from investing activities:
Purchase of real estate	(170,123,441)	(103,494,500)
Additions to real estate	(303,285)	—

Net cash used in investing activities	(170,426,726)	(103,494,500)

Cash flows from financing activities:
Proceeds from issuance of non-revolving mortgage debt	110,105,000	53,000,000
Proceeds from issuance of KeyBank Bridge Loans	51,500,000	39,896,363
Principal payments of KeyBank Bridge Loans	(10,148,136)	(22,296,363)
Debt issuance costs	(2,349,937)	(1,228,799)
Issuance of preferred equity in our Operating Partnership	6,301,116	5,650,000
Gross proceeds from issuance of common stock	16,798,588	40,063,542
Private offering costs	(1,535,689)	(3,576,640)
Public offering costs	(369,831)	—
Distributions paid to common stockholders	(2,989,432)	(47,158)
Distributions paid to preferred unitholders in our Operating Partnership	(9,337)	(136,282)
Issuance of noncontrolling interest in our Operating Partnership	—	199,000

Net cash provided by financing activities	167,302,342	111,523,663
Net change in cash, cash equivalents, and restricted cash	(1,129,563)	7,405,495
Cash, cash equivalents, and restricted cash, beginning of period	10,371,998	2,000

Cash, cash equivalents, and restricted cash, end of period	$9,242,435	$7,407,495

Supplemental disclosures and non-cash transactions:
Cash paid for interest	$3,898,287	$516,651
Debt issuance costs included in due to affiliates	$—	$240,400
Debt issuance costs included in accounts payable and accrued liabilities	$16,095	$59,500
Deposits applied to purchase of real estate	$1,000,000	$—
Acquisition costs included in due to affiliates	$1,980,000	$—
Offering costs included in accounts payable and accrued liabilities or due to affiliates	$588,161	$643,768
Non-cash preferred equity issuance in our Operating Partnership	$63,011	$1,072,055
Distributions payable	$653,431	$190,761
Issuance of shares pursuant to distribution reinvestment plan	$1,783,686	$22,257
Public offering costs previously included in other assets	$722,840	$—

See notes to consolidated financial statements.

F-4

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

Note 1. Organization

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), was formed on October 4, 2016 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in student housing and senior housing real estate investments. The Company’s year-end is December 31. As used in these consolidated financial statements, “we,” “us,” and “our” refer to Strategic Student & Senior Housing Trust, Inc. and each of our subsidiaries.

On October 4, 2016, our Advisor, as defined below, acquired 111.11 shares of our common stock for $1,000 and became our initial stockholder. On January 27, 2017, pursuant to a confidential private placement memorandum (the “private placement memorandum”), we commenced a private offering of up to $100,000,000 in shares of our common stock (the “Primary Private Offering”) and 1,000,000 shares of common stock pursuant to our distribution reinvestment plan (collectively, the “Private Offering” and together with the Public Offering, the “Offerings”). The Private Offering required a minimum offering amount of $1,000,000. On August 4, 2017, we met such minimum offering requirement. Our Private Offering terminated on March 15, 2018. We raised offering proceeds of approximately $93 million from the issuance of approximately 10.8 million shares pursuant to the Private Offering.

On May 1, 2018, our registration statement on Form S-11 (File No. 333-220646) (the “Registration Statement”) was declared effective by the Securities and Exchange Commission (“SEC”). The Registration Statement registered up to $1.0 billion in shares of common stock for sale to the public (the “Primary Offering”) consisting of three classes of shares — Class A shares for $10.33 per share (up to $450 million in shares), Class T shares for $10.00 per share (up to $450 million in shares), and Class W shares for $9.40 per share (up to $100 million in shares) — and up to $95,000,000 in shares of common stock for sale pursuant to our distribution reinvestment plan (together with the Primary Offering, the “Public Offering”) at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares.

Concurrently with our Registration Statement being declared effective, we filed articles of amendment to our Charter (the “Articles of Amendment”) and articles supplementary to our Charter (the “Articles Supplementary”). As a result of filing the Articles of Amendment and the Articles Supplementary, all shares issued in our Private Offering were redesignated as Class A shares and the remaining shares were reclassified such that we now have 315,000,000 shares classified as Class A shares, 315,000,000 shares classified as Class T shares and 70,000,000 shares classified as Class W shares. As of September 30, 2018, we had sold approximately 51,000 Class A shares, no Class T shares, and approximately 27,000 Class W shares for gross offering proceeds of approximately $750,000 in our Public Offering.

While the Company was formed on October 4, 2016, no formal operations commenced until our acquisition of a property in Fayetteville, Arkansas (the “Fayetteville Property”) on June 28, 2017 and, therefore, there were no revenues or expenses prior thereto. We intend to invest the net proceeds from our Primary Offering primarily in income-producing student housing and senior housing properties and related real estate investments located in the United States. We may also purchase growth-oriented student housing and senior housing real estate assets. As of September 30, 2018, we owned (i) two student housing properties, (ii) four senior housing properties and (iii) an approximately 2.6% beneficial interest in a Delaware Statutory Trust (DST) that owns another student housing property.

Our operating partnership, SSSHT Operating Partnership, L.P., a Delaware limited partnership (our “Operating Partnership”), was formed on October 5, 2016. On October 5, 2016, our Advisor agreed to acquire a limited partnership interest in our Operating Partnership for $1,000 (111.11 partnership units) and we agreed to contribute the initial $1,000 capital contribution to our Operating Partnership in exchange for the general partner interest. In addition, on September 28, 2017, our Advisor acquired additional limited partnership interests (25,447.57 partnership units) in our Operating Partnership for $199,000, resulting in total capital contributions of $200,000 by our Advisor in our Operating Partnership. Our Operating Partnership owns, directly or indirectly through one or more special purpose entities, all of the student housing and senior housing properties that we acquire. As of September 30, 2018, we owned approximately 99.8% of the common units of limited partnership interest of our Operating Partnership. The remaining approximately 0.2% of the common units are owed by our Advisor. We will conduct certain activities directly or indirectly through our taxable REIT subsidiary, SSSHT TRS, Inc., a Delaware corporation (the “TRS”) which was formed on October 6, 2016, and is a wholly owned subsidiary of our Operating Partnership. See also Note 6 – Preferred Equity in our Operating Partnership.

SmartStop Asset Management, LLC, a Delaware limited liability company organized in 2013 (our “Sponsor”), is the sponsor of our Public Offering of shares of our common stock. Our Sponsor is a company focused on providing real estate advisory, asset management, and property management services. As of September 30, 2018, our Sponsor owns 97.5% of the economic interests (and 100% of the voting membership interests) of our Advisor and owns 100% of our Property Manager, each as defined below.

F-5

We have no employees. Our advisor is SSSHT Advisor, LLC, a Delaware limited liability company (our “Advisor”) which was formed on October 3, 2016. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement we entered into with our Advisor on January 27, 2017 (our “Private Offering Advisory Agreement”) which, in connection with our Public Offering, we amended and restated on May 1, 2018 and further amended on September 6, 2018 (as amended, our “Advisory Agreement”). The majority of the officers of our Advisor are also officers of us and our Sponsor.

SSSHT Property Management, LLC, a Delaware limited liability company (our “Property Manager”), was formed on October 3, 2016. Our Property Manager derives substantially all of its income from the property management oversight services it performs for us. We expect that we will enter into property management agreements directly with third party property managers and that our Property Manager will provide oversight services with respect to such third party property managers. Please see Note 8 – Related Party Transactions for additional detail.

The Fayetteville Property and our property in Tallahassee, Florida (the “Tallahassee Property”) are managed by Asset Campus Housing (“ACH”), a third-party student housing property manager. Three of our senior housing properties are managed by MSL Community Management LLC, an affiliate of MBK Senior Living LLC (“MBK”). Our fourth senior housing property is managed by Integral Senior Living, LLC (“ISL”). Please see Note 9 – Commitments and Contingencies for additional detail.

Our dealer manager is Select Capital Corporation, a California corporation (our “Dealer Manager”). On January 27, 2017, we executed a dealer manager agreement (as amended, the “Private Offering Dealer Manager Agreement”) with our Dealer Manager with respect to the Private Offering. The Private Offering Dealer Manager Agreement terminated at the closing of our Private Offering. We executed a similar dealer manager agreement (the “Dealer Manager Agreement”) with our Dealer Manager with respect to the Public Offering on May 1, 2018. Our Dealer Manager was responsible for marketing our shares offered pursuant to our Primary Private Offering and is now similarly responsible for our Primary Offering. Our Sponsor owns, through a wholly-owned limited liability company, a 15% non-voting equity interest in our Dealer Manager. Affiliates of our Dealer Manager own a 2.5% non-voting membership interest in our Advisor, which they acquired on January 1, 2018.

Our Sponsor owns 100% of the membership interests of Strategic Transfer Agent Services, LLC, our transfer agent (our “Transfer Agent”). On May 1, 2018, the Company executed a transfer agent agreement (the “Transfer Agent Agreement”), with our Transfer Agent. Our Transfer Agent provides transfer agent and registrar services to us that are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent. Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. Prior to May 1, 2018, our Advisor processed subscription agreements and provided other stockholder and investor relations services on our behalf.

As we accept subscriptions for shares of our common stock in our Offerings, we transfer all of the net offering proceeds to our Operating Partnership as capital contributions in exchange for additional units of interest in our Operating Partnership. However, we will be deemed to have made capital contributions in the amount of gross proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the Offering. In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that are equivalent to the distributions we make to stockholders. Finally, a limited partner in our Operating Partnership may later exchange his or her limited partnership units in our Operating Partnership for shares of our common stock at any time after one year following the date of issuance of their limited partnership units, subject to certain restrictions outlined in the limited partnership agreement of our Operating Partnership, which was amended in connection with the Public Offering (the “Operating Partnership Agreement”). Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as it is acting as our Advisor pursuant to our Advisory Agreement.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

Principles of Consolidation

Our financial statements, and the financial statements of our Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements. The portion of these consolidated entities not wholly-owned by us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-6

Consolidation Considerations

Current accounting guidance provides a framework for identifying a variable interest entity (“VIE”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. Our Operating Partnership is deemed to be a VIE and is consolidated by the Company as the primary beneficiary.

As of September 30, 2018, we had not entered into other contracts/interests that would be deemed to be variable interests in a VIE other than one investment of an approximately 2.6% beneficial interest in a DST that owns another student housing property, which is accounted for under the equity method of accounting. Please see Note 8 – Related Party Transactions for additional detail. Other than the aforementioned equity method investment, we do not currently have any relationships with unconsolidated entities or financial partnerships.

Noncontrolling Interest in Consolidated Entities

We account for the noncontrolling interest in our Operating Partnership in accordance with the related accounting guidance. Due to our control through our general partnership interest in our Operating Partnership and the limited rights of the limited partners, our Operating Partnership, including its wholly-owned subsidiaries, are consolidated by the Company and the limited partner interest is reflected as a noncontrolling interest in the accompanying consolidated balance sheets. The noncontrolling interest shall be attributed its share of income and losses, even if that attribution results in a deficit noncontrolling interest balance.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. Management will adjust such estimates when facts and circumstances dictate. Actual results could materially differ from those estimates. The most significant estimates made include the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed at relative fair value, the determination if certain entities should be consolidated, the evaluation of potential impairment of long-lived assets, and the estimated useful lives of real estate assets and intangibles.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

We may maintain cash and cash equivalents in financial institutions in excess of insured limits, but believe this risk will be mitigated by only investing in or through high quality financial institutions.

Restricted Cash

Restricted cash consists primarily of impound reserve accounts for property taxes and insurance in connection with the requirements of certain of our loan agreements.

Real Estate Purchase Price Allocation

We account for acquisitions in accordance with GAAP which requires that we allocate the purchase price of a property to the tangible and intangible assets acquired and the liabilities assumed based on their relative fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date.

The value of the tangible assets, consisting of land and buildings, is determined as if vacant. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are one year or less. We also consider whether in-place, market leases represent an intangible asset. We recorded approximately $16.0 million and approximately $6.3 million in intangible assets to recognize the value of in-place leases related to our acquisitions during the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively. We do not expect to have intangible assets for the value of tenant relationships.

F-7

Acquisitions of portfolios of properties are allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual property along with current and projected occupancy and rental rate levels or appraised values, if available.

In January 2017, the FASB issued Accounting Standards Update 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). ASU 2017-01 clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework provides guidance for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. We adopted this ASU on January 1, 2018. We expect that acquisitions of real estate or in-substance real estate will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. As a result, once an acquisition is deemed probable, transaction costs will now be capitalized rather than expensed. During the nine months ended September 30, 2018, we acquired four properties that did not meet the revised definition of a business, and we capitalized approximately $3.4 million of acquisition-related transaction costs that would have otherwise been expensed under the guidance in effect prior to January 1, 2018.

During the nine months ended September 30, 2018, we expensed approximately $0.5 million compared to $2.6 million during the nine months ended September 30, 2017 of acquisition-related transaction costs that did not meet our capitalization criteria. Additionally, during the three months ended September 30, 2018, we expensed approximately $0.1 million compared to $1.2 million during the three months ended September 30, 2017 of acquisition-related transaction costs that did not meet our capitalization criteria.

Evaluation of Possible Impairment of Long-Lived Assets

Management monitors events and changes in circumstances that could indicate that the carrying amounts of our long-lived assets, including any that may be held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of the assets may not be recoverable, we will assess the recoverability of the assets by determining whether the carrying value of the long-lived assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived assets to the fair value and recognize an impairment loss.

Revenue Recognition and Accounts Receivable

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (“ASU 2014-09”) as ASC Topic 606. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and superseded most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. We adopted ASU 2014-09 on January 1, 2018 using the modified retrospective approach and its adoption did not have a material impact on our consolidated financial statements.

Our student housing properties are typically leased by the bed with fixed terms on an individual lease basis, often with parental guarantees. Substantially all of our leases coincide with each university’s particular academic year but generally commence in August and terminate in July. We bill residents on a monthly basis, which is generally due at the beginning of the month. Residents have access to their units along with the properties respective amenities (i.e. study rooms, exercise facilities, common areas, etc.). The units are generally fully equipped (i.e. kitchen facilities, washer/dryer, etc.). We do not provide any food or other similar services.

Our senior housing properties are generally leased by the unit, pursuant to a resident lease agreement with fixed terms. Such agreements generally have an initial term of 12 months, but are cancellable with 30 days’ notice. Included in the base monthly lease fee are standard items (i.e. living accommodations, food services, activity programs, concierge services, etc.). We bill on a monthly basis, which is generally due at the beginning of the month.

F-8

Additionally, at our senior housing properties our managers provide certain ancillary services to residents that are not contemplated in the lease agreement with each resident (primarily care services and to a lesser extent guest meals, etc.). These services are provided and paid for in addition to the standard items included in each resident lease. Such items are billed on a monthly basis and are generally due at the beginning of the month.

The majority of our revenues are derived from lease and lease related revenues, and the majority of such revenue is not subject to the guidance in ASU 2014-09, as these revenues are accounted for pursuant to lease accounting guidance. Such revenues include:

•	Student leasing revenues recognized on a straight-line basis over the term of the contract. Other lease related revenues recognized in the period earned.

•

Senior lease revenues are recorded monthly pursuant to the agreements with our residents. The majority of such revenue is attributable to the portion of the base monthly lease fee related to the non-service component of the lease that is outside the scope of ASU 2014-09. The service component of the base monthly lease fee is recognized pursuant to ASU 2014-09 and is discussed below.

Our revenues that are within the scope of ASU 2014-09 are:

•

The service component of the base monthly lease fee (i.e. food services, activity programs, concierge services, etc.) is recognized pursuant to ASU 2014-09. The revenue from the service component is recognized monthly as the performance obligation related to the services is completed, such service pattern and timing is the same as the lease component.

•

Ancillary services (primarily care services and to a lesser extent guest meals, etc.) provided at our senior housing properties are recognized pursuant to ASU 2014-09. The revenue from the ancillary services are recognized monthly as the performance obligation related to those services is completed.

In estimating the collectability of our accounts receivable, we analyze the aging of resident receivables, historical bad debts, and current economic trends.

Real Estate Properties

Real estate properties are recorded based upon relative fair values as of the date of acquisition. We capitalize costs incurred to renovate and improve properties. The costs of ordinary repairs and maintenance are charged to operations when incurred.

Depreciation of Real Property Assets

Our management is required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our real property assets is charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not Depreciated
Buildings	35 to 40 years
Site Improvements	7 to 10 years

Depreciation of Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives generally ranging from 3 to 7 years.

Intangible Assets

We allocate a portion of our real estate purchase price to in-place leases, as applicable. We are amortizing in-place lease intangibles on a straight-line basis over the estimated future benefit period. As of September 30, 2018 and December 31, 2017, the gross amounts allocated to in-place leases were approximately $22.3 and $6.2 million and accumulated amortization of in-place lease intangibles totaled approximately $8.9 and $2.5 million, respectively.

The total additional estimated future amortization expense of intangible assets recognized as of September 30, 2018 will be approximately $2.2 million, $8.7 million, and $2.5 million for the years ending December 31, 2018, 2019, and 2020 respectively.

F-9

Debt Issuance Costs

The net carrying value of costs incurred in connection with obtaining non-revolving financing are presented on the consolidated balance sheets as a deduction from the related debt and such amounts totaled approximately $2.3 million as of September 30, 2018 and approximately $0.7 million as of December 31, 2017.

Organization and Offering Costs

Our Advisor funded our organization and offering costs on our behalf prior to the commencement of our formal operations on June 28, 2017 when we acquired the Fayetteville Property. We are now obligated to reimburse our Advisor for such organization and offering costs; provided, however, our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares sold in our Public Offering, which we will recognize as a capital contribution from our Advisor. Such organization and offering costs funded by our Advisor were recognized as a liability when we had a present responsibility to reimburse our Advisor upon the commencement of formal operations, which occurred on June 28, 2017. Our Advisor must reimburse us within 60 days after the end of the month in which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. If at any point in time we determine that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the Primary Offering, we will recognize such excess as a capital contribution from our Advisor. Offering costs associated with the Primary Offering are recorded as an offset to additional paid-in capital, and organization costs are recorded in general and administrative expenses.

In connection with our Primary Private Offering, our Dealer Manager received a sales commission of up to 6.0% of gross proceeds from sales in the Primary Private Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Private Offering under the terms of the Private Offering Dealer Manager Agreement; provided, however, for all shares sold pursuant to our Primary Private Offering through November 15, 2017 (the “Discount Termination Date”), dealer manager fees were reduced to an amount of up to 2.0% of gross proceeds from sales in the Primary Private Offering.

In connection with our Primary Offering, our Dealer Manager receives a sales commission of up to 6.0% of gross proceeds from sales of Class A shares and up to 3.0% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee of up to 3.0% of gross proceeds from sales of both Class A shares and Class T shares in the Primary Offering under the terms of the Dealer Manager Agreement. Our Dealer Manager does not receive an upfront sales commission or dealer manager fee from sales of Class W shares in the Primary Offering. In addition, our Dealer Manager receives an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the Primary Offering. Our Dealer Manager also receives an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the Primary Offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in our Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (excluding proceeds from sales pursuant to our Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in our Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our Primary Offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in our Primary Offering (excluding proceeds from sales pursuant to our Distribution Reinvestment Plan, as defined below), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. We will record a liability within Due to Affiliates for the future estimated stockholder and dealer manager servicing fees and a reduction to additional paid-in capital at the time of sale of the Class T and Class W shares as an offering cost.

F-10

Redeemable Common Stock

In connection with the Private Offering, we adopted a share redemption program (the “Private Offering Share Redemption Program”) that enabled stockholders to sell their shares to us in limited circumstances, and in connection with the Public Offering, we amended the Private Offering Share Redemption Program (the “Share Redemption Program”), each as described in more detail in Note 9 – Commitments and Contingencies – Share Redemption Program.

In general, we record amounts that are redeemable under the Share Redemption Program as redeemable common stock in the accompanying consolidated balance sheets since the shares are redeemable at the option of the holder and therefore their redemption is outside our control. The maximum amount redeemable under the Share Redemption Program will be limited to the number of shares we could repurchase with the amount of the net proceeds from the sale of shares under the Distribution Reinvestment Plan. However, accounting guidance states that determinable amounts that can become redeemable should be presented as redeemable when such amount is known. Therefore, the net proceeds from the Distribution Reinvestment Plan are considered to be temporary equity and are presented as redeemable common stock in our consolidated balance sheets. In addition, current accounting guidance requires, among other things, that financial instruments that represent a mandatory obligation of us to repurchase shares be classified as liabilities and reported at settlement value. Our redeemable common stock is contingently redeemable at the option of the holder. When we determine we have a mandatory obligation to repurchase shares under the Share Redemption Program, we reclassify such obligations from temporary equity to a liability based upon their respective settlement values.

Fair Value Measurements

The accounting standard for fair value measurements and disclosures defines fair value, establishes a framework for measuring fair value, and provides for expanded disclosure about fair value measurements. Fair value is defined by the accounting standard for fair value measurements and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. The following summarizes the three levels of inputs and hierarchy of fair value we use when measuring fair value:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access;

•	Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable inputs for the assets or liabilities that are typically based on an entity’s own assumptions as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level that is significant to the fair value measurement in its entirety.

The accounting guidance for fair value measurements and disclosures provides a framework for measuring fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In determining fair value, we will utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as consider counterparty credit risk in our assessment of fair value. Considerable judgment will be necessary to interpret Level 2 and 3 inputs in determining fair value of our financial and non-financial assets and liabilities. Accordingly, there can be no assurance that the fair values we will present will be indicative of amounts that may ultimately be realized upon sale or other disposition of these assets.

Financial and non-financial assets and liabilities measured at fair value on a non-recurring basis in our consolidated financial statements consist of real estate and related liabilities assumed related to our acquisitions. The fair values of these assets and liabilities were determined as of the acquisition dates using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates, and (iii) comparable sales activity. In general, we consider multiple valuation techniques when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities as of the acquisition dates were derived using Level 3 inputs.

The carrying amounts of cash and cash equivalents, accounts receivable, other assets, variable-rate debt, accounts payable and accrued liabilities, distributions payable and amounts due to affiliates approximate fair value because of the relatively short-term nature of these instruments.

F-11

The table below summarizes our fixed rate debt payable at September 30, 2018. The estimated fair value of financial instruments is subjective in nature and is dependent on a number of important assumptions, including discount rates and relevant comparable market information associated with each financial instrument. The fair value of the fixed rate notes payable was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented below are not necessarily indicative of the amounts we would realize in a current market exchange.

	September 30, 2018		December 31, 2017
	Fair Value	Carrying Value(1)	Fair Value	Carrying Value(1)
Fixed Rate Secured Debt	$160,114,000	$161,112,726	$52,444,000	$52,299,638

(1)	Carrying value represents the book value of financial instruments, including unamortized debt issuance costs.

To comply with GAAP, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of derivative contracts for the effect of nonperformance risk, we will consider the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Income Taxes

We made an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2017. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income, other than taxable income earned by our TRS, that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we continue to qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We filed an election to treat our TRS as a taxable REIT subsidiary. In general, the TRS performs additional services for our residents and generally engages in any real estate or non-real estate related business. We also utilize our TRS in connection with any structuring of our senior housing properties under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). Under the RIDEA structure, the senior housing properties that we own are leased by a property owning entity to a subsidiary of our TRS. That TRS subsidiary then directly engages an “eligible independent contractor” to manage and operate the property. Currently, all of our senior housing properties utilize the RIDEA structure.

The TRS is subject to corporate federal and state income tax. The TRS follows accounting guidance which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities.

Segment Reporting

Our real estate portfolio is comprised of two reportable segments: (i) student housing and (ii) senior housing. Please see Note 7 – Segment Disclosures for additional detail.

Recently Issued Accounting Guidance

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which amends the guidance on accounting for leases. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under ASU 2016-02, lessor accounting is largely unchanged. In July 2018, the FASB issued ASU 2018-11, which provides lessors with a practical expedient, by class of underlying assets, to not separate non-lease components from the related lease components and, instead, to account for those components as a single lease component, if certain criteria are met. ASU 2016-02 also includes extensive

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amendments to the disclosure requirements. ASU 2016-02 is effective for fiscal years and interim periods beginning after December 15, 2018. Early adoption is permitted for financial statements that have not yet been made available for issuance. ASU 2016-02 requires a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, although ASU 2018-11 provides a second adoption methodology which allows recognition as of the beginning of the year of adoption. While we continue to evaluate the standards, based upon our assessment to date, we do not anticipate the adoption of this standard will have a material impact on our consolidated financial statements. We expect to utilize the practical expedients in ASU 2018-11 as part of our adoption of ASU 2016-02.

Note 3. Real Estate Facilities

The following summarizes the activity in the real estate facilities during the nine months ended September 30, 2018:

Real estate facilities
Balance at December 31, 2017	$98,258,516
Facility acquisitions	157,090,441
Additions—Student	174,564
Additions—Senior	128,721

Balance at September 30, 2018	$255,652,242

Accumulated depreciation
Balance at December 31, 2017	$(1,254,849)
Depreciation expense	(3,934,413)

Balance at September 30, 2018	$(5,189,262)

The following table summarizes the purchase price allocations for our acquisitions during the nine months ended September 30, 2018:

Property	Property Type	Acquisition Date	Real Estate Assets	Intangibles	Total(1)	2018 Revenue(2)	2018 Property Operating Income(3)
Charleston – UT	Senior	2/23/18	$12,296,180	$994,000	$13,290,180	$1,577,586	$499,614
Cottonwood – UT	Senior	2/23/18	15,353,209	2,020,000	17,373,209	2,123,325	423,340
Wellington – UT	Senior	2/23/18	46,087,489	3,450,000	49,537,489	3,586,614	1,500,635
Courtyard – OR	Senior	8/31/18	83,353,563	9,549,000	92,902,563	1,209,304	616,381

Total			$157,090,441	$16,013,000	$173,103,441	$8,496,829	$3,039,970

(1)	The allocations noted above are based on a determination of the relative fair value of the total cash consideration provided for the property and capitalized acquisition costs.
(2)	The operating results of the properties acquired above have been included in our consolidated statement of operations since their acquisition date.
(3)	Property operating income excludes corporate general and administrative expenses, asset management fees, depreciation, amortization, and acquisition expenses.

We incurred acquisition fees to our Advisor related to the above properties of approximately $3.2 million for the nine months ended September 30, 2018, which were capitalized into the cost basis of our properties.

Note 4. Pro Forma Consolidated Financial Information

The table set forth below summarizes, on a pro forma basis, the combined results of operations of the Company for the nine months ended September 30, 2018 and 2017. Such presentation reflects the Company’s acquisitions that occurred during 2018 and 2017, which met the GAAP definition of a business in effect at that time, as if the acquisitions were completed as of January 1, 2017. However, for acquisitions of properties that were not operational as of this date, the pro forma information includes these acquisitions as of the date that formal operations began. As none of the Company’s acquisitions that were completed during the nine months ended September 30, 2018 met the revised definition of a business, no adjustments for these acquisitions have been reflected in the pro forma information below. This pro forma information does not purport to represent what our actual consolidated results of operations would have been for the periods indicated, nor does it purport to predict the results of operations for future periods.

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	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Pro forma revenue	$14,912,362	$4,222,482
Pro forma operating expenses	(19,289,332)	(6,674,316)
Pro forma net loss attributable to common stockholders	$(9,169,887)	$(4,584,219)

The pro forma consolidated financial information for the nine months ended September 30, 2018 and 2017 were adjusted to exclude none and approximately $2.6 million, respectively, for acquisition related expenses.

Note 5. Debt

The Company’s outstanding debt is summarized as follows:

Encumbered Property	September 30, 2018	December 31, 2017	Interest Rate	Maturity Date
Fayetteville JPM mortgage loan (1)	$29,500,000	$29,500,000	4.20%	7/1/2024
Tallahassee Nationwide mortgage loan (1)	23,500,000	23,500,000	3.84%	10/1/2024
Utah Freddie Mac mortgage loans (2)	46,905,000	—	5.06%	2/23/2028
Portland Freddie Mac mortgage loan (3)	63,200,000	—	4.86%	9/1/2028
Utah Bridge Loan (4)	14,351,864	—	6.22%	2/23/2019
Portland Initial Bridge Loan (5)	27,000,000	—	6.25%	8/31/2019
Debt issuance costs, net	(2,345,183)	(700,362)

Total debt	$202,111,681	$52,299,638

(1)	Fixed rate debt with interest only payments due monthly and the principal balance due upon maturity.
(2)

Represents the aggregate of three separate mortgage loans for three properties acquired in Utah. Fixed rate debt with interest only payments due monthly for the first two years, then principal and interest on a 30-year amortization schedule thereafter.

(3)	Fixed rate debt with interest only payments due monthly for the first four years, then principal and interest on a 30-year amortization schedule thereafter.
(4)

Variable rate debt with interest only payments due monthly. The variable rate reflected in the table was the rate in effect as of September 30, 2018. The loan may be extended six months from the maturity date upon the payment of a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default.

(5)

Variable rate debt with interest only payments due monthly. The variable rate reflected in the table was the rate in effect as of September 30, 2018. The loan may be extended eight months from the maturity date upon the payment of a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default.

JPM Mortgage Loan

On June 28, 2017, we, through our Operating Partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our Operating Partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with Insurance Strategy Funding IX, LLC (the “JPM Lender”) for the purpose of funding a portion of the purchase price for the Fayetteville Property.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity (July 1, 2024). The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty willbe required.

We and H. Michael Schwartz, our Chief Executive Officer (our “CEO”), serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million. Once the non-recourse guaranty of our CEO expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

The JPM Mortgage Loan contains a number of other customary terms and covenants. The JPM Borrower maintains separate books and records and its separate assets and credit (including the Fayetteville Property) are not available to pay our other debts.

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Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our Operating Partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide Life Insurance Company (“Nationwide”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity.

The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last six months of the term of the loan, no prepayment penalty will be required.

We and an entity controlled by our CEO originally served as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. The non-recourse guaranty of the entity controlled by our CEO expired as of April 2018.

The Nationwide Loan contains a number of other customary terms and covenants. The Nationwide Borrower maintains separate books and records and its separate assets and credit (including the Tallahassee Property) are not available to pay our other debts.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the three properties (the “Salt Lake Properties”) we acquired.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.8 million. Once the Utah Bridge Loan (defined below) is paid in full, the liquidity requirement will be reduced to $3 million.

Freddie Mac Portland Loan

On August 31, 2018, we, through a property-owning special purpose entity (the “Freddie Mac Portland Borrower”) wholly owned by our Operating Partnership, entered into a mortgage loan of $63.2 million (the “Freddie Mac Portland Loan”) with KeyBank as a Freddie Mac Lender for the purpose of funding a portion of the purchase price of the senior housing property (the “Portland Property”) we acquired.

The Freddie Mac Portland Loan has a term of 10 years, with the first four years being interest only and a 30-year amortization schedule thereafter, and bears interest at a fixed rate of 4.86%. The Freddie Mac Portland Loan contains a number of customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans.

The Freddie Mac Portland Borrower maintains separate books and records and its separate assets and credit (including the Portland Property) is not available to pay our other debts.

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The Freddie Mac Portland Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the Freddie Mac Portland Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Portland Loan. During the term of the Freddie Mac Portland Loan, we are required to maintain a net worth equal to or greater than $18.96 million and an initial liquidity requirement equal to or greater than $6.32 million. Once the Portland Bridge Loans are paid in full and the Memory Care Expansion (each defined further below) is complete, the liquidity requirement will be reduced to $4.8 million. We are able to reduce each of the foregoing liquidity requirements by an additional amount equal to the amount of the 12-month trailing cash flows of our properties, up to a maximum reduction of $1.5 million.

KeyBank Bridge Loans

Beginning with our acquisition of the Fayetteville Property, we have entered into various loans with KeyBank National Association (“KeyBank”) in order to close on our acquisitions. Such loans are in addition to the particular mortgage loan used to acquire the property, and such loans are generally with us, through our Operating Partnership, along with our CEO and an entity controlled by him (the “KeyBank Bridge Borrowers”). See below for a description of the various loans with KeyBank (the “KeyBank Bridge Loans”).

Fayetteville Bridge Loan

On June 28, 2017, the KeyBank Bridge Borrowers, entered into a bridge loan with KeyBank in an amount of approximately $22.3 million (the “Fayetteville Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The Fayetteville Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the Fayetteville Bridge Loan with proceeds from our Private Offering.

Tallahassee Bridge Loan

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement (the “Tallahassee Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Tallahassee Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24%. On November 15, 2017, we paid off the Tallahassee Bridge Loan with proceeds from our Private Offering.

Utah Bridge Loan

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement (the “Utah Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. As of September 30, 2018, this loan had an outstanding balance of approximately $14.4 million. We have guaranteed full repayment of the Utah Bridge Loan.

The Utah Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 upon the payment of a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Utah Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an interest rate of approximately 6.22% as of September 30, 2018. The Utah Bridge Loan was initially secured by (i) a pledge of certain equity interests held by an entity controlled by our Chief Executive Officer; (ii) a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Salt Lake Properties; (iii) a pledge of the proceeds from the issuance of equity interests in us and our Operating Partnership to the extent constituting collateral, including net proceeds from our Public Offering; (iv) a pledge of the bank account in which such equity interest proceeds will be deposited; and (v) a pledge of distributions received by an affiliate of our Sponsor (the “Utah Collateral”). In connection with the amendment to the Utah Bridge Loan, the Utah Collateral was amended to add additional collateral, as described below under the heading “Portland Bridge Loans.” The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Utah Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our Primary Offering, to the repayment of the Utah Bridge Loan. Unless KeyBank otherwise consents, we are required to defer payment of certain fees that would otherwise be due to our Advisor and Sponsor until the Utah Bridge Loan is no longer outstanding, such as acquisition fees incurred in connection with the acquisition of the Salt Lake Properties. KeyBank consented to us paying $1.2 million of such fees, and we made such payment as of March 31, 2018. The Utah Bridge Loan imposes certain covenant requirements on us and the other parties, which, if breached, could result in default under the Utah Bridge Loan.

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Portland Bridge Loans

Concurrent with our entry into the Freddie Mac Portland Loan, the KeyBank Bridge Borrowers and KeyBank entered into a first credit agreement supplement and amendment (the “Portland Bridge Loans”) to the Utah Bridge Loan in order to add additional tranches. Accordingly, each of the Portland Bridge Loans and the Utah Bridge Loan are separate loans with separate maturity dates, but they are secured by the same pool of collateral and subject to the same general restrictions, each as described above under the heading “Utah Bridge Loan” and immediately below.

Pursuant to the terms of the Portland Bridge Loans, the Utah Bridge Loan was amended to add two additional tranches: (i) an initial loan of $27 million (the “Portland Initial Loan”) and (ii) a delayed draw commitment of up to $14 million (the “Portland Delayed Draw Commitment”). The KeyBank Bridge Borrowers utilized the Portland Initial Loan for the purpose of funding a portion of the purchase price for the Portland Property. We intend to use the Portland Delayed Draw Commitment primarily to fund the costs and expenses associated with the Memory Care Expansion. The Portland Property contains developable land which is being developed for an additional 23 units of memory care (the “Memory Care Expansion”).

The Portland Bridge Loans mature on August 31, 2019, which may be extended to April 30, 2020 upon the payment of a fee equal to 0.50% of the outstanding principal balance of the Portland Bridge Loans at the time of such extension and certain other customary terms and conditions are met. The Portland Bridge Loans bear the same interest rate as the Utah Bridge Loan, which was at a variable rate of approximately 6.25% as of September 30, 2018. With respect to the Portland Delayed Draw Commitment, we are required to pay, on a quarterly basis, an unused commitment fee equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment. As of September 30, 2018, we had no outstanding borrowings under the Portland Delayed Draw Commitment.

Pursuant to the Portland Bridge Loans, the security for the Utah Bridge Loan was amended such that both loans are secured by the same pool of collateral, which now includes a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Portland Property. The KeyBank Bridge Borrowers must continue to apply 100% of the net proceeds from certain capital events and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our public offering, to the repayment of the Portland Bridge Loans. Unless KeyBank otherwise consents, until the Portland Bridge Loans are repaid, we are required to defer payment of (i) acquisition fees otherwise payable to our Advisor and Sponsor in connection with the acquisition of the Portland Property and (ii) in the event of a default, asset management fees otherwise payable to our Advisor and Sponsor with respect to the Portland Property. The Portland Bridge Loans impose certain covenant requirements on us and the other parties to the Portland Bridge Loans, which, if breached, could result in an event of default under the Portland Bridge Loans. In connection with the foregoing, we also amended the previously executed note with KeyBank in order to evidence the Portland Bridge Loans, and we also entered into an Omnibus Amendment and Reaffirmation of Loan Documents (the “Omnibus Amendment”). As a result of the Omnibus Amendment, we continue to serve as a guarantor pursuant to the terms and conditions of the Utah Bridge Loan and the Portland Bridge Loans.

Future Principal Requirements

The following table presents the future principal payment requirements on outstanding secured and unsecured debt as of September 30, 2018:

2018	$—
2019	41,351,864
2020	527,944
2021	679,120
2022	1,011,295
2023 and thereafter	160,886,641

Total payments	204,456,864
Non-revolving debt issuance costs, net	(2,345,183)

Total	$202,111,681

Note 6. Preferred Equity in our Operating Partnership

Issuance of Preferred Units by our Operating Partnership

On June 28, 2017, we and our Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SAM Preferred Investor, LLC (the “Preferred Investor”), a wholly-owned subsidiary of our Sponsor. Pursuant to the Unit Purchase Agreement, as amended, the Operating Partnership agreed to issue Preferred Units to the Preferred Investor in connection with preferred equity investments by the Preferred Investor of up to $12 million (the “Investment”), which amount may be invested in one or more tranches, such amounts may only be used for (i) the acquisition of any

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student housing and senior housing property, (ii) repayment of indebtedness and (iii) working capital and general corporate purposes, in exchange for up to 480,000 preferred units of limited partnership interests in our Operating Partnership (“Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions.

In addition to the Unit Purchase Agreement, we and our Operating Partnership entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second and Amended and Restated Limited Partnership Agreement (the “Amendment”). The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same.

The holders of Preferred Units receive distributions at a rate of 9.0% per annum (the “Pay Rate”), payable monthly and calculated on an actual/360 day basis. Accumulated but unpaid distributions, if any, accrue at the Pay Rate. The preferred units of limited partnership interests in our Operating Partnership rank senior to all classes or series of partnership interests in our Operating Partnership and therefore, any cash we have to pay distributions are otherwise used to pay distributions to the holder of such preferred units first.

The Preferred Units are redeemable by our Operating Partnership, in whole or in part, at the option of our Operating Partnership at any time. The redemption price (“Redemption Price”) for the Preferred Units is equal to the sum of the Liquidation Amount plus all accumulated and unpaid distributions thereon to the date of redemption.

On June 28, 2017, the Preferred Investor invested approximately $5.65 million in the first tranche of its Investment in our Operating Partnership, all of which was used to fund a portion of the purchase price for the acquisition of the Fayetteville Property. The Preferred Investor received 226,000 Preferred Units in our Operating Partnership. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional 2,260 Preferred Units, or 1.0% of the amount of the first tranche of the Investment.

Our Sponsor previously funded approximately $1.01 million in acquisition and loan deposits related to the acquisition of the Tallahassee Property (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into Preferred Units in our Operating Partnership. Accordingly, the Preferred Investor received an additional 40,220 Preferred Units. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional approximately 402 Preferred Units, or 1% of the Previously Funded Amounts.

On December 5, 2017, we completed the redemption of the Preferred Units then outstanding with net proceeds from our Private Offering.

Between June and August of 2018, the Preferred Investor invested approximately $6.3 million in our Operating Partnership, of which approximately $3.4 million was used in the closing of our Portland Property, and approximately $2.9 million was used to further pay down the Utah Bridge Loan. For these investments, the Preferred Investor received approximately 252,000 Preferred Units in our Operating Partnership. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional approximately 2,520 Preferred Units, or 1.0% of the amount of the Investment.

In October 2018, the Preferred Investor invested approximately $0.8 million in our Operating Partnership, which was used to make an investment in Power 5 Conference Student Housing, see Note 8, Related Party Transactions, for additional information. Also in October 2018, the Preferred Investor invested an additional $3.0 million in our Operating Partnership, such amount was used to primarily pay down Utah Bridge Loan. For these investments, the Preferred Investor received approximately 150,550 Preferred Units in our Operating Partnership. In addition, pursuant to the terms of the Unit Purchase Agreement, our Operating Partnership issued to the Preferred Investor an additional approximately 1,505 Preferred Units, or 1.0% of the amount of the Investment.

As of September 30 and October 31, 2018 approximately $6.4 million and $10.2 million, respectively, of Preferred Units were outstanding.

Note 7. Segment Disclosures

We operate in two reportable business segments: (i) student housing and (ii) senior housing.

Management evaluates performance based upon property net operating income (“NOI”). NOI is defined as leasing and related revenues, less property level operating expenses.

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The following table summarizes information for the reportable segments for the nine months ended September 30, 2018:

	Student Housing	Senior Housing	Corporate and Other	Total
Leasing and leasing related revenues	$6,415,533	$7,319,345	—	$13,734,878
Other revenues	—	1,177,484	—	1,177,484
Property operating expenses	(3,106,101)	(5,456,860)	—	(8,562,961)

Net operating income	3,309,432	3,039,969	—	6,349,401
Property operating expenses—affiliates	441,782	424,474	—	866,256
General and administrative	—	—	1,330,307	1,330,307
Depreciation	2,432,839	1,497,267	4,307	3,934,413
Intangible amortization expense	3,743,640	2,567,736	—	6,311,376
Acquisition expenses – affiliates	—	148,736	—	148,736
Other property acquisition expenses	—	304,483	—	304,483
Interest expense	1,606,050	2,504,035	—	4,110,085
Interest expense – debt issuance costs	51,094	489,310	—	540,404
Other	—	64,699	(696)	64,003

Net loss	$(4,965,973)	$(4,960,771)	$(1,333,918)	$(11,260,662)

The following table summarizes our total assets by segment:

Segments	September 30, 2018
Student housing	$96,670,106
Senior housing	172,221,432
Corporate and Other	8,500,811

Total assets	$277,392,349

Note 8. Related Party Transactions

Fees to Affiliates

Our Private Offering Advisory Agreement and our Private Offering Dealer Manager Agreement entitled our Advisor and our Dealer Manager to specified fees upon the provision of certain services with regard to the Private Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organization and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Additionally, the Advisory Agreement, Dealer Manager Agreement, and transfer agent agreement (the “Transfer Agent Agreement”) executed in connection with the Public Offering, entitle our Advisor, our Dealer Manager and our Transfer Agent to specified fees upon the provision of certain services with regard to the Public Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor and our Transfer Agent in providing services to us.

Organization and Offering Costs

Organization and offering costs of the Private Offering paid by our Advisor on our behalf will be reimbursed to our Advisor. Organization and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Private Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow account holder and other accountable organization and offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Private Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. We have and will continue to incur similar organization and offering costs in connection with the Public Offering. Pursuant to the Advisory Agreement, our Advisor will be required to reimburse us within 60 days after the end of the month which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. Organization and offering costs of the Public Offering may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of our Primary Offering; provided, however, that our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares.

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Advisory Agreements

We do not have any employees. Our Advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. Our Advisor receives various fees and expenses under the terms of our Advisory Agreement. As discussed above, we are required to reimburse our Advisor for organization and offering costs from the Offerings; provided, however, pursuant to the Advisory Agreement, our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares in the Primary Offering and will be required to reimburse us within 60 days after the end of the month in which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering.

The Advisory Agreement also requires our Advisor to reimburse us to the extent that offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Primary Offering. Our Advisor was due acquisition fees pursuant to the Private Offering Advisory Agreement equal to 2% of the contract purchase price of each property we acquired while such agreement was in effect. Prior to the amendment of the Advisory Agreement on September 6, 2018 (the “AA Amendment”), our Advisor received acquisition fees equal to 1.75% of the contract purchase price of each property we acquired. However, as a result of the AA Amendment, we will no longer incur acquisition fees. Our Advisor received reimbursement of any acquisition expenses our Advisor incurred pursuant to the Private Offering Advisory Agreement, which continues under the Advisory Agreement. Our Advisor was entitled to receive a monthly asset management fee equal to 0.05417% (which is one twelfth of 0.65%) of our aggregate asset value, pursuant to the Private Offering Advisory Agreement. Pursuant to the Advisory Agreement, our Advisor, effective May 1, 2018, is also entitled to receive a monthly asset management fee. This fee was initially equal to 0.05208% (which is one twelfth of 0.625%) of our average invested assets, as defined by the Advisory Agreement, but the AA Amendment later increased this fee to 0.66667% (which is one twelfth of 0.8%) of our average invested assets. Pursuant to the Private Offering Advisory Agreement, our Advisor was due a financing fee of up to 0.5% of the borrowed amount of a loan for arranging for financing in connection with the acquisition, development or repositioning of our properties. Our Advisor will not receive financing fees pursuant to the Advisory Agreement.

Under our Private Offering Advisory Agreement, our Advisor would have been due disposition fees equal to 3% of the contract sales price of each property sold inclusive of any real estate commissions paid to third party real estate brokers. However, no such disposition fees were paid, as we have not sold any properties. Moreover, we will not owe our Advisor any disposition fees going forward, as no such fees will be due under the Advisory Agreement.

Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) do not renew or terminate the Advisory Agreement, (3) liquidate our portfolio or (4) effect a merger or other corporate reorganization.

The Private Offering Advisory Agreement and Advisory Agreement provide for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning four fiscal quarters after commencement of the Public Offering, pursuant to our Advisory Agreement, our Advisor will be required to pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Dealer Manager Agreements

In connection with our Primary Private Offering, our Dealer Manager received a sales commission of up to 6.0% of gross proceeds from sales in the Primary Private Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Private Offering under the terms of the Private Offering Dealer Manager Agreement; provided, however, for all shares sold pursuant to our Primary Private Offering through the Discount Termination Date, dealer manager fees were reduced to an amount of up 2.0% of gross proceeds from sales in the Primary Private Offering.

In connection with our Public Offering, our Dealer Manager receives a sales commission of up to 6.0% of gross proceeds from sales of Class A shares and up to 3% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee of up to 3.0% of gross proceeds from sales of both Class A and Class T shares in the Primary Offering under the terms of the Dealer Manager Agreement. Our Dealer Manager does not receive an upfront sales commission or dealer manager fee from sales of Class W shares in the Primary Offering. In addition, our Dealer Manager will receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the Primary Offering. Our Dealer Manager will also receive an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the Primary

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Offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares, and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our Distribution Reinvestment Plan), which calculation shall be made by the Company with the assistance of our Dealer Manager commencing after the termination of our Primary Offering; (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share; and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares, and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our Distribution Reinvestment Plan), which calculation shall be made by the Company with the assistance of our Dealer Manager commencing after the termination of our Primary Offering; (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our Primary Offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our Distribution Reinvestment Plan), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

In connection with our Public Offering, our Dealer Manager will enter into participating dealer agreements with certain other broker-dealers which will authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of their dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager will also receive reimbursement of bona fide due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to a 10% FINRA limitation and, when aggregated with all other non-accountable expenses in connection with our Public Offering, may not exceed 3% of gross offering proceeds from sales in the Public Offering.

Affiliated Dealer Manager

Our Sponsor owns, through a wholly-owned limited liability company, a 15% non-voting equity interest in our Dealer Manager. Affiliates of our Dealer Manager own a 2.5% non-voting membership interest in our Advisor, which they acquired on January 1, 2018.

Transfer Agent Agreement

Our Sponsor is the owner and manager of our Transfer Agent, which is a registered transfer agent with the SEC. Effective in May 2018, our Transfer Agent processes subscription agreements and certain other forms directly, as well as provides customer service to our stockholders. These services include, among other things, processing payment of any sales commission and dealer manager fees associated with a particular purchase, as well as processing the distributions and any servicing fees with respect to our shares. Additionally, our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our Transfer Agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with Transfer Agent and registrar services. Our Transfer Agent also conducts transfer agent and registrar services for other non-traded REITs sponsored by our Sponsor.

It is the duty of our board of directors to evaluate the performance of our Transfer Agent. In connection with the engagement of our Transfer Agent, we paid a one-time initial setup fee of $50,000. In addition, the other fees to be paid to our Transfer Agent are based on a fixed quarterly fee, one-time account setup fees and monthly open account fees. In addition, we will reimburse our Transfer Agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our Transfer Agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our Transfer Agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

The initial term of the Transfer Agent Agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the Transfer Agent Agreement upon 90 days’ prior written notice. In the event that we terminate the Transfer Agent Agreement, other than for cause, we will pay our Transfer Agent all amounts that would have otherwise accrued during the remaining term of the Transfer Agent Agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

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Property Managers

Pursuant to our Advisory Agreement, our Advisor is responsible for overseeing any third party property managers or operators and may delegate such responsibility to its affiliates. Our Advisor has assigned such oversight responsibilities to our Property Manager. Currently, we expect to rely on third party property managers and senior living operators to manage and operate our properties. Effective May 1, 2018, we now pay our Property Manager an oversight fee equal to 1% of the gross revenues attributable to such properties; provided, however, that our Property Manager will receive an oversight fee equal to 1.5% of the gross revenues attributable to any senior housing property other than such properties that are leased to third party tenants under triple-net or similar lease structures. In the event any of our properties are managed directly by our Property Manager, we will pay our Property Manager a property management fee that is approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the year ended December 31, 2017 and the nine months ended September 30, 2018, as well as any related amounts payable as of December 31, 2017 and September 30, 2018:

	Year Ended December 31, 2017			Nine Months Ended September 30, 2018
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$394,654	$271,229	$123,425	$498,830	$550,938	$71,317
Transfer Agent expenses	—	—	—	85,194	58,000	27,194
Asset management fees(1)	135,163	93,492	41,671	736,736	262,347	516,060
Property management oversight fees	—	—	—	129,520	44,336	85,184
Acquisition expenses	2,310,020	2,310,020	—	148,736	148,736	—
Capitalized
Debt issuance costs	499,382	465,500	33,882	357,025	390,907	—
Acquisition expenses	—	—	—	3,180,000	1,200,000	1,980,000
Additional Paid-in Capital
Selling commissions	3,947,269	3,915,109	32,160	839,011	865,171	6,000
Dealer Manager fees	1,490,524	1,474,704	15,820	477,481	490,301	3,000
Offering costs	508,350	508,350	—	331,637	331,637	—

Total	$9,285,362	$9,038,404	$246,958	$6,784,170	$4,342,373	$2,688,755

(1)

For the year ended December 31, 2017 and the four months ended April 30, 2018, the Advisor permanently waived one half of the asset management fee totaling approximately $135,000 and $160,000, respectively. Such amounts were waived permanently and accordingly, will not be paid to the Advisor. Commensurate with our Public Offering being declared effective on May 1, 2018, the Advisor is no longer waiving the asset management fees.

Please see Note 5 – Debt and Note 6 – Preferred Equity in our Operating Partnership for detail regarding additional related party transactions.

Investment in Reno Student Housing, DST

On October 20, 2017, we completed an investment in a private placement offering by Reno Student Housing, DST (“Reno Student Housing”) using proceeds from our Private Offering of approximately $1.03 million for an approximately 2.6% beneficial interest. Reno Student Housing is a Delaware statutory trust and an affiliate of our Sponsor. Reno Student Housing owns a student housing property located in Reno, Nevada (the “Reno Property”). We have determined that Reno Student Housing is a VIE of which we are not the primary beneficiary, as we do not have the power to direct the most significant activities of the entity nor do we have the obligation to absorb losses or the rights to receive benefits of the entity that could be significant to the entity. As such, our investment in Reno Student Housing is accounted for under the equity method of accounting.

Investment in Power 5 Conference Student Housing I, DST

In October 2018, we completed an investment of approximately $0.8 million in a private placement offering by Power 5 Conference Student Housing I, DST (“Power 5 Conference Student Housing”) using proceeds from the issuance of Preferred Units in our Operating Partnership for an approximately 1.4% beneficial interest. Power 5 Conference Student Housing is a Delaware statutory trust and an affiliate of our Sponsor. Power 5 Conference Student Housing owns two student housing properties located in Ann Arbor, Michigan and Columbia, South Carolina. We have determined that Power 5 Conference Student Housing is a VIE of which we are not the primary beneficiary, as we do not have the power to direct the most significant activities of the entity nor do we have the obligation to absorb losses or the rights to receive benefits of the entity that could be significant to the entity. As such, our investment in Power 5 Conference Student Housing is accounted for under the equity method of accounting.

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Note 9. Commitments and Contingencies

Property Management

The Fayetteville Property and the Tallahassee Property are managed by Asset Campus Housing, a third-party student housing manager. Pursuant to our property management agreements with ACH, we pay a monthly management fee, plus reimbursement of amounts reasonably incurred by ACH in managing the properties, such as employee compensation, marketing costs and certain third-party administrative costs. We also pay ACH a construction management fee for certain construction management services. The property management agreements have a one year term and automatically renew for successive one year periods thereafter, unless we or ACH provides prior written notice at least 30 days prior to the expiration of the term. The agreements are also subject to other customary termination provisions.

Our senior housing properties are managed by third-party senior living operators. Pursuant to the respective property management agreements we pay a monthly management fee plus reimbursement of amounts reasonably incurred in managing the properties, such as employee compensation, marketing costs and certain third-party administrative costs. In certain instances we may pay a construction management fee for certain construction management services. Additionally, such operators may be entitled to a performance based incentive fee, based on the performance of the property. The property management agreements have an original term of three to five years and automatically renew for successive one year periods thereafter, unless we or the operator provide prior written notice at least 180 days prior to the expiration of the term. The agreements are also subject to customary termination provisions including a termination fee if the agreement is terminated in certain circumstances.

Distribution Reinvestment Plans

We adopted a distribution reinvestment plan in connection with the Private Offering (the “Private Offering Distribution Reinvestment Plan”) that allowed our stockholders to have distributions otherwise distributable to them invested in additional shares of our common stock. We amended and restated the Private Offering Distribution Reinvestment Plan in connection with the Public Offering (the “Distribution Reinvestment Plan”) on May 1, 2018. The purchase price per share under the Distribution Reinvestment Plan for each class of shares is as follows: (i) $9.81 for Class A shares, (ii) $9.50 for Class T shares and (iii) $9.40 for Class W shares. No sales commissions or dealer manager fees are paid with respect to the sale of such shares. We may amend or terminate the Distribution Reinvestment Plan for any reason at any time upon 10 days’ prior written notice to stockholders.

Share Redemption Programs

In connection with the Private Offering, the “Private Offering Share Redemption Program” enabled stockholders to sell their shares to us in limited circumstances. In connection with the Public Offering, we amended the Private Offering Share Redemption Program, such amended program now being referred to as the Share Redemption Program. Stockholders generally have to hold shares for one year before submitting a redemption request; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. The number of shares eligible to be redeemed pursuant to the Share Redemption Program is limited as follows: 1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and 2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our Distribution Reinvestment Plan.

Our board of directors may amend, suspend or terminate the Share Redemption Program with 30 days’ notice to our stockholders. We may provide this notice by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or by a separate mailing to our stockholders.

The redemption price per share for shares redeemed pursuant to the Share Redemption Program will depend upon whether such shares were sold in the Private Offering or in the Public Offering until our board of directors approves an estimated net asset value per share:

Private Offering Shares: The redemption price per share for shares sold in the Private Offering will depend on the length of time the stockholder has held such shares as follows:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
More than 1 but less than 2	90.0% of the Redemption Amount (as defined below)
More than 2 but less than 3	92.5% of the Redemption Amount
More than 3 but less than 4	95.0% of the Redemption Amount
More than 4	100% of the Redemption Amount

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As long as we are engaged in an offering, the Redemption Amount shall be the lesser of the amount an investor paid for their shares or the price per share in the current offering. If we are no longer engaged in an offering, the Redemption Amount will be determined by our board of directors.

Public Offering Shares: The redemption price per share for shares purchased in the Public Offering is equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage shown in the estimated use of proceeds table in our prospectus. For each class of shares, this amount will equal the then-current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our Advisor.

Once our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q and/or a Current Report on Form 8-K publicly filed with the SEC, the redemption price per share of a given class of shares purchased in either the Private Offering or the Public Offering shall then be equal to the then-current estimated net asset value per share for such class of shares.

There will be several limitations on our ability to redeem shares under the Share Redemption Program including, but not limited to:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined under the Share Redemption Program) or bankruptcy, we may not redeem shares until the stockholder has held his or her shares for one year.

•	During any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	The cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

For the nine months ended September 30, 2018 and year ended December 31, 2017, we did not receive any requests for redemption.

Operating Partnership Redemption Rights

The limited partners of our Operating Partnership will have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may redeem their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances that could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as it is acting as our advisor pursuant to the Advisory Agreement.

Other Contingencies

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. We are not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by governmental authorities.

Note 10. Declaration of Distributions

On September 26, 2018, our board of directors declared a daily distribution rate for the fourth quarter of 2018 of $0.0016980822 per day per share on the outstanding shares of common stock payable to stockholders of record as shown on our books at the close of business on each day during the period, commencing on October 1, 2018 and continuing on each day thereafter through and including December 31, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month. In connection with this distribution, for the stockholders of Class T shares, after the stockholder servicing fee is paid, approximately $0.00142 per day will be paid per Class T share and for the stockholders of Class W shares, after the dealer manager servicing fee is paid, approximately $0.00157 per day will be paid per Class W share.

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Note 11. Subsequent Events

Public Offering Status

As of November 5, 2018, we had sold approximately 0.1 million shares of Class A Common stock, approximately 5,000 shares of Class T Common stock, and approximately 32,000 shares of Class W Common stock for gross offering proceeds of $1.2 million in our Primary Offering.

Memory Care Expansion

On October 9, 2018, we received approval from the lender under the Freddie Mac Portland Loan to commence construction on the Memory Care Expansion at the Portland Property. In connection with this approval: (i) we drew approximately $2.5 million under the Portland Delayed Draw Commitment in order to fund certain construction reserves required by our lender and (ii) we executed a guaranty of completion which provides such lender with an absolute, unconditional and irrevocable guaranty by us for the completion of the construction.

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Independent Auditor’s Report

To the Board of Directors & Stockholders

Strategic Student & Senior Housing Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the senior housing property located in Portland, Oregon (the “Mt. Tabor Property”) for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Mt. Tabor Property is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Mt. Tabor Property for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A filed by Strategic Student & Senior Housing Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Mt. Tabor Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

November 9, 2018

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MT. TABOR PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

	Year Ended December 31, 2017	Six Months Ended June 30, 2018 (unaudited)
Revenues
Leasing and related revenues	$10,807,612	$5,525,717
Other revenues	1,902,474	914,582

Total revenues	12,710,086	6,440,299

Certain operating expenses
Property operating expenses	2,063,146	1,059,855
Salaries and related expenses	3,943,413	2,101,249
Marketing expense	122,613	64,227
Property insurance	121,894	54,637
Real estate taxes	483,886	252,002

Total certain operating expenses	6,734,952	3,531,970

Revenues in excess of certain operating expenses	$5,975,134	$2,908,329

See Notes to Statements of Revenues and Certain Operating Expenses.

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MT. TABOR PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Note 1 – Organization and basis of presentation

The financial statements include the revenues and certain operating expenses of the senior housing property located in Portland, Oregon (the “Mt. Tabor Property”). Strategic Student & Senior Housing Trust, Inc. (the “Company”, “we”, “us”, “our”) acquired the Mt. Tabor Property on August 31, 2018 for a purchase price of $92 million, plus closing costs and acquisition fees. The construction of the Mt. Tabor Property was constructed between 1992 and 2009. As of October 24, 2018, the property has begun development of 23 additional memory care units.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Mt. Tabor Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Mt. Tabor Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Mt. Tabor Property. Therefore, the financial statements may not be comparable to a statement of operations for the Mr. Tabor Property after its acquisition by the Company.

Note 2 – Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The statement of revenues and certain operating expenses for the six months ended June 30, 2018 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Rental revenue is recognized monthly pursuant to the agreements with our senior housing residents, which are cancellable with 30 days’ notice. Included in the base monthly lease fee are standard items (i.e. living accommodations, food services, activity programs, concierge services, etc.). Additionally, at our senior housing properties our property managers provide certain ancillary services to residents that are not contemplated in the lease agreement with each resident (primarily care services and to a lesser extent guest meals, etc.). These services are provided and paid for in addition to the standard items included in each resident lease. Such items are billed on a monthly basis and are generally due at the beginning of the month. The monthly lease fee and ancillary services are both recognized monthly as the performance obligation related to the services is complete.

The majority of our revenues are derived from lease and lease related revenues, and the majority of such revenue is not subject to the guidance in ASU 2014-09, as these revenues are accounted for pursuant to lease accounting guidance. Other revenues, which share the same pattern and timing as the lease component, are within the scope of ASU 2014-09 and are derived from service components which are recognized monthly as the performance obligation related to the service is completed. Other revenues for the year ended December 31, 2017 and the six months ended June 30, 2018 were approximately $1.9 million and $0.9 million, respectively.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Mt. Tabor Property and consist primarily of cable and internet charges, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Mt. Tabor Property.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ materially from those estimates.

F-28

MT. TABOR PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 – Subsequent events

The Company has evaluated subsequent events through November 9, 2018 the date the financial statements were available to be issued.

F-29

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 has been prepared to give effect to the acquisition of the Mt. Tabor Property as if it was completed on June 30, 2018 by the Company.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 gives effect to the acquisition of the Mt. Tabor Property (acquired on August 31, 2018) as if it were acquired on January 1, 2017 by the Company. It also gives effect to the acquisition of the Fayetteville Property (acquired on June 28, 2017) as if it were acquired on January 1, 2017, the Tallahassee Property (acquired on September 28, 2017) as if it were acquired on the completion of its construction in August of 2017 and the Salt Lake Properties (acquired on February 23, 2018) as if they were acquired on January 1, 2017.

The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 gives effect to the acquisition of the Mt. Tabor Property as if it were completed on January 1, 2017 by the Company. It also gives effect to the acquisitions of the Salt Lake Properties as if they were completed on January 1, 2017.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of the Company and the historical statements of operations of the acquisitions noted above.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 sets forth the Company’s historical consolidated balance sheet which is derived from the Company’s consolidated balance sheet included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated statement of operations included in its registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s consolidated statement of operations included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Fayetteville Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical results of operations for the period from January 1, 2017 through June 28, 2017.

The information included in the “Tallahassee Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical results of operations from the property completion date in August 2017 through September 28, 2017.

The information included in the “Salt Lake Properties Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations for the year ended December 31, 2017. The information included in the “Salt Lake Properties Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 sets forth the acquisition’s historical results of operations for the period from January 1, 2018 through February 23, 2018.

The information included in the “Mt. Tabor Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations sets forth the acquisition’s historical statement of operations for the year ended December 31, 2017 as included in the accompanying Rule 3-14 of Regulation S-X of the Securities Exchange Commission Statement of Revenues and Certain Operating Expenses. The information included in the “Mt. Tabor Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations sets forth the acquisition’s historical statement of operations for the six months ended June 30, 2018 as included in the accompanying Rule 3-14 Statement of Revenues and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

F-30

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2018

	Strategic Student & Senior Housing Trust Inc. Historical Note(1)(2)	Mt. Tabor Property Acquisition Note(2)(3)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$14,992,000	$5,696,000	a	$20,688,000
Buildings	147,261,828	74,454,563	a	221,716,391
Site improvements	2,576,000	1,104,000	a	3,680,000
Furniture, fixtures & equipment	7,317,841	2,099,000	a	9,416,841

	172,147,669	83,353,563		255,501,232
Accumulated depreciation	(3,629,284)	—		(3,629,284)

Real estate facilities, net	168,518,385	83,353,563		251,871,948
Cash and cash equivalents	8,043,038	—		8,043,038
Restricted cash	396,032	233,749	b	629,781
Other assets	4,767,023	553,679	c	5,320,702
Intangible assets, net	5,737,806	9,549,000	a	15,286,806

Total assets	$187,462,284	$93,689,991		$281,152,275

LIABILITIES AND EQUITY
Debt, net	$116,107,520	$89,207,550	d	$205,315,070
Accounts payable and accrued liabilities	3,318,440	269,781	e	3,588,221
Due to affiliates	382,523	1,610,000	f	1,992,523
Distributions payable	558,690	—		558,690

Total liabilities	120,367,173	91,087,331		211,454,504
Commitments and contingencies
Redeemable common stock	1,470,554	—		1,470,554
Preferred equity in our Operating Partnership	610,637	2,602,660	g	3,213,297
Equity:
Strategic Student & Senior Housing Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 10,873,759 shares issued and outstanding at June 30, 2018	10,874	—		10,874
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Additional paid-in capital	83,545,043	—		83,545,043
Distributions	(4,536,960)	—		(4,536,960)
Accumulated deficit	(13,041,385)	—		(13,041,385)

Total Strategic Student & Senior Housing Trust, Inc. equity	65,977,572	—		65,977,572

Noncontrolling interests in our Operating Partnership	(963,652)	—		(963,652)

Total equity	65,013,920	—		65,013,920

Total liabilities and equity	$187,462,284	$93,689,991		$281,152,275

See accompanying notes to the unaudited pro forma consolidated financial statements.

F-31

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2017

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)	Fayetteville Property Historical Note(2)	Tallahassee Property Historical Note(2)	Salt Lake Properties Historical Note(2)	Mt. Tabor Property Historical Note(2)	Pro Forma Adjustments Note(4)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
Revenues:
Leasing and related revenues – student	$3,651,331	$2,156,806	$686,346	$—	$—	$—		$6,494,483
Leasing and related revenues – senior	—	—	—	12,371,663	12,710,086	—		25,081,749

Total revenues	3,651,331	2,156,806	686,346	12,371,663	12,710,086	—		31,576,232

Operating expenses:
Property operating expenses – student	1,336,168	826,781	110,063	—	—	177,333	h	2,450,345
Property operating expenses – senior	—	—	—	7,219,382	6,734,952	1,154,045	h	15,108,379
Property operating expenses – affiliates	135,163	—	—	—	—	669,927	i	805,090
General and administrative	579,034	—	—	—	—	—	j	579,034
Depreciation	1,254,849	—	—	—	—	5,558,412	k	6,813,261
Intangible amortization expense	2,532,360	—	—	—	—	11,033,804	k	13,566,164
Acquisition expenses – affiliates	2,310,020	—	—	—	—	(2,310,020)	l	—
Other property acquisition expenses	626,001	—	—	—	—	(626,001)	l	—

Total operating expenses	8,773,595	826,781	110,063	7,219,382	6,734,952	15,657,500		39,322,273

Operating income (loss)	(5,122,264)	1,330,025	576,283	5,152,281	5,975,134	(15,657,500)		(7,746,041)
Other income (expense):
Interest expense	(1,106,924)	—	—	—	—	(9,928,152)	m	(11,035,076)
Interest expense – debt issuance costs	(824,877)	—	—	—	—	(708,793)	n	(1,533,670)
Other	(8,145)	—	—	—	—	—		(8,145)

Net income (loss)	(7,062,210)	1,330,025	576,283	5,152,281	5,975,134	(26,294,445)		(20,322,932)
Less: Distributions to preferred unitholders in our Operating Partnership	(239,885)	—	—	—	—	(318,846)	o	(558,731)
Less: Accretion of preferred equity costs	(66,555)	—	—	—	—	(63,607)	o	(130,162)
Net loss attributable to the noncontrolling interest in our Operating Partnership	1,134,705	—	—	—	—	(1,078,130)	p	56,575

Net income (loss) attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,233,945)	$1,330,025	$576,283	$5,152,281	$5,975,134	$(27,755,028)		$(20,955,250)

Net loss per Class A share – basic and diluted	$(2.78)							$(6.90)
Net loss per Class T share – basic and diluted	$—							$—
Net loss per Class W share – basic and diluted	$—							$—

Weighted average Class A shares outstanding – basic and diluted	2,239,834							3,039,067	q
Weighted average Class T shares outstanding – basic and diluted	—							—
Weighted average Class W shares outstanding – basic and diluted	—							—

See accompanying notes to the unaudited pro forma consolidated financial statements.

F-32

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2018

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)	Salt Lake Properties Historical Note(2)	Mt. Tabor Property Historical Note(2)	Pro Forma Adjustments Note(4)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
Revenues:
Leasing and related revenues – student	$4,574,290	$—	$—	$—		$4,574,290
Leasing and related revenues – senior	4,347,079	1,805,955	6,440,299	—		12,593,333

Total revenues	8,921,369	1,805,955	6,440,299	—		17,167,623

Operating expenses:
Property operating expenses – student	1,887,815	—	—	—		1,887,815
Property operating expenses – senior	2,764,977	1,187,805	3,531,970	261,082	h	7,745,834
Property operating expenses – affiliates	380,669	—	—	322,522	i	703,191
General and administrative	839,413	—	—	—	j	839,413
Depreciation	2,374,435	—	—	1,489,646	k	3,864,080
Intangible amortization expense	4,469,833	—	—	3,130,438	k	7,600,272
Acquisition expenses – affiliates	91,198	—	—	(91,198)	l	—
Other property acquisition expenses	269,881	—	—	(269,881)	l	—

Total operating expenses	13,078,221	1,187,805	3,531,970	4,842,609		22,640,605

Operating income (loss)	(4,156,852)	618,150	2,908,329	(4,842,609)		(5,472,982)
Other income (expense):
Interest expense	(2,306,013)	—	—	(2,877,808)	m	(5,183,821)
Interest expense – debt issuance costs	(324,382)	—	—	(218,010)	n	(542,392)
Other	(32,849)	—	—	—		(32,849)

Net income (loss)	(6,820,096)	618,150	2,908,329	(7,938,427)		(11,232,044)
Less: Distributions to preferred unitholders in our Operating Partnership	(3,669)	—	—	(144,844)	o	(148,513)
Less: Accretion of preferred equity costs	(637)	—	—	(10,711)	o	(11,348)
Net loss attributable to the noncontrolling interest in our Operating Partnership	16,962	—	—	20,130	p	37,092

Net income (loss) attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,807,440)	$618,150	$2,908,329	$(8,073,852)		$(11,354,813)

Net loss per Class A share – basic and diluted	$(0.66)					$(1.11)
Net loss per Class T share – basic and diluted	$—					$—
Net loss per Class W share – basic and diluted	$—					$—

Weighted average Class A shares outstanding – basic and diluted	10,269,918					10,269,918
Weighted average Class T shares outstanding – basic and diluted	—					—
Weighted average Class W shares outstanding – basic and diluted	—					—

See accompanying notes to the unaudited pro forma consolidated financial statements.

F-33

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 was derived from the Company’s unaudited consolidated balance sheet included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 was derived from the Company’s audited consolidated statement of operations included in its registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 was derived from the Company’s unaudited consolidated statement of operations included in the Company’s Report on Form 10-Q filed with the SEC for the period ended June 30, 2018.

Note 2. Acquisitions

2017 Acquisitions

Fayetteville Property

On June 28, 2017, we closed on one student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). The purchase price for the Fayetteville Property was $57 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from a $29.5 million mortgage loan, an approximately $22.3 million bridge loan and a preferred equity investment in our operating partnership of $5.65 million. We paid our advisor an acquisition fee of approximately $1.1 million in connection with this acquisition.

The construction of the Fayetteville Property was completed in August 2016 and the initial leases commenced in August of 2016 for the 2016-2017 academic year.

Tallahassee Property

On September 28, 2017, we closed on one student housing property located in Tallahassee, Florida (the “Tallahassee Property”). The purchase price for the Tallahassee Property was $47.5 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds pursuant to a private offering, a $23.5 million term loan, and an approximately $17.6 million bridge loan. In addition, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits related to the acquisition of the Tallahassee Property (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into preferred units in our Operating Partnership. Accordingly, the preferred investor received an additional 40,220 preferred units. We paid our advisor an acquisition fee of approximately $1.0 million in connection with this acquisition.

The construction of the Tallahassee Property was completed in August 2017 and the initial leases commenced in August of 2017 for the 2017-2018 academic year.

2018 Acquisitions

Salt Lake Properties

On February 23, 2018, we completed the acquisition of three assisted living senior housing communities located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek, and The Charleston (collectively, the “Salt Lake Properties”). The aggregate purchase price for the Salt Lake Properties was $78.5 million. The acquisition was funded by three mortgage loans (one for each property) in the aggregate amount of $46.9 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Utah Loans”), a $24.5 million bridge loan from KeyBank (the “Second Amended KeyBank Bridge Loan”) and the remaining portion was funded with the net proceeds from our Private Offering. We incurred acquisition and financing fees to our Advisor of approximately $1.6 million and $0.4 million, respectively, in connection with the acquisition and the related loans.

F-34

Mt. Tabor Property

On August 31, 2018, we closed on one senior housing property located in Portland (the “Mt. Tabor Property”). The purchase price for the Mt. Tabor Property was $92.0 million, plus closing costs and acquisition fees, which we funded with approximately $63.2 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Portland Loan”), a $27.0 million bridge loan from KeyBank and the remaining portion was funded with the issuance of preferred units in our Operating Partnership. We incurred acquisition fees to our Advisor of approximately $1.6 million in connection with the acquisition.

Debt Summary

JPM Mortgage Loan

On June 28, 2017, we, through our Operating Partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our Operating Partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with Insurance Strategy Funding IX, LLC (the “JPM Lender”) for the purpose of funding a portion of the purchase price for the Fayetteville Property.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity (July 1, 2024). The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

We and H. Michael Schwartz, our Chief Executive Officer (our “CEO”), serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million. Once the non-recourse guaranty of our CEO expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

The JPM Mortgage Loan contains a number of other customary terms and covenants. The JPM Borrower maintains separate books and records and its separate assets and credit (including the Fayetteville Property) are not available to pay our other debts.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our Operating Partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide Life Insurance Company (“Nationwide”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity.

The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last six months of the term of the loan, no prepayment penalty will be required.

We and an entity controlled by our CEO originally served as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. The non-recourse guaranty of the entity controlled by our CEO expired as of April 2018.

The Nationwide Loan contains a number of other customary terms and covenants. The Nationwide Borrower maintains separate books and records and its separate assets and credit (including the Tallahassee Property) are not available to pay our other debts.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the three properties (the “Salt Lake Properties”) we acquired.

F-35

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.8 million. Once the Second Amended KeyBank Bridge Loan (defined below) is paid in full, the liquidity requirement will be reduced to $3 million.

Freddie Mac Portland Loan

On August 31, 2018, we, through the Borrower, entered into a mortgage loan (the “Freddie Mac Portland Loan”) in the amount of $63.2 million for the purpose of funding a portion of the purchase price for the Mt. Tabor Property.

The Freddie Mac Portland Loan has a term of 10 years, with the first four years being interest only and a 30-year amortization schedule thereafter, and bears interest at a fixed rate of 4.86%. The Freddie Mac Portland Loan contains a number of customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans.

The Freddie Mac Portland Loan is evidenced by a multifamily note (the “Freddie Mac Portland Note”), and it is secured under a multifamily deed of trust, assignment of rents and security agreement (the “Deed of Trust”) from the Borrower in favor of the KeyBank, granting a first priority mortgage on the Mt. Tabor Property in favor of KeyBank.

We serve as a non-recourse guarantor pursuant to the terms and conditions of the Freddie Mac Portland Loan (the “Freddie Mac Guaranty”). During the term of the Freddie Mac Portland Loan, we are required to maintain a net worth equal to or greater than $18.96 million and an initial liquidity requirement equal to or greater than $6.32 million. Once the Portland Bridge Loan is paid in full and the memory care expansion is complete, the liquidity requirement will be reduced to $4.8 million. We are able to reduce each of the foregoing liquidity requirements by an additional amount equal to the amount of the 12-month trailing cash flows of our properties, up to a maximum reduction of $1.5 million.

KeyBank Bridge Loans

On June 28, 2017, we, through our Operating Partnership, along with our CEO and an entity controlled by him (the “KeyBank Bridge Borrowers”), entered into a bridge loan with KeyBank National Association (“KeyBank”) in an amount of approximately $22.3 million (the “KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the KeyBank Bridge Loan with proceeds from our private offering.

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement for the KeyBank Bridge Loan (the “Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Amended KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24%. On November 15, 2017, we paid off the Amended KeyBank Bridge Loan with proceeds from our private offering.

F-36

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement for the KeyBank Bridge Loan (the “Second Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. As of June 30, 2018, this loan had an outstanding balance of approximately $17.8 million. We have guaranteed full repayment of the Second Amended KeyBank Bridge Loan.

The Second Amended KeyBank Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Second Amended KeyBank Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.61%.

Concurrent with our entry into the Freddie Mac Portland Loan, the KeyBank Bridge Borrowers and KeyBank entered into a first credit agreement supplement and amendment (the “Portland Bridge Loan”) to our Second Amended KeyBank Bridge Loan and together with the Portland Bridge Loan, (the “Full KeyBank Bridge Loan”). Pursuant to the terms of the Portland Bridge Loan, the Second Amended KeyBank Bridge Loan was amended to add two additional tranches: (i) an initial loan of $27 million (the “Portland Initial Loan”) and (ii) a delayed draw commitment of up to $14 million (the “Portland Delayed Draw Commitment”). The KeyBank Bridge Borrowers utilized the Portland Initial Loan for the purpose of funding a portion of the purchase price for the Mt. Tabor Property. We intend to use the Portland Delayed Draw Commitment primarily to fund the costs and expenses associated with the memory care expansion.

The Portland Bridge Loan matures on August 31, 2019, which may be extended to April 30, 2020 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the Portland Bridge Loan at the time of such extension and certain other customary terms and conditions are met. The Portland Bridge Loan bears the same interest rate as the Second Amended KeyBank Bridge Loan, which was at a variable rate of approximately 6.10% as of August 31, 2018. With respect to the Portland Delayed Draw Commitment, we are required to pay, on a quarterly basis, an unused commitment fee equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment.

Pursuant to the Portland Bridge Loan, the security for the Second Amended KeyBank Bridge Loan was amended such that the Full KeyBank Bridge loan is additionally secured by a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Mt. Tabor Property. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our public offering, to the repayment of the Full KeyBank Bridge Loan. Unless KeyBank otherwise consents, until the Portland Bridge Loan is repaid, we are required to defer payment of (i) acquisition fees otherwise payable to our Advisor and sponsor and (ii) in the event of a default, asset management fees otherwise payable to our Advisor. The Portland Bridge Loan imposes certain covenant requirements on us and the other parties to the Portland Bridge Loan, which, if breached, could result in an event of default. In connection with the foregoing, we also amended the previously executed note in order to evidence the Full KeyBank Bridge Loan (the “KeyBank Note”), and we also entered into an Omnibus Amendment and Reaffirmation of Loan Documents (the “Omnibus Amendment”). As a result of the Omnibus Amendment, we continue to serve as a guarantor pursuant to the terms and conditions of the Full KeyBank Bridge Loan.

As of August 31, 2018, the outstanding balance on the Full KeyBank Bridge Loan was approximately $41.5 million. We expect such outstanding balance to (i) increase as we begin to draw upon the Portland Delayed Draw Commitment for the memory care expansion and (ii) decrease as we apply the net proceeds from our public offering or proceeds from the issuance of additional preferred units in our Operating Partnership.

Portland Memory Care Expansion

As of October 24, 2018 we began construction on the memory care expansion. Prior to commencement, however, we were required to obtain lender consent under the Freddie Mac Portland Loan. As a condition to this consent: (i) we deposited 25% of the anticipated costs of completion of the memory care expansion, or approximately $2.5 million, into an escrow reserve to be held until the memory care expansion is complete; and (ii) we provided evidence of available funds sufficient to cover the anticipated costs of completion, or approximately $10 million. We intend to utilize the Portland Delayed Draw Commitment to continue to satisfy the ongoing financial requirements. In addition, we have executed a guaranty under the Freddie Mac Portland Loan to guaranty the completion of the memory care expansion.

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Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

The Company recorded the cost of tangible assets and identified intangibles assets (in-place market leases) acquired in the Mt. Tabor Property based on their estimated fair values. The purchase price allocation included above is preliminary and therefore, subject to change upon the completion of our analysis of appraisals and other information related to the acquisition.

We have accounted for acquisitions in accordance with accounting guidance which requires that we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated relative fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date. The value of the tangible assets, consisting of land and buildings, is determined as vacant. Substantially all of the leases in-place at acquired properties are at market rates, as the majority of the leases are one year or less. We also consider whether in-place market leases represent an intangible asset. We do not expect to have intangible assets for the value of tenant relationships.

(b)	Represents tax and insurance impounds required by the Freddie Mac Portland Loan which were paid at closing.

(c)

Represents approximately $1.2 million in loan fees, escrow receivables and prepaid property insurance and other prepaid expenses paid at closing, partially offset by the application of approximately $0.6 million of deposits associated with the Mt. Tabor Property and the Freddie Mac Portland Loan.

(d)

Reflects the proceeds of $63.2 million and approximately $27.0 million, respectively, from the Freddie Mac Portland Loan and the Portland Initial Loan offset by debt issuance costs of approximately $1.0 million incurred in conjunction with obtaining the debt.

(e)	Represents the following obligations assumed in the acquisition of the Mt. Tabor Property: accrued property taxes of approximately $88,000 and other liabilities of approximately $182,000.

(f)	Represents the acquisition fees due to SSSHT Advisor, LLC, (our “Advisor”) upon the closing of the Mt. Tabor Property.

(g)

Reflects preferred equity units issued in our Operating Partnership used to fund the acquisition of the Mt. Tabor Property. Included in our June 30, 2018 historical column are, $0.5 million and $0.1 million of preferred equity units issued in our Operating Partnership that were used to fund an earnest money deposit and loan application deposit for the acquisition of the Mt. Tabor Property.

Note 4. Consolidated Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X and our Fayetteville Property have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018.

(h)

Adjustments represent property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner. Property tax adjustments for the periods ended December 31, 2017 and June 30, 2018 are approximately $0.2 million and approximately $3,000 as a result of the corresponding change in the property’s assessed value. The adjustments also reflect the property management fee to be paid to the third party property managers of approximately $1.2 million and $0.3 million for the periods ended December 31, 2017 and June 30, 2018, respectively. The monthly fee is equal to the greater of 3% of gross receipts or $6,000 for the Fayetteville Property and Tallahassee Property, 5% of gross receipts for the Salt Lake Properties and 4% of gross receipts for the Mt. Tabor Property.

(i)

Our Advisor was contractually entitled to a monthly asset management fee of one-twelfth of 0.65% of total average asset values, as defined in the advisory agreement; however, our Advisor waived one half of this fee until May 1, 2018, resulting in a monthly asset management fee to the property of one-twelfth of 0.325%. As such the adjustment of the fee is approximately $0.7 million for the period ended December 31, 2017. After May 1, 2018 this monthly fee changed to one-twelfth of 0.625% of total average asset values. As such the adjustment of the fee is approximately $0.3 million for the period ended June 30, 2018.

(j)

The unaudited pro forma consolidated financial statements do not include any additional corporate general and administrative expenses expected to be incurred to operate the Company as such expenses are not yet known or factually supportable. We expect that such additional costs could include items such as legal, accounting, insurance, investor relations, payroll and other general and administrative expenses.

F-38

(k)

The adjustments for the period ended December 31, 2017 reflect the Fayetteville Property depreciation and amortization for the period from January 1, 2017 through the June 28, 2017 acquisition date, the depreciation and intangible amortization expense resulting from the acquisition of the Tallahassee Property subsequent to the completion date of the property in August 2017 through the September 28, 2017 acquisition date, as well as the depreciation and amortization expense for all of 2017 resulting from the acquisition of the Salt Lake Properties and the Mt. Tabor Property.

The adjustments for the period ended June 30, 2018 reflect the Salt Lake Properties depreciation and amortization for the period from January 1, 2018 through the February 23, 2018 acquisition date, as well as the depreciation and amortization expense for the six months ended June 30, 2018 from the acquisition of the Mt. Tabor Property.

As of the periods ended December 31, 2017 and June 30, 2018 depreciation and amortization expense for the Mt. Tabor Property was approximately $7.6 million and $3.8 million, respectively. Depreciation and amortization expense for the Mt. Tabor Property is based on a preliminary purchase price allocation of approximately $5.7 million to land, approximately $1.1 million to site improvements, approximately $2.1 million to furniture, fixtures and equipment, approximately $74.5 million to building, and approximately $9.5 million to intangible assets. Depreciation expense on the purchase price allocated to building was recognized using the straight-line method over a 40 year life, the depreciation for the site improvements was recognized using the straight-line method over a 10-year life and the depreciation for furniture, fixtures and equipment was recognized using the straight-line method over a 5-year life. Amortization expense on the purchase price allocated to intangible assets was recognized using the straight-line method over its estimated benefit period of 22 months. The purchase price allocation of the Mt. Tabor Property is preliminary and therefore depreciation and amortization expense is preliminary and is subject to change.

(l)

Historical property acquisition expenses attributable to the 2017 and 2018 property acquisitions have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to these acquisitions.

(m)	Adjustments for the period ended December 31, 2017 reflect interest expense as of the date of acquisition on the:

•	Fayetteville Property debt for the period from January 1, 2017 through June 28, 2017, for the JPM Mortgage Loan and KeyBank Bridge Loan at a rate of 4.20% and 5.23%, respectively.

•

Tallahassee Property debt for the period subsequent to the completion of the Tallahassee Property of August of 2017 through September 28, 2017, for the Nationwide Loan and Amended KeyBank Bridge Loan at a rate of 3.84% and 5.24%, respectively.

•

Salt Lake Properties debt as if they had been outstanding in full for the year ended December 31, 2017, for the Freddie Mac Utah Loan and the Second Amended KeyBank Bridge Loan at a rate of 5.06% and 5.61%, respectively.

•

Mt. Tabor Property debt as if it had been outstanding in full for the year ended December 31, 2017, for the Freddie Mac Portland Loan and the Portland Bridge loan at a rate of 4.84% and 6.10%, respectively.

Adjustments for the period ended June 30, 2018, reflect interest expense as of the date of acquisition on the:

•

Salt Lake Properties debt for the period from January 1, 2018 through the February 23, 2018 acquisition date, for the Freddie Mac Utah Loan and the Second Amended KeyBank Bridge Loan at a rate of 5.06% and 5.61%, respectively.

•

Mt. Tabor Property debt as if it had been outstanding in full for the six months ended June 30, 2018, for the Freddie Mac Portland Loan and the Portland Bridge loan at a rate of 4.84% and 6.10%, respectively.

The variable rate loans bear interest based on a floating interest rate of 4.00% plus one month LIBOR. If the underlying floating rate were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $82,000 for the year ended December 31, 2017 and approximately $21,000 for the six months ended June 30, 2018.

(n)	Represents the amortization of debt issuance costs from the loans used to finance the debt noted above using the effective interest method.

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(o)

Adjustments for the year ended December 31, 2017, reflect distributions on preferred units and accretion of preferred equity costs for the issuance of preferred units in our Operating Partnership for the use in the following acquisitions:

•	Fayetteville Property for the period from January 1, 2017 through June 28, 2017.

•	Tallahassee Property for the period from August 1, 2017 through September 28, 2017.

•	Mt. Tabor Property for the full year ended December 31, 2017.

Adjustments for the period ended June 30, 2018, reflect distributions on preferred units and accretion of preferred equity costs for the issuance of preferred units in our Operating Partnership for the use in the acquisition of the Mt. Tabor Property for the full six months ended June 30, 2018.

(p)

Noncontrolling interest is adjusted based on the additional pro forma losses and pro forma equity outstanding, allocated based on outstanding units in our Operating Partnership for the periods ended December 31, 2017 and June 30, 2018.

(q)	Represents shares issued in order to generate cash needed to acquire pro forma properties as if completed on January 1, 2017.

F-40

APPENDIX A SUBSCRIPTION INSTRUCTIONS TO AGREEMENT INVESTORS    Any person(s) desiring to subscribe for shares of common stock (the “Shares”) in Strategic Student & Senior Housing Trust, Inc. (the “Company”) should carefully read and review the prospectus, as supplemented and amended to date (the “Prospectus”) and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR’S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.    (1) INVESTMENT    Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including the “Questions and Answers About This Offering” section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Student & Senior Housing Trust, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, by wire, or by asset transfer — and fill out the specified information for your method of payment. For purchases of Class W shares through a Registered Investment Advisor not affiliated with a Broker-Dealer, also complete a Certification of Client Suitability on page 7. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only — Check this box for sales of Class A shares only if one of the following situations applies: (1) an RIA introduced the sale, the RIA is affiliated with a Broker-Dealer, and the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer; (2) an RIA introduced the sale, the RIA is not affiliated with a Broker-Dealer, and the sale is made pursuant to an RIA Selling Agreement (in this case, include a Certification of Client Suitability); (3) a participating RIA is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans; or (4) a participating Broker-Dealer or Registered Representative of a Broker-Dealer is purchasing the Shares for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediately family members and their IRAs or other retirement plans. Waiver of Commission and Dealer Manager Fee — Check this box if you are any of the following and purchasing Class A shares for your own account, your IRA, or other retirement plan: (a) our directors and officers, (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the “Plan of Distribution — Volume Discounts (Class A Shares Only)” section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company.    (2) (2)a INVESTOR INFORMATION (2)b (2)c (2)d (2)e    For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor. Enter the home address, city, state, zip code, home telephone, business telephone, and email address of the investor. Note: Section 4 should contain the custodian’s mailing address. Enter an alternate mailing address if different than the home address in item (2)b. Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable. Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.    (3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES    We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports available on the Company’s website and notify you by email or mail when and where such documents are available, or (iii) provide a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to you on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery.

(4) FORM OF OWNERSHIP    Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic Student & Senior Housing Trust, Inc. to the address on page 6. Custodial Ownership:    The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number.    Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6.    (5) DISTRIBUTION OPTIONS    Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the Distribution Reinvestment Plan (the “DRP”). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the “Bank Account”). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.    (6) SUBSCRIBER SIGNATURES    Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then a general partner, officer, or trustee of the entity must sign.    (7) REGISTERED REPRESENTATIVE OR RIA INFORMATION    This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer.    NOTICE The Shares TO of STOCKHOLDERS common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more 2-211 than three of the classes. Maryland Upon General the request Corporation of any Law stockholder, with respect and to without (1) certain charge, restrictions the Company on ownership will furnish and a transferability full statement of of the the Company’s information common required stock by Section and (2)    the and designations terms and conditions and any preferences, of redemption conversion, for the Shares and of other each rights, class voting of stock powers, which restrictions, the Company limitations has authority as to to dividends issue, the and differences other distributions, in the relative qualifications,    rights subsequent and preferences series. Such between request the must Shares be made of each to the series Secretary to the of extent the Company set, and the at its authority principal of office. the board of directors to set such rights and preferences to A. ACCEPTABLE    Wire transfers FORMS OF PAYMENT B. C.    Pre-printed Cashier’s checks personal over checks $10,000 E. D.    Trust Business checks checks for trust when accounts applied to company/corporate account F. G.    Custodial Checks endorsed checks for from IRA other accounts investment programs will be accepted if they meet the minimum investment requirement Pay to the order of “Strategic Student & Senior Housing Trust, Inc.” WE or traveler’s CANNOT checks. ACCEPT: Cash, cashier’s checks/official bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, Payer PLEASE printed NOTE: on Because the form(s) of our of payment, anti-money we laundering may request policies, documents if the or investor’s other evidence name used as we in this may Subscription reasonably require Agreement/Signature in order to correlate Page does the investor’s not match name the to the Payer on the form(s) of payment.    MAILING ADDRESS:    Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations                Housing WIRE INSTRUCTIONS: Trust, Inc. Account#    Fifth 7028062474. Third Bank, 222    When S. Riverside sending Plaza a wire, MD please GRVR3B, request Chicago, that the IL 60606 wire references ABA# 042000314. the subscriber’s Account name Name: in order Strategic to assure Student the & wire Senior is credited to the proper account.

SUBSCRIPTION AGREEMENT If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations at 866-418-5144.    (1) INVESTMENT    Initial Investment Minimum initial investment = $5,000 Minimum initial IRA investment = $1,500 **Unless otherwise described in the Prospectus    Additional Investment (Minimum $100.00)—Existing Account # (Subscription Agreement or Additional Investment Subscription Agreement must be completed)    Please issue form(s) of payment payable to: Strategic Student & Senior Housing Trust, Inc.        Funds Funds Wired Enclosed Asset Transfer Include Asset Transfer Form Total Invested in Class W SHARES    Total Invested in Class Total Invested in Class Total Invested in Class A SHARES T SHARES W SHARES    For Class A shares only, check if applicable:    Waiver If this box of is Commission checked, sales Only: commission will be waived for one of the following (check one): If waived a Registered if the sale Investment is conducted Advisor by the (RIA) RIA has in introduced his or her capacity a sale and as the a Registered RIA is affiliated Representative with a Broker-Dealer, of a Broker-Dealer. the sales    commission will be If pursuant an RIA has to a introduced RIA Selling a Agreement sale and the and RIA you is not complete affiliated the with CERTIFICATION a Broker-Dealer, OF CLIENT the sales SUITABILITY commission on will page be waived 7. if the sale is made A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor). A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans. If for a family member pursuant to (b) in either the third or fourth checkbox above, indicate relationship: Waiver Please check of Commission this box only and if you Dealer are eligible Manager for a waiver Fee: of sales commission and dealer manager fee. Waivers IRAs, or other of sales retirement commissions plans: and (a) our dealer directors manager and fees officers, are generally (b) directors, only officers, available and for employees purchases of made our by advisor the following or its affiliates, for their including own account,    sponsors and consultants, or (c) immediate family members of any of the persons or entities listed in (a) and (b). If for a family member pursuant to (c) above, indicate relationship and name of relative: Volume Please check Discount this box Purchase: if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a “single purchaser” (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity:    (2) INVESTOR INFORMATION (REQUIRED)    SECTION (2)a NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) Mr. Mrs. Ms. Other NAME OF JOINT INVESTOR NAME OF TRUST, BUSINESS OR PLAN SECTION (2)b INVESTOR, TRUSTEE OR AUTHORIZED SIGNER’S STREET ADDRESS (REQUIRED)—NO P.O. BOX CITY STATE ZIP CODE HOME PHONE (REQUIRED) BUSINESS PHONE PHONE EXTENSION ALTERNATIVE SECTION (2) c MAILING ADDRESS OR P.O. BOX CITY STATE ZIP CODE INVESTOR SECTION DATE (2)d OF BIRTH (TRUST OR JOINT INVESTOR / AUTHORIZED (MM/DD/YYYY) (REQUIRED) ENTITY DATE) SIGNER DATE OF BIRTH (MM/DD/YYYY) ENTITY TAX ID # (If Applicable) JOINT INVESTOR / AUTHORIZED INVESTOR SSN# (REQUIRED) SIGNER SSN# SECTION (2)e Please indicate Citizenship Status (REQUIRED): if a box is not checked, U.S. Citizenship will be applied by default. U.S. Citizen Resident Alien Non-Resident Alien*—Country of Origin: *If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment.

(3) ELECTRONIC DELIVERY OF REPORTS AND UPDATES Initial here    Instead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specified in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account-specific information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company’s website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. (You must provide an e-mail address if you choose this option.) E-mail address:    (4) FORM OF OWNERSHIP NON-CUSTODIAL OWNERSHIP    Individual Investor must    sign, initial, & date Joint Survivorship Tenants with Right of All parties must sign, initial, & date Tenants All parties in must Common sign, initial, & date Community All parties must Property sign, initial, & date Transfer Include Transfer on Death on Death Form    Pension, Trustee or Profit custodian Sharing signature Plan required. or 401K Trust Include — Include copy of plan a copy document of the Trust or Certificate of Trust Trustee or Grantor signature(s) required Date Established Currently Revocable (Required) Irrevocable Company or Corporation Authorized officer must sign or initial S-Corp Include Corp Resolution C-Corp Include Corp Resolution    Uniform Uniform Transfers Gift to Minors to Minors Act / Act Custodian must sign, initial, & date Partnership or LLC Authorized Agent must sign, initial, & date. Partnership or Operating Agreement required. Other: (Specify) Include any pertinent documents    CUSTODIAL OWNERSHIP SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN    IRA Profit Qualified Sharing Pension Plan or Non-Qualified Account Custodian Other: (Type) (Specify) Inherited/Beneficiary IRA NAME OF CUSTODIAN OR TRUSTEE Deceased’s Name (required) MAILING ADDRESS CITY STATE ZIP CODE BUSINESS PHONE TO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATOR CUSTODIAN TAX ID CUSTODIAN ACCOUNT # NAME OF CUSTODIAN OR OTHER ADMINISTRATOR Custodian Medallion Signature Guarantee SIGNATURE OF CUSTODIAN (IF APPLICABLE) DATE (REQUIRED) (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)    (5) DISTRIBUTION OPTIONS ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN (REQUIRED)    If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record. Distribution Investor elects Reinvestment to participate in Plan the Distribution (DRP) Reinvestment Plan Complete Via Direct information Deposit (ACH) below. See ACH language in described in the Prospectus. Section 5 of the instructions. % of each distribution in DRP Checking (must enclose voided check) Savings (verification from bank must be provided) % of each distribution in cash (total must equal 100%) Mail to Alternate Address (2c) Cash Distributions Directed To: Mail to Street Address (2b) NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL MAILING ADDRESS CITY STATE ZIP CODE BANK ABA# (FOR ACH ONLY) ACCOUNT # (MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)

(6) SUBSCRIBER SIGNATURES (SIGNATURE/INITIAL    & DATE REQUIRED)    Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Student & Senior Housing Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:    (SIGNATURE/INITIAL (REQUIRED) & DATE REQUIRED) JOINT ALL ITEMS MUST BE READ AND INITIALED. OWNER/ (1) I have received the final Prospectus of Strategic Student & Senior Housing Trust, Inc. OWNER CUSTODIAN (2) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and have a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional Shares unless I meet those suitability requirements at the time of purchase. (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) I am purchasing the Shares for my own account or, if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, then I represent that I have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. For these purposes, unless otherwise specified below, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Unless otherwise specified below, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. INITIAL AS APPLICABLE If I am an Alabama resident, I acknowledge that shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in this Company may not exceed 10% of his or her liquid net worth. If I am an Iowa resident, I acknowledge that Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in this Company, shares of its affiliates, and other non exchange traded real estate investment trusts may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, “liquid net worth” shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. If I am a Massachusetts resident, I acknowledge that Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in this Company and other direct participation programs. If I am a Missouri resident, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Company’s stock. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company’s Shares and in other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company’s suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate programs to exceed ten percent (10%) of the Ohio resident’s liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company’s suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Puerto Rico resident, I acknowledge that my investment in shares of the Company, the Company’s affiliates, and other similar non-traded direct participation programs must not exceed more than 10% of my liquid net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth. If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed. TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. Certification instructions. You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF OWNER (REQUIRED) DATE (REQUIRED) BENEFICIAL SIGNATURE OF OWNER JOINT (REQUIRED) OWNER OR DATE (REQUIRED)

(7) REGISTERED REPRESENTATIVE OR RIA    INFORMATION    TO The BE Registered COMPLETED Representative BY REGISTERED or Registered REPRESENTATIVE Investment Advisor (“RIA”) OR RIA must sign below to complete the order. The Registered Representative or RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.    BROKER-DEALER OR RIA FIRM NAME (REQUIRED) CRD # BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID # CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # EMAIL ADDRESS The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor’s prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I INVESTOR STATE OF RESIDENCE (REQUIRED) am registered in the following state in which this sale was completed. (Not applicable for RIAs.) If sale is being made through an RIA, fill out and sign the attached Certification of Client Suitability and include it with your completed Subscription Agreement. SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) DATE (REQUIRED) X X SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) DATE (REQUIRED) X    All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Student & Senior Housing Trust, Inc. MAIL TO: Strategic Student & Senior Housing Trust, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations Wire Information: Fifth Third Bank, 222 S. Riverside Plaza MD GRVR3B, Chicago, IL 60606 ABA# 042000314. Account Name: Strategic Student & Senior Housing Trust, Inc. Account# 7028062474. Investor Relations Toll Free Phone Line: 866-418-5144

CERTIFICATION FOR RIA OF    USE CLIENT ONLY SUITABILITY    Client Name: The undersigned hereby certifies to Select Capital Corporation (“Dealer Manager”) as follows: 1. The undersigned is a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended. 2. The undersigned is not receiving any commission in connection with such investment. 3. The Client desires to invest in Strategic Student & Senior Housing Trust, Inc. (the “REIT”). 4. Prior to recommending purchase of shares of the REIT’s common stock (“Shares”), the undersigned had and continues to have reasonable grounds to believe, based upon information provided by the Client concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (A) each Client that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each Client that purchases Shares has a net worth and income sufficient to sustain the risks inherent in the Shares, including loss of the entire investment and lack of liquidity, and (C) the Shares otherwise are or will be a suitable investment for each Client that purchases Shares, and the undersigned shall maintain files disclosing the basis upon which the determination of suitability was made. 5. The undersigned agrees and acknowledges that Dealer Manager is relying on this certification with respect to the suitability of the Client to purchase Shares through Dealer Manager. 6. The undersigned represents and warrants that the undersigned has informed the Client of the current purchase price for Shares, including the purchase price for Shares under the distribution reinvestment plan. 7. The undersigned further represents and warrants that the information set forth in this Certification is accurate and that the Client’s subscription to purchase Shares either does not involve a discretionary account or, if so, that the undersigned has made the Client aware, prior to subscribing for the Shares, of the risks entailed in investing in the Shares.    IN WITNESS WHEREOF, the undersigned has certified to the foregoing statements this                day of                 , 201                . ADV or IARD # SIGNATURE OF REGISTERED INVESTMENT ADVISOR PRINT NAME OF REGISTERED INVESTMENT ADVISOR Please complete this Certification as part of each Client’s completed subscription and send documents to Strategic Transfer Agent Services, LLC in accordance with the subscription agreement procedures.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$126,911
FINRA Filing Fee	164,750
Printing Expenses	828,000
Legal Fees and Expenses	1,700,000
Accounting Fees and Expenses	125,000
Blue Sky Fees and Expenses	500,000
Educational Seminars and Conferences	600,000
Due Diligence Expenses	1,640,339
Advertising and Sales Literature	1,250,000
Miscellaneous	3,065,000

Total Expenses	$10,000,000

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 111.11 shares of our common stock to SSSHT Advisor, LLC for an aggregate price of $1,000 in a private placement offering on October 4, 2016. No sales commission or other consideration was paid in connection with the sale. Such offering was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

We were engaged in a private offering (“Private Offering”) of up to $100 million in shares of common stock to accredited investors (as defined in Rule 501 under the Act) pursuant to a confidential private placement memorandum dated January 27, 2017, as amended and supplemented. We terminated our primary Private Offering on March 15, 2018. We received net offering proceeds of approximately $83.5 million from the sale of approximately 10.7 million shares of common stock in our Private Offering after commissions, fees and expenses. We incurred approximately $6.7 million in sales commissions and dealer manager fees in connection with our Private Offering. Select Capital Corporation was the dealer manager for our Private Offering.

Each of the purchasers of our common stock in our Private Offering has represented to us that such purchaser is an accredited investor. Based upon these representations, we believe that the issuances of our common stock were exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification, and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.        Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36. Financial	Statements and Exhibits

(a)	Financial Statements:

The following consolidated financial statements are filed as part of this registration statement and included in the prospectus:

Audited Consolidated Financial Statements:

(1)	Report of Independent Registered Public Accounting Firm
(2)	Consolidated Balance Sheet as of December 31, 2017
(3)	Consolidated Statement of Operations for the Year Ended December 31, 2017
(4)	Consolidated Statement of Equity for the Year Ended December 31, 2017
(5)	Consolidated Statement of Cash Flows for the Year Ended December 31, 2017
(6)	Notes to Consolidated Financial Statements

Financial Statement Schedule:

Schedule III – Real Estate and Accumulated Depreciation

Financial Statements for the Fayetteville Property:

(1)	Independent Auditor’s Report
(2)	Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (unaudited)
(3)	Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2016 and the Period from January 1, 2017 through March 31, 2017 (unaudited)

Financial Statements for the Salt Lake Properties:

(1)	Independent Auditor’s Report
(2)	Combined Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017
(3)	Notes to Combined Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017

Unaudited Pro Forma Financial Statements:

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2017
(2)	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2017
(3)	Notes to Unaudited Pro Forma Consolidated Financial Information

The following financial statements are filed as part of this registration statement and included in Supplement No. 6 to the prospectus:

Unaudited Consolidated Financial Statements:

(1)	Consolidated Balance Sheets as of September 30, 2018 (unaudited) and December 31, 2017
(2)	Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2018 and 2017 (unaudited)
(3)	Consolidated Statement of Equity for the Nine Months Ended September 30, 2018 (unaudited)
(4)	Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2018 and 2017 (unaudited)
(5)	Notes to Consolidated Financial Statements (unaudited)

Financial Statements Applicable to the Mt. Tabor Property:

(1)	Independent Auditor’s Report
(2)	Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (unaudited)
(3)	Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (unaudited)

Unaudited Pro Forma Financial Statements for the Mt. Tabor Property:

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018

(2)	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017
(3)	Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018
(4)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(b) Exhibits:

Exhibit No.	Description
1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

3.1	Amended and Restated Bylaws of Strategic Student & Senior Housing Trust, Inc., incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

3.2	Second Articles of Amendment and Restatement of Strategic Student & Senior Housing Trust, Inc., incorporated by reference to Exhibit 3.1 to Form 8-K, filed on June 15, 2018, Commission File No. 333-220646

3.3	Articles of Amendment to Second Articles of Amendment and Restatement of Strategic Student & Senior Housing Trust, Inc., incorporated by reference to Exhibit 3.2 to Form 8-K, filed on June 15, 2018, Commission File No. 333-220646

4.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to Supplement No. 6 dated November 30, 2018)

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

8.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

10.1	Third Amended and Restated Limited Partnership Agreement of SSSHT Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

10.2	Amendment No. 1 to the Third Amended and Restated Limited Partnership Agreement of SSSHT Operating Partnership, L.P., incorporated by reference to Exhibit 10.10 to Registrant’s Quarterly Report on Form 10-Q, filed on November 14, 2018, Commission File No. 333-220646

10.3	Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on April 26, 2018, Commission File No. 333-220646

10.4	Amendment No. 1 to the Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.8 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.5*	Strategic Student & Senior Housing Trust, Inc. Amended and Restated Distribution Reinvestment Plan dated May 1, 2018 (included as Appendix B to the prospectus)

10.6	Series A Cumulative Redeemable Preferred Unit Purchase Agreement, dated June 28, 2017, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11, filed on September 26, 2017, Commission File No. 333-220646

10.7	Amendment No. 1 to Series A Cumulative Redeemable Preferred Unit Purchase Agreement, dated March 7, 2018, incorporated by reference to Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.8	Mortgage Loan with Insurance Strategy Funding IX, LLC, dated June 28, 2017, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11, filed on September 26, 2017, Commission File No. 333-220646

10.9	Guaranty by H. Michael Schwartz and Strategic Student & Senior Housing Trust, Inc. in favor of Insurance Strategy Funding IX, LLC, dated June 28, 2017, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11, filed on September 26, 2017, Commission File No. 333-220646

10.10	Promissory Note dated June 28, 2017, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11, filed on September 26, 2017, Commission File No. 333-220646

10.11	Employee and Director Long Term Incentive Plan, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-11, filed on September 26, 2017, Commission File No. 333-220646

10.12	Loan Agreement, between SSSST 700 W Virginia St, LLC and Nationwide Life Insurance Company, dated September 28, 2017, incorporated by reference to Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on January 18, 2018, Commission File No. 333-220646

10.13	Mortgage and Security Agreement, between SSSST 700 W Virginia St, LLC and Nationwide Life Insurance Company, dated September 28, 2017, incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on January 18, 2018, Commission File No. 333-220646

10.14	Promissory Note for the benefit of Nationwide Life Insurance Company dated September 28, 2017, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on January 18, 2018, Commission File No. 333-220646

10.15	Purchase Agreement and Escrow Instructions, between Wellington MSL LLC, Cottonwood Creek MSL LLC, Cedar Hills MSL LLC and SSSHT Acquisitions LLC, dated November 1, 2017, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on January 18, 2018, Commission File No. 333-220646

10.16	Multifamily Loan and Security Agreement, between SSSHT PropCo 4522 S 1300 E, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.17	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, between SSSHT PropCo 4522 S 1300 E, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.18	Guaranty, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.17 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.19	Multifamily Note, Fixed Rate Defeasance, in the original principal amount of $28,709,000, by SSSHT PropCo 4522 S 1300 E, LLC in favor of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.18 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.20	Multifamily Loan and Security Agreement, between SSSHT PropCo 1245 E Murray Holladay Road, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.19 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.21	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, between SSSHT PropCo 1245 E Murray Holladay Road, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.20 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.22	Guaranty, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.21 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.23	Multifamily Note, Fixed Rate Defeasance, in the original principal amount of $9,337,000, by SSSHT PropCo 1245 E Murray Holladay Road, LLC in favor of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.22 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.24	Multifamily Loan and Security Agreement, between SSSHT PropCo 10020 N 4600 W Street, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.23 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.25	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, between SSSHT PropCo 10020 N 4600 W Street, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.24 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.26	Guaranty, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.27	Multifamily Note, Fixed Rate Defeasance, in the original principal amount of $8,859,000, by SSSHT PropCo 10020 N 4600 W Street, LLC in favor of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.26 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.28	Cross-Collateralization Agreement, by and among SSSHT PropCo 4522 S 1300 E, LLC, SSSHT PropCo 1245 E Murray Holladay Road, LLC, SSSHT PropCo 10020 N 4600 W Street, LLC and KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.27 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.29	Second Amended and Restated Credit Agreement, by and among SSSHT Operating Partnership, L.P., H. Michael Schwartz and Noble PPS, LLC, as borrower, and KeyBank National Association, as lender, dated February 23, 2018, incorporated by reference to Exhibit 10.28 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.30	Second Amended and Restated Guaranty Agreement, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated February 23, 2018, incorporated by reference to Exhibit 10.30 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

10.31	First Credit Agreement Supplement and Amendment, by and among SSSHT Operating Partnership, L.P., H. Michael Schwartz and Noble PPS, LLC, as borrower, and KeyBank National Association, as lender, dated August 31, 2018, incorporated by reference to Exhibit 10.5 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.32	Omnibus Amendment and Reaffirmation of Loan Documents, by and among SSSHT Operating Partnership, L.P., Noble PPS, LLC, Strategic Student & Senior Housing Trust, Inc., SSSHT Student Holdco, LLC, SSSHT Senior Holdco, LLC, SSSHT TRS, Inc., Encore Capital Group, LLC, and KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.7 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.33	Amended and Restated Promissory Note, in the principal amount of $56,500,000, by SSSHT Operating Partnership, L.P., H. Michael Schwartz and Noble PPS, LLC in favor of KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.6 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.34	Purchase and Sale Agreement, by and among Courtyard Plaza Limited Partnership, Courtyard Assisted Members, L.L.C. and SSSHT Acquisitions, LLC, dated June 5, 2018, incorporated by reference to Exhibit 10.1 to Form 8-K, filed on June 11, 2018, Commission File No. 333-220646

10.35	Multifamily Loan and Security Agreement, between SSSHT PropCo SE Division Street, LLC and KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.1 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.36	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, between SSSHT PropCo SE Division Street, LLC and KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.2 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.37	Guaranty, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.3 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.38	Multifamily Note, Fixed Rate Defeasance, in the original principal amount of $63,200,000, by SSSHT PropCo SE Division Street, LLC in favor of KeyBank National Association, dated August 31, 2018, incorporated by reference to Exhibit 10.4 to Form 8-K, filed on September 7, 2018, Commission File No. 333-220646

10.39	Guaranty of Completion, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association and any subsequent holder of the Note, effective as of August 31, 2018, incorporated by reference to Exhibit 10.1 to Form 8-K, filed on October 12, 2018, Commission File No. 333-220646

21.1*	Subsidiaries of Strategic Student & Senior Housing Trust, Inc.

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2	Consent of Nelson Mullins Riley & Scarborough LLP with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney dated March 27, 2018, incorporated by reference to Exhibit 24.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, filed on March 29, 2018, Commission File No. 333-220646

*	Filed herewith.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Registrant undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 30th day of November, 2018.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz*	Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2018

/s/ Michael O. Terjung Michael O. Terjung	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 30, 2018

/s/ Stephen G. Muzzy Stephen G. Muzzy*	Independent Director	November 30, 2018

/s/ Brent Chappell Brent Chappell*	Independent Director	November 30, 2018

*	By: Michael O. Terjung, as Attorney in Fact, pursuant to the Power of Attorney dated March 27, 2018 and filed on March 29, 2018.